UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Rule 14a-101)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

UNITED RENTALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

UNITED RENTALS, INC.

Five Greenwich Office Park

Greenwich, Connecticut 06831

Dear Fellow Stockholder:

We cordially invite you to attend a special meeting of stockholders of United Rentals, Inc., a Delaware corporation, which we refer to as “United Rentals” or “the Company”, to be held on October 19, 2007 at 10:00 a.m. local time, at the Stamford Marriott, Two Stamford Forum, Stamford, Connecticut 06901. The board of directors has fixed the close of business on September 10, 2007, as the record date for the purpose of determining stockholders entitled to receive notice of and vote at the special meeting or any adjournment or postponement of the special meeting. Notice of the special meeting and the related proxy statement are enclosed.

The board of directors of the Company has approved a merger agreement providing for the acquisition of the Company by RAM Holdings, Inc., an entity controlled by funds and accounts affiliated with Cerberus Capital Management, L.P.

If the merger is completed, you will be entitled to receive $34.50 in cash, without interest and less any required withholding tax, for each share of the Company’s common stock you own. In addition, if you are a holder of outstanding shares of United Rentals perpetual convertible preferred stock, series C, or outstanding shares of United Rentals perpetual convertible preferred stock, series D, you will have the right to receive an amount in cash equal to the sum of (i) $1,000 (the “Liquidation Preference”) plus (ii) an amount equal to 6.25% per annum of the Liquidation Preference, compounded annually from January 7, 1999 (in the case of the Series C Preferred Stock) or September 30, 1999 (in the case of the Series D Preferred Stock) to and including the closing date of the merger plus (iii) any accrued and unpaid dividends thereon as of the closing date of the merger.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement. The board of directors has approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement and has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, the Company and its stockholders. The board of directors recommends that the Company’s stockholders vote “FOR” the adoption of the merger agreement and “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

The proxy statement attached to this letter provides you with information about the proposed merger and the special meeting of the Company’s stockholders. We encourage you to read the entire proxy statement carefully. You may also obtain more information about the Company from documents we have filed with the Securities and Exchange Commission.

Your vote is important regardless of the number of shares of the Company’s common stock you own. Because the adoption of the merger agreement requires the affirmative vote of the holders of a majority of the combined voting power of the Company’s outstanding shares of capital stock entitled to vote thereon, a failure to vote will have the same effect as a vote “AGAINST” the merger. Accordingly, you are requested to submit your proxy by promptly completing, signing and dating the enclosed proxy card and returning it in the envelope provided or to submit your proxy by telephone or the Internet prior to the special meeting, whether or not you plan to attend the special meeting.

Submitting your proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

Thank you for your cooperation and continued support.

Very truly yours,

Michael J. Kneeland
Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

THIS PROXY STATEMENT IS DATED SEPTEMBER 19, 2007

AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT SEPTEMBER 20, 2007.

UNITED RENTALS, INC.

Five Greenwich Office Park

Greenwich, Connecticut 06831

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 19, 2007

To the Stockholders of United Rentals, Inc.:

A special meeting of stockholders of United Rentals, Inc., a Delaware corporation, which we refer to as “United Rentals” or “the Company”, will be held on October 19, 2007, at 10:00 a.m., Eastern Daylight Time, at the Stamford Marriott, Two Stamford Forum, Stamford, Connecticut 06901, for the following purposes:

1.	To consider and vote on the adoption of the Agreement and Plan of Merger, dated as of July 22, 2007 (as it may be amended from time to time, the “merger agreement”), among the Company, RAM Holdings, Inc. (“Parent”) and RAM Acquisition Corp., a wholly-owned subsidiary of Parent (“Merger Sub”). A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

2.	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement.

Only stockholders of record as of the close of business on September 10, 2007, are entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting. All stockholders of record are cordially invited to attend the special meeting in person.

Our board of directors has approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement and has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, the Company and its stockholders. The board of directors recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Your vote is important. The adoption of the merger agreement requires the affirmative vote of (i) a majority in voting power of the holders of outstanding shares of our common stock, our Series C Preferred Stock and our Class D-1 Preferred Stock (one of two classes of our Series D Preferred Stock outstanding), voting together as a single class, (ii) the holders of a majority of the outstanding shares of our Series C Preferred Stock, voting separately as a single class, and (iii) the holders of a majority of the outstanding shares of our Class D-1 Preferred Stock and the Class D-2 Preferred Stock (the other class of our Series D Preferred Stock outstanding), voting together as a single class.

Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares will be represented at the special meeting if you are unable to attend. If you have Internet access, we encourage you to record your vote via the Internet. If you fail to return your proxy card or fail to submit your proxy by phone or the Internet and you fail to attend the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the meeting and will have the same effect as a vote against the adoption of the merger agreement (but will not affect the outcome of the vote regarding the adjournment proposal). Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the adoption of the merger agreement and “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

If you hold your shares through a bank, broker or other custodian, you must obtain a legal proxy from such custodian in order to vote in person at the special meeting. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Your prompt attention is greatly appreciated.

Stockholders of United Rentals who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares if the merger is completed, but only if they submit a written demand for appraisal to the Company before the vote is taken on the merger agreement and they comply with all requirements of Delaware law, which are summarized in the accompanying proxy statement.

By order of the board of directors,

Roger E. Schwed

Secretary

September 19, 2007

i

ii

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder of United Rentals, Inc. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. In this proxy statement, the terms “United Rentals,” “the Company,” “we,” “our,” “ours,” and “us” refer to United Rentals, Inc. and its subsidiaries.

Q:	What is the proposed transaction?

A:	The proposed transaction is the acquisition of the Company by an entity controlled by funds and accounts affiliated with Cerberus Capital Management, L.P. (“Cerberus”) pursuant to an Agreement and Plan of Merger, dated as of July 22, 2007 (as it may be amended from time to time, the “merger agreement”), among the Company, RAM Holdings, Inc. (“Parent”) and RAM Acquisition Corp., a wholly-owned subsidiary of Parent (“Merger Sub”). If the merger agreement is adopted by the requisite votes of the Company’s stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into United Rentals (the “merger”). United Rentals will be the surviving corporation in the merger (the “surviving corporation”), the Company will become a wholly-owned subsidiary of Parent and we will no longer be a publicly held corporation, and our common stock, par value $0.01 per share (“common stock”), will be delisted from the New York Stock Exchange (“NYSE”).

Q:	What will I receive in the merger?

A:	Upon completion of the merger, each outstanding share of common stock you own at such time will be converted into the right to receive $34.50 in cash, without interest and less any required withholding taxes, unless you have exercised your appraisal rights with respect to the merger. We refer to this amount as the common stock merger consideration. For example, if you own 100 shares of our common stock, you will receive $3,450.00 in cash in exchange for your shares of common stock, less any required withholding taxes. You will not own any shares in the surviving corporation.

In addition, and also upon completion of the merger, each outstanding share of perpetual convertible preferred stock, series C, of the Company (the “Series C Preferred Stock”) and each outstanding share of perpetual convertible preferred stock, Series D, of the Company (the “Series D Preferred Stock”) will be converted into the right to receive an amount in cash equal to the sum of (i) $1,000 (the “Liquidation Preference”) plus (ii) an amount equal to 6.25% per annum of the Liquidation Preference, compounded annually from January 7, 1999 (in the case of the Series C Preferred Stock) or September 30, 1999 (in the case of the Series D Preferred Stock) to and including the closing date of the merger plus (iii) any accrued and unpaid dividends thereon as of the closing date of the merger (such sum representing the “Call Price” as defined in the applicable Certificate of Designation) (see “Merger Consideration—Company Series C Preferred Stock and Series D Preferred Stock” beginning on page 53). We refer to these amounts as the Series C merger consideration and the Series D merger consideration, respectively. We refer to the common stock merger consideration, the Series C merger consideration and the Series D merger consideration, collectively, as the merger consideration.

If the merger agreement is not adopted, United Rentals will remain a public company, our shares of common stock will remain outstanding and continue to be listed and traded on the NYSE and our shares of Series C Preferred Stock and Series D Preferred Stock will remain outstanding.

Q:	Where and when is the special meeting?

A:	The special meeting will take place at the Stamford Marriott, Two Stamford Forum, Stamford, Connecticut 06901, on October 19, 2007, at 10:00 a.m. Eastern Daylight Time.

Q:	Who can vote at the special meeting?

A:	All of our holders of shares of common stock, Series C Preferred Stock and Series D Preferred Stock (which includes both Class D-1 Preferred Stock and Class D-2 Preferred Stock) of record as of the close of business on September 10, 2007, which we refer to as the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting or any adjournments or postponements of the special meeting.

Q:	What am I being asked to vote on at the special meeting?

A:	You are being asked to consider and vote on a proposal to adopt the merger agreement that provides for the acquisition of the Company by Parent and to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement.

Q:	What vote of our stockholders is required to adopt the merger agreement?

A:	For us to complete the merger, the following votes of our stockholders must be obtained:

•

stockholders holding at least a majority of the combined voting power of shares of our common stock, Series C Preferred Stock and Class D-1 Preferred Stock outstanding at the close of business on the record date, voting together as a single class, must vote “FOR” the adoption of the merger agreement (in connection with this vote, holders of our shares of common stock will be entitled to one vote per share, holders of shares of our Series C Preferred Stock will be entitled to forty (40) votes per share and holders of shares of our Class D-1 Preferred Stock will be entitled to thirty-three and one third (33 1/3) votes per share);

•

stockholders holding at least a majority of the combined voting power of shares of our Series C Preferred Stock outstanding at the close of business on the record date, voting separately as a single class, must vote “FOR” the adoption of the merger agreement; and

•

stockholders holding at least a majority of the combined voting power of shares of our Series D Preferred Stock (which consists of Class D-1 Preferred Stock and Class D-2 Preferred Stock) outstanding at the close of business on the record date, voting together as a single class, must vote “FOR” the adoption of the merger agreement.

Accordingly, failure to vote or an abstention will have the same effect as a vote against adoption of the merger agreement.

As of the record date, there were 85,801,507 shares of common stock, 300,000 shares of Series C Preferred Stock, 105,252 shares of Class D-1 Preferred Stock and 44,748 shares of Class D-2 Preferred Stock entitled to be voted at the special meeting. As noted above, stockholders holding at least a majority of the combined voting power of shares of our common stock, Series C Preferred Stock and Class D-1 Preferred Stock outstanding at the close of business on the record date, voting together as a single class, must vote “FOR” the adoption of the merger agreement. For purposes of this vote, the holders of our Series C Preferred Stock and Class D-1 Preferred Stock vote on an “as converted” basis and, accordingly, the combined voting power of the common stock, Series C Preferred Stock and Class D-1 Preferred Stock for purposes of this vote is the equivalent of 101,309,907 shares.

Holders of all of the outstanding shares of our Series C Preferred Stock and Series D Preferred Stock, which includes Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. (together, “Apollo”) and who have the right to designate two members of our board of directors (which right will terminate upon completion of the merger), have entered into a voting agreement (the “voting agreement”), pursuant to which they have agreed to vote their shares in favor of the adoption of the merger agreement. Also, Bradley S. Jacobs, the former chairman of our board of directors (Mr. Jacobs resigned as chairman and as a director of the Company effective August 31, 2007), and certain entities affiliated with him, have entered into a warrant holders agreement (the “warrant holders agreement”), pursuant to which they have agreed to vote shares of common stock they beneficially own in favor of the adoption of the merger agreement.

Accordingly, pursuant to the voting agreement and the warrant holders agreement, holders of shares that as of the record date represent approximately 24.1% of the combined voting power of the outstanding shares of our capital stock have agreed to vote in favor of the adoption of the merger agreement. As a result of the voting agreement, the separate class votes involving only shares of our preferred stock (the votes referred to in the second and third bullet points above) are assured.

Q:	What vote of our stockholders is required to approve the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies?

A.

The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of holders of at least a majority of the combined voting power of shares of our common stock, Series C Preferred Stock and Class D-1 Preferred Stock, voting together as a single class, present or represented by proxy at the special meeting and entitled to vote on the matter. In connection with this vote, holders of our shares of common stock will be entitled to one vote per share, holders of shares of our Series C Preferred Stock will be entitled to forty (40) votes per share and holders of shares of our Class D-1 Preferred Stock will be entitled to thirty-three and one third (33 1/3) votes per share. The failure to submit a proxy (or to vote in person at the special meeting) will have no effect on the adjournment proposal; however, the abstention from voting by a stockholder will have the same effect as a vote against the adjournment proposal.

Q:	How does the Company’s board of directors recommend that I vote?

A:	Our board of directors recommends that our stockholders vote “FOR” the adoption of the merger agreement and “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies. You should read “The Merger—Reasons for the Merger” beginning on page 32 for a discussion of the factors that our board of directors considered in deciding to approve the merger agreement and recommend its adoption.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its annexes, and to consider how the merger affects you. If you are a stockholder of record, then you can ensure that your shares are voted at the special meeting by submitting your proxy via:

•

telephone, using the toll-free number listed on each proxy card (if you are a registered stockholder, that is if you hold your stock in your name) or vote instruction card (if your shares are held in “street name,” meaning that your shares are held in the name of a broker, bank or other nominee and your broker, bank or nominee makes telephone voting available);

•

Internet, at the address provided on each proxy card (if you are a registered stockholder) or vote instruction card (if your shares are held in “street name” and your broker, bank or nominee makes Internet voting available); or

•	mail, by completing, signing, dating and mailing each proxy card or vote instruction card and returning it in the envelope provided.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Yes, but only if you provide timely instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the adoption of the merger agreement, but will not have any effect on the proposal to adjourn the special meeting.

Q.	How do I vote shares of common stock that I hold through the Company’s stock fund within the United Rentals 401(k) Plan?

A:

If you hold shares in the Company’s stock fund within the United Rentals 401(k) Plan, which we refer to as the plan, you may give voting instructions to the trustee, by completing and returning, by October 17, 2007, the voting instructions that you will be receiving. Your instructions tell the trustee how to vote plan shares which you are entitled to vote under the plan. The trustee will vote your plan shares in accordance with your duly executed and delivered voting instructions. If you do not give the trustee voting instructions by October 17, 2007, the trustee is instructed to vote your plan shares in the same proportion as the plan shares for which the trustee receives voting instructions from other plan participants.

Q:	Can I change my vote?

A:	Yes, you can change your vote at any time before your proxy is voted at the special meeting. If you are a registered stockholder, you may revoke your proxy by notifying the Company’s corporate secretary in writing or by submitting a new proxy as applicable by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked. In addition, your proxy may be revoked by attending the special meeting and voting in person (you must vote in person; simply attending the special meeting will not cause your proxy to be revoked).

Please note that if you hold your shares in “street name” and you have instructed a broker to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker to change your vote.

Q:	What does it mean if I get more than one proxy card or vote instruction card?

A:	If your shares are registered differently or are in more than one account, you will receive more than one card. Please complete and return all of the proxy cards or vote instruction cards you receive (or submit your proxy by telephone or the Internet, if available to you) to ensure that all of your shares are voted.

Q:	Should I send in my stock certificates now?

A:	No. Shortly after the merger is completed, if you are a registered stockholder you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to the paying agent in order to receive the merger consideration. You should use the letter of transmittal to exchange stock certificates for the merger consideration to which you are entitled as a result of the merger. DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY. If you hold your shares in “street name,” your broker, bank or other nominee will receive a letter of transmittal (or its electronic equivalent) and process the receipt of the merger consideration as your nominee.

Q:	If the merger is completed, when can I expect to receive the common stock merger consideration for my shares of common stock?

A:	Payment will be made promptly after your letter of transmittal described above is executed and returned to the paying agent.

Q:	What happens if I sell my shares before the special meeting?

A:	The record date of the special meeting is earlier than the special meeting and the date that the merger is expected to be completed. If you transfer your shares of stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive the merger consideration. In order to receive the merger consideration, you must hold your shares through completion of the merger. In addition, you must hold your shares through the completion of the merger in order to exercise your appraisal rights with respect to the merger. A more detailed discussion of your appraisal rights and the requirements for perfecting your appraisal rights is set forth in this proxy statement.

Q:	Who can help answer my other questions?

A:	If you have more questions about the merger, please contact Hyde Park Financial Communications, our investor relations firm, at (203) 618-7318. If you need assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, you should contact our proxy solicitation agent, Innisfree M&A Incorporated, toll-free at (888) 750-5834. If your broker holds your shares, you should also call your broker for additional information.

SUMMARY

The following summary highlights selected information from this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that item. See “Where You Can Find More Information” beginning on page 88.

The Parties to the Merger (Page 17)

United Rentals, Inc.

Five Greenwich Office Park

Greenwich, CT 06831

(203) 622-3131

United Rentals, Inc., a Delaware corporation, is the largest equipment rental company in the world, with an integrated network of over 690 rental locations in 48 states, 10 Canadian provinces and Mexico. The Company’s more than 12,000 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The Company offers for rent over 20,000 classes of rental equipment with a total original cost of over $4.3 billion.

RAM Holdings, Inc.

c/o Cerberus Capital Management, L.P.

299 Park Avenue

New York, NY 10171

(212) 891-2100

Parent is a Delaware corporation controlled by funds and accounts affiliated with Cerberus. Parent was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

RAM Acquisition Corp.

c/o Cerberus Capital Management, L.P.

299 Park Avenue

New York, NY 10171

(212) 891-2100

Merger Sub is a Delaware corporation and a wholly-owned subsidiary of Parent. Merger Sub was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon consummation of the proposed merger, Merger Sub will merge with and into United Rentals and will cease to exist, with United Rentals continuing as the surviving corporation.

Parent and Merger Sub are each entities controlled by funds and accounts affiliated with Cerberus. Cerberus is one of the world’s leading private investment firms, with approximately $25 billion under management in funds and accounts. Through its team of more than 275 investment and operations professionals, Cerberus specializes in providing both financial resources and operational expertise to help transform undervalued companies into industry leaders for long-term success and value creation. Cerberus is headquartered in New York City, with affiliate and/or advisory offices in Atlanta, Chicago, Los Angeles, London, Baarn, Frankfurt, Tokyo, Osaka and Taipei.

The Merger (Page 22)

The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger and will continue to do business as “United Rentals” following the merger. In the merger:

•

each outstanding share of the Company’s common stock (other than shares held by the Company, Parent or Merger Sub or any other direct or indirect wholly owned subsidiary of Parent and the Company, and shares held by stockholders, if any, who have properly demanded statutory appraisal rights), will be converted into the right to receive $34.50 in cash, without interest and less any applicable withholding tax; and

•

each outstanding share of Series C Preferred Stock and each outstanding share of Series D Preferred Stock will be converted into the right to receive an amount in cash equal to the sum of (i) the Liquidation Preference plus (ii) an amount equal to 6.25% per annum of the Liquidation Preference, compounded annually from January 7, 1999 (in the case of the Series C Preferred Stock) or September 30, 1999 (in the case of the Series D Preferred Stock) to and including the closing date of the merger plus (iii) any accrued and unpaid dividends thereon as of the closing date of the merger (such sum representing the “Call Price” as defined in the applicable Certificate of Designation) (see “Merger Consideration—Company Series C Preferred Stock and Series D Preferred Stock” beginning on page 53).

As a result of the merger, the Company will cease to be a publicly traded company and you will cease to have any ownership interest in the Company and will not participate in any future earnings or growth of the Company.

Treatment of Stock Options and Other Equity Awards in the Merger (Page 54)

Each stock option to purchase our shares of common stock that remains outstanding immediately prior to the effective time of the merger, whether vested or unvested, will be canceled and converted into the right to receive as soon as reasonably practicable after the effective time of the merger (and in any event within two business days) a cash payment, less applicable withholding taxes, equal to the product of the aggregate number of shares of common stock underlying such share option immediately prior to the effective time of the merger, multiplied by the excess, if any, of $34.50 over the exercise price per share of common stock subject to such share option. The merger agreement also provides that all outstanding Company restricted stock awards subject to vesting or other lapse restrictions will vest and become free of such restrictions as of the effective time, and the holder thereof will receive $34.50 in cash, without interest and less any required withholding taxes. In addition, subject to limited exceptions, pursuant to the merger agreement, each other type of equity-based award entitling the holder to shares of our common stock, whether vested or unvested, will be converted into the right to receive an amount equal to $34.50 in cash, without interest and less any required withholding taxes, multiplied by the number of shares of common stock subject to such award.

Completion of the Merger (Page 52)

We are working to complete the merger as soon as possible. We anticipate completing the merger during the last quarter of 2007. However, we cannot predict the exact timing of the merger or whether the merger will be completed. In order to complete the merger, our stockholders must adopt the merger agreement and other closing conditions under the merger agreement must be satisfied or waived. In addition, Parent is not obligated to complete the merger, even after the vote at the special meeting, until the expiration of a 25-business-day

“marketing period” that it may use to complete its financing for the merger. See “The Merger Agreement—Effective Time; Marketing Period” and “The Merger Agreement—Conditions to the Merger” beginning on pages 52 and 67.

The Special Meeting

Time, Place and Date (Page 18)

The special meeting will be held on October 19, 2007, starting at 10:00 a.m., Eastern Daylight Time, at the Stamford Marriott, Two Stamford Forum, Stamford, Connecticut 06901.

Purpose (Page 18)

You will be asked to consider and vote upon (1) the adoption of the merger agreement and (2) the approval of the adjournment of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement if there are insufficient votes at the time of the meeting to approve the merger agreement.

Record Date and Quorum (Page 18)

You are entitled to vote at the special meeting if you owned shares of the Company’s common stock, Series C Preferred Stock or Series D Preferred Stock at the close of business on September 10, 2007, the record date for the special meeting. As of the record date, there were 85,801,507 shares of common stock, 300,000 shares of Series C Preferred Stock, 105,252 shares of Class D-1 Preferred Stock and 44,748 shares of Class D-2 Preferred Stock entitled to be voted at the special meeting. As noted in the paragraph below, stockholders holding at least a majority of the combined voting power of shares of our common stock, Series C Preferred Stock and Class D-1 Preferred Stock outstanding at the close of business on the record date, voting together as a single class, must vote “FOR” the adoption of the merger agreement. For purposes of this vote, the holders of our Series C Preferred Stock and Class D-1 Preferred Stock vote on an “as converted” basis and, accordingly, the combined voting power of the common stock, Series C Preferred Stock and Class D-1 Preferred Stock for purposes of this vote is the equivalent of 101,309,907 shares. The presence at the special meeting, in person or by proxy, of a majority of the outstanding shares entitled to vote at the special meeting will constitute a quorum for purposes of considering the proposals.

Required Votes (Page 18)

Approval of the proposal to adopt the merger agreement requires the following votes of our stockholders:

•

stockholders holding at least a majority of the combined voting power of our common stock, Series C Preferred Stock and Class D-1 Preferred Stock outstanding at the close of business on the record date, voting together as a single class, must vote “FOR” the adoption of the merger agreement (in connection with this vote, holders of our shares of common stock will be entitled to one vote per share, holders of shares of our Series C Preferred Stock will be entitled to forty (40) votes per share and holders of shares of our Class D-1 Preferred Stock will be entitled to thirty-three and one third (33 1/3) votes per share) (in this proxy statement we sometimes refer to these shares collectively as the “shares that vote as a single class on the merger agreement”);

•

stockholders holding at least a majority of the combined voting power of our Series C Preferred Stock outstanding at the close of business on the record date, voting separately as a single class, must vote “FOR” the adoption of the merger agreement; and

•

stockholders holding at least a majority of the combined voting power of shares of our Series D Preferred Stock (which consists of shares designated as Class D-1 Perpetual Convertible Preferred Stock (the “Class D-1 Preferred Stock”) and shares designated as Class D-2 Perpetual Convertible

Preferred Stock (the “Class D-2 Preferred Stock”)) outstanding at the close of business on the record date, voting together as a single class, must vote “FOR” the adoption of the merger agreement.

Holders of all of the outstanding shares of our Series C Preferred Stock and Series D Preferred Stock, which includes Apollo and who have the right to designate two members of our board of directors (which right will terminate upon the completion of the merger), have entered into a voting agreement, pursuant to which they have agreed to vote their shares in favor of the adoption of the merger agreement. Also, Bradley S. Jacobs (our former chairman of the board of directors), and certain entities affiliated with him have entered into a warrant holders agreement, pursuant to which they have agreed to vote shares of common stock they beneficially own in favor of the adoption of the merger agreement. Accordingly, pursuant to the voting agreement and the warrant holders agreement, holders of shares that as of the record date represent approximately 22.6% of the combined voting power of the outstanding shares of our capital stock that vote as a single class on the merger agreement have agreed to vote in favor of the adoption of the merger agreement. In addition, as a result of the voting agreement, the separate class votes involving only shares of our preferred stock (the votes referred to in the second and third bullet points above) are assured.

Approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of holders of at least a majority of the combined voting power of shares of our common stock, Series C Preferred Stock and Class D-1 Preferred Stock, voting together as a single class, present or represented by proxy at the special meeting and entitled to vote on the matter. In connection with this vote, holders of shares of our common stock will be entitled to one vote per share, holders of shares of our Series C Preferred Stock will be entitled to forty (40) votes per share and holders of shares of our Class D-1 Preferred Stock will be entitled to thirty-three and one third (33 1/3) votes per share.

Share Ownership of Directors and Executive Officers (Page 19)

As of the record date, the directors and executive officers of United Rentals owned in the aggregate less than 1% of the combined voting power of the outstanding shares of our capital stock entitled to vote as a single class on the merger agreement at the special meeting. Each of them either agreed to vote, or has advised us that he or she plans to vote, all of his or her shares in favor of the adoption of the merger agreement.

Voting and Proxies (Page 19)

Any United Rentals stockholder of record entitled to vote may submit a proxy by telephone, the Internet or returning the enclosed proxy card by mail, or may vote in person by appearing at the special meeting. If your shares are held in “street name” by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker. If you do not provide your broker with instructions, your shares will not be voted and that will have the same effect as a vote “AGAINST” the adoption of the merger agreement, but will not have any effect on the proposal to adjourn the special meeting.

Revocability of Proxy (Page 20)

Any United Rentals stockholder of record who executes and returns a proxy card (or submits a proxy via telephone or the Internet) may revoke the proxy at any time before it is voted in any one of the following ways:

•	filing with the Company’s corporate secretary, at or before the special meeting, a written notice of revocation that is dated a later date than the proxy;

•	sending a later-dated proxy relating to the same shares to the Company’s corporate secretary, at or before the special meeting;

•	submitting a later-dated proxy by the Internet or by telephone, at or before the special meeting; or

•	attending the special meeting and voting in person by ballot.

Simply attending the special meeting will not constitute revocation of a proxy. If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change these instructions.

Board Recommendation (Page 35)

Our board of directors has:

•	determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of the Company and its stockholders;

•	approved the merger agreement; and

•

recommended that United Rentals stockholders vote “FOR” the adoption of the merger agreement and “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

For the factors considered by our board of directors in reaching its decision to approve the merger agreement and recommend its adoption, see “The Merger—Reasons for the Merger” beginning on page 32.

Opinion of UBS Securities LLC (Page 35 and Annex D)

UBS Securities LLC (“UBS”) delivered to the Company’s board of directors its written opinion, dated July 22, 2007, that, subject to various assumptions, matters considered and limitations described in the written opinion, as of July 22, 2007, the merger consideration of $34.50 in cash per share to be received by the holders of the shares of the Company’s common stock (other than affiliated stockholders who also own shares of Series C Preferred Stock or Series D Preferred Stock) in the merger was fair, from a financial point of view, to such holders.

The full text of the written opinion of UBS, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by UBS, is attached as Annex D to this proxy statement and is incorporated by reference in its entirety into this proxy statement. Holders of the Company’s common stock are encouraged to read the opinion carefully in its entirety.

UBS’s opinion is addressed to the Company’s board of directors and is directed only to the fairness, from a financial point of view, of the merger consideration of $34.50 in cash per share to be received by holders of the Company’s common stock (other than affiliated stockholders who also own the Series C Preferred Stock or the Series D Preferred Stock) and does not address any other aspect of the merger. The opinion does not address the relative merits of the merger as compared to other business strategies or transactions that might be available with respect to the Company or the Company’s underlying business decision to effect the merger. The opinion does not constitute a recommendation to any stockholder as to how to vote or act with respect to the merger.

Interests of the Company’s Directors and Executive Officers in the Merger (Page 44)

In considering the recommendation of our board of directors, you should be aware that our directors and executive officers may be considered to have interests in the merger that are different from, or in addition to, your interests as a stockholder. These interests include:

•	vesting and cash-out of unvested stock options, restricted stock units and company awards held by our directors and employees (including our executive officers);

•	settlement of balances and stock units under our deferred compensation plans held by our directors and employees (including our executive officers);

•	agreements with our executive officers that provide for change in control severance benefits in the event of qualifying terminations of employment in connection with or following the merger; and

•	continued indemnification and insurance coverage for our directors and executive officers under the merger agreement.

Our board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and recommending its adoption.

Material United States Federal Income Tax Consequences (Page 48)

If you are a U.S. holder of our stock, the merger will be a taxable transaction to you. For U.S. federal income tax purposes, your receipt of cash in exchange for your shares of the Company’s stock generally will cause you to recognize a gain or loss measured by the difference, if any, between the cash you receive in the merger and your adjusted tax basis in your shares. If you are a non-U.S. holder of our stock, the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States. You should consult your own tax advisor for a full understanding of how the merger will affect your taxes.

Regulatory Approvals (Page 50)

The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “Hart-Scott-Rodino Act”) provides that transactions such as the merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and certain waiting period requirements have been satisfied. On August 7, 2007, the Company and RAM Holdings Company, LLC (parent company of RAM Holdings, Inc.) each filed a Notification and Report Form with the Antitrust Division and the Federal Trade Commission and requested early termination of the waiting period. The Federal Trade Commission notified the parties on August 31, 2007 that their request for early termination of the applicable waiting period had been granted.

Part IX of the Competition Act (Canada) provides that transactions such as the merger may not be completed until certain information has been submitted to the Commissioner of Competition, Canada, and specified waiting period requirements have been satisfied. The issuance of an Advance Ruling Certificate (“ARC”) by the Commissioner of Competition pursuant to Section 102 of the Competition Act (Canada) exempts a transaction from the requirement to submit information and observe the waiting period under Part IX of the Competition Act (Canada). On August 3, 2007, Parent filed a request for an ARC. An ARC was issued on August 14, 2007, thus exempting the transaction from the requirements of Part IX of the Competition Act (Canada).

Except as noted above with respect to the required filings under the Hart-Scott-Rodino Act and the Competition Act (Canada) and the filing of a certificate of merger in Delaware on or before the effective date of the merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the merger agreement or completion of the merger.

Litigation Related to the Merger

Following our announcement of the proposed acquisition of our Company by funds and accounts affiliated with Cerberus, a putative class action complaint, Donald Lefari vs United Rentals, Inc. et al., was filed in the Superior Court of the State of Connecticut, Judicial District of Stamford-Norwalk on July 23, 2007. The lawsuit purports to be brought on behalf of all common stockholders of the Company and names the Company and all of its directors and Cerberus as defendants. The complaint alleges, among other things, that the Company’s board of directors violated its fiduciary duties to the Company’s stockholders by entering into the merger agreement and plaintiff seeks to enjoin the proposed transaction on that basis.

On September 19, 2007, attorneys for the parties in Lefari vs United Rentals, Inc. et al., executed a memorandum of understanding pursuant to which, if approved by the court in which the litigation is pending, such litigation will be dismissed with prejudice. The Company agreed to make certain revisions to this proxy statement as part of the agreement among the parties to settle the litigation and agreed to pay attorneys’ fees and expenses as awarded by the court. The settlement of the litigation, subject to court approval, will result in a dismissal of all merger-related claims against the Company, its directors and Cerberus.

The Merger Agreement (Page 52 and Annex A)

Conditions to Closing (Page 67)

Before we can complete the merger, a number of conditions must be satisfied. These include:

•	the receipt of the required Company stockholder approvals;

•	the absence of laws, executive orders, decrees, rulings, injunctions, writs, judgments or orders that prohibit, restrain or enjoin the consummation of the transactions;

•

the expiration or termination of the waiting period (and any extension thereof) under the Hart-Scott-Rodino Act and under the antitrust and anti-competition laws of Canada (the Federal Trade Commission granted early termination of the applicable waiting period on August 31, 2007 and on August 14, 2007 the parties received the applicable certificate exempting the transaction from Part IX of the Competition Act (Canada));

•

the accuracy of each of the parties’ representations and warranties, except to the extent the failure of such representations and warranties to be true and correct would not constitute a material adverse effect; and

•	the performance and compliance by each of the parties of its covenants and obligations under the merger agreement in all material respects.

Other than the conditions pertaining to the Company stockholder approval and the absence of legal prohibitions, either the Company, on the one hand, or Parent and Merger Sub, on the other hand, may elect to waive conditions to their respective performance and complete the merger.

Restrictions on Solicitation of Other Offers (Page 61)

The merger agreement provides that, until 11:59 p.m., New York City time, on August 31, 2007, which we refer to as the “No-Shop Period Start Date,” the Company may initiate, solicit and encourage (or “go shop”) for any alternative acquisition proposal for the Company (including by way of providing information pursuant to a confidentiality agreement), and enter into and maintain discussions or negotiations concerning an alternative acquisition proposal for the Company. During the period prior to the No-Shop Period Start Date discussions were held with a number of potential acquirers but no proposals to pursue a transaction were submitted to the Company.

The merger agreement provides that after August 31, 2007 the Company is not permitted to solicit other proposals and may not share information or have discussions regarding alternative proposals, except in certain circumstances. Notwithstanding these restrictions, under circumstances specified in the merger agreement, in order to comply with its fiduciary duties under applicable law, our board of directors may respond to certain unsolicited competing proposals or terminate the merger agreement and enter into an agreement with respect to a superior competing proposal, or withdraw its recommendation in favor of the adoption of the merger agreement.

Termination of the Merger Agreement (Page 68)

The Company, Parent and Merger Sub may agree in writing to terminate the merger agreement at any time without completing the merger, even after the stockholders of United Rentals have adopted the merger agreement. In addition, the merger agreement may also be terminated at any time prior to the effective time of the merger:

•	by either Parent or the Company if:

•	the closing has not occurred on or before January 22, 2008, provided that the party seeking to terminate the merger shall not have prevented the closing from occurring by that time;

•	a final, non-appealable governmental order prohibits the merger, subject to certain limitations; or

•	the Company stockholders do not adopt the merger agreement at the special meeting or any adjournment or postponement thereof;

•	by the Company if:

•

there is a breach by the Parent or Merger Sub of its representations, warranties, covenants or agreements in the merger agreement such that the conditions to the Company’s obligations to close would not be satisfied and such breach has not been cured within 30 business days following the receipt of a written notice from the Company and the Company is not then in material breach of its covenants or agreements contained in the merger agreement;

•

prior to the special meeting, if the Company receives a superior proposal, but only after the Company has provided Parent a three business day period to revise the terms and conditions of the merger agreement and only if the Company pays the termination fee described below; or

•

the merger has not been consummated on the business day after the final day of the marketing period (as described in “The Merger Agreement—Effective Time; Marketing Period” beginning on page 52) and all of the mutual closing conditions and all of the conditions to the obligations of Parent and Merger Sub to close have been satisfied and at the time of the termination those conditions to closing continue to be satisfied;

•	by Parent, if:

•

there is a breach by the Company of any representations, warranties, covenants or agreement in the merger agreement such that the conditions to Parent’s and Merger Sub’s obligations to close would not be satisfied and such breach has not been cured within 30 business days following the receipt of a written notice from Parent and the Parent is not then in material breach of its covenants and agreements contained in the merger agreement; or

•	the Company’s board of directors, among other things, withdraws or adversely modifies its recommendation or approval of the merger agreement or recommends or approves another acquisition proposal.

Termination Fees (Page 69)

If the merger agreement is terminated under certain circumstances:

•

the Company may be required to pay a termination fee to Parent equal to $100,000,000, unless the termination is in connection with a superior proposal entered into prior to the end of the go-shop period, in which case the fee payable by the Company to Parent is reduced to $40,000,000; or

•	Parent may be required to pay a termination fee to the Company equal to $100,000,000 (Cerberus has guaranteed the obligation of Parent to pay this termination fee).

We encourage you to read the full text of the merger agreement in its entirety.

The Stockholders Agreements (Page 72 and Annexes B and C)

Voting Agreement (Page 72 and Annex B)

All of the holders of shares of our Series C Preferred Stock and Series D Preferred Stock have entered into a voting agreement with Parent and Merger Sub with respect to an aggregate of 18,844,500 shares of common stock or common stock equivalents (1,844,500 shares of common stock held by them directly, 12,000,000 shares of common stock issuable upon conversion of 300,000 shares of Series C Preferred Stock, which is convertible to shares of common stock at 40-to-1; 3,508,400 shares of common stock issuable upon conversion of 105,252 shares of Class D-1 Preferred Stock, which is convertible to shares of common stock at 33 1/3-to-1; and 1,491,600 shares of common stock issuable upon conversion of 44,748 shares of Class D-2 Preferred Stock, which is convertible to shares of common stock at 33 1/3-to-1). Such holders include Apollo, which by virtue of holding our Series C Preferred Stock have the right to designate two members to our board (which right will terminate upon the completion of the merger), and J.P. Morgan Partners (BHCA), L.P. (“JPMorgan”). As of the record date, the aggregate number of shares of common stock beneficially owned by the stockholders that are parties to the voting agreement remains 18,844,500 shares. Accordingly, pursuant to the voting agreement, holders of shares that as of the record date represent approximately 17.1% of the combined voting power of the outstanding shares of our capital stock that vote as a single class in the merger agreement have agreed to vote in favor of the adoption of the merger agreement. In addition, as a result of the voting agreement, the separate class votes involving only shares of our preferred stock are assured, as the voting agreement covers all of the shares of our outstanding Series C Preferred Stock and Series D Preferred Stock.

The stockholders subject to the voting agreement have agreed, subject to specified exceptions, to vote all of these shares in favor of the adoption of the merger agreement and against any competing transaction proposed to the Company’s stockholders, unless the merger agreement is terminated in accordance with its terms, and will grant an irrevocable proxy to Parent for the purpose of voting such shares if they fail to vote their shares in the manner described above. The voting agreement will terminate on the earliest to occur of (i) the mutual written consent of Parent and each of the stockholders party to the voting agreement, (ii) the effective time of the merger, (iii) the termination of the merger agreement in accordance with its terms, (iv) six months after the date of the voting agreement, and (v) by each such stockholder upon certain circumstances related to modification of the merger agreement. The full text of the voting agreement is attached to this proxy statement as Annex B. We encourage you to read the full text of the voting agreement in its entirety.

Warrant Holders Agreement (Page 73 and Annex C)

Bradley S. Jacobs, the former chairman of our board of directors (Mr. Jacobs resigned as chairman and a director of the Company effective August 31, 2007), and certain entities affiliated with Mr. Jacobs (the “Warrant Holders”) have entered into a warrant holders agreement with Parent and Merger Sub with respect to warrants in respect of 3,671,000 shares of our common stock, which are issuable pursuant to currently exercisable warrants, and 1,911,481 existing shares of our common stock owned by the Warrant Holders as of the date of the warrant holders agreement.

The Warrant Holders have agreed to exercise their warrants prior to the effective time of the merger and to vote all shares of the common stock held by them as of the record date in favor of the adoption of the merger agreement and against any competing transaction proposed to the Company’s stockholders, unless the merger agreement is terminated in accordance with its terms. On August 23, 2007, the Warrant Holders exercised all 3,671,000 warrants on a cashless exercise basis and received an aggregate of 2,531,821 shares (the exercised warrants had an expiration date of September 12, 2007). The Warrant Holders have delivered an irrevocable proxy to Parent for the purpose of voting such shares. The warrant holders agreement will terminate upon the earlier of (i) the termination of the merger agreement and (ii) the effective time of the merger. The full text of the warrant holders agreement is attached to this proxy statement as Annex C. We encourage you to read the full text of the warrant holders agreement in its entirety.

As of the record date, the aggregate number of shares of common stock owned by such persons subject to the warrant holders agreement is 5,582,481 shares, which represents approximately 5.5% of the combined voting power of the outstanding shares of our capital stock that vote as a single class in the merger agreement.

Financing (Page 75)

The Company and Cerberus estimate that the total amount of funds necessary to consummate the merger and related transactions (including payment of the aggregate merger consideration, the repayment or refinancing of some of the Company’s currently outstanding debt and all related fees and expenses) will be approximately $7.0 billion. Merger Sub has received commitments from Bank of America, N.A. and certain of its affiliates, Credit Suisse and certain of its affiliates, Morgan Stanley Senior Funding, Inc. and Lehman Brothers Inc. and certain of its affiliates with respect to the financing.

In connection with the execution and delivery of the merger agreement, Merger Sub has obtained commitments to provide up to approximately $6.5 billion in debt financing (not all of which is expected to be drawn at closing) consisting of (1) senior first lien facilities with a maximum availability of $2.5 billion, (2) a secured bridge facility with a maximum availability of $2.35 billion and (3) an unsecured bridge facility with a maximum availability of $1.65 billion to finance, in part, the payment of the merger consideration, the repayment or refinancing of certain debt of the Company outstanding on the closing date of the merger and to pay fees and expenses in connection therewith.

Parent has agreed to use its reasonable best efforts to arrange the debt financing on the terms and conditions described in the commitments. In addition, Parent has obtained an aggregate of $1.5 billion in equity commitments from Cerberus. The facilities contemplated by the debt financing commitments are conditioned on the merger being consummated prior to the merger agreement termination date, as well as other conditions, as described in further detail under “The Merger—Financing—Debt Financing” beginning on page 75.

The merger agreement does not contain a financing condition to the closing of the merger.

Rights of Appraisal (Page 85 and Annex E)

Delaware law provides you with appraisal rights in the merger. This means that, if you comply with the procedures for perfecting appraisal rights provided for under Delaware law, and you do not withdraw or otherwise forfeit your appraisal rights, you are entitled to have the fair value of your shares determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the merger consideration. The ultimate amount you receive in an appraisal proceeding may be more or less than, or the same as, the amount you would have received under the merger agreement.

To exercise your appraisal rights, you must deliver a written demand for appraisal to the Company before the vote on the merger agreement at the special meeting, you must not vote in favor of the adoption of the merger agreement and you must continue to hold your shares through the effective date of the merger. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. A copy of Section 262 of the General Corporation Law of the State of Delaware (“DGCL”) is attached to this proxy statement as Annex E.

Market Price of United Rentals Stock (Page 80)

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “URI”. On July 20, 2007, which was the last trading day before we announced the execution of the merger agreement, the Company’s common stock closed at $32.37 per share. On September 18, 2007, which was the last trading day before the date of this proxy statement, the Company’s common stock closed at $31.19 per share.

Delisting and Deregistration of Common Stock (Page 51)

If the merger is completed, the common stock will be delisted from the NYSE and deregistered under the Exchange Act and we will no longer be required to file periodic reports with the SEC on account of the common stock.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements based on estimates and assumptions. Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the merger and other information relating to the merger. There are forward-looking statements throughout this proxy statement, including, among others, under the headings “Questions and Answers about the Special Meeting and the Merger,” “Summary,” “The Merger,” “The Merger—Opinion of UBS”, “Projected Financial Information” and “Litigation Relating to the Merger” and in statements containing the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimates” or other similar expressions. For each of these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should be aware that forward-looking statements involve known and unknown risks and uncertainties and we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of the Company. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise. In addition to other factors and matters contained or incorporated in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

Considerations Relating to the Merger Agreement and the Merger:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of, or a material change in the terms of, the merger agreement;

•	the outcome of the legal proceedings that have been instituted against us and others following announcement of the merger agreement;

•	the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the merger;

•	the failure by Parent or Merger Sub to obtain the expected debt financing contemplated by the commitment letter received in connection with the merger;

•	the failure of the merger to close for any other reason;

•	the amount of the costs, fees, expenses and charges related to the merger;

•	risks that the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and

•	the effect of the announcement of the merger on our business relationships, operating results and business generally.

Other Conditions and Factors:

•	current political and general economic conditions or changes in such conditions;

•	an outbreak of war, or an increase in terrorist activities globally or in the United States;

•	political, social, economic, or other events resulting in the short or long-term disruption in business of the Company;

•	weaker or unfavorable economic or industry conditions can reduce demand and prices for our products and services;

•	non-residential construction spending or governmental funding for infrastructure or other construction projects may not reach expected levels;

•	rates we can charge may be less than anticipated, or costs we incur may be more than anticipated;

•	seasonal fluctuations in the equipment rental business;

•	local and regional conditions in the areas where our operations are located;

•	changes in key management personnel;

•	changes in government or regulatory requirements increasing the Company’s costs of operations;

•	we may not always have access to capital at desirable rates for our businesses or growth plans;

•	litigation that may have an adverse effect on the financial results or reputation of the Company;

•	we are subject to an ongoing inquiry by the SEC, and there can be no assurance as to its outcome, or any other potential consequences thereof for us;

•

we may incur additional significant costs and expenses in light of the SEC inquiry, the U.S. Attorney’s office requests for information, or other litigation, regulatory or investigatory matters related to the SEC inquiry or otherwise; and

•

risks, uncertainties and factors set forth in our reports and documents filed with the SEC (which reports and documents should be read in conjunction with this proxy statement; see “Where You Can Find Additional Information”).

THE PARTIES TO THE MERGER

United Rentals, Inc.

United Rentals, Inc., a Delaware corporation, is the largest equipment rental company in the world, with an integrated network of over 690 rental locations in 48 states, 10 Canadian provinces and Mexico. The Company’s more than 12,000 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The Company offers for rent over 20,000 classes of rental equipment with a total original cost of over $4.3 billion.

United Rentals, Inc. has its principal executive offices at Five Greenwich Office Park, Greenwich, CT 06831, and its telephone number is (203) 622-3131.

RAM Holdings, Inc. (Parent)

Parent is a Delaware corporation with its principal executive offices at c/o Cerberus Capital Management, L.P. 299 Park Avenue, New York, NY 10171 and its telephone number is (212) 891-2100. Parent is indirectly controlled by funds and accounts affiliated with Cerberus through certain of its affiliated investment funds. Parent was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

RAM Acquisition Corp. (Merger Sub)

Merger Sub is a Delaware corporation and a wholly-owned subsidiary of Parent. Merger Sub’s principal executive offices are located at Cerberus Capital Management, L.P. 299 Park Avenue, New York, NY 10171 and its telephone number is (212) 891-2100. Merger Sub was organized solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Under the terms of the merger agreement, Merger Sub will merge with and into us. The Company will survive the merger and Merger Sub will cease to exist.

The current indirect owners of Parent, and through Parent, Merger Sub, consist of funds and accounts affiliated with Cerberus.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held on October 19, 2007, starting at 10:00 a.m., Eastern Daylight Time, at the Stamford Marriott, Two Stamford Forum, Stamford, Connecticut 06901 or at any postponement or adjournment thereof. The purpose of the special meeting is for our stockholders to consider and vote upon the adoption of the merger agreement (and to approve the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies). Our stockholders must adopt the merger agreement for the merger to occur. If the stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about September 20, 2007.

Record Date and Quorum

The holders of record of the Company’s capital stock as of the close of business on September 10, 2007, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. As of the record date, there were 85,801,507 shares of common stock, 300,000 shares of Series C Preferred Stock, 105,252 shares of Class D-1 Preferred Stock and 44,748 shares of Class D-2 Preferred Stock entitled to be voted at the special meeting. Each share of Series C Preferred Stock is convertible into 40 shares of our common stock, and on the record date, the outstanding shares of our Series C Preferred Stock were convertible into an aggregate of 12,000,000 shares of common stock. Each share of Series D Preferred Stock is convertible into 33 1/3 shares of our common stock, and on the record date, the outstanding shares of our Class D-1 Preferred Stock, which is the series entitled to vote on the proposals together with holders of our common stock and Series C Preferred Stock, were convertible into an aggregate of 3,508,400 shares of common stock. As discussed below under “Required Votes” stockholders holding at least a majority of the combined voting power of shares of our common stock, Series C Preferred Stock and Class D-1 Preferred Stock outstanding at the close of business on the record date, voting together as a single class, must vote “FOR” the adoption of the merger agreement. For purposes of this vote, the holders of our Series C Preferred Stock and Class D-1 Preferred Stock vote on an “as converted” basis and, accordingly, the combined voting power of the common stock, Series C Preferred Stock and Class D-1 Preferred Stock for purposes of this vote is the equivalent of 101,309,907 shares.

The presence at the special meeting, in person or by proxy, of a majority of the shares entitled to vote at the special meeting will constitute a quorum for purposes of considering the proposals.

A quorum is necessary to hold the special meeting. Any shares of the Company’s common stock held in treasury by the Company or by any of our subsidiaries are not considered to be outstanding for purposes of determining a quorum. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any postponement or adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established.

Required Votes

Approval of the proposal to adopt the merger agreement requires the following votes of our stockholders:

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stockholders holding at least a majority of the combined voting power of shares of our common stock, Series C Preferred Stock and Class D-1 Preferred Stock outstanding at the close of business on the record date, voting together as a single class, must vote “FOR” the adoption of the merger agreement (in connection with this vote, holders of our shares of common stock will be entitled to one vote per share, holders of shares of our Series C Preferred Stock will be entitled to forty (40) votes per share and holders of shares of our Class D-1 Preferred Stock will be entitled to thirty-three and one third (33 1/3) votes per share);

•

stockholders holding at least a majority of the combined voting power of shares of our Series C Preferred Stock outstanding at the close of business on the record date, voting separately as a single class, must vote “FOR” the adoption of the merger agreement; and

•

stockholders holding at least a majority of the combined voting power of shares of our Class D-1 Preferred Stock and Class D-2 Preferred Stock outstanding at the close of business on the record date, voting together as a single class, must vote “FOR” the adoption of the merger agreement.

Holders of all shares of our outstanding Series C Preferred Stock and Series D Preferred Stock, which includes Apollo and who have the right to designate two members of our board of directors (which right will terminate upon the completion of the merger), have entered into a voting agreement, pursuant to which they have agreed to vote their shares in favor of the adoption of the merger agreement. Also, Bradley S. Jacobs (our former chairman) and certain entities affiliated with him have entered into a warrant holders agreement, pursuant to which they have agreed to vote shares of common stock they beneficially own in favor of the adoption of the merger agreement. Accordingly, pursuant to the voting agreement and the warrant holders agreement, holders of shares that as of the record date represent approximately 22.6% of the combined voting power of the outstanding shares of our capital stock that vote as a single class in the merger agreement have agreed to vote in favor of the adoption of the merger agreement. In addition, as a result of the voting agreement, the separate class votes involving only shares of our preferred stock (the votes referred to in the second and third bullet points above) are assured.

Approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of holders of at least a majority of the combined voting power of shares of our common stock, Series C Preferred Stock and Class D-1 Preferred Stock, voting together as a single class, present or represented by proxy at the special meeting and entitled to vote on the matter. In connection with this vote, holders of shares of our common stock will be entitled to one vote per share, holders of shares of our Series C Preferred Stock will be entitled to forty (40) votes per share and holders of shares of our Class D-1 Preferred Stock will be entitled to thirty-three and one third (33 1/3) votes per share.

As of the record date, the directors and executive officers of United Rentals owned in the aggregate 844,644 shares of the Company’s common stock, which represents less than 1% of the combined voting power of the outstanding shares of our capital stock entitled to vote as a single class on the merger agreement at the special meeting. The directors and current executive officers have informed United Rentals that they intend to vote all of their shares of the Company’s common stock “FOR” the adoption of the merger agreement and “FOR” any adjournment of the special meeting, if necessary or appropriate to solicit additional proxies.

Proxies; Revocation

If you are a stockholder of record and submit a proxy by telephone or the Internet or by returning a signed proxy card by mail, your shares will be voted at the special meeting as you indicate on your proxy card or by such other method. If no instructions are indicated on your proxy card, your shares of the Company’s common stock will be voted “FOR” the adoption of the merger agreement and “FOR” any adjournment of the special meeting, if necessary or appropriate to solicit additional proxies.

If your shares are held in “street name” by your broker, you should instruct your broker how to vote your shares using the instructions provided by your broker. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker and they can give you directions on how to vote your shares. Under the rules of the NYSE, brokers who hold shares in “street name” for customers may not exercise their voting discretion with respect to the approval of non-routine matters such as the merger proposal and thus, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote such shares with respect to the proposal to adopt the merger agreement or the adjournment proposal (i.e., “broker non-votes”). Shares of Company common stock held by persons attending the special meeting but not voting, or shares for which the Company has received proxies with respect to which holders have abstained from voting, will be considered abstentions.

If you hold shares in the Company’s stock fund within the United Rentals 401(k) Plan, which we refer to as the plan, you may give voting instructions to the trustee, by completing and returning, by October 17, 2007, the voting instructions that you will be receiving. Your instructions tell the trustee how to vote plan shares which you are entitled to vote under the plan. The trustee will vote your plan shares in accordance with your duly executed and delivered voting instructions. If you do not give the trustee voting instructions by October 17, 2007, the trustee is instructed to vote your plan shares in the same proportion as the plan shares for which the trustee receives voting instructions from other plan participants.

The failure to vote on the proposal to adopt the merger agreement or an abstention has the same effect as a vote “AGAINST” the adoption of the merger agreement. Additionally, abstentions and properly executed broker non-votes, if any, will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists but will have the same effect as a vote “AGAINST” adoption of the merger agreement.

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise our Corporate Secretary in writing, submit a proxy by telephone, the Internet or mail dated after the date of the proxy you wish to revoke or attend the special meeting and vote your shares in person. Attendance at the special meeting will not by itself constitute revocation of a proxy.

Please note that if you have instructed your broker to vote your shares, the options for revoking your proxy described in the paragraph above do not apply and instead you must follow the directions provided by your broker to change these instructions.

United Rentals does not expect that any matter other than the adoption of the merger agreement (and to approve the adjournment of the meeting, if necessary or appropriate to solicit additional proxies) will be brought before the special meeting. If, however, any such other matter is properly presented at the special meeting or any adjournment or postponement of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

Submitting Proxies Via the Internet or by Telephone

Stockholders of record and many stockholders who hold their shares through a broker or bank will have the option to submit their proxies or voting instructions via the Internet or by telephone. There are separate arrangements for using the Internet and telephone to submit your proxy depending on whether you are a stockholder of record or your shares are held in “street name” by your broker. If your shares are held in “street name,” you should check the voting instruction card provided by your broker to see which options are available and the procedures to be followed. If you hold shares in the Company’s stock fund within the United Rentals 401(K) Plan, you may give voting instructions to the trustee, by completing and returning, by October 17, 2007, the voting instructions that you will be receiving.

In addition to submitting the enclosed proxy card by mail, United Rentals stockholders of record may submit their proxies:

•

via the Internet, by visiting a website established for that purpose at www.voteproxy.com up until 11:59 PM Eastern Daylight Time the day before the meeting date and following the instructions on the website; or

•	by telephone, by calling the toll-free number 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and following the instructions.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than by an announcement made at the special meeting of the time, date and place of the adjourned meeting. For the proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies, abstentions and broker non-votes will count for the purpose of determining whether a quorum is present at the special meeting. Abstentions will count as shares present and entitled to vote on the proposal to adjourn the meeting. Broker non-votes, however, will not count as shares entitled to vote on the proposal to adjourn the meeting. As a result, abstentions will have the same effect as a vote against the proposal to adjourn the meeting and broker non-votes will have no effect on the vote to adjourn the special meeting. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted “FOR” an adjournment of the special meeting, if necessary or appropriate to solicit additional proxies.

Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Solicitation of Proxies

The Company will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of United Rentals may solicit proxies personally and by telephone, facsimile or other electronic means of communication. These persons will not receive additional or special compensation for such solicitation services. United Rentals will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. The Company has retained Innisfree M&A Incorporated to assist it in the solicitation of proxies for the special meeting and will pay Innisfree M&A Incorporated a fee of approximately $12,000, plus reimbursement of out-of-pocket expenses.

Rights of Stockholders Who Object to the Merger

Stockholders are entitled to statutory appraisal rights under Delaware law in connection with the merger. This means that you are entitled, if you comply with the procedures for perfecting your appraisal rights and you do not withdraw or forfeit your appraisal rights, to have the fair value of your shares determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the merger consideration. The ultimate amount you receive as a dissenting stockholder in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the merger agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the merger agreement, you must not vote in favor of the adoption of the merger agreement and you must continue to hold your shares through the effective date of the merger. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. See “Rights of Appraisal” beginning on page 85 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex E to this proxy statement.

Question and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834.

Documents incorporated by reference (excluding exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents) will be provided without charge, to each person to whom this proxy statement is delivered, upon written or oral request of such person and by first class mail. In addition, our list of stockholders entitled to vote at the special meeting will be available for inspection at our principal executive offices at least 10 days prior to the date of the special meeting and continuing through the special meeting for any purpose germane to the meeting; the list will also be available at the meeting for inspection by any stockholder present at the meeting.

THE MERGER

Background of the Merger

Over the past several years, our board of directors, together with our senior management, has regularly engaged in a comprehensive review of our business plans and other strategic opportunities, including the possibility of acquisitions, recapitalizations (such as a self-tender offer, stock buyback or special dividend) and a potential sale of the Company, with a view to determining alternatives that would be in the best interests of the Company and our stockholders. In that context, in early 2006 we discussed with UBS and Credit Suisse (each of whom had previously acted as a financial advisor to the Company and who we refer to collectively in this proxy statement as the Company’s “financial advisors”) the possibility of their advising the Company in connection with its consideration of such strategic options, and a number of these alternatives were considered throughout the course of 2006 and the beginning of 2007.

During this time, the Company and its financial advisors engaged in preliminary exploratory discussions with a number of parties regarding acquisition possibilities as well as the feasibility of a potential sale of the Company. With respect to a potential sale of the Company, in the first half of 2006, preliminary exploratory discussions were held with several private equity sponsors. These sponsors were invited to submit a preliminary indication of interest with respect to the possible acquisition of all of the Company’s outstanding capital stock, but none of them did so. Several of the sponsors noted that they did not believe they would be able to offer a price at or above the then-current market price per share of the Company’s common stock, which, during most of this time, was trading in the mid $30s per share. In June 2006, the board of directors decided to cease exploring with these parties a potential sale of the Company at such time in light of the lack of interest being expressed.

Throughout the latter half of 2006 and the beginning of 2007, the board of directors, together with our senior management, continued exploring strategic alternatives as well as opportunities to improve the Company’s business operation. At a board meeting held on April 4, 2007, the board of directors again met with senior management and representatives from our financial advisors to discuss various potential strategic options for the Company. Representatives of Simpson Thacher & Bartlett LLP (“Simpson Thacher”), which had provided legal services to the Company in connection with the consideration of strategic alternatives described above, were also present at this meeting. Representatives from our financial advisors discussed various strategic alternatives potentially available to the Company, including remaining an independent public company, conducting a leveraged recapitalization (such as a self-tender offer, stock buyback or special dividend) and initiating a new process to explore a potential sale of the Company. The board discussed, and representatives from our financial advisors responded to questions regarding, the viability and the advantages and disadvantages associated with each of the strategic alternatives that the Company could pursue. In addition, representatives of our financial advisors preliminarily reviewed the financial aspects of a potential sale of the Company.

Representatives of the Company’s financial advisors also presented a comparison of the Company with a number of its competitors with respect to several operating benchmarks. It was noted that the Company lagged behind a number of its competitors with respect to several operating metrics, including EBITDA margin (the percentage that the Company’s earnings before interest, taxes, depreciation and amortization represents of the Company’s total revenue) and selling, general and administrative expenses (“SG&A”) as a percentage of sales. The board discussed the potential for operational improvements to bring these metrics more in line with those of its nearest competitors and the need, in the event a potential sale transaction was pursued, to articulate possible areas of operational improvements to any potential buyer in an effort to ensure that any price proposed for the acquisition of the Company accounted for the value that could be created through such future improvements. In that regard, the board also decided at this meeting to engage an internationally recognized independent consulting firm to work with the board of directors and our senior management in their assessment of cost savings opportunities identified by management and other performance improvement opportunities for the Company.

Also during the course of the April 4, 2007 meeting, the board discussed with the Company’s financial advisors the current market environment, including the strength of the credit markets at the time and the current industry outlook. In this regard, although the board considered and discussed the near-term positive outlook for the non-residential construction market, the board also understood the cyclical nature of the industries in which the Company operates and the effect these factors have on the Company’s financial results and share price. In addition, the board discussed with the Company’s financial advisors the differences between the current market environment versus the environment that existed in early 2006 when the Company had previously explored the possibility of a sale transaction but did not receive any indications of interest. Representatives from the Company’s financial advisors offered their perspectives as to why the current environment suggested that there was now a higher likelihood the Company could successfully execute a strategic alternative, which included the absence of a large-scale competing sale transaction in the industry. In this regard, the Company’s financial advisors discussed with the board of directors its view that conducting a “public” review of strategic options by issuing a press release announcing that the Company is exploring its strategic alternatives, including a possible sale of the Company, would enhance the likelihood of successfully executing a strategic alternative. The board of directors discussed with its advisors the advantages of having a public process along these lines, such as the ability to better ensure a full market canvas of all potential acquirors and thereby conduct as robust a sale process as possible in an effort to achieve the most favorable outcome for the Company’s stockholders, as well as the risks associated with initiating such a process, such as the possible negative effects a public announcement could have on the employees and customers of the Company and the possible negative impact on the Company’s stock price in the event a publicly announced process ultimately did not lead to a sale transaction or otherwise result in any meaningful alteration to the Company’s current strategic direction.

Representatives of Simpson Thacher reviewed with the board of directors the fiduciary duties of directors under Delaware law in the context of considering the Company’s strategic alternatives. Following further discussion, the consensus of the board was that exploring the Company’s strategic alternatives, including the possible sale of the Company, was advisable but that the board should convene an additional meeting in advance of proceeding further.

On April 5, 2007, a meeting of the board of directors was convened without representatives of the Company’s financial advisors present. The board discussed again the potential process for the Company’s exploration of strategic alternatives and decided to convene another meeting to discuss further with the Company’s financial advisors the advantages and disadvantages of initiating a public process to exploring strategic alternatives.

The board of directors then held a meeting on April 9, 2007 with representatives of the Company’s financial advisors present. As requested by the board of directors, representatives of the Company’s financial advisors offered their perspectives on the advantages and disadvantages associated with publicly announcing that the Company will explore strategic alternatives, including a potential sale transaction, and discussed how the market has reacted to other publicly announced processes of this nature. The Company’s financial advisors also discussed with the board of directors the potential pool of strategic and financial buyers that might have an interest in pursuing a transaction with the Company.

During the course of this meeting the board of directors also discussed Credit Suisse’s offering a financing package as part of the process for any potential acquisition of the Company that would be available to all potential purchasers (referred to in this proxy statement as “stapled financing”). Representatives of Simpson Thacher reviewed the potential benefits and risks associated with stapled financing, which previously had been discussed with the board when Credit Suisse offered to provide stapled financing as part of the exploratory discussions that, as discussed above, were held with a number of parties in the first half of 2006. In that connection, it was noted that UBS would be the Company’s lead financial advisor in any potential sale process and that UBS would not participate in any buyer financing. Representatives of Simpson Thacher also summarized the terms of the engagement letters with UBS and Credit Suisse, which had been entered into during the Company’s review of strategic options in 2006. Pursuant to these engagement letters, the Company agreed that in the event of a change-in-control transaction such as the merger it would pay a total transaction fee equal to 0.50% of the aggregate consideration paid to stockholders in connection with such a transaction, and that this total fee, all of which would be payable upon consummation of such a transaction, would be allocated between UBS and Credit Suisse.

After further discussion, the board reached a consensus that it should proceed with a publicly announced process of exploring strategic alternatives. Accordingly, on April 10, 2007, the Company issued a press release announcing that its board of directors had authorized commencement of a process to explore a broad range of strategic alternatives to maximize shareholder value, including a possible sale of the Company. Also in the April 10, 2007 press release, the Company announced that Wayland R. Hicks, age 64, would retire as chief executive officer effective at the annual stockholders meeting on June 4, 2007. The press release noted that following such time Mr. Hicks would continue to serve on the board of directors as vice chairman and that Michael J. Kneeland, the Company’s then-current chief operating officer, would serve as interim chief executive officer. The retirement of Mr. Hicks and appointment of Mr. Kneeland as his successor, including the potential impact it may have on the Company’s strategic review process, were discussed by the board of directors during the course of the April 4th, 5th and 9th meetings. The closing price of the Company’s common stock on April 9, 2007 was $27.55.

Following the April 10, 2007 press release, representatives of the Company’s financial advisors, on behalf of the Company, solicited or received unsolicited inquiries from a total of approximately 70 potential buyers regarding their possible interest in pursuing a potential acquisition of the Company. Approximately two-thirds of these potential buyers were financial sponsors and the remaining one-third were strategic parties. Confidentiality agreements in respect of a sale of the Company were sent to 28 interested parties and 20 of these parties executed a confidentiality agreement with the Company, each of which prohibited the potential buyer from discussing, at this stage, the proposed transaction with any co-investor without the prior consent of the Company. Each party that entered into a confidentiality agreement was offered the opportunity to have an informational meeting with representatives of the Company and UBS to provide an overview of the Company’s business. Ten such meetings were held during the course of April and early May 2007. Also during this period, our senior management worked with the independent consulting firm to refine management’s assessment of cost savings estimates and other potential performance improvement opportunities for the Company.

On April 25, 2007, the board of directors met with representatives of the Company’s financial advisors and Simpson Thacher to discuss the status of the process. In addition to discussing the contacts with interested parties described in the preceding paragraph, representatives of UBS noted that all parties who had expressed an interest in pursuing a transaction with the Company were provided details regarding the process and informed that written indications of interest were due on May 4, 2007. Each prospective buyer was informed that such indication should set forth a non-binding indication of the price per share the prospective buyer would be willing to pay for the Company and that following the submission of a credible indication of interest, the Company would evaluate whether to permit the prospective buyer to continue in the process and have access to confidential information regarding the Company. Each prospective purchaser also was provided with the principal terms of the stapled financing package being offered by Credit Suisse, which in each case was the same for all potential purchasers.

On May 4, 2007, the Company received preliminary indications of interest from six potential purchasers (including Cerberus), each of which provided for an all cash purchase of all of the Company’s outstanding shares. Each of the indications of interest was preliminary and non-binding and was not based on any non-public financial information provided by the Company or its representatives and was subject to significant contingencies including satisfactory completion of a due diligence review of non-public information about the Company.

On May 6, 2007, the board of directors met with representatives of the Company’s financial advisors and Simpson Thacher to discuss the indications of interest the Company received. Representatives of Simpson Thacher again reviewed with the board of directors the fiduciary duties of directors under Delaware law in the context of considering strategic options relating to the Company. Representatives of UBS reviewed with the board the preliminary indications of interest. All six potential purchasers that submitted an indication of interest were financial sponsors, although two of the financial sponsors held ownership interests in companies within United Rentals’s industry. Representatives of UBS then discussed with the board various characteristics of the financial sponsors that submitted indications of interest, including the size of their investment funds, their ability to raise capital and their ability to consummate a large leveraged buy-out. In this regard, representatives of UBS noted that some of the interested parties likely would need a co-investor to proceed due to the size of the potential transaction and other interested parties may request to team up with an industry participant. The board of directors discussed the desire to balance the need for bidders with sufficient financial capability with the objective of maintaining as competitive a process as possible.

Representatives of UBS then outlined potential next steps in the process, which included making available non-public information, conducting in-depth business presentations by members of the Company’s management team, offering potential buyers the opportunity to discuss with management and the independent consulting firm the work being done regarding cost savings estimates and other potential performance improvement opportunities and circulating an initial draft of the merger agreement. After further discussions, the board of directors determined to continue the process along the lines of the next steps recommended by representatives of UBS, and instructed UBS to contact all six of the parties who expressed an indication of interest to invite them to continue into the next phase of the process.

Following the May 6, 2007 board meeting, the Company made due diligence materials available to each of the six potential buyers and their advisors and, between May 14, 2007 and May 25, 2007, members of the Company’s management held in-depth management presentations with each potential buyer. Representatives of UBS attended each of these management presentations. Also during this time, one of the potential buyers informed representatives of UBS that it would not be proceeding further in the process. On May 18, 2007, an initial draft of the merger agreement was circulated to each of the five remaining potential buyers.

At a meeting of the board of directors on May 20, 2007, representatives of UBS and Simpson Thacher provided the board of directors with an update on the status of the process generally, including specifically the due diligence process and management presentations with each of the potential purchasers. During the course of this meeting the board discussed the cost reduction initiatives and other operational opportunities that had been identified by the Company and which were being discussed with prospective purchasers during the course of the management presentations.

On May 23, 2007, at the request of the Company, representatives of UBS sent to each of the five potential purchasers a letter outlining the procedures for submitting a final bid proposal for the Company. Each potential purchaser was informed that June 18, 2007 was the final bid date, although the Company reserved the right to change the procedures at any time. Prior to this date, one of the financial sponsors brought in a new financial sponsor as a co-investor (we refer to the resulting bidding group as Sponsor A in this proxy statement), and another financial sponsor (which we refer to as Sponsor B in this proxy statement) requested the ability to participate in the process with a company in United Rentals’s industry (we refer to this industry participant as Company X in this proxy statement).

Following the completion of the last in-depth management presentation with the potential buyers, the board of directors convened a meeting on May 29, 2007 to receive a further update on the status of the process, including the additional due diligence meetings in the process of being scheduled with each prospective purchaser to further facilitate their due diligence review. In addition, representatives of UBS reported to the board of directors that another one of the potential buyers informed representatives of UBS that it was not interested in proceeding further in the process.

On June 1, 2007, a representative of a consortium of financial sponsors that own an interest in one of the Company’s competitors contacted representatives of the Company to discuss the possibility of participating in the Company’s on-going process (in this proxy statement we refer to this consortium of financial sponsors as Sponsor C and the company in which they hold an ownership interest as Company Y). At the request of the Company, representatives of UBS informed Sponsor C of certain preliminary steps that Sponsor C would need to take prior to being invited into the process. These steps, which included submitting an indication of interest letter and executing confidentiality agreements with the Company, were designed to inform the board of directors as to Sponsor C’s view on value, structure and ability to execute a transaction in a timely fashion. Later in the day on

June 1, 2007, at the request of the Company, representatives of UBS sent to Sponsor C a copy of the preliminary indication of interest instructions that had been sent to all interested parties at the outset of the Company’s process. Sponsor C also was informed that the board of directors had a meeting scheduled in the next few days and that Sponsor C should endeavor to provide the information outlined in the instruction letter in advance of that meeting if it desired to become engaged in the process as expeditiously as possible.

On June 4, 2007, a meeting of the board of directors was convened. At this meeting, the board of directors met with members of its independent consulting firm to discuss management’s cost savings estimates and the consultant’s work with management in identifying other potential areas in which the Company could seek to improve its operations. The discussion focused, among other things, on what it would take for the Company to realize such cost savings and other performance improvement opportunities and the fact that a majority of the identified improvement opportunities likely would not be achievable until the Company’s 2008 fiscal year or thereafter, as well as the execution risks associated with the identified opportunities, such as the Company’s lack of experience operating in a cost-cutting environment. With respect to the cost reduction initiatives discussed by the board, such initiatives included a reduction in our selling, general and administrative expenses, our strategic sourcing initiatives, a reduction in costs relating to our contractor supply business and additional cost of goods sold initiatives, all of which collectively were estimated to yield EBITDA improvements equal to approximately $230 million annually.

Representatives of Simpson Thacher again reviewed with the board of directors the fiduciary duties of directors under Delaware law in the context of considering strategic alternatives available to the Company. In this connection, Simpson Thacher informed the board that on its advice, Mark Suwyn, one of the members of the board of directors, would be recusing himself from all discussions in this meeting and future board meetings regarding the Company’s on-going strategic review process as a result of his being affiliated with one of the potential purchasers (Mr. Suwyn is the chief executive officer of a Cerberus portfolio company and later, on July 6, 2007, resigned from the board of directors). Simpson Thacher also reminded the board that Apollo, which has the right to designate two members to the board of directors (its designees are Leon Black and Michael Gross), owns convertible preferred stock in the Company. The terms of the Company’s convertible preferred stock guarantee the holder a minimum return of 6.25% compounded annually since the date the preferred stock was issued in 1999 in a change-in-control transaction, regardless of the per share merger consideration being offered to holders of our common stock, and accordingly Apollo’s interest in a sale of the Company would differ from the interests of holders of the Company’s common stock (see “The Merger Agreement—Merger Consideration; Company Series C Preferred Stock and Series D Preferred Stock” beginning on page 53).

Representatives of UBS then reviewed the status of the on-going process. Representatives of UBS informed the board of directors that one of the remaining potential buyers had dropped from the process such that four potential purchasers remained. Representatives of UBS also reported on their discussions with Sponsor C on June 1, 2007 and discussed with the board of directors the fact that Sponsor C had not communicated anything further to the Company or its representatives despite the request that it do so in advance of the board’s meeting. Representatives of UBS also further reviewed with the board the financial aspects of a potential sale of the Company. The board of directors discussed the various strategic alternatives under consideration and representatives of UBS responded to questions from the directors.

Also during the June 4, 2007 meeting, representatives of UBS and Simpson Thacher discussed with the board the next steps in the process. In this regard, representatives of UBS noted that potential buyers had expressed a substantial concern about the ability to deliver binding, fully financed bids by the June 18, 2007 deadline in light of due diligence they still needed to conduct prior to submitting a final bid. The board discussed with its advisors the possibility that the deadline may need to be extended depending on the circumstances.

Following the June 4, 2007 board meeting, the four remaining potential purchasers continued their due diligence review of the Company. On June 7, 2007, at the request of the Company, representatives of UBS informed each of the remaining potential purchasers that the deadline for submission of final bids was being extended to July 5, 2007 to give each of the potential purchasers additional time to complete its due diligence review and be in a position to submit unconditional, fully financed offers. Extending the deadline also provided additional time for Sponsor C to explore a potential transaction with the Company in the event it expressed an interest in participating in the Company’s sale process by satisfying the preliminary steps requested by the Company.

On June 10, 2007, Sponsor B contacted representatives of UBS to express an interest in exploring a partnership with Sponsor C and Company Y. Sponsor B informed representatives of UBS that it was no longer interested in pursuing a potential transaction in tandem with Company X but that it remained interested in the process if it could find another industry participant with whom it could participate. During the week of June 11, 2007, representatives of UBS discussed the steps that the Company would require Sponsor B, Sponsor C and Company Y to take in order for the board of directors to be able to evaluate whether to allow them, as a group, to participate in the process.

On June 18, 2007, at the request of the Company, representatives of UBS sent a letter to Sponsor C outlining the preliminary steps necessary to enter the process that had been previously discussed with representatives of Sponsor C. Following the June 18, 2007 letter, Sponsor C and Company Y entered into confidentiality agreements with the Company and agreed to meet with representatives of the Company and UBS to discuss their proposed transaction structure and timing requirements. On June 20, 2007 representatives of the Company, UBS and Simpson Thacher met with representatives of Sponsor B, Sponsor C and Company Y to discuss their collective view on the value of the Company and their proposed structure and timing for submission of an unconditional offer for the Company. Members of this group indicated that they were not yet in a position to discuss value or transaction structure with any degree of certainty and that they only expected to be able to provide the Company with a “road map” to a bid by the July 5, 2007 bid submission deadline. Sponsor B informed representatives of the Company and UBS that it had not yet begun diligence on Company Y, which would be necessary for it to pursue a transaction in conjunction with Sponsor C and Company Y, and that it would not be interested in continuing to participate in the on-going process without a strategic partner. Sponsor B further advised representatives of the Company and UBS that it likely would need at least two to three weeks following the July 5, 2007 deadline to complete its due diligence.

Sponsor A and Cerberus each submitted comments to the draft merger agreement that had been previously distributed to all potential purchasers, and during the weeks of June 11, 2007 and June 18, 2007, representatives of Simpson Thacher contacted the legal representatives of Sponsor A and Lowenstein Sandler PC, outside legal counsel to Cerberus (“Lowenstein Sandler”), to clarify the material terms reflected in their comments and to identify aspects of their comments that raised issues for the Company. The principal terms addressed included the potential purchaser’s conditions to closing the transaction, their financing- and regulatory-related covenants and the provisions relating to the termination of the merger agreement. On June 18, 2007 Simpson Thacher sent a revised version of the merger agreement to Sponsor A, and on June 25, 2007 Simpson Thacher sent a revised version of the merger agreement to Lowenstein Sandler.

On June 22, 2007, a meeting of the board of directors was convened for the purpose of reviewing, among other matters, the status of the on-going process with representatives of UBS and Simpson Thacher. Representatives of UBS reported that Sponsor A and Cerberus continued to evidence a substantial degree of interest in pursuing an acquisition of the Company and continued to conduct an extensive amount of due diligence. Representatives of UBS also reported that one of the other remaining four potential purchasers was no longer participating in the process.

Representatives of UBS then updated the board of directors on the events transpiring over the previous two weeks with respect to Sponsor B, Sponsor C and Company Y. They noted that this group still had not provided the Company with a preliminary, non-binding indication of interest letter. Representatives of UBS also discussed the timing implications associated with inviting Sponsor B, Sponsor C and Company Y into the process at this juncture in light of their stated view during the June 18th meeting that they could only provide a “road map” to a bid by the July 5, 2007 deadline and that diligence would likely continue for at least two to three weeks thereafter. Representatives of Simpson Thacher then reviewed the fiduciary duties of the directors under Delaware law in the context of the on-going process and a discussion ensued regarding how these legal standards would be applied in the context of the current circumstances surrounding the Sponsor B/Sponsor C/Company Y actions. During the course of this discussion representatives of Simpson Thacher discussed with the board of directors that any definitive agreement with either Sponsor A or Cerberus would permit the Company to consider an alternative superior proposal and to terminate the merger agreement to enter into a superior proposal subject to payment of a termination fee. The parameters of what could be considered an appropriate termination fee in this context were discussed. The board also discussed further the potential risks involved with further extending the July 5, 2007 deadline, including the possibility of a deterioration in the favorable capital market conditions existing at this time, the potential that Sponsor A and/or Cerberus would drop from the process and the continued distraction and burden the on-going process was placing on management. Following discussion, the consensus of the board of directors was to continue to work with Sponsor A and Cerberus in an effort to secure definitive bids from each of them and, for the reasons discussed, to refrain at this time from engaging further with Sponsor B, Sponsor C and Company Y.

During the week of June 25, 2007, the Company continued to work to satisfy outstanding diligence requests from Sponsor A and Cerberus. Also during this week, representatives of Simpson Thacher met with representatives of Sponsor A and its legal counsel to discuss the revised version of the merger agreement sent to Sponsor A on June 18, 2007. Representatives of Simpson Thacher also had discussions with Lowenstein Sandler during the course of this week regarding the revised version of the merger agreement Simpson Thacher had sent to Lowenstein Sandler on June 25, 2007.

Sponsor A and Cerberus submitted comments to the revised draft merger agreement on June 30, 2007 and July 2, 2007, respectively. Representatives of Simpson Thacher engaged in negotiations with each of Sponsor A and its legal counsel and Lowenstein Sandler on July 2, 2007 regarding the legal issues presented in the merger agreement drafts submitted. In each case, representatives of Simpson Thacher identified aspects of the potential purchaser’s proposal that raised issues for the Company, and each potential purchaser was requested to improve the non-financial terms and conditions of its proposal. Early in the morning on July 4, 2007, Simpson Thacher sent a revised version of the merger agreement to each of Sponsor A and Cerberus. The draft merger agreements distributed reflected the same basic structure, which remained the same throughout the conclusion of the bidding process and provided for the Company to be the surviving company in a merger in which all of the Company’s outstanding common stock was acquired at the same price per share and all of the Company’s preferred stock was acquired at the price specified by the applicable certificate of designation in the event of a board-approved change-in-control transaction.

On July 3, 2007, the board of directors received a letter from Sponsor C expressing confusion over not being permitted to participate in the process. The letter sent by Sponsor C on July 3rd contained no indicative price range or any other terms of a proposed transaction, including timing of execution. Later in the day on July 3rd, at the request of the Company, representatives of UBS sent an email response to Sponsor C reiterating that Sponsor C and Company Y, as with all other potential purchasers, were asked to submit an indication of interest letter that included their view on value and expected timing of execution and that to date the Company had not received any such letter.

In the evening of July 3, 2007, a representative of Cerberus informed representatives of UBS that Cerberus would not be submitting a bid on July 5th because it needed additional time to complete its due diligence review. Over the next several days, representatives of Cerberus reiterated Cerberus’s interest in pursuing an acquisition of the Company to representatives of UBS.

On July 5, 2007, the Company received a written bid proposal from Sponsor A for $31.00 per share of common stock in cash. Sponsor A’s bid proposal included its proposed debt and equity financing commitments as well as a revised draft of the merger agreement that Sponsor A was willing to execute. The closing price of the Company’s common stock on July 5, 2007 was $32.90.

On July 6, 2007, the board of directors met with representatives of UBS and Simpson Thacher to discuss the bid proposal received from Sponsor A and the current status of Cerberus’s interest in pursuing an acquisition of the Company. The board of directors discussed the bid proposal received from Sponsor A and the timing proposed by Cerberus to complete its due diligence and submit a fully financed offer for the Company. Representatives of UBS discussed with the board of directors the continued engagement by Cerberus over the course of the previous two days and its belief that Cerberus continued to have a substantial interest in pursuing an acquisition of the Company. The board of directors discussed with representatives of UBS their views with respect to the Sponsor A bid. After further discussion, the board of directors concluded that it was not interested in pursuing a transaction with Sponsor A at its indicated offer price but would be willing to consider any enhanced bid that it may offer. The board of directors then directed representatives of UBS to convey to Sponsor A that its offer price was insufficient and to continue working with Cerberus in an effort to produce a definitive proposal from Cerberus as quickly as practicable.

Also during the July 6, 2007 meeting, the board of directors discussed the communications with Sponsor C on July 3rd and reviewed its prior decision regarding the participation of Sponsor C (along with Sponsor B and Company Y) in the on-going process. The board of directors determined that the Company should not interrupt the current process at this stage in light of the Sponsor B/Sponsor C/Company Y group’s previous statements regarding timing, the refusal to date by this group to adhere to the Company’s articulated process and the ability this group would have, if it was genuinely interested in a proposed transaction with the Company, to submit a competing offer after the execution of a definitive merger agreement with either Sponsor A or Cerberus.

On July 9, 2007, the board of directors convened a meeting with representatives of UBS and Simpson Thacher to be updated on the status of the negotiations with Cerberus. The board of directors also discussed that Sponsor A had not proposed any increase to its proposed price per share and that there had been no further communications from any of Sponsor B, Sponsor C or Company Y since July 3, 2007.

On July 11, 2007, the Company received a revised proposal from Sponsor A pursuant to which Sponsor A proposed common stock merger consideration of $30.00 per share in cash plus a newly issued paid-in-kind preferred equity instrument nominally valued at $3.00 per share. The board of directors convened a meeting in the evening of July 11, 2007 with representatives of UBS and Simpson Thacher present. The board discussed the revised proposal received from Sponsor A and concluded that they were not prepared to pursue a transaction with Sponsor A under its revised proposal. Representatives of UBS discussed with the board of directors the status of the on-going dialogue with Cerberus, noting that Cerberus continued to express substantial interest in pursuing an acquisition of the Company but was not yet in a position to deliver a definitive proposal. Representatives of UBS also informed the board of directors that Cerberus had not yet delivered debt commitment papers and discussed with the board of directors that although Cerberus stated that it still expected to have fully committed debt financing, the marked worsening of the credit market over the course of the previous several weeks was making the debt financing more difficult and costly to obtain. Representatives of Simpson Thacher updated the board of directors on the status of the negotiations regarding the merger agreement. The board of directors reiterated its view that the merger agreement should provide for as high a degree of closing certainty as possible.

On July 12, 2007, representatives of UBS met with representatives of Cerberus. During this meeting, Cerberus informed representatives of UBS that it was prepared to pay $33.00 per share in cash subject to completion of a discrete number of final diligence matters that could be addressed within a few days. Cerberus further advised that it would be prepared to deliver executed debt commitment letters within the next day or two. Also on July 12, 2007, Sponsor B contacted representatives of UBS to inquire as to the status of the on-going process.

Following receipt of the offer from Cerberus, later in the day on July 12, 2007 the board of directors convened a meeting with representatives of UBS and Simpson Thacher. Following a status update from representatives from UBS and Simpson Thacher, the participants in the meeting discussed potential next steps, including what response to deliver to Cerberus in light of its proposal. During the course of this meeting, a discussion ensued regarding the continued worsening of the credit markets and the status quo alternative available to the Company along with the attendant execution risks associated with such alternative. The board of directors also discussed whether to contact the Sponsor B/Sponsor C/Company Y group, potentially delaying the process to allow for their due diligence. Representatives of Simpson Thacher again reviewed the fiduciary duties of the directors under Delaware law in the context of the on-going process and a discussion ensued regarding how these legal standards would be applied in the context of the current circumstances. After discussion, the board of directors reached the view that the Company should seek a higher price from Cerberus and also should continue discussions with Cerberus in an effort to improve the principal non-price terms of the merger agreement.

Following the board meeting, representatives of UBS and Simpson Thacher met with representatives of Cerberus and Lowenstein Sandler to further negotiate the non-financial terms of the merger agreement in an effort to reach agreement on areas of concern to the Company. During the course of this meeting, representatives of UBS proposed that any definitive merger agreement should permit the board of directors to continue to actively solicit and consider competing offers for a period of time after the merger agreement was executed (a so-called “go shop” provision) and, further, that the merger agreement should provide for a reduced termination fee associated with the “go shop” period so as to not materially affect the willingness or ability of third parties to consider making superior proposals. Also at this meeting, representatives of UBS conveyed to Cerberus the view of the board of directors that Cerberus would need to provide a meaningful increase in its proposed purchase price.

Over the course of the next several days, the Company and Cerberus and their respective advisors continued to negotiate the terms and conditions of the merger agreement. During the negotiations, Cerberus agreed to the inclusion of a “go shop” provision in the merger agreement, subject to further discussions regarding the length of the go-shop period and the amount of the reduced termination fee as well as the circumstances under which the reduced fee would be payable. On July 14, 2007, Cerberus delivered to the Company draft debt commitment letters.

On July 15, 2007, the board of directors convened a meeting with representatives of UBS and Simpson Thacher to be updated on the status of the negotiations of Cerberus. Representatives of UBS and Simpson Thacher discussed with the board the events that transpired since the board last met on July 12, 2007, including the fact that Cerberus agreed to a “go shop” provision and that there would be a reduction in the termination fee payable by the Company in the event it terminated the agreement to accept a superior proposal in connection with the active solicitation period. The board of directors discussed the implications associated with Cerberus’s having agreed to a “go shop” provision and concomitant reduced termination fee, particularly in terms of how it could materially enhance the Company’s ability to engage with and determine whether the Sponsor B/Sponsor C/Company Y group had a genuine interest in pursuing an acquisition of the Company, but with the benefit of having already secured a definitive agreement with Cerberus. After further discussion, the board directed the Company’s advisors to continue negotiations with Cerberus in an effort to conclude negotiations on the merger agreement and then seek a further increase in Cerberus’s offer price.

Between July 15, 2007 and July 18, 2007, the Company and Cerberus and their respective advisors continued to negotiate the non-financial terms and conditions of the merger agreement so as to narrow the scope of the remaining open items. Also on July 15, 2007, Lowenstein Sandler provided a draft of the proposed voting agreement to be entered into with the Company’s preferred stockholders, including Apollo, and a draft of the proposed warrant holders agreement to be entered into with Bradley S. Jacobs, chairman of the board of directors (who resigned as chairman and a director of the Company effective August 31, 2007), and certain entities affiliated with him. Representatives of Lowenstein Sandler proceeded to discuss the terms of the proposed voting agreement with outside counsel for the preferred stockholders and the terms of the proposed warrant holders agreement with outside counsel for Mr. Jacobs.

On July 18, 2007, the board of directors convened a meeting. After the board of directors met without advisors present, representatives of UBS and Simpson Thacher joined the meeting. Representatives of UBS summarized for the board of directors the sale process to date. Representatives of UBS then reviewed with the board of directors the strategic alternatives, including the financial aspects of remaining an independent company or engaging in a leveraged recapitalization. In that connection, representatives of UBS discussed the recent material deterioration of the credit markets and the impact that deterioration would have on the ability of the Company to conduct a leveraged recapitalization. The board also discussed the fact that a leveraged recapitalization would require the consent of the Company’s preferred stockholders and how this factor along with the deterioration in the credit markets indicated that conducting a leveraged recapitalization transaction on terms that could be attractive to the Company and its stockholders was not a viable alternative at the present time. Representatives of Simpson Thacher reviewed for the board of directors in detail the terms of the current draft of the merger agreement, including the termination fees that each of the Company and Parent could be required to pay to the other under specified circumstances, and other legal aspects of the current Cerberus proposal, including its debt financing commitments and the proposed voting agreement and warrant holders agreement.

From July 18, 2007 through July 22, 2007, the Company and Cerberus and their respective advisors continued to negotiate the terms and conditions of the merger agreement to resolve all remaining open issues. Similarly, representatives of Lowenstein Sandler continued negotiations with counsel to the preferred stockholders and Mr. Jacobs to resolve all remaining open issues in the voting agreement and warrant holders agreement, respectively.

On July 20, 2007, Cerberus communicated to representatives of UBS that it was now willing to offer $34.20 per share in cash for all of the Company’s common stock. Representatives of UBS expressed to the Cerberus representatives that it should make every effort to increase its offer price further if it desired to secure a transaction with the Company. On July 21, 2007, representatives of Cerberus informed representatives of UBS that it would be willing to pay $34.50 per share but that price was its best, last and final offer.

On July 22, 2007, the board of directors convened a meeting to consider whether to approve the transaction being proposed by Cerberus. Representatives of Simpson Thacher reviewed with the board of directors its legal obligations in connection with its consideration of the proposed transaction and reminded the board of the interests of the directors and executive officers in the merger that might be different from, or in addition to, the interests of the Company’s common stockholders generally (see “—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 44). Representatives of UBS provided an update regarding the sale process and the negotiations that had taken place since the board of directors last met on July 18, 2007. Representatives of UBS then reviewed and analyzed, among other matters, the financial aspects of the proposed transaction, including the contemplated financing arrangements. At the conclusion of their presentation, representatives of UBS delivered to the board of directors its oral opinion (subsequently confirmed in writing) that, as of July 22, 2007 and subject to various assumptions, matters considered and limitations described in its opinion, the merger consideration of $34.50 in cash per share to be received by the holders of the shares of the Company’s common stock (other than affiliated stockholders who also own shares of Series C Preferred Stock or Series D Preferred Stock) in the merger was fair, from a financial point of view, to such holders (see “—Opinion of UBS Securities LLC” beginning on page 35 and Annex D to this proxy statement).

Representatives of Simpson Thacher then reviewed for the board of directors the terms of the merger agreement and other legal aspects of the proposal by Cerberus, including the material terms of the voting agreement and warrant holders agreement. The board of directors then met in executive session and discussed Cerberus’s proposed terms, as well as the risk and benefits of proceeding with a business combination transaction with Cerberus. Representatives of UBS and Simpson Thacher re-joined the meeting, and following additional discussion, the board of directors approved the merger agreement, the voting agreement and the warrant holders agreement and the transactions contemplated thereby and determined to recommend adoption of the merger agreement to the stockholders of the Company. Messrs. Black and Gross recused themselves from the vote due to their relationship with the Company’s preferred stockholders, who by virtue of the applicable certificate of designations are entitled to consideration different from the common stock merger consideration (see “The Merger Agreement—Merger Consideration; Company Series C Preferred Stock and Series D Preferred Stock” beginning on page 53). In addition, Mr. Howard Clark, based on the advice of outside counsel to the Company, recused himself from the vote to avoid any perception of a potential conflict of interest arising out of his relationship with Lehman Brothers, which was one of the parties providing the debt financing to Cerberus pursuant to the debt commitment letters.

The merger agreement was executed by the Company, Parent and Merger Sub, the voting agreement was executed by the Company, Parent, Merger Sub and the stockholders party thereto and the warrant holders agreement was executed by the Company, Parent, Merger Sub and the other parties thereto, in each case, as of July 22, 2007. On July 23, 2007, prior to the opening of trading on the NYSE, the Company issued a press release announcing the transaction.

Following the announcement of the execution of the merger agreement, Sponsor C (on behalf of itself and its portfolio company, Company Y) contacted representatives of UBS and expressed an interest in pursuing a possible transaction with the Company. The Sponsor C/Company Y group informed representatives of UBS that they were interested in conducting due diligence, and on July 27, 2007, in accordance with the “go-shop” provisions of the merger agreement, representatives of the Sponsor C/Company Y group were given access to due diligence materials. During the week of July 30, 2007, the Sponsor C/Company Y group held a number of due diligence meetings with the Company and its representatives, and members of the Company’s management conducted in-depth business presentations with Sponsor C/Company Y. During the course of the next three weeks, Sponsor C/Company Y continued their due diligence review of the Company. On August 31, 2007, representatives from UBS spoke with a senior representative of Sponsor C. This senior representative informed UBS that the Sponsor C/Company Y group had largely completed its due diligence review but that due to the financing markets, among other things, it would not be able to make a proposal to the Company that was superior to the transaction contemplated by the merger agreement at the current time. This senior representative further noted that the Sponsor C/Company Y group remained interested in the possibility of acquiring the Company. In this regard, the senior representative of Sponsor C discussed with UBS that the Sponsor C/Company Y group would continue to monitor the pending transaction and the market environment so as to evaluate whether any future developments would make it more practical for this group to put forth a competing proposal.

Also following the execution of the merger agreement, representatives of UBS contacted each of Sponsor A and Sponsor B, as well as two additional parties who had previously indicated an interest in considering a transaction with the Company. Sponsor B and one of the additional two parties each informed UBS that it was not interested in pursuing a transaction with the Company. The other additional party expressed an interest in certain assets of the Company, but informed representatives of UBS that it was not interested in pursuing an acquisition of the whole Company. Sponsor A, however, reiterated its interest in acquiring the Company and periodically contacted UBS in this regard. During the last week of August, Sponsor A informed the Company that it remained interested in pursuing a transaction with the Company, but that it was not in a position to make a proposal to the Company that was superior to the transaction contemplated by the merger agreement. Sponsor A stated that it would continue to monitor the pending transaction and market conditions to see if an opportunity to re-evaluate its position would arise.

As of the date of this proxy statement, none of these potential acquirors or any other potential acquiror has submitted a proposal to pursue a transaction with the Company. During the go-shop period, the board of directors met on three occasions with representatives of UBS and Simpson Thacher to review this process.

Reasons for the Merger

In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to recommend that the Company’s stockholders vote to adopt the merger agreement, the board of directors of the Company consulted with management and its financial and legal advisors. The board of directors considered the following material factors and potential benefits of the merger, each of which it believed supported its decision:

•	the current and historical market prices of the common stock, and the fact that the $34.50 per share to be paid for each share of the common stock in the merger represents a premium of 25.2% over the closing price of $27.55 per share on April 9, 2007, the last trading day before the Company announced it was exploring strategic alternatives, and a premium of 25.3% to the average closing price for the one-year period ended April 9, 2007;

•

the board of directors’ understanding of and familiarity with, the business, operations, management, financial condition, earnings and prospects of the Company, as well as the risks involved in achieving those prospects, including the fact that the equipment rental industry in which the Company operates is historically cyclical and has been in a sustained growth period;

•

the recent evaluation by the board of directors of the Company’s long-term financial forecasts, as well as the execution risks related to achieving such forecasted plan, including the risks associated with our ability to achieve the cost savings and other operational improvements embodied in such plan, compared to the risks and benefits of the transaction;

•

the possible strategic alternatives to the sale of the Company, including engaging in a leveraged recapitalization and the risks associated with such alternatives (and, in the case of a leveraged recapitalization, the Company’s inability to consummate such an alternative on terms attractive to the Company and its common stockholders in light of the consent that would be required from the Company’s preferred stockholders), which the board of directors determined not to pursue in light of its belief that the merger maximized stockholder value and was more favorable to the stockholders than any other strategic alternative reasonably available to the Company and its stockholders;

•

the extensive sale process conducted by the Company, with the assistance of UBS, which involved issuing a press release announcing that the Company was exploring its strategic alternatives, including a potential sale of the Company, and subsequently engaging in discussions with approximately 70 parties, entering into confidentiality agreements with 20 parties and receiving two definitive proposals to acquire the Company;

•	the price proposed by Cerberus represented the highest price that the Company received for the acquisition of the Company at the conclusion of its bidding process;

•

the fact that the merger consideration is all cash, so that the transaction will allow the Company’s stockholders to immediately realize a fair value, in cash, for their investment and will provide such stockholders certainty of value for their shares;

•

the financial presentation of UBS made in connection with its opinion that, as of the date of its opinion and subject to various assumptions, matters considered and limitations described in its opinion, the merger consideration of $34.50 in cash per share to be received by the holders of the shares of the Company’s common stock (other than affiliated stockholders who also own shares of Series C Preferred Stock or Series D Preferred Stock) in the merger was fair, from a financial point of view, to such holders (see “The Merger—Opinion of UBS Securities LLC” beginning on page 35 and Annex D to this proxy statement);

•	the terms and conditions of the merger agreement, including:

•

the ability of the board of directors to actively solicit alternative proposals through August 31, 2007 and to terminate the merger agreement in order to accept a financially superior proposal solicited during such period subject to the payment of a $40 million termination fee (which represents approximately 0.7% of the total transaction value);

•

the ability of the board of directors, even after August 31, 2007, to terminate the merger agreement in order to accept a financially superior proposal subject to, in the case of accepting a superior proposal following August 31, 2007, paying Parent a $100 million termination fee (which represents approximately 1.5% of the total transaction value);

•	the conclusion of the board of directors that each of the $40 million termination fee and the $100 million termination fee, and the circumstances under which such fees are payable, are reasonable in light of the benefits of the merger, the auction process conducted by the Company with the assistance of UBS and commercial practice;

•

the provisions of the merger agreement that allow the board of directors, under certain limited circumstances if required to comply with its fiduciary duties under applicable law, to change its recommendation that the Company’s stockholders vote in favor of the adoption of the merger agreement;

•

the limited number and nature of the conditions to funding set forth in the Merger Sub’s debt commitment letters, the obligation of Parent to use reasonable best efforts to obtain the debt financing and the obligation of Parent’s debt financing sources to provide bridge financing if the public debt financing is not completed; and

•

the limited number and nature of the conditions to Parent and Merger Sub’s obligation to consummate the merger and the limited risk of non-satisfaction of such conditions, including that for purposes of the merger agreement a “material adverse effect” on the Company does not include circumstances resulting from changes in the general economic conditions or general changes in the industries in which we operate except, in each case, to the extent such changes have a materially disproportionate effect on us and our subsidiaries taken as a whole relative to other industry participants;

•

the receipt of executed commitment letters from Parent’s sources of debt and equity financing for the merger, including the terms of the commitments and the reputation of the financing sources which, in the judgment of the board of directors, increases the likelihood of such financing being completed;

•	the limited guarantee provided by Cerberus;

•

the availability of appraisal rights to our stockholders who comply with all of the required procedures under Delaware law, which allows such holders to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery (see “Rights of Appraisal” beginning on page 85 and Annex E to this proxy statement); and

•	the fact that the merger is subject to the approval of our stockholders.

The board of directors also considered and balanced against the potential benefits of the merger the following potentially adverse factors concerning the merger:

•

the risk that the merger might not be completed in a timely manner or at all, including the risk that the merger will not occur if the financing contemplated by the debt commitment letters is not obtained and Parent is unable to obtain alternative financing notwithstanding its use of reasonable best efforts to do so;

•

the fact that the Company’s stockholders will not have the opportunity to participate in any future earnings or growth of the Company and will not benefit from any appreciation in value of the Company;

•

the restrictions on the conduct of the Company’s business prior to completion of the merger, requiring the Company to conduct its business only in the ordinary course, subject to specific limitations or Parent consent, which may delay or prevent the Company from undertaking business opportunities that may arise pending completion of the merger;

•	the merger consideration consists of cash and will therefore be taxable to our stockholders for U.S. federal income tax purposes;

•

the fact that the Company was entering into the merger agreement with newly formed entities with essentially no assets, and that in the event the merger agreement is terminated under certain circumstances our remedy for losses or damages in connection with such termination could be limited to the $100 million limited guarantee provided by Cerberus;

•	the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to complete the merger;

•	the possible damage to our business, and the likely negative impact on the price of our common stock, if the merger is not consummated; and

•	the possibility of management and employee disruption associated with the merger.

In addition, the directors were aware of and considered the interests that certain of the Company’s directors and executive officers may have with respect to the merger that differ from, or are in addition to, their interests as stockholders of the Company (see “Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 44);

The foregoing discussion of the factors considered by the board of directors is not intended to be exhaustive, but rather includes the material factors considered by the board of directors. In reaching its decision to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement, the board did not quantify or assign any relative weights to the factors considered. Individual members of the board of directors may have given different weights to different factors.

The board of directors has approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement and has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, the Company and its stockholders. The board of directors recommends that the Company’s stockholders vote “FOR” the adoption of the merger agreement and “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Recommendation of the Company’s Board of Directors

Our board of directors, by unanimous vote (excluding Messrs. Leon Black, Michael Gross and Howard Clark who recused themselves from the vote based on the advice of outside counsel to the Company for the reasons discussed above under the heading “—Background of the Merger”):

•	has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of the Company and its stockholders;

•	has approved the merger agreement; and

•	recommends that United Rentals’ stockholders vote “FOR” the adoption of the merger agreement.

The board of directors also recommends that our stockholders vote “FOR” any proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies.

Opinion of UBS Securities LLC

On July 22, 2007, at a meeting of the Company’s board of directors held to evaluate the proposed merger, UBS delivered to the Company’s board of directors an oral opinion, confirmed by delivery of a written opinion, dated July 22, 2007, that, as of that date and based on and subject to various assumptions, matters considered and limitations described in its written opinion, the merger consideration of $34.50 in cash per share to be received by holders of the Company’s common stock (other than affiliated stockholders who also own the Series C Preferred Stock or the Series D Preferred Stock) in the merger was fair, from a financial point of view, to such holders.

The full text of UBS’s written opinion describes among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. This opinion is attached as

Annex D to this proxy statement, which we incorporate by reference into this document. UBS’s opinion is directed only to the fairness, from a financial point of view, of the merger consideration to be received by holders of the Company’s common stock (other than affiliated stockholders who also own the Series C Preferred Stock or the Series D Preferred Stock) and does not address any other aspect of the merger. The opinion does not address the relative merits of the merger as compared to other business strategies or transactions that might be available with respect to the Company or the Company’s underlying business decision to effect the merger. The opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote or act with respect to the merger. Holders of the Company’s common stock are encouraged to read the opinion carefully in its entirety. The summary of UBS’s opinion described below is qualified in its entirety by reference to the full text of its opinion.

In arriving at its opinion, among other things, UBS:

•	reviewed certain publicly available business and historical financial information relating to the Company;

•

reviewed certain internal financial information and other data relating to the Company’s business and financial prospects that were provided to UBS by the Company’s management and not publicly available, including financial forecasts and estimates prepared by the Company’s management;

•	reviewed certain estimates of cost reduction opportunities prepared by the Company’s management and an outside consultant that were provided to UBS by the Company and not publicly available;

•	conducted discussions with members of the Company’s senior management concerning the Company’s business and financial prospects;

•	reviewed publicly available financial and stock market data with respect to certain other companies UBS believed to be generally relevant;

•	compared the financial terms of the merger with the publicly available financial terms of certain other transactions UBS believed to be generally relevant;

•	reviewed current and historical market prices of the Company’s common stock;

•	reviewed the merger agreement dated as of July 22, 2007; and

•	conducted other financial studies, analyses and investigations, and considered other information, as UBS deemed necessary or appropriate.

In connection with its review, with the consent of the Company’s board of directors, UBS did not assume any responsibility for independent verification of any of the information provided to or reviewed by UBS for the purpose of its opinion and, with the consent of the Company’s board of directors, UBS relied on that information being complete and accurate in all material respects. In addition, with the consent of the Company’s board of directors, UBS did not make any independent evaluation or appraisal of any of the assets or liabilities, contingent or otherwise, of the Company, and was not furnished with any evaluation or appraisal. With respect to the financial forecasts, estimates and cost reduction opportunities prepared by the Company’s management referred to above, UBS assumed, at the direction of the Company’s board of directors, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company’s management as to the future financial performance of the Company and such cost reduction opportunities. UBS’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to UBS as of the date of its opinion.

At the direction of the Company’s board of directors, UBS contacted selected third parties to solicit indications of interest in a possible transaction with the Company and held discussions with certain of those parties prior to the date of UBS’s opinion. In addition, at the direction of the Company’s board of directors, UBS was not asked to, and it did not, offer any opinion as to the terms, other than the merger consideration to the extent expressly specified in UBS’s opinion, of the merger agreement or any related documents or the form of the merger. Without limiting the foregoing, UBS expressed no opinion as to the consideration to be paid or received in respect of the Series C Preferred Stock or the Series D Preferred Stock. In rendering its opinion, UBS assumed, with the consent of the Company’s board of directors, that (i) Parent and the Company would comply with all material terms of the merger agreement, and (ii) the merger would be consummated in accordance with the terms of the merger agreement without any adverse waiver or amendment of any material term or condition of the merger agreement. UBS also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any material adverse effect on the Company or the merger.

In connection with rendering its opinion to the Company’s board of directors, UBS performed a variety of financial and comparative analyses which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by UBS in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected companies analysis and the selected precedent transactions analysis summarized below, no company or transaction used as a comparison is either identical or directly comparable to the Company or the merger. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

UBS believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS’s analyses and opinion. UBS did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole. The financial forecasts, estimates of the future performance of the Company and cost reduction opportunities provided by the Company’s management in or underlying UBS’s analyses, are not necessarily indicative of future results or values, including the Company’s ability to achieve the identified financial forecasts, estimates or cost reduction opportunities, which may be significantly more or less favorable than those estimates. In performing its analyses, UBS considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Estimates of the financial value of companies do not necessarily purport to be appraisals or reflect the prices at which companies actually may be sold.

The merger consideration was determined through negotiation between the Company and Cerberus and its affiliates and the decision to enter into the merger agreement was solely that of the Company’s board of directors. UBS’s opinion and financial analyses were only one of many factors considered by the Company’s board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the Company’s board of directors or management with respect to the merger or the merger consideration.

The following is a brief summary of the material financial analyses performed by UBS and reviewed with the Company’s board of directors in connection with UBS’s opinion relating to the proposed merger. The financial analyses summarized below include information presented in tabular format. In order to fully understand UBS’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of UBS’s financial analyses.

Share Trading History Analysis

UBS reviewed the publicly available historical trading prices for the Company’s common stock, as reported by Factset, and noted that over the five year period ended July 20, 2007, the low price was $6.04 per share, the average price was $20.11 per share and the high price was $37.57 per share, compared to the merger consideration. UBS noted that the merger consideration represents certain premiums over or a discount to the following prices of the Company’s common stock:

	Share Price:	Premium /(Discount):
Current (as of July 20, 2007)	$32.37	6.6%
Pre-announcement price (as of April 9, 2007)	$27.55	25.2%
1-year average closing price	$27.52	25.3%
Last 12-month high price	$34.70	(0.6)%

UBS noted that April 9, 2007 was one day prior to the public announcement that the Company’s board of directors had decided to explore the Company’s strategic alternatives, including a possible sale of the Company.

UBS also reviewed the historical trading multiples for the Company’s common stock, based upon the publicly available historical enterprise value of the Company, calculated as fully-diluted equity value (calculated on a weekly basis with prices as reported by Factset), plus the book value of debt, less cash and cash equivalents as a multiple of the Company’s last twelve month (for the period ended May 31, 2007) (“LTM”) earnings before interest, taxes, depreciation and amortization (“EBITDA”) calculated on a quarterly basis based on internal schedules prepared by the Company’s management, public filings and other publicly available information. UBS noted that over the five year period ended July 20, 2007, the low LTM EBITDA multiple was 3.9x, the average LTM EBITDA multiple was 5.6x and the high LTM EBITDA multiple was 8.0x, compared to the implied LTM EBITDA multiple reflected in the merger consideration of 6.0x.

Selected Companies Analysis

UBS compared selected financial and stock market data of the Company with corresponding data, to the extent publicly available, of the following publicly traded companies:

Ashtead Group plc

H&E Equipment Services, Inc.

RSC Equipment Rental, Inc.

UBS reviewed, among other things, enterprise values of the selected companies as multiples of LTM EBITDA as of the first quarter of fiscal year 2007 and estimated EBITDA for calendar years 2007 and 2008, enterprise value as multiples of LTM earnings before interest and taxes (“EBIT”) as of the first quarter of fiscal year 2007 and estimated EBIT for calendar years 2007 and 2008, share prices as of July 20, 2007 as multiples of estimated calendar year 2007 and 2008 earnings per share (“P/E”), and share prices as of July 20, 2007 as a multiple of estimated calendar year 2008 earnings growth (“PEG”). PEG was not calculated for H&E Equipment Services, Inc. due to a lack of publicly available information. UBS then compared these multiples derived from the selected companies with corresponding multiples implied for the Company based on the closing price of the Company’s common stock on July 20, 2007, the pre-announcement closing price of the Company’s common stock on April 9, 2007, which was one day prior to the public announcement that the Company’s board of directors had decided to explore strategic alternatives, including a possible sale of the Company, and the merger consideration. Enterprise values were calculated as fully-diluted equity value based on closing stock prices on July 20, 2007, plus the book value of debt and preferred stock at the value payable upon a change of control, less cash and cash equivalents. Financial data for the selected companies were based on mean estimates as compiled by the Institutional Brokers’ Estimate System, referred to as “I/B/E/S estimates”, public filings and other publicly available information. Estimated financial data of the Company were based both on internal forecasts prepared by the Company’s management, referred to as “management forecasts” (see “—Projected Financial Information” beginning on page 42), and I/B/E/S estimates. This analysis indicated the following implied mean, median, high and low multiples for the selected companies, as compared to corresponding multiples implied for the Company:

	Enterprise Value / EBITDA					Enterprise Value / EBIT			P/E		PEG
	LTM		2007E		2008E	LTM	2007E	2008E	2007E	2008E	2008E

Selected Public Companies

Mean	6.4	x	5.9	x	5.3x	11.5x	9.9x	8.9x	13.7x	11.2x	0.7x
Median	6.1	x	6.0	x	5.4x	12.0x	9.7x	8.4x	15.2x	12.1x	0.7x
High	7.1	x	6.5	x	5.9x	12.3x	11.1x	10.0x	15.4x	13.1x	0.7x
Low	6.0	x	5.3	x	4.5x	10.3x	9.0x	8.4x	10.5x	8.3x	0.7x

Implied Multiples for the Company

Based on Merger Consideration	6.0	x	5.6	x	5.3x	10.5x	9.6x	8.9x	12.8x	11.8x	0.95x
Based on Current Share Price (as of July 20, 2007)	5.8	x	5.5	x	5.1x	10.1x	9.3x	8.6x	12.0x	11.1x	0.89x
Based on Pre-announcement Share Price (as of April 9, 2007)	5.3	x	5.1	x	4.7x	9.4x	8.6x	8.0x	10.2x	9.5x	0.76x

UBS also compared selected publicly available operating data for the Company with similar data for selected publicly traded and privately held equipment rental companies. The companies selected by UBS were:

Ahern Rentals Inc.

Ashtead Group plc

Hertz Equipment Rental Corporation

Neff Rentals, Inc.

RSC Equipment Rental, Inc.

UBS reviewed EBITDA margins for calendar year 2006, selling, general and administrative expenses as a percentage of sales for calendar year 2006, EBITDA compound annual growth rates (“CAGR”) from calendar year 2004 through 2006, and original equipment cost (“OEC”) compound annual growth rates from calendar year 2004 through 2006. UBS then compared the operating data derived from the selected companies with corresponding operating data for the Company. Operating data for the selected companies and the Company were based upon public filings and other publicly available information. EBITDA margins were calculated as a percentage of revenue. This analysis indicated the following for the selected companies, as compared to the Company:

Company	2006 EBITDA Margin	2006 SG&A as % of Sales	2004-2006 EBITDA CAGR	2004-2006 OEC CAGR
Ahern Rentals Inc.	44%	14%	43%	41%
Ashtead Group plc	33%	—	19%	7%
Hertz Equipment Rental Corporation	45%	—	33%	14%
Neff Rentals, Inc.	45%	—	43%	11%
RSC Equipment Rental, Inc.	43%	8%	26%	11%
United Rentals, Inc.	30%	17%	10%	4%
Average	40%	15%	29%	15%

UBS noted that none of Ashtead Group plc, Neff Rentals, Inc. or RSC Equipment Rental, Inc. reported the operating data necessary for the portion of UBS’s financial analysis related to SG&A as a percentage of sales.

Selected Transactions Analysis

UBS reviewed transaction values in the following eight selected transactions involving the equipment rental industry, using publicly available information:

Date Announced	Target	Acquiror
04/02/07	Neff Rentals, Inc.	Lightyear Capital

10/06/06	Rental Service Corporation	Ripplewood/Oakhill

07/19/06	NationsRent Companies, Inc.	Ashtead Group plc

05/24/06	NES Rentals Holdings, Inc.	Diamond Castle

10/18/05	Northridge	Sunbelt

09/22/05	Eagle High Reach	H&E Equipment Service, Inc.

09/12/05	The Hertz Corporation	Clayton, Dubiler, & Rice

04/08/05	Neff Corp.	Odyssey Investment Partners

UBS reviewed, among other things, LTM EBITDA margins and enterprise values as multiples of LTM revenue and EBITDA. UBS then compared the multiples derived from the target companies based on the consideration paid for outstanding shares in the selected transactions with corresponding multiples implied for the Company based on the merger consideration. Financial data of the selected companies were based upon I/B/E/S estimates, public filings and other publicly available information. Estimated financial data of the Company were based on management forecasts. This analysis indicated the following implied high, mean, median and low multiples for the target companies based on the consideration paid for outstanding shares in the selected transactions, as compared to corresponding multiples implied for the Company based on the merger consideration:

		Enterprise Value /LTM(1)
	LTM EBITDA Margin	Revenue	EBITDA
High	44.8%	2.6x	6.2x
Mean	34.5%	1.9x	5.5x
Median	32.8%	1.9x	5.4x
Low	26.1%	1.4x	4.8x
United Rentals, Inc.	30.1%	1.8x	6.0x

(1)

With respect to the Rental Service Corporation transaction that is included in this selected transactions analysis, the consideration paid for outstanding shares excludes $400 million in contingent consideration that may be, but is not yet and may never be, payable to the seller in that transaction in the event RSC achieves future performance targets.

Discounted Cash Flow Analysis

UBS performed a discounted cash flow analysis to calculate the estimated present value as of June 30, 2007, of the stand-alone unlevered, after-tax free cash flows that the Company could generate over fiscal years 2007 through 2013 based on the financial projections provided by the Company’s management to UBS. Due to the uncertainty of fully achieving the meaningful time utilization improvements, cost reduction initiatives and rental rate improvements identified by the Company’s management and an outside consultant and included in the management forecasts (see “—Projected Financial Information” beginning on page 42), and in lieu of using a range of alternative assumptions regarding these improvements and initiatives, the Company’s management provided UBS with supplemental financial projections subsequent to May 2007 for purposes of its discounted cash flow analysis that assumed implementation of these initiatives on a stand-alone basis, resulting in 100% realization of the projected time utilization improvements, 85% realization of the projected cost reduction initiatives and 35% realization of the projected rental rate improvements, in each case, during fiscal years 2008 and 2009. These supplemental financial projections provided to UBS were the same as the management forecasts for the Company’s 2007 fiscal year and, except for the changes in the assumptions regarding the cost reduction initiatives and rental rate improvements discussed in the preceding sentence, otherwise were developed with the same material assumptions that underlie the management forecasts, including the assumptions regarding the evolution of the non-residential construction market, the Company’s principal end market for rental equipment. More specifically, the supplemental financial projections provided by the Company’s management to UBS for purposes of its discounted cash flow analysis included the following selected projected financial data for the fiscal years ended December 31 of the year indicated:

	2007E	2008E	2009E	2010E	2011E	2012E	2013E
	($ in millions)(1)
Rental Revenue	$2,655	$2,866	$3,067	$3,118	$2,954	$3,054	$3,237
Total Revenue	$3,854	$3,848	$4,075	$4,155	$3,771	$4,075	$4,306
EBITDA	$1,175	$1,380	$1,578	$1,585	$1,387	$1,473	$1,591
EBIT	$700	$870	$1,040	$1,025	$822	$906	$1,005
Net Capital Expenditures	$620	$615	$615	$534	$165	$525	$594
Free Cash Flow	$171	$236	$374	$491	$866	$455	$500

(1)	United Rentals does not as a matter of course make public long-term projections as to future revenues, earnings or other results. While the summary financial projections set forth above were prepared in good faith by members of our management, no assurance can be given regarding future events, many of which are beyond the Company’s control. Therefore, these financial projections may not be predictive of future operating results, and this information should not be relied on as such. The estimates and assumptions underlying these financial projections involve judgments with respect to, among other things, future economic, competitive and financial market conditions and future business decisions as well as additional matters specific to the Company’s business, many of which are beyond our control. The projections cover multiple years and such information by its nature becomes more speculative with each successive year. Additionally, the financial projections in this section were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information or published guidelines of the SEC regarding financial projections. The financial projections are not historical fact and should not be relied upon as being necessarily indicative of actual future results. In light of the foregoing, stockholders are cautioned not to unduly rely on these summary financial projections. See “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 15. The Company does not intend to update or otherwise revise these projections to reflect circumstances existing since their preparation or to reflect the occurrence of subsequent events even in the event than any or all of the underlying assumptions are no longer appropriate.

UBS calculated a range of terminal values as of December 31, 2013 by applying a range of EBITDA terminal value multiples ranging from 4.5x to 6.5x to the Company’s fiscal year 2013 estimated EBITDA, which range was derived taking into account current and historical forward 12 months EBITDA trading multiples for the Company and the selected publicly traded companies referred to above under “Selected Companies Analysis.” The cash flows and terminal values were then discounted to present value using discount rates ranging from 12.5% to 14.5%, which range was chosen by UBS based on its analysis of the weighted average cost of capital of the Company. This analysis indicated the following implied per share equity reference range for the Company as compared to the merger consideration.

Implied Per Share Equity Reference Range for the Company	Merger Consideration
$20.70 - $41.39	$34.50

Miscellaneous

As discussed in “—Background of the Merger” above, the Company agreed that, in the event of a change-in-control transaction such as the merger, it would pay its financial advisors, collectively, a total transaction fee equal to 0.50% of the aggregate consideration paid to stockholders in connection with such a transaction, and that this total transaction fee would be allocated between UBS and Credit Suisse. The Company designated UBS as its lead financial advisor in connection with its review of strategic alternatives and, under the terms of UBS’s engagement, the Company has agreed to allocate a substantial majority of this total transaction fee to UBS, all of which is wholly contingent upon consummation of the merger. If, within a specified period after the termination of UBS’s engagement, the Company enters into a definitive agreement that subsequently results in, or the Company completes, a merger, business combination, sale of all or substantially all of its assets or other extraordinary corporate transaction that results in a change of control of the Company, with a third party other than Cerberus or its affiliates, UBS will be entitled to receive the transaction fee upon consummation of the alternative transaction. The Company also has agreed to reimburse UBS for its reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify UBS and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement.

In the past, UBS and its affiliates have provided investment banking and other services to the Company and Cerberus and their respective affiliates, including affiliated shareholders of the Company and Cerberus, unrelated to the merger, for which UBS and its affiliates have received compensation and services may continue in the future. In addition, UBS or an affiliate is a participant in credit facilities of the Company and certain affiliates of Cerberus for which it has received and continues to receive fees and interest payments. In the ordinary course of business, UBS, its successors and affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of the Company and/or securities of Cerberus’s affiliates and, accordingly, may at any time hold a long or short position in such securities. Without limiting the foregoing, UBS or an affiliate owns warrants to purchase shares of the Company’s common stock for its own account. The Company selected UBS as its financial advisor in connection with the merger because UBS is an internationally recognized investment banking firm with substantial experience in similar transactions. UBS is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

Projected Financial Information

United Rentals does not as a matter of course make public long-term projections as to future revenues, earnings or other results. However, we have included certain financial projections in this proxy statement to provide our stockholders access to certain non-public financial projections provided to our board of directors, Parent, Merger Sub, Cerberus and our financial advisors for purposes of considering and evaluating the merger. Our board of directors and financial advisors were provided with all of the financial projections set forth below (as well as certain supplemental financial projections discussed in “—Opinion of UBS Securities LLC” above on page 35), while Parent, Merger Sub and Cerberus were only provided with the 2007-2009 financial projections set forth below. The inclusion of this information should not be regarded as an indication that our board of directors, Parent, Merger Sub, Cerberus or any other recipient of this information considered, or now considers, it to be a reliable prediction of future results.

The following table presents selected projected financial data for the fiscal years ended December 31 of the year indicated. The projections were prepared in May 2007 based upon assumptions management believed to be reasonable at that time. The projections do not take into account any circumstances, events or accounting pronouncements occurring after the date they were prepared, nor does the Company intend to update or otherwise revise the projected financial information to reflect circumstances arising since its preparation or to reflect the occurrence of unanticipated events.

	2007E	2008E	2009E	2010E	2011E	2012E	2013E
	($ in millions)
Rental Revenue	$2,655	$2,902	$3,146	$3,197	$3,027	$3,129	$3,316
Total Revenue	$3,854	$3,883	$4,154	$4,234	$3,844	$4,150	$4,385
EBITDA	$1,175	$1,439	$1,693	$1,700	$1,496	$1,585	$1,707
EBIT	$700	$929	$1,154	$1,140	$932	$1,018	$1,121
Net Capital Expenditures	$620	$615	$615	$534	$165	$525	$594
Free Cash Flow	$171	$268	$440	$561	$933	$523	$570

Growth Rates
Rental Revenue	4.9%	9.3%	8.4%	1.6%	(5.3)%	3.4%	6.0%
Total Revenue	5.9%	0.8%	7.0%	1.9%	(9.2)%	8.0%	5.7%

Margins
EBITDA	30.5%	37.1%	40.7%	40.2%	38.9%	38.2%	38.9%
EBIT	18.2%	23.9%	27.8%	26.9%	24.2%	24.5%	25.6%

The projections set forth above reflect a number of assumptions, which may cause these projections to vary significantly from actual financial results. Significant assumptions underlying these projections include the following:

•	no material change to our capital structure;

•

the non-residential construction market, our principal end market for rental equipment, will evolve in a manner consistent with the assumptions used by the Company as of the date the projections were prepared, which includes an expansion through 2009 followed by an assumed cyclical downturn and subsequent cyclical recovery thereafter;

•

during the assumed period of expansion, from 2007 to 2009, we would achieve (i) a total rate increase of 5.5% and (ii) an increase in our time utilization (a metric calculated by dividing the sum of the original equipment cost of equipment on rent each day by the sum of the total original equipment cost of equipment owned by the Company each day) from approximately 61.5% in our 2006 fiscal year to approximately 68.7% in 2009;

•

by the end of our 2009 fiscal year, we would achieve EBITDA improvements as a result of our cost reduction initiatives, which includes a reduction in our selling, general and administrative expenses, our strategic sourcing initiatives and additional cost of goods sold improvements, equal to approximately $230 million annually; and

•	the age of our fleet would be managed in a manner consistent with the assumptions we used as of the date the projections were prepared.

While the summary financial projections set forth above were prepared in good faith by members of our management, no assurance can be given regarding future events, many of which are beyond our control. Therefore, these financial projections may not be predictive of future operating results, and this information should not be relied on as such. The estimates and assumptions underlying these financial projections involve judgments with respect to, among other things, future economic, competitive and financial market conditions and future business decisions as well as additional matters specific to the Company’s business, many of which are beyond our control. The projections cover multiple years and such information by its nature becomes more speculative with each successive year. Additionally, the financial projections in this section were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information or published guidelines of the SEC regarding financial projections. The financial projections are not historical fact and should not be relied upon as being necessarily indicative of actual future results. In light of the foregoing, stockholders are cautioned not to unduly rely on these summary financial projections.

The inclusion of these financial projections should not be interpreted as an indication that we consider this information necessarily predictive of actual future results, and this information should not be relied on for that purpose. These projections are not included in this document in order to induce any stockholder of the Company to vote to approve the merger agreement, or to impact any investment decision with respect to the common stock. See “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 15.

WE DO NOT INTEND TO UPDATE OR OTHERWISE REVISE THESE PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING SINCE THEIR PREPARATION OR TO REFLECT THE OCCURRENCE OF SUBSEQUENT EVENTS EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE NO LONGER APPROPRIATE.

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendation of the Company’s board of directors with respect to the merger, you should be aware that some of the Company’s directors and executive officers may be considered to have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below. The Company’s board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger.

Treatment of Stock Options

Each outstanding stock option that remains outstanding immediately prior to the effective time of the merger, whether or not the option is vested or unvested, will be canceled and the holder of such stock option that has an exercise price of less than $34.50 will be entitled to receive a cash payment, without interest and less applicable withholding taxes, equal to the product of:

•	the number of shares of our common stock subject to the option immediately prior to the effective time of the merger, multiplied by

•	the excess, if any, of $34.50 over the exercise price per share of common stock subject to such option.

The following table summarizes the vested and unvested options with exercise prices of less than $34.50 per share held by our executive officers and directors as of September 10, 2007 (857,833 in the aggregate) and the consideration that each of them will receive pursuant to the merger agreement in connection with the cancellation of their options:

	Vested Options			Unvested Options
	No. of Underlying Shares	Weighted Average Exercise Price	Value	No. of Underlying Shares	Weighted Average Exercise Price	Value	Total Value
Executive Officers:

Michael J. Kneeland	50,833	$24.88	$489,013	—	—	—	$489,013
Martin E. Welch III	—	—	—	—	—	—	—
Roger E. Schwed	—	—	—	—	—	—	—
Todd G. Helvie	1,667	$24.98	$15,870	3,333	$24.98	$31,730	$47,600
Kurtis T. Barker	80,000	$21.94	$1,005,000	—	—	—	$1,005,000

Directors:

Wayland R. Hicks	525,000	$17.47	$8,939,063	—	—	—	$8,939,063
Michael S. Gross	36,000	$28.32	$222,330	—	—	—	$222,330
Leon D. Black	36,000	$28.32	$222,330	—	—	—	$222,330
Jenne K. Britell, Ph.D.	—	—	—	—	—	—	—
Howard L. Clark, Jr.	6,000	$17.97	$99,180	—	—	—	$99,180
Bradley S. Jacobs(1)	—	—	—	—	—	—	—
Singleton B. McAllister	6,000	$17.97	$99,180	—	—	—	$99,180
Brian D. McAuley	6,000	$17.97	$99,180	—	—	—	$99,180
John S. McKinney	106,000	$21.19	$1,411,080	—	—	—	$1,411,080
Jason Papastavrou, Ph.D.	—	—	—	—	—	—	—
Gerald Tsai, Jr.	1,000	$19.76	$14,740	—	—	—	$14,740
Lawrence “Keith” Wimbush	—	—	—	—	—	—	—

(1)

Mr. Jacobs resigned as chairman and as a director of the Company effective August 31, 2007. A marital trust holds options with respect to 2,650,000 shares of common stock. The institutional trustee is not affiliated with Mr. Jacobs and controls the voting disposition of such shares. See “Security Ownership of Certain Beneficial Owners and Management” beginning on page 81.

Treatment of Restricted Stock and Stock Units

Under the terms of the merger agreement, all restricted stock and stock unit awards held by our executive officers and directors under our equity incentive plans (subject to limited exceptions in the case of two of our employees whose award agreement provides for a partial forfeiture of such award upon consummation of a change-in-control transaction such as the merger) shall become immediately vested and free of restrictions effective as of the effective-time. At the effective time of the merger, any such equity award that is then outstanding will be canceled, and the holder of each such award will receive a cash payment of $34.50 per share of restricted stock or $34.50 per share of common stock subject to a stock unit, without interest and less any applicable withholding taxes.

In connection with Mr. Hicks decision to retire as Chief Executive Officer, the Company has entered into an agreement with Mr. Hicks, dated April 10, 2007, pursuant to which the Company granted Mr. Hicks an equity award providing for 133,334 RSUs that would vest in the event that the proposed merger is consummated.

The following table summarizes the restricted stock and stock unit awards held by our executive officers and directors as of September 10, 2007 (595,597 in the aggregate) and the consideration that each of them will receive pursuant to the merger agreement in connection with the cancellation of such awards:

	Aggregate Shares Subject to Vested/Unvested Restricted Stock and Restricted Stock Units	Aggregate Cash- Out Value of Restricted Stock and Restricted Stock Units
Executive Officers:

Michael J. Kneeland III	70,836	$2,443,842
Martin E. Welch	120,002	$4,140,069
Roger E. Schwed	30,002	$1,035,069
Todd G. Helvie	17,500	$603,750
Kurtis T. Barker	12,500	$431,250

Directors:

Wayland R. Hicks	283,332	$9,774,954
Michael S. Gross	21,783	$751,514
Leon D. Black	15,288	$527,436
Jenne K. Britell, Ph.D.	3,102	$107,019
Howard L. Clark, Jr.	3,036	$104,742
Bradley S. Jacobs(1)	—	—
Singleton B. McAllister	3,036	$104,742
Brian D. McAuley	3,036	$104,742
John S. McKinney	3,036	$104,742
Jason Papastavrou, Ph.D.	3,036	$104,742
Gerald Tsai, Jr.	3,036	$104,742
Lawrence “Keith” Wimbush	3,036	$104,742

(1)	Mr. Jacobs resigned as chairman and as a director of the Company effective August 31, 2007.

Change-in-Control Agreements; Retention Bonuses

In addition to the treatment of the equity awards described above, certain change of control agreements provide retention bonuses to each of Michael J. Kneeland (interim CEO), Martin E. Welch (CFO) and Roger E. Schwed (General Counsel). In the case of Messrs. Kneeland and Welch, the retention bonuses are contingent upon completion of the merger and would be paid six months following a change in control of the Company with the exact amounts thereof to be determined at the discretion of the compensation committee of the board, subject to specified maximums of $350,000 each. In the case of Mr. Schwed, the retention bonus is in a fixed amount of $325,000, which will be earned in full upon a change in control of the Company, with one-half payable at the time of the change in control and one-half six-months thereafter (without regard to whether Mr. Schwed is still employed with the Company). Mr. Schwed’s bonus is also subject to acceleration in the event his employment is terminated by the Company without cause or by him for specified good reasons. Todd G. Helvie (Senior Vice President and Controller) is also entitled to a retention bonus in the amount of $315,000, one half of which will be earned and paid upon the earlier of February 15, 2008 or a change in control of the Company and one half of which is contingent upon and would be paid six months following a change in control of the Company. Mr. Helvie’s bonus is also subject to acceleration in the event his employment is terminated by the Company without cause or by him for specified good reasons, with one half thereof being paid if such termination occurs before February 15, 2008 or a change in control, or the full amount thereof being paid if such termination occurs after a change in control (but before the passage of an additional six months). In addition, Mr. Helvie, the only named executive officer who holds an outstanding award under the Company’s Long Term Incentive Plan (“LTIP”), will become vested in LTIP awards upon a change in control of the Company in essentially the same manner as such awards would vest under the LTIP if he were terminated without cause. Mr. Helvie will receive a continuation of his annual salary and benefits for twelve months and a pro rata portion of his target annual cash bonus (based on the percentage of the fiscal year completed), in the event a change in control of the Company occurs and his employment with the Company is terminated by the Company without cause or by him for specified good reasons within 12 months following such change in control.

Potential Severance Benefits

Each of Messrs. Kurtis T. Barker, Martin E. Welch, Michael J. Kneeland, Todd G. Helvie and Roger E. Schwed is a party to an employment agreement with the Company. Pursuant to the employment agreement, in the event the executive’s employment is terminated by the Company without cause or the executive resigns for good reason (each as defined in the employment agreements), each of the executives (except for Mr. Helvie) would receive the following severance benefits:

(i) any accrued but unpaid base salary for services rendered through the date of termination;

(ii) any accrued but unpaid vacation through the date of termination;

(iii) any unpaid reimbursements of business and relocation expenses;

(iv) payment of 100% of the executive’s base salary plus target bonus (except for Mr. Kneeland) payable over one year (or with respect to Mr. Barker payable over two years); Mr. Kneeland is entitled to receive a payment of 200% of his base salary payable over two years;

(v) any amounts or benefits to which the executive is entitled upon termination pursuant to the Company’s incentive, savings, retirement, welfare benefit plans and programs; and

(vi) Messrs. Barker and Schwed are also entitled to receive COBRA continuation coverage until the earlier of (i) one year or (ii) the date they become employed by a third party.

Mr. Helvie’s employment agreement provides him with severance benefits equal to his annual base salary for a period of one year. However, if he is terminated without cause or for good reason following a change in control, his severance benefit would be equal to those benefits specified under “Change in Control; Retention Bonuses” above.

Indemnification and Insurance

The merger agreement provides that for six years after the closing of the merger, the Parent is required to indemnify present and former directors and officers (and, subject to certain limitations, employees) against all liabilities and costs (including attorney’s fees) arising out of actions or omissions occurring at or before the closing of the merger (including the merger agreement and the transactions and actions contemplated thereby).

Each director or officer (or, subject to certain exceptions, employee) also is entitled to advancement of reasonable expenses incurred in defense of an actual or threatened claim, proceeding or investigation, but such person must repay the expenses if it is ultimately determined that such person is not entitled to indemnification. Neither Parent nor the surviving corporation will settle or compromise any claim involving an indemnified party unless the settlement or compromise includes an unconditional release (or the director, officer or employee otherwise consents).

Under the merger agreement, we or Parent may purchase a six-year prepaid tail policy providing substantially equivalent benefits as the current D&O insurance policy maintained by the Company with respect to matters arising before the closing.

Potential Future Employment

While Parent has requested, and been granted, the opportunity to begin discussions with the executive officers regarding future employment opportunities with United Rentals following the effective time of the merger, and expects to begin these discussions shortly, as of the date of this proxy statement, none of the executive officers has entered into any agreement or understanding with the Parent regarding employment with, or the right to receive equity compensation awards from or make a personal investment in, Parent after the effective time of the merger. However, companies controlled by private equity firms, such as Parent, often seek to retain certain existing management employees of acquired companies, such as United Rentals. Executives who are retained may enter into employment arrangements that provide the opportunity to invest in the equity of the acquired company and/or may be provided equity or equity-linked awards and incentives. These arrangements create the opportunity for significant investment returns if the investment proves to be successful for the private equity firms. As stated above, no such arrangements exist as of the date of this proxy statement.

Material United States Federal Income Tax Consequences

The following is a general discussion of certain material U.S. federal income tax consequences of the merger to holders of our stock. This summary is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change, possibly with a retroactive effect.

For purposes of this discussion, we use the term “U.S. holder” to mean:

•	an individual who is (or is treated as) a citizen or resident of the United States;

•

a corporation, (including any entity or arrangement treated as a corporation for U.S. federal income taxation purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (a) if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (b) if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” is a person (other than a partnership) that is not a U.S. holder.

This discussion assumes that a holder holds the shares of our stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax that may be relevant to a holder in light of its particular circumstances, or that may apply to a holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting for their securities, stockholders subject to the alternative minimum tax, persons that have a functional currency other than the U.S. dollar, tax-exempt organizations, financial institutions, mutual funds, partnerships or other pass through entities for U.S. federal income tax purposes, controlled foreign corporations, passive foreign investment companies, certain expatriates, corporations that accumulate earnings to avoid U.S. federal income tax, stockholders who hold shares of our stock as part of a hedge, straddle, constructive sale or conversion transaction, or stockholders who acquired their shares of our stock through the exercise of employee stock options or other compensation arrangements). In addition, the discussion does not address any foreign, state or local tax consequences or U.S. tax consequences (e.g. estate or gift tax) other than U.S. federal income tax consequences that may apply to holders. Holders are urged to consult their own tax advisors to determine the particular tax consequences, including the application and effect of any state, local or foreign income and other tax laws, of the receipt of cash in exchange for shares of our stock pursuant to the merger.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our stock, the tax treatment of a partner generally will depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding our stock, you should consult your tax advisors.

U.S. Holders

The receipt of cash in the merger (or pursuant to the exercise of dissenters’ rights) by U.S. holders of our stock will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder of our stock will recognize gain or loss equal to the difference between:

•	the amount of cash received in exchange for such stock; and

•	the U.S. holder’s adjusted tax basis in such stock.

If the holding period in our stock surrendered in the merger (or pursuant to the exercise of dissenters rights) is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. The deductibility of a capital loss recognized on the exchange is subject to limitations under the Code. If a U.S. holder acquired different blocks of our stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of our stock.

Under the Code, a U.S. holder of our stock may be subject, under certain circumstances, to information reporting on the cash received in the merger (or pursuant to the exercise of dissenters’ rights) unless such U.S. holder is a corporation or other exempt recipient. Backup withholding will apply (at the applicable rate of 28%) with respect to the amount of cash received by a U.S. holder, unless such U.S. holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides proof of an applicable exemption or a correct taxpayer identification number (“TIN”), certifies that it is not currently subject to backup withholding tax, and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

Non-U.S. Holders

Any gain realized on the receipt of cash in the merger (or pursuant to the exercise of dissenters’ rights) by a non-U.S. holder generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with the conduct by a non-U.S. holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and the non-U.S. holder owned more than 5% of the Company’s stock at any time during the five years preceding the merger.

Gain that is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States (and, if an income tax treaty applies, is also attributable to a U.S. permanent establishment of the Non-U.S. Holder) will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. persons generally (and, with respect to corporate holders, may also be subject to a 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty). Gain recognized by an individual described in the second bullet point above (to the extent not offset against certain U.S-source losses) generally will be subject to a 30% gross basis tax (unless reduced or eliminated by an applicable treaty).

We believe we are not and have not been a “United States real property holding corporation” for U.S. federal income tax purposes.

Information reporting and, depending on the circumstances, backup withholding (currently at a rate of 28%) will apply to the cash received in the merger (or pursuant to the exercise of dissenters’ rights), unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) or such owner otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the Internal Revenue Service.

Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

Regulatory Approvals

The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “Hart-Scott-Rodino Act”) provides that transactions such as the merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and certain waiting period requirements have been satisfied. On August 7, 2007, the Company and RAM Holdings Company, LLC each filed a Notification and Report Form with the Antitrust Division and the Federal Trade Commission and requested early termination of the waiting period. The Federal Trade Commission notified the parties on August 31, 2007 that their request for early termination of the applicable waiting period had been granted.

Part IX of the Competition Act (Canada) provides that transactions such as the merger may not be completed until certain information has been submitted to the Commissioner of Competition, Canada, and specified waiting period requirements have been satisfied. The issuance of an Advance Ruling Certificate (“ARC”) by the Commissioner of Competition pursuant to Section 102 of the Competition Act (Canada) exempts a transaction from the requirement to submit information and observe the waiting period under Part IX of the Competition Act (Canada). On August 3, 2007, Parent filed a request for an ARC. An ARC was issued on August 14, 2007, thus exempting the transaction from the requirements of Part IX of the Competition Act (Canada).

Under the merger agreement, the Company, Parent and Merger Sub have agreed to use their reasonable best efforts to obtain all required governmental approvals in connection with the execution of the merger agreement and completion of the merger. In addition, the Company, Parent and Merger Sub have agreed to use their best efforts to take those actions as may be necessary to resolve any objections asserted on antitrust grounds with respect to the merger, including agreeing to hold separate or to divest any of the businesses or assets of Parent, Merger Sub or the Company.

Except as noted above with respect to the required filings under the Hart-Scott-Rodino Act and the Competition Act (Canada) and the filing of a certificate of merger in Delaware at or before the effective date of the merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the merger agreement or completion of the merger.

Litigation Related to the Merger

Following our announcement of the proposed acquisition of our Company by funds and accounts affiliated with Cerberus, a putative class action complaint, Donald Lefari vs United Rentals, Inc. et al., was filed in the Superior Court of the State of Connecticut, Judicial District of Stamford-Norwalk on July 23, 2007. The lawsuit purports to be brought on behalf of all common stockholders of the Company and names the Company and all of its directors and Cerberus as defendants. The complaint alleges, among other things, that the Company’s board of directors violated its fiduciary duties to the Company’s stockholders by entering into the merger agreement and plaintiff seeks to enjoin the proposed transaction on that basis.

On September 19, 2007, attorneys for the parties in Lefari vs United Rentals, Inc. et al., executed a memorandum of understanding pursuant to which, if approved by the court in which the litigation is pending, such litigation will be dismissed with prejudice. The Company agreed to make certain revisions to this proxy statement as part of the agreement among the parties to settle the litigation and agreed to pay attorneys’ fees and expenses as awarded by the court. The settlement of the litigation, subject to court approval, will result in a dismissal of all merger-related claims against the Company, its directors and Cerberus.

Delisting and Deregistration of Our Common Stock

If the merger is completed, our common stock will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and we will no longer be required to file periodic reports with the SEC on account of our common stock.

Amendment to United Rentals Shareholder Rights Agreement

In connection with the Company’s execution of the merger agreement, the Company amended the Rights Agreement between the Company and American Stock Transfer & Trust Company, as Rights Agent, dated as of September 28, 2001 (the “rights agreement”). The amendment, which was effective July 22, 2007, provides that neither the execution of the merger agreement (or the voting agreement or the warrant holders agreement) nor the consummation of the merger or other transactions contemplated by the merger agreement (or the voting agreement or warrant holders agreement) will trigger the separation or exercise of the shareholder rights or any adverse event under the rights agreement. In particular, neither Parent, Merger Sub nor any of their affiliates or associates shall be deemed to be an “Acquiring Person” and neither a “Shares Acquisition Date” nor a “Distribution Date” shall be deemed to have occurred, in each case solely by virtue of, or as a result of the approval, execution, delivery, adoption or performance of the merger agreement or the consummation of the merger or any other transactions contemplated by the merger agreement (or the voting agreement or the warrant holders agreement).

THE MERGER AGREEMENT

The following summarizes material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

The description of the merger agreement in this proxy statement has been included to provide you with information regarding its terms. The merger agreement contains representations and warranties made by and to the Company, Parent and Merger Sub as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. The representations and warranties have been qualified by certain disclosures that were made to the other party in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement. In addition, certain representations and warranties may be subject to contractual standards of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Structure

At the effective time of the merger, Merger Sub will merge with and into United Rentals. United Rentals will survive the merger and continue to exist after the merger as a wholly-owned subsidiary of Parent. All of the Company’s and Merger Sub’s properties, assets, rights, privileges, immunities, powers and franchises, and all of their debts, liabilities and duties, will become those of the surviving corporation. Following completion of the merger, the Company’s common stock will be delisted from the NYSE, deregistered under the Exchange Act, and no longer be publicly traded. The Company will be a privately held corporation and the Company’s current stockholders, other than any employees of the Company who may be permitted to invest in the surviving corporation (or its parent) and who choose to so invest, will cease to have any ownership interest in the Company or rights as Company stockholders. Therefore, such current stockholders of the Company will not participate in any future earnings or growth of the Company and will not benefit from any appreciation in value of the Company. Upon completion of the merger, the directors of Merger Sub will be the initial directors of the surviving corporation, and the officers of the Company will be the initial officers of the surviving corporation.

Effective Time; Marketing Period

The effective time of the merger will occur at the time that we file a certificate of merger with the Secretary of State of the State of Delaware on the closing date of the merger (or such later time as provided in the certificate of merger). The closing date will occur as soon as practicable, but in no event later than the second business day after all of the conditions to the merger set forth in the merger agreement have been satisfied or waived (or such other date as Parent and the Company may mutually agree). In the event that all conditions have been satisfied but the marketing period has not expired, then the parties are not required to effect the closing until the earlier of:

•	a date during the marketing period specified by Parent on no less than three business days prior written notice to the Company; and

•	the final day of the marketing period.

The marketing period is defined in the merger agreement as the first period of 25 consecutive business days after the date of the merger agreement throughout which:

•

Merger Sub shall have the financial and other pertinent information regarding the Company, including all financial statements and financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and of the type and form customarily included in private placements under Rule 144A under the Securities Act, to consummate the offerings of debt securities contemplated by Merger Sub’s debt financing commitments at the time during the Company’s fiscal year such offerings will be made; and

•

the mutual closing conditions have all been satisfied and nothing has occurred and no condition exists that would cause certain conditions to the obligations of Parent and Merger Sub to fail to be satisfied assuming the closing date was to be scheduled at any time during this 25 business day period.

The purpose of the marketing period is to provide Parent a reasonable and appropriate period of time during which it can market and place the permanent debt financing contemplated by the debt financing commitments for the purposes of financing the merger. To the extent Parent determines it does not need the benefit of the marketing period to market and place the debt financing, Parent may, in its sole discretion, determine to waive the marketing period and close the merger prior to the expiration of the marketing period if all closing conditions are otherwise satisfied or waived.

Merger Consideration

Company Common Stock

At the effective time of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger will automatically be converted into the right to receive $34.50 in cash, without interest and less any required withholding taxes (referred to as the “common stock merger consideration”), other than shares of Company common stock:

•	held by any direct or indirect wholly owned subsidiary of the Company (which will remain outstanding, except that they will be adjusted to maintain relative ownership);

•

owned directly or indirectly by Merger Sub or Parent immediately prior to the effective time of the merger, or held in the Company’s treasury immediately prior to the effective time, which shares will be canceled without conversion or consideration; and

•	held by stockholders who have properly demanded and perfected their appraisal rights in accordance with Delaware law, which shares shall be entitled to only such rights as are granted by Delaware law.

After the effective time of the merger, each of our outstanding stock certificates or book-entry shares representing shares of common stock converted in the merger will represent only the right to receive the common stock merger consideration without any interest. The common stock merger consideration paid upon surrender of each certificate will be paid in full satisfaction of all rights pertaining to the shares of our common stock represented by that certificate or book-entry share.

Company Series C Preferred Stock and Series D Preferred Stock

At the effective time of the merger, each outstanding share of Series C Preferred Stock and each outstanding share of Series D Preferred Stock will be converted into the right to receive an amount in cash equal to the sum of (i) the Liquidation Preference (which is equal to $1,000) plus (ii) an amount equal to 6.25% per annum of the Liquidation Preference, compounded annually from January 7, 1999 (in the case of the Series C Preferred Stock) or September 30, 1999 (in the case of the Series D Preferred Stock) to and including the closing date of the merger plus (iii) any accrued and unpaid dividends thereon as of the closing date of the merger, other than shares of Series C Preferred Stock and Series D Preferred Stock:

•	held by any direct or indirect wholly owned subsidiary of the Company (which will remain outstanding, except that they will be adjusted to maintain relative ownership);

•

owned directly or indirectly by Merger Sub or Parent immediately prior to the effective time of the merger, or held in the Company’s treasury immediately prior to the effective time, which shares will be canceled without conversion or consideration; and

•	held by stockholders who have properly demanded and perfected their appraisal rights in accordance with Delaware law, which shares shall be entitled to only such rights as are granted by Delaware law.

The sum outlined above represents the “Call Price” as defined in the applicable Certificate of Designation.

Pursuant to the terms of the certificate of designations for the Series C Preferred Stock and the Series D Preferred Stock, each share of Series C Preferred stock is convertible into 40 shares of our common stock, or an aggregate of 12,000,000 shares of common stock with respect to the 300,000 shares of Series C Preferred Stock currently outstanding, and each share of Series D Preferred stock is convertible into 33 1/3 shares of our common stock, or an aggregate of 5,000,000 shares of common stock with respect to the 150,000 shares of Series D Preferred Stock currently outstanding. Based on the number of shares of common stock issuable upon conversion of the Series C Preferred Stock and the Series D Preferred Stock as compared to the aggregate consideration holders of the Series C Preferred Stock and Series D Preferred Stock are entitled to receive under the merger agreement pursuant to the applicable certificate of designation (the “Call Price” sum described above), the implied price per common share of each share of Series C Preferred Stock and Series D Preferred Stock is equal to $41.96 and $48.19, respectively, as of July 22, 2007.

Treatment of Options and Other Awards

Stock Options

Immediately prior to the effective time of the merger, all outstanding options to acquire our common stock, whether or not then vested or exercisable, will be cancelled and converted into the right to receive, on or as soon as reasonably practicable after the effective time of the merger, but in any event within two business days thereafter, a cash payment equal to the number of shares of our common stock underlying the options multiplied by the amount, if any, by which $34.50 exceeds the exercise price, without interest and less any applicable withholding taxes.

Restricted Shares

Immediately prior to the effective time of the merger, each outstanding share of common stock granted subject to vesting or other lapse restrictions pursuant to a Company stock plan will vest in full and become free of such restrictions as of the effective time of the merger and be converted into the right to receive $34.50 in cash, without interest and less any required withholding taxes.

Other Equity-Based Awards

Immediately prior to the effective time of the merger, each award of a right under any Company stock plan entitling the holder of such award to performance shares, shares of our common stock or cash equal to or based on the value of our common stock, whether vested or unvested, will be cancelled and converted into the right to receive cash in an amount equal to $34.50 multiplied by the number of shares of common stock subject to such award, without interest and less any required withholding taxes (subject to limited exceptions in the case of two of our employees whose award agreement provides for a partial forfeiture of such award upon consummation of a change-in-control transaction such as the merger).

Company Warrants

After the effective time of the merger, in accordance with the terms of outstanding warrants to purchase shares of common stock, the holders of the warrants shall be entitled to receive the amount in cash that they would have been entitled to receive in connection with the merger if the warrants had been exercised for shares of common stock immediately prior to the closing of the merger.

Exchange and Payment Procedures

At or prior to the effective time of the merger, Parent will deposit, or will cause to be deposited, in trust, an amount of cash sufficient to pay the merger consideration to each holder of shares of our stock with a bank or trust company (the “paying agent”) reasonably acceptable to us. Promptly after the effective time of the merger, the paying agent will mail a letter of transmittal and instructions to you and the other stockholders. The letter of transmittal and instructions will tell you how to surrender your stock certificates or shares you may hold represented by book entry in exchange for the merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

You will not be entitled to receive the merger consideration until you surrender your stock certificate or certificates (or book-entry shares) to the paying agent, together with a duly completed and executed letter of transmittal and any other documents as may be required by the letter of transmittal. The merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer. In addition, the person who surrenders such certificate must either pay any transfer or other applicable taxes or establish to the satisfaction of the surviving corporation that such taxes have been paid or are not applicable.

No interest will be paid or will accrue on the cash payable upon surrender of the certificates (or book-entry shares). The paying agent will be entitled to deduct and withhold, and pay to the appropriate taxing authorities, any applicable taxes from the merger consideration. Any sum which is withheld and paid to a taxing authority by the paying agent will be deemed to have been paid to the person with regard to whom it is withheld.

At the effective time of the merger, our stock transfer books will be closed, and there will be no further registration of transfers of outstanding shares of our common stock. If, after the effective time of the merger, certificates are presented to the surviving corporation for transfer, they will be canceled and exchanged for the merger consideration.

Any portion of the merger consideration deposited with the paying agent that remains undistributed to the holders of certificates evidencing shares of our stock for twelve months after the effective time of the merger, will be delivered, upon demand, to the surviving corporation. Holders of certificates who have not surrendered their certificates prior to the delivery of such funds to the surviving corporation may only look to the surviving corporation for the payment of the merger consideration.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to comply with the replacement requirements established by the paying agent, including, if necessary, the posting of a bond in a customary amount sufficient to protect the surviving corporation against any claim that may be made against it with respect to that certificate.

Representations and Warranties

We make various representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the disclosure schedules delivered in connection with the execution of the merger agreement. Our representations and warranties relate to, among other things:

•	our and our subsidiaries proper organization, good standing and qualification to do business;

•	our certificate of incorporation and bylaws;

•

our capitalization, including, in particular, the number of shares of our common stock, preferred stock, convertible notes, company warrants, stock options and other equity-based interests, and the absence of any encumbrances on our ownership of the equity interests of our subsidiaries;

•	our corporate power and authority to enter into the merger agreement, the voting agreement and the warrant holders agreement and to consummate the transactions contemplated by these agreements;

•	the approval and recommendation by our board of directors of the merger agreement, the merger and the other transactions contemplated by the merger agreement;

•

the absence of violations of or conflicts with our and our subsidiaries governing documents, applicable law or certain agreements as a result of entering into the merger agreement, the voting agreement and the warrant holders agreement and consummating the merger;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•	compliance with applicable legal requirements;

•	our SEC filings since January 1, 2004, including the financial statements contained therein and our internal controls and disclosure controls and procedures and our books and records;

•	the absence of undisclosed liabilities;

•	the absence of a “material adverse effect” and certain other changes or events related to us or our subsidiaries since December 31, 2006;

•	legal proceedings and governmental orders;

•	employment and labor matters affecting us or our subsidiaries, including matters relating to our and our subsidiaries’ employee benefit plans;

•	our and our subsidiaries’ insurance policies;

•	real property;

•	tax matters;

•	accuracy and compliance as to form with applicable securities law of this proxy statement;

•	the receipt by us of a fairness opinion from UBS;

•	the absence of undisclosed broker’s fees;

•	intellectual property;

•	environmental matters;

•	material contracts and performance of obligations thereunder;

•	the required vote of our stockholders in connection with adoption of the merger agreement;

•	the amendment of our stockholders rights plan and the inapplicability of anti-takeover statutes to the merger;

•	related-party transactions; and

•	historical operational and financial reports provided to Parent.

Many of the representations and warranties we made in the merger agreement are qualified by a “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would have a material adverse effect on the Company). For the purposes of the merger agreement, “material adverse effect” means any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate, (a) has or would be reasonably expected to have, a material adverse effect on or with respect to the assets, business, results of operations or financial condition of the Company and its subsidiaries taken as a whole or (b) would prevent, materially delay or materially impede the ability of the Company to consummate the merger.

A “material adverse effect” will not have occurred, however, as a result of any facts, circumstances, events, changes, effects or occurrences:

•

generally affecting the economy or the financial, debt, credit or securities markets in the United States, including as a result of changes in geopolitical conditions, except to the extent that such facts, circumstances, events, changes, effects or occurrences have a materially disproportionate effect on us and our subsidiaries taken as a whole relative to other companies operating in any of the principal industries in which the Company and our subsidiaries operate (which for purposes of the merger agreement is defined as the equipment rental, equipment sales and ancillary servicing and maintenance and parts and supplies sales industries);

•

generally affecting any of the industries in which we or our subsidiaries operate, except to the extent that such facts, circumstances, events, changes, effects or occurrences have a materially disproportionate effect on us and our subsidiaries taken as a whole relative to other companies operating in any of the principal industries in which the Company and our subsidiaries operate;

•

resulting from the announcement of the merger agreement and the transactions contemplated by the merger agreement, including any related stockholder litigation and including termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any of our or our subsidiaries customers, suppliers, distributors, partners or employees due to the announcement and performance of the merger agreement or the identity of the parties to the merger agreement, or the performance of the merger agreement and the transactions contemplated thereby, including compliance with the covenants set forth in the merger agreement;

•	resulting from any actions required under the merger agreement to obtain any approval or authorization under applicable antitrust or competition laws for the consummation of the merger;

•

resulting from changes after the date of the merger agreement in any laws or applicable accounting regulations or principles or interpretations thereof, except if such facts, circumstances, events, changes, effects or occurrences have a materially disproportionate effect on us and our subsidiaries taken as a whole relative to other companies operating in any of the principal industries in which the Company and our subsidiaries operate;

•

resulting from any outbreak or escalation of hostilities or war or any act of terrorism, except to the extent that such facts, circumstances, events, changes, effects or occurrences have a materially disproportionate effect on us and our subsidiaries taken as a whole relative to other companies operating in any of the principal industries in which the Company and our subsidiaries operate; and

•

resulting from any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenue, earnings or other financial performance or results of operations, in and of itself.

You should be aware that these representations and warranties are made by the Company to Parent and Merger Sub, may be subject to important limitations and qualifications agreed to by Parent and Merger Sub, may or may not be accurate as of the date they were made and do not purport to be accurate as of the date of this proxy statement.

The merger agreement also contains various representations and warranties made by Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications. The representations and warranties relate to, among other things:

•	their organization, valid existence and good standing;

•	their corporate or other power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	the absence of any violation of or conflict with their governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•	the absence of litigation;

•	the accuracy and compliance with applicable securities laws of the information supplied by Parent or Merger Sub for inclusion in this proxy statement;

•	the absence of undisclosed broker’s fees;

•

debt and equity financing commitments, including the validity of such commitments and the sufficiency of such commitments for satisfaction of Parent’s and Merger Sub’s obligations under the merger agreement;

•	the purpose of formation and prior activities of Parent and Merger Sub;

•	the capitalization and ownership of Merger Sub;

•	the lack of ownership by Parent or any affiliates of Parent of an ownership interest in any of our competitors;

•	the lack of ownership by Parent or any affiliates of Parent of our capital stock;

•	the absence, as of the date of the merger agreement, of agreements with our management or directors related to the Company;

•	the vote or consent required in connection with the approval of the merger agreement by Parent;

•	the solvency of the surviving corporation (assuming various matters, including that the Company’s projections were prepared in good faith based upon reasonable assumptions);

•	Parent’s and Merger Sub’s access to information about the Company; and

•	the full force and effect of the guarantee of Cerberus Partners, L.P.

The representations and warranties of each of the parties to the merger agreement will expire upon the effective time of the merger.

Conduct of Our Business Pending the Merger

Under the merger agreement, we have agreed that, subject to certain agreed-upon exceptions or unless Parent gives its prior written consent (which consent will not be unreasonably withheld or delayed), between July 22, 2007 and the completion of the merger:

•	we and our subsidiaries will conduct business in the ordinary course of business consistent with past practice; and

•

we will use commercially reasonable efforts to preserve substantially intact our business organization and to preserve our material business relationships and to keep available the services of the Company’s officers and employees.

We have also agreed that during the same time period, and again subject to certain agreed-upon exceptions or unless Parent gives its prior written consent (which consent will not be unreasonably withheld or delayed), we shall not and shall cause our subsidiaries not to:

•	amend, waive or otherwise change our certificate of incorporation or bylaws or any similar governing instruments;

•

issue, deliver, sell, pledge, dispose of or encumber any of our or our subsidiaries’ capital stock, ownership interests or voting securities, or any options, warrants, convertible securities or any rights or other securities convertible into or exerciseable or exchangeable for such equity interests, except that we may issue shares of our common stock (i) upon the exercise of options or in connection with other stock-based awards outstanding as of the date of the merger agreement (ii) as may be provided in accordance with the terms of our Series C Preferred Stock and Series D Preferred Stock, warrants or convertible debt instruments, (iii) as may be required under our stockholders rights plan or (iv) by granting restricted shares, stock units and stock options made in the ordinary course of business to attract new employees (not exceeding $100,000 in the aggregate for all such persons);

•

declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of our capital stock, except for any dividend or distribution by a subsidiary of ours to us or another wholly owned subsidiary of ours;

•

reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of our capital stock (other than (i) actions required by the terms of the Series C Preferred Stock and Series D Preferred Stock, (ii) the acquisition or withholding of shares from holders of warrants tendered in connection with a cashless exercise of such warrants or (iii) the acquisition or withholding of shares from employees or former employees in connection with a cashless exercise of options or in order to pay taxes in connection with the exercise of options or the lapse of restrictions in respect of restricted stock or stock units), or reclassify, combine, split or subdivide any capital stock or other ownership interests of our subsidiaries;

•	acquire or make any investment in any interest in, any corporation, partnership or other business organization or division;

•

sell or otherwise dispose of (by merger, consolidation or disposition or stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or otherwise encumber subject to a lien (other than permitted encumbrances) or sell or dispose of any assets, other than:

•	sales or dispositions of equipment and/or inventory and other personal property and granting of liens in the ordinary course of business or pursuant to existing contracts; or

•	other sales or dispositions of personal property of less than $30,000,000 in the aggregate;

•	other than in the ordinary course of business, enter into, amend, terminate, modify or waive, release or assign any material rights under any material contact;

•	authorize any material new capital expenditures which are, in the aggregate, in excess of the Company’s capital expenditure budget;

•

except for borrowings in the ordinary course of business under the Company’s existing credit facilities, incur or modify in any material respect in a manner adverse to us the terms of any material indebtedness, or make any loans, advances or capital contributions to any other person (other than a direct or indirect wholly owned subsidiary of the Company), in each case, in excess of $10,000,000 other than any commodity, currency, sale or hedging agreements, in each case in the ordinary course of business and which can be terminated on 90 days or less notice without penalty or termination liability;

•	except as contemplated by the merger agreement or except to the extent required under any Company stock, incentive or benefit plan or arrangement or as required by applicable law,

•

increase the compensation or fringe benefits of any of our directors, officers or employees (except in the ordinary course of business consistent with past practices with respect to employees who are not directors or officers);

•	grant any severance or termination pay not provided for under existing Company stock, incentive or benefit plans or arrangements;

•	enter into any employment, consulting or severance agreement or arrangement with any of our present or former directors, officers or other employees irrespective of whether or not in the ordinary course of business, except for offers of employment in the ordinary course of business consistent with past practices with employees who are not directors or officers provided such employment is strictly “at will”; or

•	establish, adopt, enter into or amend in any material respect or terminate any Company stock, incentive or benefit plan or arrangement;

•

make any material change in any accounting principles, except to conform to changes in statutory or regulatory accounting rules or generally accepted accounting principles or regulatory requirements effective after the date of the merger agreement with respect thereto;

•	other than in the ordinary course of business or as required by applicable law,

•	make any material tax election or change any method of accounting;

•	enter into any settlement or compromise of any material tax liability;

•	file any amended tax return with respect to any material tax;

•	change any annual tax accounting period;

•	enter into any closing agreement relating to any material tax; or

•	surrender any right to claim a material tax refund;

•

settle or compromise any litigation, other than settlements or compromises of litigation where the amount paid does not exceed $1,000,000 or, if greater, the amount set forth, as of the date of the merger agreement, on a reserve schedule maintained by the Company, provided, that the Company shall not, and shall not permit any of its subsidiaries to, agree to the imposition of any material restriction or other material limitation on its ability to conduct business in connection with any such settlement or compromise;

•

enter into any arrangement or agreement with any of our executive officers, directors or affiliates or any person beneficially owning 5% or more of our common stock that would be required to be disclosed in our annual report filed with the Securities and Exchange Commission;

•	convene any regular or special meeting of our stockholders other than the special meeting to adopt the merger agreement;

•	enter into any agreement or understanding or arrangement with respect to the voting or registration of our securities other than as set forth in the voting agreement and warrant holders agreement;

•	adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of such entity;

•

shutdown any of our existing branch locations, distribution centers or corporate headquarters or similar material facility; open (or enter into any lease or purchase of real estate that contemplates the opening of) any new branch location, distribution center or corporate headquarters or similar material facility; downsize our contractor supply business; or enter into any agreement to lease any of our owned real property to any third-party except in the ordinary course of business and only to the extent such lease is for a term that is less than 12 months or is terminable by us on not more than six 6 months advance notice to the third party; or

•	agree to take any of the actions described above.

Parent and Merger Sub have also agreed that during the same time period, they shall not take any action that would, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the merger or the other transactions contemplated by the merger agreement and Parent shall have approved and adopted the merger agreement promptly following execution of the merger agreement.

Stockholders Meeting

The merger agreement requires us, as soon as reasonably practicable, to call, give notice of, convene and hold a meeting of our stockholders to adopt the merger agreement. Except to the extent required in order to comply with its fiduciary duties under applicable law, our board of directors is required to recommend that our stockholders vote in favor of adoption of the merger agreement and to use its reasonable best efforts to have the merger agreement adopted by our stockholders.

Restrictions on Solicitations of Other Offers

Until 11:59 p.m. New York City time on August 31, 2007, or the No-Shop Period Start Date, we, our subsidiaries and our representatives may:

•

initiate, solicit and encourage, whether publicly or otherwise, the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may reasonably be expected to lead to an acquisition proposal for the Company; and

•

enter into and maintain or continue discussions or negotiations with respect to acquisition proposals for the Company or otherwise facilitate any inquiries, proposals, discussions or negotiations with respect to such acquisition proposals.

Within 24 hours of the No-Shop Period Start we have agreed that we will notify Parent of:

•

the number of acquisition proposals received by us and not expressly withdrawn prior to the No-Shop Period Start Date (including the material terms and conditions of each such acquisition proposal); and

•

the identity of each person that has, prior to the No-Shop Period Start Date, submitted an acquisition proposal which, in the reasonable judgment of our board of directors is credible and is or could reasonably be expected to lead to a superior proposal.

During the period prior to the No-Shop Period Start Date discussions were held with a number of potential acquirors but no proposals to pursue a transaction were submitted to the Company and, accordingly, no notification of proposals was made to Parent.

After the No-Shop Period Start Date we have agreed that we will not, and we will not authorize or permit any of our subsidiaries or representatives to:

•	directly or indirectly, initiate, solicit or knowingly encourage any inquiries with respect to, or the making of, any acquisition proposal;

•	engage in any negotiations or discussions concerning, or provide access to our properties, books and records or any confidential information or data to any person relating to an acquisition proposal;

•	approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any acquisition proposal; or

•	execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to any acquisition proposal.

In addition, after the No-Shop Period Start Date, we agreed to immediately cease and terminate with all persons any such solicitation, encouragement, discussion or negotiations existing at such time, unless the acquisition proposal for the Company offered by such person meets the requirements in the bullet points of the following paragraph.

Notwithstanding the aforementioned restrictions, at any time prior to the adoption of the merger agreement by our stockholders, we or our board of directors are permitted to provide access to our properties, books and records and provide other information and data in response to a request for such information or data or to engage in discussions or negotiations with, or provide any information to, a third party to the extent that:

•	we receive from such party an acquisition proposal for the Company not solicited in violation of the merger agreement;

•

our board of directors determines in good faith, after consultation with our legal counsel and financial advisors, that (i) the acquisition proposal is credible and constitutes or could reasonably be expected to result in a superior proposal and (ii) the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

In such cases, the Company (a) will not, and will not allow its representatives to, disclose any material non-public information to such person without entering into a confidentiality agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the confidentiality agreement entered into with Cerberus, and (b) will promptly provide to Parent any material non-public information concerning the Company or its subsidiaries provided to such other person which was not previously provided or made available to Parent or Merger Sub.

Furthermore, if, at any time prior to the adoption of the merger agreement by our stockholders, our board of directors (a) determines in good faith, after consultation with its legal counsel and financial advisors, that an acquisition proposal which did not result from a material breach of the provisions described in the previous paragraphs is a superior proposal and (b) determined in good faith, after consultation with its legal counsel, that such action is required in order for our board of directors to act in a manner consistent with its fiduciary duties under applicable law, we may terminate the merger agreement to enter into a definitive agreement with respect to such superior proposal, but only if:

•

we give Parent at least three business days prior written notice that we have received a superior proposal and the material terms of such superior proposal and identity of the person making such superior proposal;

•

Parent does not within three business days following our delivery of receipt of the notice of a superior proposal and after reasonable opportunity to negotiate with the Company, make an offer within three business days of such written notice that results in the acquisition proposal no longer being a superior proposal; and

•	we concurrently pay to Parent the $100 million (or, in certain circumstances, $40 million) termination fee. See “—Termination” and “—Fees and Expenses” below.

We have also agreed that following the No-Shop Period Start Date, we will:

•

notify Parent within 48 hours of our receipt of an acquisition proposal, including the material terms and conditions of the acquisition proposal and the identity of the third party making the proposal, or any request for information relating to the Company or our subsidiaries;

•	keep Parent reasonably informed on a prompt basis of the status of any proposals or offers; and

•	provide a copy of any acquisition proposals or other proposals or offers and any related material modifications thereto.

An “acquisition proposal” is any inquiry, proposal or offer from any person or group of persons (other than Parent, Merger Sub or their respective affiliates) relating to any direct or indirect acquisition or purchase of a business that constitutes 25% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole, or 25% or more of any class or series of Company securities, any tender offer or exchange offer that if consummated would result in any person or group of persons beneficially owning 25% or more of any class or series of capital stock of the Company, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the

Company (or any subsidiary or subsidiaries of the Company whose business constitutes 25% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole).

For purposes of the merger agreement, “superior proposal” means any acquisition proposal:

•

involving (i) assets that generate more than 50% of the consolidated total revenues, or (ii) assets that constitute more than 50% of the consolidated total assets of the Company and its subsidiaries or (iii) more than 50% of the total voting power of the equity securities of the Company that is reasonably capable of being consummated, taking into account all legal, financial, regulatory, timing, and similar aspects of the proposal and the person making the proposal; and

•

that the board of directors of the Company in good faith determines would, if consummated, result in a transaction that is more favorable from a financial point of view to the stockholders of the Company than the transactions contemplated hereby (x) after receiving the advice of a financial advisor and (y) after taking into account all such factors and matters deemed relevant in good faith by the board of directors of the Company, including legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory, timing and other aspects (including the conditions to the acquiror’s obligations) of such proposal and the transactions contemplated hereby.

Employee Benefits

After completion of the merger, Parent will provide compensation (including salary, bonus, commission and other cash incentive compensation) to Company employees, which in the reasonable discretion of Parent is no less favorable in the aggregate than compensation provided to similarly situated employees employed by similarly situated businesses, subject to the right of Parent, the surviving corporation and its subsidiaries in their reasonable discretion to review and modify compensation from time to time.

After completion of the merger, through December 31, 2008, Parent will be required to provide to then-current Company employees health and medical benefits (including specified severance benefits) that are not materially less favorable, in the aggregate, than those provided by the Company under the Company plans.

Parent will give Company employees full credit for purposes of eligibility and vesting and benefit accruals (except for accruals under defined benefit pension plans) under any existing employee benefits plans to the same extent recognized by the Company immediately prior to the effective time.

With respect to Parent welfare benefit plans in which Company employees participate, Parent will waive all pre-existing condition and eligibility limitations, and give effect to amounts paid by, and amounts reimbursed to, employees in determining deductible and out-of-pocket limitations.

Parent will cause the surviving corporation and its subsidiaries to honor all existing employment, change in control, severance and termination protection plans, policies or agreements, equity-based plans, programs or agreements, bonus plans or programs and all obligations pursuant to outstanding employee benefit plans.

Directors and Officers Indemnification and Insurance

For six years after the effective time of the merger, the Parent is required to indemnify present and former directors and officers (and, subject to certain exceptions, employees) against all liabilities and costs (including attorney’s fees) arising out of actions or omissions occurring at or before the closing of the merger (including the merger agreement and the transactions and actions contemplated thereby).

Each director and officer (and, subject to certain exceptions, employee) is entitled to advancement of reasonable expenses incurred in defense of an actual or threatened claim, proceeding or investigation, but such person must repay the expenses if it is ultimately determined that such person is not entitled to indemnification.

Neither Parent nor the surviving corporation will settle or compromise any claim involving an indemnified party unless the settlement or compromise includes an unconditional release (or the director, officer or employee otherwise consents).

We may purchase a six-year prepaid tail policy providing substantially equivalent benefits as the current D&O insurance policy maintained by the Company with respect to matters arising before the closing.

In addition, under the merger agreement, Parent has agreed to honor and perform under, and to cause the surviving corporation to honor and perform under, all indemnification agreements entered into by us or any of our subsidiaries prior to the date of the merger agreement.

Agreement to Take Further Action and to Use Reasonable Best Efforts or Best Efforts

Subject to the terms and conditions of the merger agreement, each party has agreed to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the merger and other transactions contemplated by the merger agreement, including making filings under the Hart-Scott-Rodino Act and preparing a request for an Advance Ruling Certificate pursuant to Section 102 of the Competition Act (Canada). Parent and Company shall each bear one-half of the filing fees associated with all filings under the HSR Act and foreign antitrust laws.

In addition, each party has agreed to use best efforts to resolve any objections or suits brought by any governmental entity or private party challenging any of the transactions contemplated by the merger agreement as being in violation of any antitrust law. Such efforts include agreeing to sell, hold separate or otherwise dispose of or conduct such party’s business in a manner which would resolve such objections or suits. Each party has also agreed to cooperate and use its respective best efforts to contest and resist any administrative or judicial action or proceeding with is instituted by a governmental entity or private party challenging the merger or any of the transactions contemplated by the merger agreement and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Parent and Merger Sub must defend, at their cost and expense, any action or actions, whether judicial or administrative, in connection with the transactions contemplated by the merger agreement.

Public Announcements

Each party has agreed that, except in order to comply with applicable law or regulations, no public release or announcement regarding the transactions will be issued by any party without the prior written consent of the other party (which consent will not be unreasonably withheld or delayed).

Parent Financing Commitments; Company Cooperation

Parent has agreed to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the debt financing on the terms and conditions described in the debt financing commitment letter delivered to Merger Sub in connection with the signing of the merger agreement, including using its reasonable best efforts to:

•	maintain in effect the financing commitments and to satisfy on a timely basis all of the conditions to obtaining the financing set forth therein;

•

enter into definitive financing agreements with respect to the debt financing as contemplated by the debt financing commitments or on other terms consistent in all material respects with the debt commitment letter or as would not materially and adversely impact the ability of Parent and Merger Sub to timely consummate the merger; and

•	consummate the financing at or prior to the closing.

Parent will be permitted to amend, modify or replace the debt commitment letter delivered in connection with the signing of the merger agreement with new financing commitments, so long as the change to the new commitment would not reasonably be expected to prevent, materially impede or materially delay the consummation of the debt financing or the completion of the merger.

In the event all or any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the debt financing commitments, Parent shall use its reasonable best efforts to arrange alternative financing in an amount sufficient to consummate the merger and related transactions, on terms which would not reasonably be expected to prevent, materially impede or materially delay the consummation of the debt financing or the completion of the merger, as promptly as practicable but in no event later than the last day of the marketing period. In addition, Parent and Merger Sub have agreed that:

•	in the event that:

•	all or any portion of the debt financing structured as high yield financing has not been consummated;

•	subject to limited exceptions, all closing conditions contained in the merger agreement have been satisfied; and

•

the bridge facilities contemplated by the debt financing commitments or alternative bridge financing is available on terms and conditions described in the debt financing commitments (or replacements thereof contemplated by the merger agreement);

•

then Parent will use the proceeds of the bridge financing to replace the high yield financing no later than the last day of the marketing period (see “—Effective Time; Marketing Period” above for a discussion of the marketing period).

Parent is required to keep us informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the debt financing.

We have agreed, and have agreed to cause our subsidiaries (and our and their respective officers, employees, representatives and advisors) to, provide such cooperation as may be requested by Parent that is necessary, proper or advisable in connection with the debt financing, including:

•	participation in meetings, presentations, road shows, due diligence sessions and sessions with rating agencies;

•	assisting with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents;

•

furnishing Parent (and Merger Sub) and their financing sources with the financial and other pertinent information regarding the Company as may be reasonably requested by Parent, including all financial statements and financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act and of the type and form customarily included in private placements under Rule 144A under the Securities Act, to consummate the offerings of debt securities contemplated by Merger Sub’s debt financing commitments at the time during the Company’s fiscal year such offerings will be made;

•	using reasonable best efforts to obtain accountants comfort letters, legal opinions, surveys and title insurance as reasonably requested by Parent;

•

satisfying the conditions in the debt financing commitments relating to the delivery of certain financial projections in customary form, certain audited and unaudited historical financial statements and a preliminary offering memorandum or prospectus (including pro forma financial information) for the offerings of debt securities contemplated by Merger Sub’s debt financing commitments, in each case to the extent the satisfaction of such conditions requires the cooperation of the Company;

•

facilitating the entrance into one or more credit or other agreements on terms satisfactory to Parent in connection with the debt financing to the extent direct borrowings or debt incurrences by the Company or its subsidiaries are contemplated by the debt commitment letter (however, neither the Company nor any of its subsidiaries will be required to enter into any such agreement prior to the effective time of the merger);

•	executing and delivering (or using reasonable best efforts to obtain from advisors and other persons) customary certificates, accounting comfort letters and legal opinions;

•

facilitating the entrance into other documents and instruments relating to guarantees, the pledge of collateral and other matters ancillary to the financing as may be reasonably requested by Parent (however, neither the Company nor any of its subsidiaries will be required to enter into any such document or instrument prior to the effective time of the merger);

•	taking all corporate actions, subject to the occurrence of the effective time of the merger, reasonably necessary to permit the consummation of the debt financing; and

•	effecting, as of or immediately prior to the effective time of the merger, any reorganization of the Company’s corporate structure reasonably requested by Parent to facilitate the debt financing.

The merger agreement limits the Company’s obligation to incur any fees or liabilities with respect to the debt financing prior to the effective time of the merger. Parent has also agreed to reimburse the Company for all reasonable out-of-pocket costs incurred in connection with the Company’s cooperation, and to indemnify the Company against losses it incurs in connection with the arrangement of the financing and any information used in connection therewith, except with respect to any information provided by the Company or as a result of the Company’s gross negligence or willful misconduct.

Existing Indebtedness

We agreed to take certain actions with regard to our currently outstanding notes and debentures, if requested by Parent, including effecting one or more tender offers and consent solicitations. The Company’s obligation to consummate these actions is conditioned on the receipt of the requisite consents to amend the documents relating to the notes and debentures and the closing of the merger. Parent will, upon request by the Company, reimburse the Company for its reasonable out-of-pocket expenses and indemnify the Company against losses incurred in connection with these actions.

Other Covenants and Agreements

The merger agreement contains additional agreements among the Company, Parent and Merger Sub relating to, among other things:

•	the filing of this proxy statement with the SEC, and cooperation in preparing this proxy statement and in responding to any comments received from the SEC on those documents;

•	obtaining resignations of the directors of the Company and its subsidiaries as requested by Parent;

•	giving Parent and its advisors reasonable access to the Company’s officers, employees, properties, offices and other facilities and its books and records;

•	the payment of transfer taxes;

•	actions necessary to exempt the transactions contemplated by the merger agreement and related agreements from the effect of any takeover statutes;

•	actions necessary to exempt dispositions of equity securities by our directors and officers pursuant to the merger under Rule 16b-3 under the Exchange Act;

•	notices of certain events and consultation to mitigate any adverse consequences of those events; and

•

giving Parent the opportunity to participate in the defense or settlement of stockholders litigation against the Company and/or its directors as a result of the transactions contemplated by the merger agreement and obtaining Parent’s consent (not to be unnecessarily withheld or delayed) to settlement of any such litigation.

Conditions to the Merger

The obligations of the parties to complete the merger are subject to the satisfaction or waiver of the following mutual conditions:

•	Stockholder Approval. The adoption of the merger agreement by the requisite vote of our stockholders.

•

No Law or Orders. No law, executive order, decree, ruling, injunction, writ, judgment or other order having been enacted or entered by a U.S. or Canadian governmental authority that prohibits, restrains or enjoins the consummation of the merger.

•

Regulatory Approvals. The waiting period (and any extension thereof) under the Hart-Scott-Rodino Act and under the antitrust and anti-competition laws of Canada having been terminated or expired (the Federal Trade Commissions granted early termination of the applicable waiting period on August 31, 2007 and on August 14, 2007 the parties received the applicable certificate exempting the transaction from Part IX of the Competition Act (Canada)).

The obligations of Parent and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

•	Representations and Warranties.

•

our representation and warranty regarding the absence of any change, event or occurrence since December 31, 2006 which has had or would reasonably be expected to have a material adverse effect must be true and correct in all respects as of the effective time; and

•

all of our other representations and warranties must be true and correct (disregarding all qualifications or limitations as to “materiality,” “Material Adverse Effect” or similar qualifiers contained therein) as of closing date of the merger (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct has not had, and would not reasonable be expected to have, a material adverse effect.

•

Compliance with Covenants. The performance, in all material respects of the obligations, and compliance in all material respects with the agreements and covenants, required to be performed by us in the merger agreement.

•

Closing Certificate. Our delivery to Parent at closing of a certificate with respect to the satisfaction (or waiver) of the conditions relating to our representations, warranties, obligations, covenants and agreements.

Our obligation to complete the merger is subject to the following additional conditions:

•

Representations and Warranties. The truth and correctness in all material respects of Parent’s and Merger Sub’s representations and warranties as of the date the merger is completed, except to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be true in all material respects only as of that date, except where the failure of any such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the merger agreement and would not adversely impact the payment of the merger consideration payable under the merger agreement.

•

Compliance with Covenants. The performance, in all material respects, by Parent and Merger Sub of the obligations and compliance in all material respects with the agreements and covenants in the merger agreement at or prior to the closing date.

•

Closing Certificate. The delivery at closing by Parent of a certificate with respect to the satisfaction of the conditions relating to Parent’s and Merger Sub’s representations, warranties, obligations, covenants and agreements.

Other than the conditions pertaining to the Company stockholder approval, the absence of governmental orders and the expiration or termination of the HSR Act and the Competition Act (Canada) waiting periods, either the Company, on the one hand, or Parent and Merger Sub, on the other hand, may elect to waive conditions to their respective performance and complete the merger. If, after our stockholders were to vote to adopt the merger agreement, either party waives a material condition to the completion of the merger, we will re-solicit the vote of our stockholders for the adoption of the merger agreement to the extent required under applicable law.

Termination

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after stockholder approval has been obtained, as follows:

•	by mutual written consent of the parties;

•	by either Parent or the Company, if:

•

a court or other governmental entity located or having jurisdiction within the United States or Canada has issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the merger and such order or other action is final and non-appealable, so long as the party seeking to terminate the merger agreement complied with its obligations under the merger agreement to prevent, oppose and remove such restraint, injunction or other prohibition;

•	the closing has not occurred on or before January 22, 2008, provided that the party seeking to terminate the merger shall not have prevented the closing from occurring by that time; or

•	the Company stockholders do not adopt the merger agreement at the special meeting or any postponement or adjournment thereof;

•	by the Company if:

•

there is a breach by Parent or Merger Sub of any representations, warranties, covenants or agreement in the merger agreement such that the closing conditions would not be satisfied and such breach has not been cured within 30 business days following written notice from the Company and the Company is not then in breach of any of its covenants or agreements contained in the merger agreement;

•

the merger shall not have been consummated on the business day after the final day of the marketing period and all of the mutual conditions to closing have been satisfied and all of the conditions to the obligations of Parent and Merger Sub to close have been satisfied and at the time of the termination those conditions to closing continue to be satisfied; or

•

prior to adoption of the merger agreement by the Company stockholders, if we receive an alternative proposal that is a superior proposal, but only after we have provided notice to Parent regarding the superior proposal and provided Parent with at least a three business day period to enable Parent to make an offer that results in the alternative proposal no longer being a superior proposal, and only if we concurrently pay to Parent the termination fee described below under “Fees and Expenses.”

•	by Parent, if:

•

there is a breach by the Company of any representations, warranties, covenants or agreement in the merger agreement such that the closing conditions would not be satisfied and which has not been cured within 30 business days following written notice from Parent and the Parent is not then in breach of any of its covenants or agreements contained in the merger agreement; or

•	the board of directors of the Company:

•	has failed to make or has withdrawn, modified or changed its recommendation on the merger in a manner adverse to Parent or Merger Sub;

•

has failed to publicly reaffirm its adoption and recommendation of the merger within 10 business days of receipt of a written request by Parent to provide such reaffirmation following the public announcement of an acquisition proposal or an acquisition proposal otherwise becoming publicly known;

•	approves or recommends an acquisition proposal other than the merger;

•

fails to recommend against acceptance of a tender or exchange offer for any outstanding shares of the capital stock of the Company that constitutes an acquisition proposal, including by taking no position with respect to such tender or exchange offer by its stockholders within 10 business days after commencement; or

•	publicly announces its intention to do any of the foregoing.

Fees and Expenses

In general, all expenses incurred by a party to the merger agreement will be paid by that party (except for certain expenses incurred by United Rentals in connection with the debt financing, as described above in “Parent Financing Commitments; Company Cooperation” beginning on page 64 and in connection with any solicitation and debenture offer and other specified expenses that we may incur, in each case pursuant to the terms of the merger agreement). However, if the merger agreement is terminated in certain circumstances described below, United Rentals may be required to pay as directed by Parent certain termination fees and expenses, or alternatively, Parent may be required to pay United Rentals a termination fee.

Payable by the Company

We have agreed to pay to Parent a termination fee of $40 million if the merger agreement is terminated by the Company in order to accept a superior proposal prior to the No-Shop Period Start Date;

We have agreed to pay to Parent a termination fee of $100 million in all other circumstances in which the Company is obligated to pay the termination fee including if:

•	the merger agreement is terminated by the Company in order to accept a superior proposal after the No-Shop Period Start Date;

•	the merger agreement is terminated by the Parent because the board of directors of the Company:

•	withdraws, modifies or changes its recommendation in a manner adverse to Parent; or

•	recommends another acquisition proposal to its stockholders; or

•

the merger agreement is terminated by (i) either party due to the failure to receive Company stockholder approval at the special meeting or (ii) by Parent because of a material uncured breach by the Company; and

•	prior to the event giving rise to the termination, an acquisition proposal shall have been made; and

•	within 12 months after the termination, the Company enters into or consummates an agreement with respect to an acquisition proposal.

The merger agreement provides that Parent’s right to terminate the merger agreement in the above circumstances and to receive payment of the termination fee from us is the sole and exclusive remedy available to Parent and Merger Sub against the Company or its subsidiaries, affiliates, stockholders, directors, officers, employees or agents for any loss or damage suffered as a result of such termination.

Payable by Parent or Merger Sub

Parent has agreed to pay us a termination fee of $100 million following termination of the merger agreement if it is terminated by the Company because either:

•

Parent or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or other agreements in the merger agreement such that the closing conditions would not be satisfied and such breach has not been cured within 30 business days following written notice from the Company and the Company was not then in breach of any of its covenants or agreements contained in the merger agreement; or

•

the merger shall not have been consummated on the business day after the final day of the marketing period and all of the mutual conditions to closing have been satisfied and all of the conditions to the obligations of Parent and Merger Sub to close have been satisfied and at the time of the termination those conditions to closing continue to be satisfied.

The merger agreement provides that our right to terminate the merger agreement in the above circumstances and receive payment of the $100 million termination fee is the sole and exclusive remedy available to the Company and its subsidiaries against Parent, Merger Sub, the guarantor and any of their respective affiliates, stockholders, general partners, limited partners, members, managers, directors, officers, employees or agents for any loss or damage suffered as a result of such termination.

Specific Performance

Parent, Merger Sub and the Company have agreed that irreparable damage would occur in the event that any of the provisions of the merger agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties have agreed that they shall be entitled to seek an injunction to prevent breaches of the merger agreement and to be able to enforce specifically the terms and provisions of the merger agreement, in addition to any other remedy to which such party is entitled at law or in equity, including the covenants of Parent or Merger Sub that require Parent or Merger Sub to (i) use its reasonable best efforts to obtain the financing and satisfy certain conditions to closing, and (ii) consummate the transactions contemplated by the merger agreement, if the financing (or alternative financing) is available to be drawn down by Parent pursuant to the terms of the applicable agreements but is not so drawn down solely as a result of Parent or Merger Sub refusing to do so in breach of this Agreement. The provisions relating to specific performance are subject to the rights and obligations of the parties relating to receipt of payment of the termination fee, as described above under “Fees and Expenses,” under the circumstances described therein.

Limited Guarantee

In connection with the merger agreement, Cerberus Partners, L.P. entered into a limited guarantee in our favor to guarantee Parent’s and Merger Sub’s payment obligations under the Merger Agreement in respect of:

•	the Parent termination fee and interest that may accrue thereon;

•

any costs or losses we may incur in connection with assisting Parent in procuring the financing and in connection with the debt financing and in connection with any solicitation and debenture offer; and

•	other specified expenses that we may incur, and indemnification obligations of Parent in our favor, in each case pursuant to the terms of the merger agreement.

The maximum aggregate liability of Cerberus Partners, L.P. in respect of Parent’s and Merger Sub’s payment obligations under the merger agreement equals $100 million plus any obligations of Parent to pay reasonable costs and expenses and interest under the merger agreement.

The guarantee will remain in full force and effect until the earliest to occur of (a) the effective time of the merger, (b) the termination of the merger agreement in accordance with its terms by mutual consent of the parties or under other specified circumstances in which neither Parent nor Merger Sub would be obligated to make any payments thereunder, and (c) the one-year anniversary of any termination of the merger agreement provided that the guarantee will not terminate as to any claims that have been made prior to such date until the final resolution of such claim.

Amendment and Waiver

Subject to applicable law, the merger agreement may be amended by the written agreement of the parties taken by or on behalf of their respective board of directors at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by our stockholders, unless the merger agreement has already been adopted by our stockholders and under applicable law such amendment would require the further approval of the Company’s stockholders.

The merger agreement also provides that, at any time prior to the effective time of the merger, any party may, by written agreement:

•	extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement;

•	waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

•	subject to the requirements of applicable law, waive compliance with any of the agreements or conditions contained in the merger agreement.

The failure of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

THE STOCKHOLDERS AGREEMENTS

The Voting Agreement

The following is a summary of the material terms of the voting agreement among Parent, Merger Sub and the holders of the shares of Series C Preferred Stock and the Series D Preferred Stock, which includes Apollo and JPMorgan. This summary is qualified in its entirety by reference to the complete text of the voting agreement, a copy of which is attached to this proxy statement as Annex B to this proxy statement and is incorporated by reference into this document. We encourage you to read carefully the voting agreement in its entirety.

Concurrently with the execution and delivery of the merger agreement, Parent and Merger Sub entered into a voting agreement with Apollo and JPMorgan. As of the date of the voting agreement, they were the beneficial owners with respect to 18,844,500 shares of common stock in the aggregate (1,844,500 shares of common stock held directly, 12,000,000 shares of common stock issuable upon conversion of 300,000 shares of Series C Preferred Stock, which is convertible into shares of common stock at 40-to-1; 3,508,400 shares of common stock issuable upon conversion of 105,252 shares of Class D-1 Preferred Stock, which is convertible into shares of common stock at 33 1/3-to-1; and 1,491,600 shares of common stock issuable upon conversion of 44,748 shares of Class D-2 Preferred Stock, which is convertible into shares of common stock at 33 1/3-to-1). Such holders include Apollo, which by virtue of holding our Series C Preferred Stock have the right to designate two members to our board (which right will terminate upon the completion of the merger), and JPMorgan. As of the record date, the aggregate number of shares of common stock beneficially owned by the stockholders that are parties to the voting agreement remains 18,844,500 shares. Accordingly, pursuant to the voting agreement, holders of shares that as of the record date represent approximately 17.1% of the combined voting power of the outstanding shares of our capital stock that vote as a single class in the merger agreement have agreed to vote in favor of the adoption of the merger agreement. In addition, as a result of the voting agreement, the separate class votes involving only shares of our preferred stock are assured, as the voting agreement covers all of the shares of our outstanding Series C Preferred Stock and Series D Preferred Stock.

Pursuant to the voting agreement, each stockholder party to the voting agreement has agreed that they will vote or cause to be voted, all shares such holder is entitled to vote at the time of any vote, at any meeting of the stockholders of the Company, and at any adjournment thereof, at which the merger agreement (or any amended version thereof) and the merger are submitted for the consideration and vote of the stockholders of the Company, or in connection with any written consent of the stockholders of the Company, with respect to the following matters:

•	in favor of the adoption of the merger agreement and the transactions contemplated by the merger agreement; and

•	against any acquisition proposal under the merger agreement.

In connection with the performance of the obligations by the stockholders under the voting agreement, in the event any stockholder fails to vote its shares as described above, each such stockholder will irrevocably appoint Parent and certain officers of Parent as its proxy and attorney-in-fact to vote its shares to the extent described above and agreed not to grant any other proxy or take any actions that are inconsistent with or that would impede such holder’s performance of the voting agreement.

Notwithstanding the foregoing, the Series C Holders and Series D Holders may convert their shares into common stock (which resulting shares of common stock would remain subject to the terms of this Agreement as company shares).

Holders of shares of the Series C Preferred Stock are entitled to forty (40) votes per share and holders of shares of the Class D-1 Preferred Stock are entitled to thirty-three and one third (33 1/3) votes per share. As a result of the voting agreement, the separate class votes involving only the Company’s preferred stock are assured as the voting agreement covers all of our outstanding shares of Series C Preferred Stock and Series D Preferred Stock.

In addition, each stockholder party to the voting agreement (other than the JPMorgan holders) has agreed that from and after the time of the No-Shop Period Start Date, they will not, nor will they authorize or permit any representative to, knowingly solicit, initiate or encourage any alternative acquisition proposal or participate or engage in any discussions or negotiations with or provide any information relating to the Company to any person making an alternative acquisition proposal, other than to any person or persons as and to the extent that the Company, its subsidiaries or their respective representatives is permitted to do so pursuant to the terms of the merger agreement.

Under the voting agreement, each stockholder party to the voting agreement has agreed not to transfer or encumber its shares, including by:

•

granting any proxies or entering into any voting trust, power of attorney or other agreement or arrangement with respect to the voting of any shares in a manner inconsistent with the terms of the voting agreement; or

•

voluntarily selling, assigning, transferring, pledging, encumbering or otherwise disposing of, or entering into any contract, option or other arrangement with respect to the direct or indirect sale, assignment, transfer, pledge, encumbrance or other disposition of, any shares during the term of the voting agreement, except for transfers to any person who becomes bound by the voting agreement.

In addition, under the voting agreement, each stockholder party to the voting agreement has agreed to the treatment of the shares of Series C Preferred Stock and the Series D Preferred Stock contemplated by the merger agreement and to waive its right to seek appraisal. On account of such agreements, Parent has agreed to pay such stockholders the applicable merger consideration concurrently with the consummation of the merger.

The voting agreement will terminate on the earliest to occur of (i) the mutual written consent of Parent and each of the stockholders party to the voting agreement, (ii) the effective time of the merger, (iii) the termination of the merger agreement in accordance with its terms, (iv) six months after the date of the voting agreement, and (v) by each such stockholder upon certain circumstances related to modification of the merger agreement.

The Warrant Holders Agreement

The following is a summary of the material terms of the warrant holders agreement among Parent, Merger Sub and Bradley S. Jacobs, the former chairman of our board of directors (Mr. Jacobs resigned as chairman and a director of the Company effective August 31, 2007), and certain entities affiliated with him (the “Warrant Holders”). This summary is qualified in its entirety by reference to the complete text of the warrant holders agreement, a copy of which is attached to this proxy statement as Annex C to this proxy statement and is incorporated by reference into this document. We encourage you to read carefully the warrant holders agreement in its entirety.

Concurrently with the execution and delivery of the merger agreement, Parent and Merger Sub entered into a warrant holders agreement with Mr. Jacobs and certain entities affiliated with him. As of the date of the warrant holders agreement, the Warrant Holders were the beneficial owners with respect to warrants in respect of 3,671,000 shares of our common stock, which are issuable pursuant to currently exercisable warrants, and 1,911,481 existing shares of our common stock owned by the Warrant Holders as of the date of the warrant holders agreement.

Under the warrant holders agreement, the Warrant Holders agreed to exercise (including, in the discretion of the Warrant Holder, on a “cashless” basis) their warrants prior to the effective time of the merger, and on August 23, 2007, the Warrant Holders exercised all 3,671,000 warrants on a cashless exercise basis and received an aggregate of 2,531,821 shares (the exercised warrants had an expiration date of September 12, 2007). As of the record date, the aggregate number of shares of common stock owned by such persons subject to the warrant holders agreement is 5,582,481 shares, which represents approximately 5.5% of the combined voting power of the outstanding shares of our capital stock that vote as a single class in the merger agreement.

Pursuant to the warrant holders agreement, the Warrant Holders have agreed that, severally and not jointly, they shall cause the holder of record from time to time, at the request of Parent, at any meeting of stockholders of the Company, or in connection with any written consent of the holders of the shares of common stock, to vote or execute consents with respect to the shares beneficially owned by them on the applicable record date, at any meeting or in connection with any proposed action by written consent of the Company’s stockholders, with respect to any of the following matters:

•	in favor of the adoption of the merger agreement, which may be modified or amended from time to time in a manner not materially adverse to the Warrant Holders;

•	against any competing acquisition proposal; and

•	in favor of the merger and any action required in furtherance thereof.

In connection with the performance of the obligations of the Warrant Holders under the warrant holders agreement, each Warrant Holder irrevocably appointed Parent and certain officers of Parent as his, her or its proxy and attorney-in-fact to vote his, her or its shares to the extent described above and agreed not to grant any other proxy or take any actions that are inconsistent with or that would impede such holder’s performance of the warrant holders agreement. The proxy and power of attorney granted by the Warrant Holders pursuant to the warrant holders agreement will terminate only upon the expiration of the voting period.

Under the warrant holders agreement, each Warrant Holder has agreed not to transfer or encumber his, her or its shares, including by selling, transferring, pledging, encumbering, assigning or otherwise disposing of, enforcing or permitting the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with the Company or entering into any contract, option or other arrangement or understanding with respect to or consenting to the offer for sale, sale, transfer, pledge, encumbrance, assignment or other disposition of, any shares during the term of the warrant holders agreement, except for transfers to (i) Parent or Merger Sub, (ii) a third-party which executes a joinder agreement to the warrant holders agreement, (iii) with the prior written consent or Parent, or (iv) in a market transaction or restricted size private transaction permitted under the warrant holders agreement (privately negotiated sales of shares of common stock which, when aggregated, does not involve more than 2,500,000 shares of Company common stock).

The warrant holders agreement will terminate on the earliest to occur of (i) the effective time of the merger and (ii) the termination of the merger agreement in accordance with its terms.

FINANCING

The following arrangements are intended to provide the necessary financing for the merger:

Debt Financing

Parent has received a debt commitment letter, dated as of July 22, 2007, from Bank of America, N.A. (“Bank of America”), Banc of America Bridge LLC (“Banc of America Bridge”), Banc of America Securities LLC (“BAS”), Credit Suisse (“CS”), Credit Suisse Securities (USA) LLC (“CS Securities” and, together with CS and their respective affiliates, “Credit Suisse”), Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), Lehman Brothers Commercial Bank (“LBCB”), Lehman Brothers Commercial Paper Inc. (“LCPI”), and Lehman Brothers Inc. (“LBI” and together with Bank of America, Banc of America Bridge, BAS, CS, CS Securities, Morgan Stanley, LBCB and LCPI, the “Lender Parties”), to, as the case may be, provide or purchase the following, for the purpose of financing the merger, the repayment of existing indebtedness of the Company and certain of its subsidiaries, and the costs and expenses of the merger and to provide for the ongoing working capital requirements of the Company, Parent and their direct and indirect subsidiaries, subject to the conditions set forth in the debt commitment letter:

•

senior secured credit facilities of $2.5 billion to the Borrower (as defined herein), consisting of (i) a senior secured revolving credit facility of $1.5 billion (the “Revolving Credit Facility”) and (ii) a senior secured term loan facility of $1.0 billion (the “Term Loan Facility”, and, together with the Revolving Credit Facility, the “Senior First Lien Facilities”);

•

the issuance by the Borrower of $2.35 billion aggregate principal amount of secured second lien fixed and/or floating rate notes (the “Secured Securities”) or, in the event the Secured Securities are not issued at the time the merger is consummated, borrowings by the Borrower of $2.35 billion under a secured second lien credit facility (the “Secured Bridge Facility”); and

•

the issuance by the Borrower of $1.65 billion aggregate principal amount of unsecured fixed and/or floating rate senior notes (the “Unsecured Securities” and, together with the Secured Securities, the “Securities”) or, in the event the Unsecured Securities are not issued at the time the merger is consummated, borrowings by the Borrower of $1.65 billion under a senior unsecured credit facility (the “Unsecured Bridge Facility” and, together with the Secured Bridge Facility, the “Bridge Facilities”; the Bridge Facilities together with the Senior First Lien Facilities, the “Facilities”).

The debt commitments expire at 5:00 p.m. (Eastern Standard Time) on January 22, 2008.

The documentation governing the Facilities has not been finalized. In addition, the financing is subject to the right of the Lender Parties and Parent to change economic and other terms (but not the conditions) of the financing. Accordingly, the actual terms (other than the conditions) and amounts of the Facilities may differ from those described in this proxy statement.

Under the terms of the merger agreement, Parent has agreed to use its reasonable best efforts to obtain the debt financing on the terms and conditions described in the debt commitment letter or, in the event all or any portion of the Facilities becomes unavailable on the terms and conditions described in the debt commitment letter for any reason, Parent has agreed to use its reasonable best efforts to arrange to obtain, as promptly as practicable, but no later than the last day of the marketing period, alternative financing from alternative sources (the “Alternative Financing”) in an amount which would not reasonably be expected to prevent, materially impede or materially delay the consummation of the debt financing or the transactions contemplated by the merger agreement. If all substantive conditions to the closing contained in the merger agreement have been satisfied or waived, but any portion of the Securities described above have not been consummated and the Bridge Facilities or the Alternative Financing is available, then Parent is required to use the committed Bridge Facilities or the Alternative Financing to the extent available no later than the last day of the marketing period.

Conditions Precedent to the Debt Commitments

The availability of the Facilities is subject to, among other things, (a) consummation of the merger in accordance with the merger agreement (without any waiver or amendment thereof that is material and adverse to the lenders under the Facilities without the consent of the joint lead arrangers thereunder), (b) since December 31, 2006, there not having occurred any Material Adverse Effect (as defined in the merger agreement), (c) the funding of the equity financing, (d) the absence of competing financing of the Borrower or its subsidiaries that would reasonably be expected to have a material adverse effect on the syndication of the Facilities, (e) other than indebtedness arising under the Facilities, the QUIPS and the 1 7/8% Convertible Notes and any of the Existing Notes not tendered in the Tender Offers, each as described under “Existing Notes of the Company” below and certain other ordinary course financing and the Securities, subject to certain exceptions set forth in the debt commitment letter, Parent and its subsidiaries shall have outstanding no indebtedness or preferred stock after giving effect to the transactions contemplated by the merger agreement, (f) delivery of certain historical and pro forma financial and other information, (g) receipt by the joint lead arrangers and the lenders under the Facilities of asset appraisals and field examinations with respect to the Senior First Lien Facilities at least 21 days prior to the closing of the merger and (h) the execution of certain guarantees and the creation of security interests as described under “Security” below and the execution and delivery of definitive documentation and customary closing documents.

Senior First Lien Facilities

General. The Senior First Lien Facilities will be comprised of (1) the Revolving Credit Facility with a term of six years (of which approximately $550.0 million is expected to be drawn as of the closing of the merger) and (2) the Term Loan Facility with a term of six years. The borrowers under the Revolving Credit Facility at the closing of the merger will be United Rentals (North America), Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“URNA”) and certain of its subsidiaries that own any assets included in the borrowing base described below (collectively the “Borrowers”). The borrower under the Term Loan Facility at the closing of the merger will be URNA. The Borrowers are, as applicable, entitled to additional term loans or increased commitments under the revolving credit facility in an aggregate principal amount of up to $250.0 million under certain circumstances. The Revolving Credit Facility will include sublimits for the issuance of letters of credit and swingline loans. The maximum amount outstanding under the Senior First Lien Facilities will be subject to a borrowing base measured by a percentage of specified values of eligible assets and reserves, but which borrowing base will not impair the availability of the aggregate amount of the financing available on the closing date to finance the merger.

Interest Rate and Fees. Loans under the Senior First Lien Facilities are expected to bear interest, at the Borrower’s option, at a rate equal to the London interbank offered rate or an alternate base rate, in each case plus a spread. The interest rates under the Revolving Credit Facility shall be subject to change based on a senior consolidated leverage ratio (which means the ratio of the Borrower’s total net senior debt to adjusted EBITDA (to be defined in the documentation governing the Senior First Lien Facilities), with adjustments as agreed upon between the Borrowers and the joint lead arrangers). A commitment fee will accrue on the unused portion of the commitments under the Revolving Credit Facility at a rate per annum to be determined based on a pricing grid to be agreed upon between the Borrowers and the joint lead arrangers. Customary letter of credit fees will be charged in connection with the opening of any letter of credit under the Revolving Credit Facility.

Guarantors. All obligations under the Senior First Lien Facilities and under any interest rate protection or other hedging and treasury management arrangements entered into with a lender or any of its affiliates will be unconditionally guaranteed jointly and severally at the closing of the merger by Parent, the Company and each of the existing and subsequently acquired or organized direct and indirect material domestic subsidiaries of the Borrowers (other than subsidiaries that are prohibited by law from becoming guarantors) (such guaranteeing subsidiary, a “Subsidiary Guarantor”).

Security. The obligations of the Borrowers and the guarantors under the Senior First Lien Facilities, the guarantees, and under any interest rate protection or other hedging and treasury management arrangements entered into with a lender or any of its affiliates, will be secured, subject to permitted liens and other agreed upon exceptions, (1) by perfected first priority pledges of all the equity interests of the Company, the Borrower, material domestic subsidiaries and first-tier foreign subsidiaries held by the Borrowers or any Subsidiary Guarantor (limited, in the case of first-tier foreign subsidiaries, to 65% of the equity interests of such subsidiaries) and (2) by perfected first priority security interests in and mortgages on substantially all present and future assets of the Company, the Borrowers and each Subsidiary Guarantor. If certain security cannot be provided at the closing of the merger without undue burden or expense, the delivery of such security will not be a condition to the availability of the Senior First Lien Facilities on the closing of the merger, but instead will be required to be delivered following the closing of the merger pursuant to arrangements to be agreed upon.

Other Terms. The Senior First Lien Facilities will contain representations and warranties and affirmative and negative covenants, including, among other things, restrictions on indebtedness, loans, investments, sales of assets, sale-leaseback transactions, transactions with affiliates, conduct of business, further negative pledges, mergers and consolidations, prepayments of certain indebtedness, liens, and dividends and other distributions. The Senior First Lien Facilities will also include events of default, including a change of control to be defined.

Issuing of Securities and/or Bridge Facilities

The Borrower is expected to issue up to $2.35 billion aggregate principal amount of the Secured Securities and up to $1.65 billion aggregate principal amount of the Unsecured Securities.

If the offering of notes by the Borrower is not completed on or prior to the closing of the merger, certain of the Lender Parties have committed to provide up to $4.0 billion in loans comprising the Secured Bridge Facility of up to $2.35 billion and the Unsecured Bridge Facility of up to $1.65 billion. The Borrower will be the borrower under each Bridge Facility. If the Bridge Facilities are funded, the Borrower is expected to attempt to issue debt securities to refinance the Bridge Facilities, in whole or in part, as soon as practicable following the closing of the merger.

Interest Rate. Initially, bridge loans under each of the Bridge Facilities are expected to bear interest at a rate equal to the three-month London interbank offered rate plus a spread that will increase over time. Interest is payable at the end of each three-month period. On the first-year anniversary of the closing of the merger, (a) the bridge loans under the Secured Bridge Facility will, to the extent not repaid, convert into senior secured second lien term loans or, at the option the applicable lender, secured exchange notes which will be entitled to registration rights and (b) the bridge loans under the Unsecured Bridge Facility will, to the extent not repaid, convert into senior unsecured term loans or, at the option the applicable lender, unsecured exchange notes which will be entitled to registration rights. Any time following conversion to the secured and unsecured term loans, the applicable lender may choose to exchange such loans, respectively, for secured exchange notes or unsecured exchange notes, which, in each case, will be entitled to registration rights. The bridge loans, secured and unsecured term loans, and the secured and unsecured exchange notes, are each subject to a maximum rate of interest. The interest rate on the secured and unsecured exchange notes may be fixed at the option of the holder thereof. Any secured term loans or exchange notes in respect of the Secured Bridge Facility will mature on the seventh anniversary of the closing of the merger and any unsecured term loans or exchange notes in respect of the Unsecured Bridge Facility will mature on the eighth anniversary of the closing of the merger.

Security. The obligations of the Borrower and the guarantors under the Secured Bridge Facility and any exchange notes in respect thereof and the guarantees thereof, will be secured, subject to permitted liens and other agreed upon exceptions, by perfected second priority pledges of and perfected second priority security interests in and mortgages on all of the collateral securing the Senior First Lien Facilities.

Guarantors. The Bridge Facilities will be unconditionally guaranteed jointly and severally at the closing of the merger by the Parent and the Subsidiary Guarantors.

Other Terms. The Secured Bridge Facility will contain representations and warranties, affirmative and negative covenants and events of default substantially the same as those in the documentation governing the Senior First Lien Facilities, with such changes as are usual and customary. On the first-year anniversary of the closing of the merger, the covenants and the events of default for the Secured Bridge Facility will automatically be modified to those typical for an indenture governing a high yield note issue. The Unsecured Bridge Facility will contain representations and warranties, affirmative and negative covenants and events of default substantially the same as those in the documentation governing the Secured Bridge Facility with such changes as are usual and customary. On the first-year anniversary of the closing of the merger, the covenants and the events of default for the Unsecured Bridge Facility will automatically be modified to those typical for an indenture governing a high yield note issue.

Existing Notes of the Company

In connection with the closing of the merger, the Company intends to offer to purchase for cash any and all of its outstanding (i) 6 1/2% Senior Notes due 2012 (the “6 1/2% Notes”) issued under an indenture, dated as of February 17, 2004, among URNA, the Company and the subsidiaries of the Company party thereto (the “Existing Subsidiary Guarantors”, and, together with the Company, the “Existing Guarantors”), as guarantors, and The Bank of New York, as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated as of September 19, 2005, among the Existing Guarantors and the Trustee (the “6 1/2% Notes Indenture”), (ii) 7 3/4% Senior Subordinated Notes due 2013 (the “7 3/4% Notes”) issued under an indenture, dated as of November 12, 2003, among URNA, the Existing Guarantors and the Trustee, as supplemented by a supplemental indenture, dated as of September 19, 2005, among URNA, the Existing Guarantors and the Trustee (the “7 3/4% Notes Indenture”), and (iii) 7% Senior Subordinated Notes due 2014 (the “7% Notes”, and together with the 6 1/2% Notes and the 7 3/ 4% Notes, the “Existing Notes”) issued under an indenture, dated as of January 28, 2004, among URNA, the Existing Guarantors and the Trustee, as supplemented by a supplemental indenture, dated as of September 19, 2005, among URNA, the Existing Guarantors and the Trustee (the “7% Notes Indenture”, and together with the 6 1/ 2% Notes Indenture and the 7 3/4% Notes Indenture, the “Indentures”), from each holder thereof (each an “Existing Holder” and collectively, the “Existing Holders”) upon the terms and subject to the conditions set forth in a certain Offer to Purchase and Consent Solicitation Statement (as it may be amended or supplemented from time to time, the “Statement”) and in the accompanying Letter of Instructions or Letter of Transmittal (the “Letter of Instructions or Letter of Transmittal”). The offers on the terms set forth in the Statement and the Letter of Instructions or Letter of Transmittal are referred in this proxy statement, collectively, as the “Tender Offers.”

In conjunction with the Tender Offers, the Company intends to solicit consents from registered Existing Holders of the Existing Notes certain proposed amendments including, without limitation, amendments to the Indentures to eliminate substantially all of the restrictive covenants, eliminate or modify certain events of default and certain conditions to defeasance of the Existing Notes and eliminate or modify related provisions contained in the Indentures.

In August 1998, a subsidiary trust (the “Trust”) of the Company issued and sold $300 million 6 1/2% Convertible Quarterly Income Preferred Securities (“QUIPS”) in a private offering. The Trust used the proceeds from the offering to purchase 6 1/2% convertible subordinated debentures due 2028 (the “Convertible Debentures”). Subject to the conversion rights of the holders thereof, the Company anticipates $146 million of the Convertible Debentures to remain outstanding after completion of the merger. Borrower may make an optional redemption of a portion or all of the Convertible Debentures following the completion of the merger.

In October and December 2003, URNA issued approximately $144 million aggregate principal amount of 1 7/8% Convertible Senior Subordinated Notes (the “1 7/8% Convertible Notes”) which are due October 15, 2023. The 1 7/8% Convertible Notes are unsecured and are guaranteed by the Company. Holders of the 1 7/8% Convertible Notes may convert them into shares of common stock prior to their maturity at a current conversion price of approximately $22.25 per share (subject to further adjustment in certain circumstances), if (i) the price of our common stock reaches a specific threshold, (ii) the 1 7/8% Convertible Notes are called for redemption, (iii) specified corporate transactions occur or (iv) the trading price of the 1 7/8% Convertible Notes falls below certain thresholds. The Company anticipates substantially all or all of the 1 7/8% Convertible Notes to be converted on or prior to the completion of the merger. Any of the 1 7/8% Convertible Notes which are not converted on or prior to the completion of the merger will remain outstanding. Following the merger, any outstanding 1 7/8% Convertible Notes will be convertible to the merger consideration that would be paid on the common stock issuable under the 1 7/8% Convertible Notes had the holders converted on the closing date of the merger. The merger will trigger the obligation of the Company to make an offer to purchase the outstanding 1 7/8% Convertible Notes at par between 30 and 60 days after the occurrence of a fundamental change (such as the merger), therefore to the extent there are any 1 7/8% Convertible Notes outstanding, the Company would have to make such an offer.

Equity Financing

Cerberus has agreed on behalf of one or more of its affiliated funds or managed accounts to purchase or cause to be purchased securities of Parent for an aggregate cash purchase price of up to $1.5 billion. The cash purchase price of the Parent securities will constitute the equity portion of the merger financing. The proceeds of the equity financing will be used, together with the debt financing, to pay the aggregate merger consideration pursuant to the merger agreement, to refinance certain indebtedness of the Company and to pay related transaction fees and expenses.

Cerberus’s equity commitment is made to Parent and is subject to the satisfaction or waiver of all of the conditions to the obligations of Parent and Merger Sub to effect the closing of the merger under the merger agreement in accordance with its terms and to Parent’s receipt of the debt financing.

The equity commitment letter provided by Cerberus will terminate on the earlier to occur of (i) the effective time of the merger pursuant to the merger agreement and (ii) the termination of the merger agreement pursuant to its terms.

MARKET PRICE OF THE COMPANY’S COMMON STOCK

Our common stock is traded on the NYSE under the symbol “URI”. The following table sets forth the high and low sales prices per share of our common stock on the NYSE for the periods indicated.

	Common Stock
	High	Low
Fiscal Year Ended December 31, 2005
1st Quarter	$21.87	$16.14
2nd Quarter	$21.37	$17.12
3rd Quarter	$20.99	$16.46
4th Quarter	$24.62	$17.06

Fiscal Year Ended December 31, 2006
1st Quarter	$35.48	$23.07
2nd Quarter	$37.84	$26.05
3rd Quarter	$31.99	$20.25
4th Quarter	$26.58	$22.01

Fiscal Year Ending December 31, 2007
1st Quarter	$29.68	$24.57
2nd Quarter	$35.56	$27.23
3rd Quarter (through September 18, 2007)	$34.98	$28.55

The Company has not declared or paid any dividends on its common stock.

On July 20, 2007, which was the last trading day before we announced the execution of the merger agreement, the Company’s common stock closed at $32.37 per share. On September 18, 2007, which was the last trading day before the date of this proxy statement, the Company’s common stock closed at $31.19 per share. You are encouraged to obtain current market quotations for the Company’s common stock in connection with voting your shares.

As of September 10, 2007, the record date for the special meeting, there were approximately 435 holders of record of shares of United Rentals common stock and, based on a broker search conducted for the special meeting, we believe there were approximately 12,600 beneficial owners of United Rentals common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below and the notes thereto set forth as of, September 10, 2007 (unless otherwise indicated in the footnotes), certain information concerning the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of our common stock by (i) each director and executive officer of the Company, (ii) all executive officers and directors of the Company as a group and (iii) each person known to us to be the owner of more than 5 percent of our common stock.

Name and Address(1)	Number of Shares of Common Stock Beneficially Owned(2)(3)		Percent of Common Stock Owned(2)
Wayland R. Hicks	1,272,823	(4)	1.5%
Michael J. Kneeland	130,584	(5)	*
Martin E. Welch III	40,080		*
Roger E. Schwed	9,255		*
Todd G. Helvie	1,927	(6)	*
Kurtis T. Barker	186,403	(7)	*
Michael S. Gross	60,427	(8)	*
Leon D. Black	53,932	(9)	*
Jenne K. Britell, Ph.D.	3,102	(10)	*
Howard L. Clark, Jr.	10,036	(11)	*
Singleton B. McAllister	9,036	(12)	*
Brian D. McAuley	13,036	(13)	*
John S. McKinney	160,268	(14)	*
Jason D. Papastavrou, Ph.D.	6,036	(15)	*
Gerald Tsai, Jr.	4,794	(16)	*
Lawrence “Keith” Wimbush	3,036	(17)	*
All executive officers and directors as a group (16 persons)	1,964,755	(18)	2.3%
Bradley S. Jacobs	4,503,269	(19)	5.2%
Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P.	17,177,833	(20)	17.0%
Colburn Music Fund	7,310,787	(21)	8.5%
Goldman Sachs Asset Management, L.P.	4,610,850	(22)	5.4%
T. Rowe Price Associates, Inc.	5,417,950	(23)	6.3%
Bank of America Corporation and United States Trust Company, N.A.	8,529,895	(24)	9.9%
D.E. Shaw & Co., L.P.	4,434,982	(25)	5.2%
Glenview Capital Management, LLC	5,171,681	(26)	6.0%
Cheyne Capital Management (UK) LLP	4,245,540	(27)	4.9%

*	Less than 1 percent.
(1)	Unless otherwise indicated in the footnotes to the table, the address of each person named in the table is c/o the Company at Five Greenwich Office Park, Greenwich, Connecticut 06831.
(2)	Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of September 10, 2007, there were 85,801,507 shares of common stock outstanding.
(3)	In certain cases, includes securities owned by one or more entities controlled by the named holder.

(4)	Consists of 597,825 outstanding shares, 525,000 shares issuable upon the exercise of currently exercisable options and 149,998 shares issuable upon settlement of phantom stock units in respect of previously vested but deferred RSUs, but excludes 133,334 shares issuable upon settlement of RSUs that will vest only in the event that a change-in-control of the Company occurs on or prior to December 31, 2007.
(5)	Consists of 72,251 outstanding shares and 58,333 shares issuable upon the exercise of currently exercisable options.
(6)	Consists of 260 outstanding shares and 1,667 shares issuable upon the exercise of currently exercisable options.
(7)	Consists of 106,403 outstanding shares and 80,000 currently exercisable options.
(8)	Consists of 2,644 outstanding shares, 36,000 shares issuable upon exercise of currently exercisable options, 3,036 shares issuable upon settlement of RSUs that have vested (but with respect to which payment is deferred on 1,706 shares until May 2009 and on 1,330 shares until May 2010, subject to acceleration in certain conditions) and 18,747 shares issuable upon settlement of Phantom Stock Units that will be paid on the first day of the month following termination of Mr. Gross’ service as a director.
(9)	Consists of 2,644 outstanding shares, 36,000 shares issuable upon exercise of currently exercisable options, 3,036 shares issuable upon settlement of RSUs that have vested (but with respect to which payment is deferred on 1,706 shares until May 2009 and on 1,330 shares until May 2010, subject to acceleration in certain conditions) and 12,252 shares issuable upon settlement of phantom stock units that will be paid on the first day of the month following termination of Mr. Black’s service as a director. Mr. Black disclaims beneficial ownership of certain shares as described in footnote 20.
(10)	Consists of 3,102 shares issuable upon settlement of RSUs that have vested (but with respect to which payment is deferred on 1,772 shares until May 2009 and on 1,330 shares until May 17, 2010, subject to acceleration in certain conditions).
(11)	Consists of 1,000 outstanding shares, 6,000 shares issuable upon the exercise of currently exercisable options and 3,036 shares issuable upon settlement of RSUs that have vested (but with respect to which payment is deferred on 1,706 shares until May 2009 and on 1,330 shares until May 2010, subject to acceleration in certain conditions).
(12)	Consists of 6,000 shares issuable upon the exercise of currently exercisable options and 3,036 shares issuable upon settlement of RSUs that have vested (but with respect to which payment is deferred on 1,706 shares until May 2009 and on 1,330 shares until May 2010, subject to acceleration in certain conditions).
(13)	Consists of 4,000 outstanding shares, 6,000 shares issuable upon the exercise of currently exercisable options and 3,036 shares issuable upon settlement of RSUs that have vested (but with respect to which payment is deferred on 1,706 shares until May 2009 and on 1,330 shares until May 2010, subject to acceleration in certain conditions).
(14)	Consists of 7,544 outstanding shares, 143,500 shares issuable upon the exercise of currently exercisable options, 3,036 shares issuable upon settlement of RSUs that have vested (but with respect to which payment is deferred on 1,706 shares until May 2009 and on 1,330 shares until May 2010, subject to acceleration in certain conditions) and 6,188 shares issuable upon the conversion of QUIPS issued by a subsidiary trust.
(15)	Consists of 3,000 shares issuable upon the exercise of currently exercisable options and 3,036 shares issuable upon settlement of RSUs that have vested (but with respect to which payment is deferred on 1,706 shares until May 2009 and on 1,330 shares until May 2010, subject to acceleration in certain conditions).
(16)	Consists of 758 outstanding shares, 1,000 shares issuable upon the exercise of currently exercisable options and 3,036 shares issuable upon settlement of RSUs that have vested (but with respect to which payment is deferred on 1,706 shares until May 2009 and on 1,330 shares until May 2010, subject to acceleration in certain conditions).
(17)	Consists of 3,036 shares issuable upon settlement of RSUs that have vested (but with respect to which payment is deferred on 1,706 shares until May 2009 and on 1,330 shares until May 2010, subject to acceleration in certain conditions).
(18)	Consists of 844,664 outstanding shares, 902,500 shares issuable upon the exercise of currently exercisable options 30,426 shares issuable upon settlement of RSUs that have vested, 180,997 shares issuable upon settlement of phantom stock units and 6,188 shares issuable upon the conversion of QUIPS issued by a subsidiary trust.

(19)	Consists of 4,443,102 outstanding shares and 60,167 shares issuable upon conversion of QUIPS issued by a subsidiary trust. Excludes the following shares that are held by a marital trust: (i) 928,817 shares; and (ii) 2,650,000 shares issuable upon the exercise of currently exercisable options. The institutional trustee of such trust is not affiliated with Mr. Jacobs and controls the voting and disposition of such shares.
(20)	Consists of 1,844,500 outstanding shares, 12,000,000 shares issuable upon conversion of outstanding shares of our Series C Preferred and 3,333,333 shares issuable upon conversion of outstanding shares of our Series D-1 Preferred. Of the shares indicated, (i) 16,297,171 shares are owned by Apollo Investment Fund IV, L.P. (“AIFIV”) and (ii) 880,662 shares are owned by Apollo Overseas Partners IV, L.P. (“Overseas IV”). Apollo Advisors IV, L.P. (“Advisors IV”) is the general partner of AIFIV and the managing general partner of Overseas IV. Apollo Capital Management IV, L.P. (“Capital Management IV”) is the general partner of Advisors IV. The directors and principal executive officers of Capital Management IV are Leon D. Black and John J. Hannan. Messrs. Black and Hannan are also limited partners of Advisors IV. Messrs. Black and Hannan disclaim beneficial ownership of the shares owned by AIFIV and Overseas IV. The address of both AIFIV and Overseas IV is c/o Apollo Advisors IV, L.P., Two Manhattanville Road, Purchase, New York 10577.
(21)	The share ownership information for Colburn Music Fund is as of December 31, 2006 and is based on information in a Schedule 13G filed by Colburn Music Fund. Colburn Music Fund has sole voting power with respect to all of the shares. Colburn Music Fund’s address is 1000 Wilshire Blvd., Suite 340, Los Angeles, California 90017.
(22)	The share ownership information for Goldman Sachs Asset Management, L.P. (“Goldman Sachs ”) is as of December 31, 2006 and is based on information in a Schedule 13G filed by Goldman Sachs . Goldman Sachs has sole voting power with respect to 3,925,750 of the shares and sole dispositive power with respect to all of the indicated shares. Such shares are owned by various clients of Goldman Sachs for whom Goldman Sachs serves as an investment advisor. Goldman Sachs disclaims beneficial ownership of any securities managed, on its behalf, by third parties. Goldman Sachs address is 32 Old Slip, New York, New York 10005.
(23)	The share ownership information for T. Rowe Price Associates, Inc. (“TRP”) is based on information in a Schedule 13G filed by TRP on February 14, 2007. TRP has sole voting power with respect to 961,600 of the shares and sole dispositive power with respect to all of the indicated shares. Such shares are owned by various clients of TRP for whom TRP serves as an investment advisor. TRP does not serve as a custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. Any and all discretionary authority which has been delegated to TRP may be revoked in whole or in part at any time. TRP’s address is 100 E. Pratt Street, Baltimore, Maryland 21202.
(24)	The share ownership information for Bank of America Corporation (BofA) and United States Trust Company, N.A. (“USTCNA”) is as of September 12, 2007 and is based on information in a Schedule 13G filed by BofA, NB Holdings Corporation, Bank of America, N.A., Banc of America Securities Holdings Corporation, USTCNA, Columbia Management Group, LLC and Columbia Management Advisors, LLC (collectively, the “BofA filing persons”). U.S. Trust Corporation merged into BofA on July 1, 2007. BofA and USTCNA hold the shares in their capacity as fiduciaries and/or agents for their customers. BofA reports shared voting power over 6,951,311 of these shares and shared dispositive power over 8,529,895 of these shares. The address of each of the BofA filing persons is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255.
(25)

The share ownership information for D.E. Shaw Valence Portfolios, L.L.C. (“D.E. Shaw”), D.E. Shaw & Co., L.P. (“D.E. Shaw & Co.”) and David E. Shaw is as of August 9, 2007 and is based on information in a Schedule 13G filed by such persons. These shares consist of (i) 3,249,630 shares in the name of D.E. Shaw Valence Portfolios, L.L.C., (ii) 55,200 shares that D.E. Shaw Valence Portfolios, L.L.C. has the right to acquire through the exercise of listed call options, (iii) 1,130,067 shares that D.E. Shaw Valence Portfolios, L.L.C. has the right to acquire through convertible securities and (iv) 85 shares in the name of D.E. Shaw Synoptic Portfolios 2, L.L.C. In the Schedule 13G, it was reported that by virtue of David. E. Shaw’s position as President and sole shareholder of D. E. Shaw & Co., Inc., which is the general partner of D. E. Shaw & Co., L.P., which in turn is the investment advisor of D. E. Shaw Synoptic Portfolios 2, L.L.C., and by virtue of David. E. Shaw’s position as President and sole shareholder of D. E. Shaw & Co. II, Inc., which is the managing member of D. E. Shaw & Co., L.L.C., which in turn is the managing member of D. E. Shaw Synoptic Portfolios 2, L.L.C., David E. Shaw may be deemed to have the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, the 4,434,982 shares as described above and, therefore, David. E. Shaw may be deemed to be the beneficial owner of such shares. In the Schedule 13G, David E. Shaw disclaims beneficial ownership of such 4,434,982 shares. The address of the principal business office of each of D.E. Shaw, D.E. Shaw & Co. and Mr. Shaw is 120 W. 45th Street, Tower 45, 39th Floor, New York, NY, 10036.

(26)	The share ownership information for Glenview Capital Management, LLC (“Glenview”), Glenview Capital GP, LLC (“Glenview LLC”) and Lawrence M. Robins is as of May 5, 2007 and is based on information in a Schedule 13G filed by such persons. These shares consist of (i) 250,700 shares held for the account of Glenview Capital Partners, (ii) 3,064,381 shares held for the account of Glenview Capital Master Fund, (iii) 1,295,300 shares held for the account of Glenview Institutional Partners, (iv) 305,000 shares held for the account of the GCM Little Arbor Master Fund, (v) 57,340 shares held for the account of GCM Little Arbor Institutional Partners, (vi) 121,390 shares held for the account of Gleview Capital Opportunity Fund, (vii) 69,910 shares held for the account of Gleview Offshort Opportunity Master Fund, (viii) 1,560 shares held for the account of GCM Little Arbor Partners and (ix) 6,100 shares held for the account of GCM Opportunity Fund. The Schedule 13G indicated shared voting power and shared disposition power by Glenview and Mr. Robbins for all shares and shared voting power and shared disposition power with Glenview LLC in relation to 4,974,281 of the shares. The address of the principal business office of each of Glenview, Glenview LLC and Mr. Robbins is 767 Fifth Avenue, 44th Floor, New York, New York, 10153.
(27)	The share ownership information for Cheyne Capital Management (UK) LLP (“CCMUK”) is as of August 21, 2007 and is based on information in a Schedule 13G filed by CCMUK, as the investment manager of Cheyne Special Solutions Fund L.P. (“CLP”), and Cheyne General Partner Inc. (“CGP”), as the general partner of CLP. The Schedule 13G indicated that (i) CCMUK may be deemed to have sole power to vote, or to direct the voting of, and to dispose or to direct the disposition of, the 4,245,540 shares of common stock and (ii) CGP may be deemed to have shared power to vote, or to direct the voting of, and to dispose or to direct the disposition of, the 4,245,540 shares. Each of CCMUK and CGP disclaim beneficial ownership of the 4,245,540 shares, except to the extent of any pecuniary interest therefrom. The address of the principal place of business of CCMUK is Stornoway House, 13 Cleveland Row, London, SW1A 3DH, England and the principal place of business of CGP is Walker House, Mary Street, PO Box 908GT, Grand Cayman, Cayman Islands.

RIGHTS OF APPRAISAL

Under the DGCL, you have the right to demand appraisal in connection with the merger and to receive, in lieu of the merger consideration, payment in cash for the fair value of your shares of stock of the Company as determined by the Delaware Court of Chancery. The Company’s stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. The Company will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to demand and perfect appraisal rights and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex E to this proxy statement.

Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the special meeting to vote on the adoption of the merger agreement. A copy of Section 262 must be included with such notice. This proxy statement constitutes the Company’s notice to its stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex E since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•

You must deliver to the Company a written demand for appraisal of your shares meeting the requirements of Section 262 of the DGCL before the vote on the adoption of the merger agreement is taken at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262. The written demand must reasonably inform the Company of the stockholder’s identity and of the stockholder’s intent thereby to demand appraisal of his, her or its shares. Failure to timely deliver a demand for appraisal will cause a stockholder to lose his, her or its appraisal rights.

•

You must not vote in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A submitted proxy not marked “AGAINST” or “ABSTAIN” will be voted in favor of the proposal to adopt the merger agreement and will result in the waiver of appraisal rights. A stockholder that has not submitted a proxy will not waive his, her or its appraisal rights solely by failing to vote if the stockholder satisfies all other provisions of Section 262 of the DGCL.

•

A stockholder must also continuously hold his, her or its shares of common stock from the date the stockholder makes the written demand for appraisal through the effective time of the merger. Accordingly, a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective time of the merger will lose any right to appraisal with respect to such shares.

If you fail to comply with these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of the Company’s stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of the Company stock. A proxy card which is signed and does not contain voting instructions will, unless revoked, be voted “FOR” the adoption of the merger agreement and will constitute a waiver of your right of appraisal and will nullify any previous written demand for appraisal.

All demands for appraisal should be in writing and addressed to United Rentals, Inc., Five Greenwich Office Park, Greenwich, CT 06831, Attention: General Counsel, before the vote on the merger agreement is taken at the special meeting, and should be executed by, or on behalf of, the record holder of the shares in respect of which appraisal is being demanded. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a holder of shares of the Company’s stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s). The demand should specify the holder’s name and mailing address and the number of shares registered in the holder’s name and must state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to the Company. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of the Company’s stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within 10 days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each Company stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for such stockholder’s shares of the Company’s stock. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation has no obligation and has no present intention to file such a petition in the event there are dissenting stockholders. Accordingly, it is the obligation of the Company’s stockholders to initiate all necessary action to perfect their appraisal rights in respect of shares of the Company’s stock within the time prescribed in Section 262. The failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal.

Within 120 days after the effective date of the merger (but not thereafter), any stockholder who has satisfied the requirements of Section 262 of the DGCL may deliver to the Company a written demand for a statement listing the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The Company, as the surviving corporation in the merger, must mail such written statement to the stockholder within 10 days after the stockholder’s request is received by Company or within 10 days after the latest date for delivery of a demand for appraisal under Section 262 of the DGCL, whichever is later.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of the Company’s stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

In determining fair value and, if applicable, a fair rate of interest, the Chancery Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” You should be aware that the fair value of your shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive under the terms of the merger agreement.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of such stockholder’s demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its shares of Company common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time of the merger may only be made with the written approval of the surviving corporation. Once a petition for appraisal has been filed, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the Chancery Court.

Failure to comply with all of the procedures set forth in Section 262 will result in the loss of a stockholder’s statutory appraisal rights. In view of the complexity of Section 262, the Company’s stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

SUBMISSION OF STOCKHOLDER PROPOSALS

If the merger is not completed, you will continue to be entitled to attend and participate in our stockholder meetings and we will hold a 2008 annual meeting of stockholders, in which case stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2008 annual meeting of stockholders in accordance with the advance notice procedure established by our by-laws. Under these procedures, to be eligible for inclusion in the proxy statement and form of proxy for the 2008 annual meeting of stockholders, a stockholder that proposes to nominate a candidate for director or propose other business at the 2008 annual meeting of stockholders must give us written notice of such nomination or proposal not less than 60 days and not more than 90 days prior to the scheduled date of the meeting (or, if less than 70 days’ notice or prior public disclosure of the date of the meeting is given, then not later than the 15th day following the earlier of (i) the date such notice was mailed or (ii) the day such public disclosure was made). Such notice must provide certain information as specified in our by-laws and must be received at our principal executive offices by the deadline specified above.

For any matters not timely submitted in accordance with the advance notice procedure established in our by-laws, we reserve the right, in accordance with Rule 14a-4(c)(1) of the Exchange Act, to exercise discretionary voting authority on the nomination or proposal.

In order to curtail controversy as to the date on which a proposal was received by us, we suggest that proponents submit their proposals by certified mail, return receipt requested, to United Rentals, Inc., Five Greenwich Office Park, Greenwich, CT 06831, Attention: Corporate Secretary.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

Reports, proxy statements or other information concerning us may also be inspected at the offices of the NYSE at:

20 Broad Street

New York, NY 10005

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at United Rentals, Inc., Five Greenwich Office Park, Greenwich, CT 06831, Attention: Investor Relations, on the investor relations section of the Company’s website at www.ur.com or from the SEC’s website at the address provided above. If you would like to request documents, please do so by October 5, 2007, in order to receive them before the special meeting. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting:

Company Filings:	Periods:

Annual Report on Form 10-K	Year ended December 31, 2006

Quarterly Reports on Form 10-Q	Quarters ended March 31, 2007 and June 30, 2007

Current Reports on Form 8-K	Filed August 30, 2007, August 2, 2007, July 24, 2007, July 6, 2007, June 29, 2007, June 8, 2007, May 3, 2007, April 26, 2007, April 11, 2007, April 4, 2007, March 4, 2007, February 27, 2007 (in each case, except to the extent furnished and not filed with the SEC).

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.

This proxy statement is dated September 19, 2007. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

AGREEMENT AND PLAN OF MERGER

among

RAM HOLDINGS, INC.,

RAM ACQUISITION CORP.

and

UNITED RENTALS, INC.

Dated as of July 22, 2007

A-i

A-ii

EXHIBITS:

Exhibit A	Certificate of Incorporation of the Surviving Corporation
Exhibit B	By-Laws of the Surviving Corporation

A-iii

INDEX OF DEFINED TERMS

Acquisition Proposal	A-30
affiliate	A-47
Agreement	A-1
Alternative Financing	A-36
Antitrust Law	A-34
beneficial owner	A-47
beneficially owned	A-47
Book-Entry Shares	A-5
Bridge Financing	A-22
business day	A-47
By-Laws	A-7
Canadian Subsidiary	A-16
Cancelled Shares	A-3
Capitalization Date	A-8
Certificate of Incorporation	A-7
Certificate of Merger	A-2
Certificates	A-5
Class D-1 Preferred Stock	A-7
Class D-2 Preferred Stock	A-7
Closing	A-1
Closing Date	A-2
Code	A-13
Common Share	A-2
Common Stock	A-7
Common Stock Merger Consideration	A-3
Company	A-1
Company Disclosure Schedule	A-6
Company Employees	A-13
Company Notes and Debentures	A-39
Company Plan	A-12
Company Related Parties	A-45
Company Requisite Vote	A-19
Company Rights	A-7
Company Securities	A-8
Company Stock Plans	A-8
Company Termination Fee	A-44
Company Warrants	A-8
Confidentiality Agreement	A-28
Contract	A-9
control	A-47
Convertible Notes	A-8
Costs	A-32
Debenture Offer	A-38
Debt Financing	A-22
Debt Financing Commitments	A-22
DGCL	A-1
Dissenting Shares	A-4
Dissenting Stockholder	A-4
DOJ	A-34
DOL	A-13

Effective Time	A-2
Environmental Laws	A-18
Environmental Permits	A-18
Equity Financing	A-22
Equity Financing Commitments	A-22
ERISA	A-12
Exchange Act	A-10
Excluded Person	A-28
Financial Advisors	A-17
Financing	A-22
Financing Commitments	A-22
Foreign Antitrust Laws	A-10
Foreign Plan	A-14
FTC	A-34
generally accepted accounting principles	A-47
Governmental Entity	A-10
Guarantee	A-1
Guarantor	A-47
High Yield Financing	A-22
HSR Act	A-10
Indebtedness	A-47
Indemnified Parties	A-32
Indentures	A-38
industries in which the Company or its subsidiaries operate	A-47
Intellectual Property	A-17
Interested Person	A-28
IRS	A-13
ITA	A-16
knowledge	A-47
law	A-10
Leases	A-15
Licenses	A-10
Liquidation Preference	A-3
Marketing Period	A-36
Material Adverse Effect	A-6
Material Contract	A-18
Materials of Environmental Concern	A-18
Merger	A-1
Merger Consideration	A-3
Merger Sub	A-1
Multiemployer Plan	A-12
NLRB	A-14
No-Shop Period Start Date	A-28
Offer Documents	A-38
Option	A-4
Owned Real Property	A-15
Parent	A-1
Parent Group	A-23
Parent Plan	A-31

A-iv

Parent Related Parties	A-45
Parent Termination Fee	A-44
Paying Agent	A-5
PBGC	A-13
Permitted Encumbrances	A-15
person	A-48
Preferred Stock	A-7
Proceeding	A-32
Proxy Statement	A-17
Recommendation	A-26
Related Party Transaction	A-20
Representatives	A-31
Required Financial Information	A-37
Requisite Consents	A-38
Restricted Shares	A-4
Rights Plan	A-8
Sarbanes-Oxley Act	A-10
SEC	A-10
SEC Reports	A-10
Securities Act	A-10
Series C Preferred Share	A-3
Series C Preferred Stock	A-7

Series C Preferred Stock Merger Consideration	A-3
Series D Preferred Share	A-3
Series D Preferred Stock	A-7
Series D Preferred Stock Merger Consideration	A-3
Shares	A-3
Solicitation	A-38
Special Transaction Expenses	A-43
Stock Units	A-4
Stockholders Agreements	A-1
Stockholders Meeting	A-26
subsidiary	A-48
Superior Proposal	A-31
Surviving Corporation	A-1
Tail Policy	A-33
Tax Return	A-17
Taxes	A-16
Termination Date	A-42
Voting Agreement	A-1
WARN	A-14
Warrant Holders Agreement	A-1

A-v

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of July 22, 2007 (this “Agreement”), among RAM HOLDINGS, INC., a Delaware corporation (“Parent”), RAM ACQUISITION CORP., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), and UNITED RENTALS, INC., a Delaware corporation (the “Company”).

WHEREAS, the parties intend that Merger Sub be merged with and into the Company (the “Merger”) with the Company surviving the Merger on the terms and subject to the conditions set forth in this Agreement;

WHEREAS the Board of Directors of the Company has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved this Agreement in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), and (iii) resolved to recommend the adoption of this Agreement by the stockholders of the Company;

WHEREAS, the Board of Directors of Parent and the Board of Directors of Merger Sub have each approved, and the Board of Directors of Merger Sub has declared it advisable for Merger Sub to enter into, this Agreement;

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, the Guarantor has provided a guarantee, dated as of the date hereof, in favor of the Company with respect to certain obligations of Parent and Merger Sub arising under, or in connection with, this Agreement (the “Guarantee”); and

WHEREAS, as a condition to the willingness of, and as an inducement to, Parent and Merger Sub to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, (i) certain holders of the Company’s capital stock have entered into a voting agreement (the “Voting Agreement”) and (ii) certain holders of Company Warrants and the Company’s capital stock have entered into a warrant holders agreement (the “Warrant Holders Agreement” and, together with the Voting Agreement, the “Stockholders Agreements”), pursuant to which, in each case, such holders have agreed, among other things, to vote their Shares in favor of the adoption of this Agreement in accordance with and subject to the terms set forth in the Voting Agreement or Warrant Holders Agreement, as the case may be.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

SECTION 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, at the Effective Time (as defined herein), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”) and a wholly owned subsidiary of Parent.

SECTION 1.2 Closing; Effective Time. (a) The closing of the Merger (the “Closing”) shall take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, as soon as practicable, but in no event later than the second business day after the satisfaction or waiver of the conditions set forth in Article VII (excluding conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or waiver of such conditions); provided, however, that if the Marketing Period has not ended on or before such second business day after such satisfaction or waiver of the conditions set forth in Article VII (excluding conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or waiver of such conditions), the parties shall not be required to consummate the Closing until the earlier of (i) any business day during the Marketing Period specified by Parent on no less than three business days’ prior written notice to the Company and (ii) the final day of the Marketing Period (or the Closing may be consummated at such other place or on such other date as Parent and the Company may mutually agree). The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”.

(b) At the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as required by, and executed and filed in accordance with, the relevant provisions of the DGCL (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or such later time as is specified in the Certificate of Merger and as is agreed to by the parties hereto, being hereinafter referred to as the “Effective Time”), and shall make all other filings or recordings required under the DGCL in connection with the Merger.

SECTION 1.3 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

SECTION 1.4 Certificate of Incorporation; By-laws. (a) At the Effective Time, the certificate of incorporation of the Company shall be amended so as to read in its entirety as is set forth on Exhibit A annexed hereto, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by law, in each case consistent with the obligations set forth in Section 6.7.

(b) At the Effective Time, and without any further action on the part of the Company and Merger Sub, the by-laws of the Company shall be amended so as to read in their entirety in the form as is set forth in Exhibit B annexed hereto, and, as so amended, shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with their terms, the certificate of incorporation of the Surviving Corporation and as provided by law, in each case consistent with the obligations set forth in Section 6.7.

SECTION 1.5 Directors and Officers. The directors of the Company immediately prior to the Effective Time shall submit their resignations to be effective as of the Effective Time. Immediately after the Effective Time, Parent shall take the necessary action to cause the directors of Merger Sub immediately prior to the Effective Time to be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office until the earlier of their resignation or removal.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK

OF THE CONSTITUENT CORPORATIONS

SECTION 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any of the following securities:

(a) Conversion of Common Stock and Preferred Stock.

(i) Each share of Common Stock issued and outstanding immediately prior to the Effective Time (each, a “Common Share”), other than (A) any Common Shares beneficially owned by any direct or indirect wholly owned subsidiary of the Company (which Common Shares shall remain outstanding, except that the number of such Common Shares owned by such subsidiaries may be adjusted following the Merger to maintain relative ownership percentages), (B) any Cancelled Shares (as defined herein) and (C) any Dissenting Shares (as defined herein), shall be converted into the right to receive $34.50 in cash, without interest (the “Common Stock Merger Consideration”), payable to the holder thereof upon surrender of such Common Shares in the manner provided in Section 2.3, less any required withholding taxes;

(ii) Each share of Series C Preferred Stock issued and outstanding (and not converted into Common Shares prior to the Effective Time) immediately prior to the Effective Time (each, a “Series C Preferred Share”) other than (A) any Series C Preferred Shares beneficially owned by any direct or indirect wholly owned subsidiary of the Company (which Series C Preferred Shares shall remain outstanding, except that the number of such Series C Preferred Shares shall be appropriately adjusted following the Merger to maintain relative ownership percentages), (B) any Cancelled Shares and (C) any Dissenting Shares, shall be converted into the right to receive an amount in cash equal to the sum of (x) $1,000 (the “Liquidation Preference”) plus (y) an amount equal to 6.25% per annum of the Liquidation Preference, compounded annually from January 7, 1999 to (and including) the Closing Date plus (z) all accrued and unpaid dividends, if any, thereon as of the Closing Date (such sum, the “Series C Preferred Stock Merger Consideration”), such sum representing the “Call Price” as defined in the applicable Certificate of Designation (an illustrative calculation of which is set forth on Section 2.1 of the Company Disclosure Schedule); and

(iii) Each share of Series D Preferred Stock issued and outstanding (and not converted into Common Shares prior to the Effective Time) immediately prior to the Effective Time (each, a “Series D Preferred Share” and collectively with the Series C Preferred Shares and the Common Shares, the “Shares”) other than (A) any Series D Preferred Shares beneficially owned by any direct or indirect wholly owned subsidiary of the Company (which Series D Preferred Shares shall remain outstanding, except that the number of such Series D Preferred Shares shall be appropriately adjusted following the Merger to maintain relative ownership percentages), (B) any Cancelled Shares and (C) any Dissenting Shares, shall be converted into the right to receive an amount in cash equal to the sum of (x) the Liquidation Preference plus (y) an amount equal to 6.25% per annum of the Liquidation Preference, compounded annually from September 30, 1999 to (and including) the Closing Date plus (z) all accrued and unpaid dividends, if any, thereon as of the Closing Date (such sum, the “Series D Preferred Stock Merger Consideration” and collectively with the Series C Preferred Stock Merger Consideration and the Common Stock Merger Consideration, the “Merger Consideration”), such sum representing the “Call Price” as defined in the applicable Certificate of Designation (an illustrative calculation of which is set forth on Section 2.1 of the Company Disclosure Schedule).

(b) Parent, Merger Sub and Company-Owned Shares. Each Share that is owned, directly or indirectly, by Parent or Merger Sub immediately prior to the Effective Time, if any, or that is held in treasury by the Company immediately prior to the Effective Time (collectively, the “Cancelled Shares”) shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and shall cease to exist, and no consideration shall be delivered in exchange for such cancellation.

(c) Conversion of Merger Sub Common Stock. Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

(d) Warrants. As of the Effective Time, the Surviving Corporation shall assume the obligations of the Company under the warrant agreements in respect of the Company Warrants (as defined herein). In accordance with the terms of the Company Warrants, upon exercise of such Company Warrants at any time after the Effective Time, the holders of such Company Warrants shall solely be entitled to receive the amount in cash, without interest, that such holders would have been entitled to receive upon conversion of the resulting Common

Shares in connection with the Merger if such Company Warrants had been exercised by such holders immediately prior to the Effective Time.

(e) Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, any Shares which are issued and outstanding immediately prior to the Effective Time and are held by a person (a “Dissenting Stockholder”) who has not voted in favor of or consented to the adoption of this Agreement and has complied with all the provisions of Section 262 of the DGCL concerning the right of holders of Shares to require appraisal of their Shares (“Dissenting Shares”) shall not be converted into the right to receive the applicable Merger Consideration, and the holders of such Dissenting Shares shall be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL; provided, however, that if such Dissenting Stockholder withdraws its demand for appraisal or fails to perfect or otherwise waives, withdraws or loses its right of appraisal, in any case pursuant to Section 262 of the DGCL, its Shares shall be deemed to be converted as of the Effective Time into the right to receive the applicable Merger Consideration for each such Share in accordance with the provisions of this Agreement. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights set forth in Section 262 of the DGCL and as provided in the previous sentence. The Company shall give Parent prompt notice of any demands for appraisal of Shares received by the Company, withdrawals of such demands and any other instruments served pursuant to Section 262 of the DGCL and shall give Parent the opportunity to direct all negotiations and proceedings with respect thereto. The Company shall not, except with the prior written consent of Parent or as otherwise required by applicable law, make any payment with respect to any such exercise of appraisal rights or offer to settle any such rights.

SECTION 2.2 Treatment of Options, Restricted Shares and Stock Units. (a) The Company shall provide that, immediately prior to the Effective Time, each option to purchase Common Shares (an “Option”) granted under any Company Stock Plan that, in each case, is outstanding and unexercised as of the Effective Time (whether vested or unvested) shall be canceled, and the holder thereof shall be entitled to receive a payment in cash, without interest, equal to the product of (A) the number of Common Shares previously subject to such Option and (B) the excess, if any, of the Common Stock Merger Consideration over the exercise price per Common Share previously subject to such Option, less any required withholding taxes. The Surviving Corporation shall pay the holders of Options the cash payments described in this Section 2.2(a) on or as soon as reasonably practicable after the Closing Date, but in any event within two (2) business days thereafter.

(b) Each Common Share granted subject to vesting or other lapse restrictions pursuant to any Company Stock Plan (collectively, “Restricted Shares”) which is outstanding immediately prior to the Effective Time shall vest and become free of such restrictions as of the Effective Time and at the Effective Time the holder thereof shall, subject to this Article II, be entitled to receive the Common Stock Merger Consideration with respect to each such Restricted Share, less any required withholding taxes.

(c) The Company shall provide that, immediately prior to the Effective Time, each award of a right under any Company Stock Plan entitling the holder thereof to performance shares, Common Shares or cash equal to or based on the value of Common Shares (collectively, “Stock Units”) which, in each case, is outstanding as of the Effective Time (whether vested or unvested) (except with respect to those awards set forth on Section 2.2(c) of the Company Disclosure Schedule, which will be treated in accordance with the terms of such awards) shall be canceled by the Company and the holder thereof shall be entitled to receive upon consummation of the Merger a payment in cash, without interest, equal to the product of (A) the number of Common Shares previously subject to such Stock Unit and (B) the Common Stock Merger Consideration, less any required withholding taxes. The Surviving Corporation shall pay the holders of Stock Units the cash payments described in this Section 2.2(c) on or as soon as reasonably practicable after the Closing Date, but in any event within two (2) business days thereafter.

SECTION 2.3 Surrender of Shares. (a) Prior to the Effective Time, Parent or Merger Sub shall enter into an agreement with a bank or trust company that is reasonably satisfactory to the Company to act as agent for the stockholders of the Company in connection with the Merger (the “Paying Agent”) to receive payment of the Merger Consideration to which the stockholders of the Company shall become entitled pursuant to this Article II. At or immediately prior to the Effective Time, Parent shall deposit with the Paying Agent in trust for the benefit of holders of Shares, sufficient funds to immediately pay the aggregate Merger Consideration. Such funds may be invested by the Paying Agent as directed by Merger Sub or, after the Effective Time, the Surviving Corporation; provided that (i) no such investment or losses thereon shall affect the Merger Consideration payable to the holders of Shares and following any losses Parent shall promptly provide additional funds to the Paying Agent for the benefit of the stockholders of the Company in the amount of any such losses and (ii) such investments shall be in short-term obligations of the United States of America with maturities of no more than 30 days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as Parent directs.

(b) Promptly after the Effective Time (and in any event within two (2) business days thereafter), the Surviving Corporation shall cause to be mailed to each record holder, as of the Effective Time, of (i) an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the “Certificates”) or (ii) Shares represented by book-entry (“Book-Entry Shares”), a form of letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent or, in the case of Book-Entry Shares, upon adherence to the procedures set forth in the letter of transmittal) and instructions for use in effecting the surrender of the Certificates, or in the case of Book-Entry Shares the surrender of such Shares, for payment of the applicable Merger Consideration therefor. Upon surrender to the Paying Agent of a Certificate or of Book-Entry Shares, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor the applicable Merger Consideration for each Share formerly represented by such Certificate or Book-Entry Shares and such Certificate or book-entry shall then be canceled. No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the Merger Consideration payable in respect of the Certificates or Book-Entry Shares. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3(b), each Certificate and each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration as contemplated by this Article II.

(c) At any time following the date that is twelve months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which have been made available to the Paying Agent and which have not been disbursed to holders of Certificates or Book-Entry Shares and thereafter such holders shall look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) for payment of the Merger Consideration. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares for the Merger Consideration.

(d) After the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares that were outstanding prior to the Effective Time. After the Effective Time, Certificates or Book-Entry Shares presented to the Surviving Corporation for transfer shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth in, this Article II.

(e) Notwithstanding anything in this Agreement to the contrary, Parent and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any former holder of Shares pursuant to this Agreement any amount as may be required to be deducted and withheld with respect to the making of such payment under applicable Tax (as defined herein) laws.

(f) In the event that any Certificate shall have been lost, stolen or destroyed, upon the holder’s compliance with the reasonable replacement requirements established by the Paying Agent, including, if necessary, the posting by the holder of a bond in customary amount as indemnity against any claim that may be made against it with respect to the Certificate, the Paying Agent will deliver in exchange for the lost, stolen or destroyed Certificate the applicable Merger Consideration payable in respect of the Shares formerly represented by such Certificate pursuant to this Article II.

(g) No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificates or Book-Entry Shares.

SECTION 2.4 Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the number of outstanding Shares (or securities convertible or exchangeable into or exercisable for Shares) shall occur as a result of a reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange or readjustment of shares, merger or any stock dividend or stock distribution with a record date during such period, the Merger Consideration shall be correspondingly adjusted to reflect such change.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub that, except (i) as set forth on the disclosure schedule delivered by the Company to Parent and Merger Sub prior to the execution of this Agreement (the “Company Disclosure Schedule”), it being agreed that disclosure of any item in any section of the Company Disclosure Schedule shall also be deemed disclosure with respect to any other section of this Agreement to which the relevance of such item is reasonably apparent on its face or (ii) for facts disclosed in, and reasonably apparent on the face of the disclosure contained in, the SEC Reports (as defined herein) filed with the SEC and publicly available after January 1, 2005 but prior to the date of this Agreement (other than any forward-looking disclosures set forth in any risk factor section, any disclosures in any section relating to forward-looking statements and any other similar disclosures included therein to the extent they are primarily predictive or forward-looking in nature); provided that in no event shall any disclosure in any such SEC Report qualify or limit the representations and warranties of the Company set forth in the second sentence of Section 3.2, Section 3.3(a) and Section 3.4 unless otherwise set forth in the Company Disclosure Schedule:

SECTION 3.1 Organization and Qualification; Subsidiaries. Each of the Company and its subsidiaries is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where any such failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as defined herein). Each of the Company and its subsidiaries is duly qualified or licensed to do business in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for any such failure to be so qualified or licensed which would not, individually or in the aggregate, have a Material Adverse Effect. “Material Adverse Effect” means any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects, or occurrences, (a) has or would be reasonably expected to have a material adverse effect on or with respect to the assets, business, results of operations or financial condition of the Company and its subsidiaries taken as a whole or (b) would prevent, materially delay or materially impede the ability of the Company to consummate the Merger, provided, however, that, in the case of (a) only, a Material Adverse Effect shall not include facts, circumstances, events, changes, effects or occurrences (i) generally affecting the economy or the financial, debt, credit or securities markets in the United States, including as a result of changes in geopolitical conditions, (ii) generally affecting any of the industries in which the Company or its subsidiaries operate, (iii) resulting from the announcement of this Agreement and the transactions contemplated hereby, including any stockholder litigation relating thereto or including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the Company and its subsidiaries due to the announcement and performance of this Agreement or the identity of the parties to this Agreement, or the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein, (iv) resulting from any actions expressly required under this Agreement to obtain any approval or authorization under applicable antitrust or competition laws for the consummation of the Merger, (v) resulting from changes after the date hereof in any applicable laws or applicable accounting regulations or principles or interpretations thereof, provided that in the case of this clause (v) such changes shall not be excluded to the extent that such changes have a materially disproportionate effect on the Company and its subsidiaries taken as a whole compared with other companies operating in any of the principal industries in which the Company and its subsidiaries operate, (vi) resulting from any outbreak or escalation of hostilities or war or any act of terrorism, or (vii) resulting from any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to any such failure that are not otherwise excluded from the definition of a “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect), except, in the case of clauses (i), (ii) and (vi) above, such facts, circumstances, changes, events, effects or occurrences shall not be excluded to the extent that they have a materially disproportionate effect on the Company and its subsidiaries taken as a whole compared with other companies operating in any of the principal industries in which the Company and its subsidiaries operate.

SECTION 3.2 Certificate of Incorporation and By-Laws. The Company has heretofore furnished or otherwise made available to Parent a complete and correct copy of the amended and restated certificate of incorporation, as amended to date (the “Certificate of Incorporation”), and the amended and restated by-laws, as amended to date (the “By-Laws”), of the Company as currently in effect. The Certificate of Incorporation of the Company and the By-Laws are in full force and effect, no other organizational documents are applicable to or binding upon the Company and the Company is not in violation of any provisions of its Certificate of Incorporation or By-Laws.

SECTION 3.3 Capitalization. (a) The authorized capital stock of the Company consists of (i) 500,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of which (A) 300,000 of such shares are designated as Perpetual Convertible Preferred Stock, Series A, par value $0.01 per share, (B) 500,000 of such shares are designated as Perpetual Convertible Preferred Stock, Series B, par value $0.01 per share, of which (x) 450,000 shares are designated as Class B-1 Perpetual Convertible Preferred Stock and (y) 50,000 shares are designated as Class B-2 Perpetual Convertible Preferred Stock, (C) 300,000 of such shares are designated as Perpetual Convertible Preferred Stock, Series C, par value $0.01 per share (“Series C Preferred Stock”), (D) 500,000 of such shares are designated as Perpetual Convertible Preferred Stock, Series D, par value $0.01 per share (“Series D Preferred Stock”), of which (x) 450,000 shares are designated as Class D-1 Perpetual Convertible Preferred Stock (“Class D-1 Preferred Stock”) and (y) 50,000 shares are designated as Class D-2 Perpetual Convertible Preferred Stock (“Class D-2 Preferred Stock”); and (E) 175,000 of such shares are designated as Series E Junior Participating Preferred Stock and have been reserved for issuance upon the exercise of the rights (the “Company

Rights”) distributed to the holders of Common Stock, Series C Preferred Stock and Series D Preferred Stock pursuant to the Company’s Rights Agreement, dated as of September 28, 2001 (the “Rights Plan”), between the Company and American Stock Transfer & Trust Co., as Rights Agent. As of the date of this Agreement, there are no accrued and unpaid dividends with respect to the Series C Preferred Stock or the Series D Preferred Stock.

As of July 19, 2007 (the “Capitalization Date”):

(i) 82,991,556 shares of Common Stock were issued and outstanding (which number includes 562,839 Restricted Shares outstanding pursuant to awards granted under the Company Stock Plans (as defined herein);

(ii) no shares of Common Stock were held by the Company in its treasury;

(iii) (A) 300,000 shares of Series C Preferred Stock were issued and outstanding; (B) 150,000 shares of Series D Preferred Stock (consisting of 105,252 shares of Class D-1 Preferred Stock and 44,748 shares of Class D-2 Preferred Stock) were issued and outstanding; and (C) no other shares of Preferred Stock were issued or outstanding;

(iv) (A) there were 5,494,555 shares of Common Stock underlying outstanding Options, such Options having a weighted average exercise price as of the Capitalization Date of $20.06, (B) there were 967,338 shares of Common Stock underlying outstanding Stock Units and (C) there were 2,729,274 additional shares of Common Stock reserved for issuance pursuant to grants made under the 2001 Comprehensive Stock Plan, the United Rentals, Inc. 2001 Stock Plan, the United Rentals, Inc. 1998 Supplemental Stock Option Plan, the United Rentals, Inc. 1998 Stock Option Plan, the 1997 Performance Award Plan of U.S. Rentals, Inc. and the United Rentals, Inc. 1997 Stock Option Plan (collectively, the “Company Stock Plans”);

(v) (A) 6,460,674 shares of Common Stock were reserved for issuance upon conversion of the Company’s outstanding 1-7/8% Convertible Senior Subordinated Notes and (B) 3,342,447 shares of Common Stock were reserved for issuance upon conversion of the Company’s outstanding 6 1/2% Convertible Subordinated Debentures due 2028 (such Notes and Debentures, collectively, the “Convertible Notes”); and

(vi) warrants to purchase 4,256,473 shares of Common Stock having a weighted average exercise price as of the Capitalization Date of $12.25 were issued and outstanding (“Company Warrants”)

(b) From the close of business on the Capitalization Date until the date of this Agreement, no options to purchase Shares have been granted and no Shares have been issued, except for Common Shares issued pursuant to the exercise of Company Stock Options, the vesting of Stock Units and the conversion or exercise of Series C Preferred Stock, Series D Preferred Stock, Convertible Notes and the Company Warrants, in each case in accordance with their terms (and the issuance of Company Rights attached to such Common Shares). Except as set forth in Section 3.3(a), as of the date of this Agreement, (i) there are not outstanding or authorized any (A) shares of capital stock or other voting securities of the Company, (B) securities of the Company or any of its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company or (C) options, warrants or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (collectively, “Company Securities”), (ii) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities and (iii) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party. All outstanding Shares, and all shares of Common Stock reserved for issuance as noted in Section 3.3(a), when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable and free of any pre-emptive or similar right, purchase option, call or right of first refusal or similar right. Each of the outstanding shares of capital stock of each of the Company’s subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by the

Company or another wholly-owned subsidiary of the Company free and clear of all material security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever. No subsidiary of the Company owns any Shares. Neither the Company nor any of its subsidiaries is a party to any voting Contract with respect to the voting of any such securities. Other than the Convertible Notes (which are convertible into securities with voting rights but do not entitle holders thereof to voting rights prior to conversion), there are no bonds, debentures, notes or other indebtedness of the Company with voting rights (or convertible into, or exchangeable for, securities with voting rights) on any matters on which stockholders of the Company may vote.

SECTION 3.4 Authority. The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Stockholders Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Stockholders Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Stockholders Agreements or to consummate the transactions so contemplated (other than receipt of the Company Requisite Vote (as defined herein) and the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL). This Agreement and the Stockholders Agreements have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the other parties thereto, constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing. The Board of Directors of the Company has, by resolutions duly adopted at a meeting duly called and held, (a) approved, and declared advisable, this Agreement, (b) determined that the terms of this Agreement are fair to, and in the best interests of, the Company and its stockholders, (c) directed that the Company submit the adoption of this Agreement to a vote at a meeting of the stockholders of the Company as promptly as practicable, (d) recommended that the stockholders of the Company adopt this Agreement at the Stockholders Meeting, and (e) approved the Voting Agreement, the Warrant Holders Agreement, this Agreement, the Merger and the other transactions contemplated hereby for purposes of Section 203 of the DGCL pursuant to Section 203(a)(1) of the DGCL such that the restrictions on business combinations with interested stockholders set forth therein are not applicable to this Agreement, the Merger or the other transactions contemplated hereby, which resolutions have not, subject (in the case of clauses (a), (b) and (d)) to Sections 6.1 and 6.5, been subsequently rescinded, modified or withdrawn in any way.

SECTION 3.5 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement and the Stockholders Agreements by the Company do not and will not, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement and the Stockholders Agreements and compliance by the Company with the provisions of this Agreement and the Stockholders Agreement will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company, (ii) conflict with or violate the certificates of incorporation or by-laws of its subsidiaries (or any comparable organizational documents), (iii) assuming that all approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained, and all filings described in such clauses have been made, conflict with or violate any law applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or (iv) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, or any other adverse change to, any note, bond, mortgage, franchise, indenture, contract, agreement, lease, license, permit or other instrument or obligation (each, a “Contract”) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of its subsidiaries’ respective properties are bound, except, in the case of clauses (ii), (iii) and (iv), for any such conflict, violation, breach, default, loss, right or other occurrence which would not, individually or in the aggregate, have a Material Adverse Effect and other than as may arise in connection with the Financing (as defined herein) or facts and circumstances particular to Parent and its affiliates.

(b) The execution, delivery and performance of this Agreement and the Stockholders Agreements by the Company and the consummation of the Merger by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory (including stock exchange) authority, agency, court, commission, tribunal or other governmental body whether U.S. (federal, state or local), Canadian (federal, provincial, territorial or local), foreign or multinational (each, a “Governmental Entity”), except for (i) applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (including the filing of the Proxy Statement (as defined herein)), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and state securities, takeover and “blue sky” laws, (ii) the applicable requirements of the New York Stock Exchange, (iii) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, (iv) the applicable requirements of antitrust or other competition laws of those jurisdictions set forth in Section 3.5(b) of the Company Disclosure Schedule (“Foreign Antitrust Laws”) and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not (A) prevent or materially delay the Company from performing its obligations under this Agreement in any material respect or (B) individually or in the aggregate, have a Material Adverse Effect.

SECTION 3.6 Compliance. (a) Neither the Company nor any of its subsidiaries is in violation of any federal, state, provincial, local or foreign law, rule, regulation, order, judgment or decree (“law”) applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound, except for any such violation which would not, individually or in the aggregate, have a Material Adverse Effect, and (b) the Company and its subsidiaries have all permits, licenses, authorizations, exemptions, orders, consents, approvals and franchises (“Licenses”) from Governmental Entities required to conduct their respective businesses as now being conducted, except for any such Licenses the absence of which would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any revocation or modification from any Governmental Authority of any License that is material to the Company and its subsidiaries taken as a whole.

SECTION 3.7 SEC Filings; Financial Statements; Undisclosed Liabilities. (a) The Company and its subsidiaries have filed all forms, reports, statements, certifications and other documents (including all exhibits and other information incorporated therein, amendments and supplements thereto) required to be filed by them with the Securities and Exchange Commission (the “SEC”) since January 1, 2004 (all such forms, reports, statements, certificates and other documents filed since January 1, 2004, including any amendments thereto, collectively, the “SEC Reports”). As of their respective dates, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, the SEC Reports complied, and each of the SEC Reports filed subsequent to the date of this Agreement will comply, in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the applicable rules and regulations promulgated thereunder. As of the time of filing with the SEC, none of the SEC Reports so filed or that will be filed subsequent to the date of this Agreement contained or will contain, as the case may be, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that the information in such SEC Reports has been amended or superseded by a later SEC Reports filed prior to the date of this Agreement.

(b) The audited consolidated financial statements of the Company (including any related notes thereto) included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC comply in all material respects with the published rules of the SEC and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries at the respective dates thereof and the consolidated statements of operations, cash flows and changes in stockholders’ equity for the periods indicated. The unaudited condensed consolidated financial statements of the Company (including any related notes thereto) for all interim periods included in the Company’s quarterly reports on Form 10-Q filed with the SEC since December 31, 2006 comply in all material respects with the published rules of the SEC and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects (i) the condensed consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and (ii) the consolidated results of operations and cash flows for the periods indicated (subject to normal and recurring period-end adjustments that have not been and are not expected to be material to the Company and its subsidiaries taken as a whole).

(c) Except (i) as reflected, accrued or reserved against in the financial statements (or as disclosed in the notes thereto) included in the Company’s Annual Report on Form 10-K filed prior to the date of this Agreement for the year ended December 31, 2006; (ii) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2006; (iii) for liabilities or obligations which have been discharged or paid in full prior to the date of this Agreement and (iv) for liabilities or obligations incurred pursuant to the transactions contemplated by this Agreement, neither the Company nor any of its subsidiaries has any liabilities, commitments or obligations, asserted or unasserted, known or unknown, absolute or contingent, whether or not accrued, matured or un-matured or otherwise, of a nature required by generally accepted accounting principles to be reflected in a consolidated balance sheet or disclosed in the notes thereto, other than those which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) Neither the Company nor any of its subsidiaries is a party to, or has any commitment to become a party to, any Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its subsidiaries, on the one hand, and any affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand), where the purpose or intended effect of such Contract or arrangement is to avoid disclosure in the Company’s published consolidated financial statements of any material transaction involving, or material liabilities of, the Company or any of its subsidiaries.

(e) The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act and the regulations of the SEC promulgated thereunder, and the statements contained in all such certifications were as of the respective dates made, and are, complete and correct.

(f) The Company maintains disclosure controls and procedures (as defined in Rules 13a-15(e) or 15d-15(e) under the Exchange Act) designed to ensure that all material information concerning the Company and its subsidiaries required to be disclosed in the reports the Company files or submits under the Exchange Act is accumulated and communicated on a timely basis to the Company’s management, including its principal executive and principal financial officers, and to those individuals responsible for the preparation of the Company’s filings with the SEC. The Company maintains internal control over financial reporting (as defined in Rules 13a-15(f) or 15d-15(f) under the Exchange Act) designed to provide reasonable assurance to the Company’s management and the Board of Directors of the Company regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

(g) Since January 1, 2005, (i) neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any of its subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any of its subsidiaries, whether or not employed by the Company or any of its subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its subsidiaries or their respective officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof or to any director or officer of the Company.

(h) The Company has disclosed, based on the most recent evaluation of internal control over financial reporting prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company’s Board of Directors: (A) any significant deficiency and material weakness in the design or operation of internal control over financial reporting which is reasonably likely to lead to a material misstatement in the Company’s financial statements, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, and any such disclosed matters are set forth in Section 3.7 of the Company Disclosure Schedule.

(i) The books and records of the Company and its subsidiaries are being maintained in all material respects in accordance with applicable legal and accounting requirements, are complete and correct in all material respects and fairly reflect in all material respects all of the material transactions, items of income and expense and all assets and liabilities of the business of the Company and its subsidiaries.

SECTION 3.8 Absence of Certain Changes or Events. (a) Since December 31, 2006 through the date of this Agreement, except as expressly contemplated by this Agreement, (i) the Company and its subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practice, and (ii) neither the Company nor any of its subsidiaries has taken any of the actions, which if taken after the date hereof, would have required the consent of Parent pursuant to clauses (ii), (iii), (v), (xi), (xii) or (xiii) of Section 5.1(b) (but only in respect of the foregoing subsections), and (b) since December 31, 2006, there has not been any change, event or occurrence which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

SECTION 3.9 Absence of Litigation. There are no suits, claims, actions, proceedings, arbitrations, mediations or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, other than any such suit, claim, action, proceeding, arbitration, mediation or investigation that would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree or award except for those that would not, individually or in the aggregate, have a Material Adverse Effect. As of the date of this Agreement, there are (a) no SEC inquiries or investigations pending or, to the knowledge of the Company, threatened, in each case regarding compliance by the Company or any of its subsidiaries with law or any malfeasance by any past or present executive officer or other employee of the Company or any of its subsidiaries with respect to whom the Company or any of its subsidiaries may have an indemnity obligation and (b) no SEC inquiries or other investigations or other governmental inquiries or investigations pending or, to the knowledge of the Company, threatened regarding any accounting practices of the Company or any of its subsidiaries.

SECTION 3.10 Employee Benefit Plans. (a) Section 3.10(a) of the Company Disclosure Schedule contains a true and complete list, as of the date of this Agreement, of each material Company Plan. For purposes of this Agreement, the term “Company Plan” shall mean (i) any “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), but excluding any plan that is a “multiemployer plan,” as defined in Section 3(37) of ERISA (“Multiemployer Plan”)), (ii) each plan, agreement or arrangement providing for the issuance, award or payment of equity, performance, bonus, retention, change in control, severance or similar compensation or benefits and (iii) each other material benefit or compensation plan, program, agreement or arrangement, vacation or sick pay policy and fringe benefit plan, in each case that is contributed to, sponsored or maintained by the Company or any of its subsidiaries for the benefit of any current, former or retired employee, officer, consultant, independent contractor or director of the Company or any of its subsidiaries (collectively, the “Company Employees”).

(b) With respect to each material Company Plan (it being understood and agreed that for the purposes of the first sentence of Section 3.10(a), this Section 3.10(b) and Section 3.10(d), any employment agreement with respect to any employee with an annual base salary that is less than $150,000 shall not be considered a “material Company Plan” or, in the case of Section 3.10(d) only, a “Company Plan”), the Company has made available to Parent a current, accurate and complete copy thereof (or, if a plan is not written, a written description thereof) and, to the extent applicable, (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter, if any, received from the Internal Revenue Service (the “IRS”), (iii) any summary plan description and (iv) for the most recent year (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports, if any. Except to the extent required by law, as of the date of this Agreement, neither the Company nor any of its subsidiaries has made any commitment to establish any new material Company Plan, or to materially increase the benefits under any existing material Company Plan.

(c) Each Company Plan has been established and administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), and other applicable laws, rules and regulations. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) with respect to each Company Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened; (ii) no administrative investigation, audit or other administrative proceeding by the United States Department of Labor (“DOL”), the IRS or other Governmental Entity, including any voluntary compliance submission through the IRS’s Employee Plans Compliance Resolution System or the DOL’s Voluntary Fiduciary Correction Program, is pending, in progress or, to the knowledge of the Company, threatened with respect to any Company Plan; (iii) no non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code or breach of fiduciary duty has, to the knowledge of the Company, occurred with respect to any Company Plan; and (iv) neither the Company nor any of its subsidiaries has incurred any liability under Title IV of ERISA that has not been satisfied in full, and to the knowledge of the Company, no condition exists that presents a risk to the Company or its subsidiaries of incurring any such liability other than liability for premiums due in the ordinary course and without default to the Pension Benefit Guaranty Corporation (“PBGC”). Each Company Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has received a determination letter to that effect from the IRS and, to the knowledge of the Company, no circumstances exist which would reasonably be expected to materially adversely affect such qualification. With respect to any Multiemployer Plan to which the Company or any of its subsidiaries has any liability or contributes (or has at any time contributed) or had an obligation to contribute, neither the Company nor any of its subsidiaries has incurred any material withdrawal liability under Title IV of ERISA and, to the knowledge of the Company, no such multiemployer plan is in reorganization or is insolvent (as those terms are defined in sections 4241 and 4245 of ERISA, respectively) or has incurred a mass withdrawal (as defined in PBGC regulations).

(d) No Company Plan exists that as a result of the consummation of the transactions contemplated by this Agreement will, either alone or in combination with another event, (i) entitle any Company Employee to severance pay, retention pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or as required by applicable law, or (ii) accelerate the time of payment or vesting, or increase the amount or otherwise cause the payment, of compensation to, any such employee, consultant or officer, except as expressly provided in this Agreement.

(e) With respect to each material Company Plan maintained in a jurisdiction outside of the United States or for employees outside of the United States, including any such plan required to be maintained or contributed to by applicable law, custom or rule of the relevant jurisdiction (“Foreign Plan”): (i) each Foreign Plan is and has been operated and maintained in all material respects in accordance with applicable laws; and (ii) all employer and employee contributions to each Foreign Plan required by law or by the terms of such Foreign Plan have been made in all material respects, or, if applicable, accrued in all material respects in accordance with normal accounting practices. Each Foreign Plan is listed on Schedule 3.10(a) of the Company Disclosure Schedule.

(f) The consummation of the transactions contemplated by this Agreement (either alone or in combination with another event) will not result in any payment or other benefit to any Company Employee that would be characterized as an “excess parachute payment,” as such term is defined in Section 280G of the Code, and neither the Company nor any of its subsidiaries is a party to any contract, arrangement or plan pursuant to which it is bound to compensate any Company Employee for any excise or other additional taxes under Section 409A or 4999 of the Code.

SECTION 3.11 Labor and Employment Matters.

(a) As of the date of this Agreement, (i) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement with any labor organization or other representative of any Company Employees, nor is any such agreement presently being negotiated by the Company or any of its subsidiaries, (ii) neither the Company nor any of its subsidiaries has recognized any labor organization, nor has any labor organization been elected or certified as the collective bargaining agent of any Company Employees, (iii) no labor organization has advised the Company or any of its subsidiaries that such labor organization represents any Company Employees, and no Company Employees are represented in their capacity as an employee by any labor organization, (iv) no written demand for recognition has been made by any labor organization concerning any Company Employees, and (v) the National Labor Relations Board (the “NLRB”) has not advised the Company or any of its subsidiaries that any labor organization has filed a petition with the NLRB seeking to represent any Company Employees, and, to the knowledge of the Company, no petition concerning representation has been filed with the NLRB concerning any Company Employees.

(b) Except as would not, individually or in the aggregate, have a Material Adverse Effect, there are no unfair labor practice charges or complaints pending against the Company or any of its subsidiaries before the NLRB or any other labor relations tribunal or authority. There are no strikes, work stoppages, slowdowns or lockouts pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries, and, except as would not, individually or in the aggregate, have a Material Adverse Effect, there are no arbitrations or material grievances, or other labor disputes pending or, to the knowledge of the Company, threatened in writing against or involving the Company or any of its subsidiaries.

(c) During the preceding two (2) years, neither the Company nor any of its subsidiaries has effectuated a “plant closing” or a “mass lay-off” (each as defined in the Worker Adjustment and Retraining Notification Act, “WARN”), in either case affecting any site of employment or facility of the Company or its subsidiaries, except in accordance with WARN.

SECTION 3.12 Insurance. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (a) all material insurance policies of the Company and its subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as the management of the Company reasonably has determined to be prudent, taking into account the market conditions and industries in which the Company and its subsidiaries operate and is sufficient to comply with applicable law; (b) with respect to all material insurance policies of the Company and its subsidiaries, all premiums have been paid and neither the Company nor any of its subsidiaries is in breach or default, and neither the Company nor any of its subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies; and (c) with respect to all material insurance policies of the Company and its subsidiaries, no notice of cancellation or termination has been received with respect to any such policies, other than such notices which are received in the ordinary course of business.

SECTION 3.13 Properties.

(a) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company or one of its subsidiaries has good title to all the properties and assets reflected in the latest audited balance sheet included in the SEC Reports as being owned by the Company or one of its subsidiaries or acquired after the date thereof that are material to the Company’s business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business consistent with past practice), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever, except (A) statutory liens securing payments not yet due, (B) such imperfections or irregularities of title, claims, liens, charges, security interests, easements, covenants and other restrictions or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (C) mortgages, or deeds of trust, security interests or other encumbrances on title related to indebtedness reflected on the consolidated financial statements of the Company (the items set forth in clauses (A), (B) and (C) collectively being referred to herein as “Permitted Encumbrances”).

(b) Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) each lease or license pursuant to which the Company and its subsidiaries leases or licenses any real property (the “Leases”) is valid and binding on the Company and each of its subsidiaries party thereto and, to the knowledge of the Company, each other party thereto and is in full force and effect; (ii) there is no breach or default under any Lease by the Company or any of its subsidiaries or, to the knowledge of the Company, any other party thereto; (iii) no event has occurred that with or without the lapse of time or the giving of notice or both would constitute a breach or default under any Lease by the Company or any of its subsidiaries or, to the knowledge of the Company, any other party thereto; and (iv) the Company or one of its subsidiaries that is either the tenant or licensee named under the Lease has a good and valid leasehold interest in each parcel of real property which is subject to a Lease and is in possession of the properties purported to be leased or licensed thereunder.

(c) Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company or one of its subsidiaries has good and marketable fee simple title to the real property reflected in the latest audited balance sheet included in the SEC Reports as being owned by the Company or one of its subsidiaries or acquired after the date thereof (except for properties sold or otherwise disposed of since the date thereof in the ordinary course of business consistent with past practice) (the “Owned Real Property”) and to all of the buildings, structures and other improvements thereon free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever, except for Permitted Encumbrances; (ii) there are no outstanding agreements, options, rights of first offer or rights of first refusal on the part of any party to purchase any Owned Real Property; and (iii) there is not pending or, to the knowledge of the Company, threatened any condemnation proceedings related to any of the Owned Real Property.

SECTION 3.14 Tax Matters. (a) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) all Tax Returns required to be filed by the Company and its subsidiaries have been properly and timely filed (except those under valid extension) and all such Tax Returns are true and accurate, (ii) all Taxes shown to be due on such Tax Returns have been timely paid, and all other Taxes which are due and payable with respect to the Company and its subsidiaries and their businesses have been paid or otherwise properly accrued as a liability in the Company’s financial statements, (iii) neither the Company nor any of its subsidiaries has received written notice of any claim or proposed assessment or reassessment with respect to, any Taxes, (iv) there are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any of its subsidiaries, (v) neither the Company nor any of its subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Company), (B) has any liability for the Taxes of any person (other than the Company, or any subsidiary of the Company) under Treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise, or (C) is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement and (vi) without limiting the foregoing, the Company and its subsidiaries have (x) collected all Taxes they are required to collect under applicable law and have remitted or are holding and will remit on a timely basis all such Taxes that become due and payable, to the appropriate Governmental Entity and (y) properly withheld and remitted or are holding and will remit on a timely basis all income, social security and similar Taxes and paid all payroll Taxes with respect to all persons properly characterized as employees of the Company or its subsidiaries for Tax purposes.

(b) There is no proceeding, audit, examination or investigation, and to the knowledge of the Company no such matters threatened, by which (i) any Tax Return of the Company or any of its subsidiaries is being examined by any taxing authority or (ii) any Tax liability or other Tax item of the Company or any of its subsidiaries is being challenged by any taxing authority.

(c) Neither the Company nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897 of the Code.

(d) Neither the Company nor any of its subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for Tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement, or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement.

(e) None of the assets of the Company or its subsidiaries (i) are property that is required to be treated as being owned by any other Person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Code, (ii) directly or indirectly secure any debt the interest on which is tax exempt under Section 103(a) of the Code or (iii) are “tax-exempt use property” within the meaning of Section 168(h) of the Code.

(f) Neither the Company nor any of its subsidiaries has been or will be required to include any material adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Code as a result of any change in method of accounting. The Company has not entered into with the Internal Revenue Service any closing agreement within the meaning of Section 7121 of the Code.

(g) To the knowledge of the Company, there are no circumstances existing which could result in the application of section 17, section 78, section 79 or sections 80-80.04 of the Income Tax Act (Canada) (the “ITA”), or any equivalent provision under applicable provincial law, to the Company or any of its subsidiaries. The Company and its subsidiaries have not claimed any reserves under any provision of the ITA or any equivalent provincial law that could result in the inclusion of any amount in the income of the Company or any of its subsidiaries in any period ending after the Closing Date.

(h) Neither the Company nor any of its subsidiaries has acquired property or services from, or disposed of property or provided services to, a person with whom it does not deal at arm’s length (within the meaning of the ITA) for an amount that is other than the fair market value of such property or services. For all transactions between any subsidiary of the Corporation that is resident in Canada for the purposes of the ITA (each a “Canadian Subsidiary”) and any non-resident person with whom such subsidiary was not dealing at arm’s length, for the purposes of the ITA, the Company or the relevant Canadian Subsidiary has made or obtained records or documents that satisfy requirements of subsection 247(4) of the ITA.

(i) For purposes of this Agreement:

(i) “Taxes” shall mean any taxes of any kind, including those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign; and

(ii) “Tax Return” shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes, including any schedule or attachment thereto or amendment thereof.

SECTION 3.15 Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders Meeting (such proxy statement, as amended or supplemented, the “Proxy Statement”) will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will, at the time of the Stockholders Meeting, and at the time of any amendment thereto, comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub or any of their respective representatives which is contained or incorporated by reference in the Proxy Statement.

SECTION 3.16 Opinion of Financial Advisor. UBS Securities LLC (the “Financial Advisor”) has delivered to the Board of Directors of the Company its written opinion (or oral opinion to be confirmed in writing), dated as of the date of this Agreement, that, as of such date, the Common Stock Merger Consideration is fair, from a financial point of view, to the holders of Common Stock (other than affiliated stockholders who also own Series C Preferred Stock or Series D Preferred Stock).

SECTION 3.17 Brokers. No broker, finder, financial advisor or investment banker (other than the Financial Advisor and Credit Suisse Securities (USA) LLC, information with respect to whose fees and any other amounts payable in connection with the transactions contemplated hereby has been provided to Parent) is entitled to any brokerage, finder’s, financial advisor’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its subsidiaries.

SECTION 3.18 Intellectual Property. Except as would not, individually or in the aggregate, have a Material Adverse Effect: (a) the Company and/or its subsidiaries own or have the right to use all patents, inventions, copyrights, software, trademarks, service marks, domain names, trade dress, trade secrets and all other intellectual property rights of any kind or nature, including all registrations and applications to register any of the foregoing in any jurisdiction (collectively, “Intellectual Property”), as are reasonably necessary for their businesses as currently conducted; (b) to the knowledge of the Company, such Intellectual Property does not infringe the Intellectual Property of any third party and is not being infringed by any third party; (c) the Company and its subsidiaries make reasonable efforts to protect and maintain their Intellectual Property; (d) the Company and its subsidiaries are not a party to any claim, suit or other action, and to the knowledge of the Company, no claim, suit or other action is threatened against any of them, that challenges the validity, enforceability or ownership of, or the right to use, sell or license their Intellectual Property; (e) the Company has no knowledge of any facts or circumstances that would render any of the Company’s or its subsidiaries’ Intellectual Property invalid or unenforceable; and (f) the transactions contemplated by this Agreement will not materially and adversely affect the Company’s or its subsidiaries’ right, title and interest in and to the Company’s or its subsidiaries’ Intellectual Property.

SECTION 3.19 Environmental Matters. (a) Except as would not, individually or in the aggregate, have a Material Adverse Effect and except as set forth in the environmental assessments previously made available to Parent: (i) the Company and each of its subsidiaries comply with all applicable Environmental Laws (as defined below), and possess and comply with all applicable Environmental Permits (as defined below) required under such laws to operate as it presently operates; (ii) to the knowledge of the Company, there are no Materials of Environmental Concern (as defined below) at any property owned or operated by the Company or any of its subsidiaries, under circumstances that are reasonably likely to result in liability of the Company or any of its subsidiaries under any applicable Environmental Law; (iii) neither the Company nor any of its subsidiaries has received any written notification alleging that it is liable for, or request for information pursuant to section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar statute, concerning any release or threatened release of Materials of Environmental Concern at any location except, with respect to any such notification or request for information concerning any such release or threatened release, to the extent such matter has been resolved with the appropriate foreign, federal, state, provincial or local regulatory authority or otherwise; and (iv) neither the Company nor any of its subsidiaries has received any written claim or complaint, or is subject to any proceeding, relating to noncompliance with Environmental Laws or any other liabilities pursuant to Environmental Laws, and no such matter has been threatened in writing to the knowledge of the Company.

(b) Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 3.19 are the only representations and warranties in this Agreement with respect to Environmental Laws or Materials of Environmental Concern.

(c) For purposes of this Agreement, the following terms shall have the meanings assigned below:

“Environmental Laws” shall mean all foreign, federal, state, provincial, or local statutes, regulations, laws (including common law), rules, judgments, orders, ordinances, codes, or decrees protecting the quality of the ambient air, soil, surface water or groundwater, in effect as of the date of this Agreement.

“Environmental Permits” shall mean all permits, licenses, registrations, approvals and other authorizations required under applicable Environmental Laws.

“Materials of Environmental Concern” shall mean any pollutant, compound, petroleum, petroleum product, contaminant or hazardous, acutely hazardous, or toxic substance or waste defined and regulated as such under applicable Environmental Laws, including the federal Comprehensive Environmental Response, Compensation and Liability Act or the federal Resource Conservation and Recovery Act.

SECTION 3.20 Contracts.

(a) Section 3.20 of the Company Disclosure Schedule sets forth a list of all Material Contracts as of the date of this Agreement. For purposes of this Agreement, “Material Contract” means all Contracts to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their respective properties or assets is bound (other than Company Plans), including all amendments, modifications, extensions or renewals, that:

(i) are or would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K;

(ii) contain covenants binding upon the Company or any of its subsidiaries that materially restrict the ability of the Company or any of its subsidiaries (or which, following the consummation of the Merger, could materially restrict the ability of the Surviving Corporation) to compete in any business or with any person or in any geographic area that, in each case, are material to the Company and its subsidiaries, taken as a whole, except for Leases for “rental locations” (as that term is used in Item 2 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006) and any such Contract that may be canceled without any penalty or other liability to the Company or any of its subsidiaries upon notice of 60 days or less;

(iii) are a joint venture, partnership, limited liability or other similar agreement or arrangement (excluding information technology Contracts) relating to the formation, creation, operation, management or control of any partnership or joint venture that is material to the business of the Company and the subsidiaries, taken as a whole;

(iv) is an indenture, credit agreement, loan agreement, security agreement, guarantee, bond or similar Contract pursuant to which any indebtedness of the Company or any of its subsidiaries, in each case in excess of $10,000,000, is outstanding or may be incurred, other than any such Contract between or among any of the Company and any of its subsidiaries and any such Contracts entered into in the ordinary course of business which relate to obligations which do not exceed $5,000,000;

(v) were entered into after December 31, 2006 or are not yet consummated for the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests of another person for aggregate consideration under such Contract in excess of $10,000,000 (other than acquisitions or dispositions of assets in the ordinary course of business, including acquisitions and dispositions of inventory and/or equipment);

(vi) which by its terms calls for aggregate payments by the Company and its subsidiaries under such Contract of more than $10,000,000 over the remaining term of such Contract (other than this Agreement, Contracts subject to clause (iv) above, purchase orders for the purchase of inventory and/or equipment in the ordinary course of business or Leases);

(vii) with respect to any acquisition and divestiture pursuant to which the Company or any of its subsidiaries has continuing indemnification, “earn-out” or other contingent payment obligations, in each case, that would reasonably be expected to result in payments in excess of $10,000,000;

(viii) relates to Intellectual Property which requires payments by or to the Company or any subsidiary of the Company in excess of $1,000,000 per annum or is material to the Company and its subsidiaries, taken as a whole; or

(ix) is a Related Party Transaction.

(b) Each of the Material Contracts is valid and binding on the Company and each of its subsidiaries party thereto and, to the knowledge of the Company, each other party thereto and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect. There is no default under any Material Contract by the Company or any of its subsidiaries and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its subsidiaries, in each case except as would not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 3.21 Company Requisite Vote; Takeover Statutes; Rights Plans.

(a) Assuming the accuracy of the representations and warranties of Parent and Merger Sub in Sections 4.10 and 4.11, the affirmative vote of (i) a majority in voting power of the holders of outstanding shares of Common Stock, Series C Preferred Stock and Class D-1 Preferred Stock, voting together as a single class, representing a majority of all the votes then entitled to vote at the Stockholders Meeting, (ii) the holders of a majority of the outstanding shares of Series C Preferred Stock, voting separately as a single class, and (iii) the holders of a majority of the outstanding shares of the Class D-1 Preferred Stock and the Class D-2 Preferred stock, voting together as a single class, are the only votes of holders of any class of securities of the Company which is required to adopt this Agreement (the “Company Requisite Vote”). In connection with the vote required pursuant to clause (i) in the preceding sentence, (x) each holder of shares of Common Stock entitled to vote at the Stockholders Meeting will be entitled to one vote per share, (y) each holder of shares of Series C Preferred Stock entitled to vote at the Stockholders Meeting will be entitled to forty (40) votes per share, and (z) each holder of shares of Class D-1 Preferred Stock entitled to vote at the Stockholders Meeting will be entitled to thirty-three and one third (33 1/3) votes per share.

(b) Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Sections 4.10 and 4.11, no “fair price”, “moratorium”, “control share acquisition” or other similar antitakeover statute or regulation enacted under state or federal laws in the United States or any other jurisdiction applicable to the Company or its subsidiaries is applicable to the Merger or the other transactions contemplated hereby.

(c) Prior to the date of this Agreement, the Company has amended the Rights Plan in accordance with its terms such that (i) none of an event described in Section 11(a)(ii) thereof, a “Distribution Date” or a “Shares Acquisition Date” (in each case as defined in the Rights Plan) will occur, and none of Parent, Merger Sub or any of their “Affiliates” or “Associates”, or in the case of the Stockholders Agreements, the parties thereto, will be deemed to be an “Acquiring Person” (in each case as defined in the Rights Plan), by reason of the execution and delivery of this Agreement or the Stockholders Agreements or the consummation of the transactions contemplated by this Agreement or the Stockholders Agreements and (ii) the Company Rights will expire immediately prior to the Effective Time.

SECTION 3.22 Related Party Transactions. Except for indemnification, compensatory or employment-related Contracts, forms of which are filed or incorporated by reference as an exhibit to an SEC Report, or “employee benefit plans” (within the meaning of Section 3(3) of ERISA), there are no Contracts that are in existence as of the date of this Agreement and under which the Company or any of its subsidiaries has any existing or future material liabilities between the Company or any of its subsidiaries, on the one hand, and, on the other hand, any (a) executive officer or director of the Company or any of such executive officer’s or director’s immediate family members, (b) owner of more than 5% of the voting power of the Company’s outstanding capital stock or (c) to the knowledge of the Company, any “related person” (within the meaning of Item 404 of Regulation S-K under the Securities Act) of any such officer, director or owner (other than the Company or any of its subsidiaries) entered into within the last twelve months and, in each case, that is of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act (a “Related Party Transaction”).

SECTION 3.23 No Other Information. The Company acknowledges that Parent and Merger Sub make no representations or warranties as to any matter whatsoever except as expressly set forth in Article IV. The representations and warranties set forth in Article IV are made solely by Parent and Merger Sub, and no representative of Parent and Merger Sub or any affiliate thereof shall have any responsibility or liability related thereto.

SECTION 3.24 Information Provided. The operational and financial reports that reflect historical information of the Company and its subsidiaries, including the historical data presented therein, in each case as set forth in the form provided in the Company’s dataroom prior to the date hereof, have been derived in good faith from the books and records of the Company and its subsidiaries.

SECTION 3.25 Investment Canada. The Company is not engaged in any of the activities described in Section 14.1(5) of the Investment Canada Act.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

PARENT AND MERGER SUB

Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

SECTION 4.1 Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement. Prior to the date hereof, Parent has provided to the Company the name of the “ultimate parent entity” for purposes of obtaining the approvals of the Governmental Entities contemplated by this Agreement. Neither Parent nor Merger Sub is in violation of its organizational or governing documents.

SECTION 4.2 Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary action by the Boards of Directors of Parent and Merger Sub and, prior to the Effective Time, will be duly and validly authorized by all necessary action by Parent as the sole stockholder of Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement, to perform their respective obligations hereunder, or to consummate the transactions contemplated hereby (other than the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing.

SECTION 4.3 No Conflict; Required Filings and Consents. The execution, delivery and performance by Parent and Merger Sub of this Agreement does not, and the consummation of the transactions contemplated hereby, including the Financing, and the compliance with the provisions of this Agreement will not (i) conflict with or violate the respective certificate of incorporation or by-laws (or similar organizational documents) of Parent or Merger Sub, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained, and all filings described in such clauses have been made, conflict with or violate any law applicable to Parent or Merger Sub or by which either of them or any of their respective properties are bound or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contracts to which Parent or Merger Sub is a party or by which Parent or Merger Sub or its or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, acceleration, loss, right or other occurrence which would not prevent, materially delay or materially impede the consummation of the transactions contemplated hereby.

(b) The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation of the transactions contemplated hereby by each of Parent and Merger Sub do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) the applicable requirements, if any, of the Exchange Act and the rules and regulations promulgated thereunder, the HSR Act and state securities, takeover and “blue sky” laws, (ii) the applicable requirements of the New York Stock Exchange, (iii) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, (iv) the applicable requirements of Foreign Antitrust Laws and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not prevent, materially delay or materially impede the consummation of the transactions contemplated hereby.

SECTION 4.4 Absence of Litigation. There are no suits, claims, actions, proceedings, arbitrations, mediations or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, other than any such suit, claim, action, proceeding or investigation that would not prevent, materially delay or materially impede the consummation of the transactions contemplated hereby. Neither Parent nor any of its subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree or award that would prevent, materially delay or materially impede the consummation of the transactions contemplated hereby.

SECTION 4.5 Proxy Statement. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained or incorporated by reference in the Proxy Statement. Parent and Merger Sub will take all commercially reasonable efforts to supply information that reasonably should be supplied by Parent and Merger Sub and is necessary for inclusion in the Proxy Statement as promptly as practicable.

SECTION 4.6 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s, financial advisor’s or other fee or commission from the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Merger Sub, whether or not the Merger is consummated.

SECTION 4.7 Financing. Parent has delivered to the Company true and complete copies of (i) the commitment letter, dated as of July 22, 2007, between Parent and Bank of America, N.A., Banc of America Bridge LLC, Banc of America Securities LLC, Credit Suisse, Credit Suisse Securities (USA) LLC, Morgan Stanley Senior Funding, Inc., Lehman Brothers Inc., Lehman Brothers Commercial Bank and Lehman Brothers Commercial Paper Inc. (the “Debt Financing Commitments”), pursuant to which Bank of America, N.A., Banc of America Bridge LLC, Credit Suisse, Morgan Stanley Senior Funding, Inc., Lehman Brothers Commercial Bank and Lehman Brothers Commercial Paper Inc. have agreed to lend the amounts (which may include up to $4,000,000,000 in bridge financing (the “Bridge Financing”) to be utilized in the event the placement of high yield securities in a comparable amount (the “High Yield Financing”) is not consummated) set forth therein (the “Debt Financing”) for the purpose of funding the transactions contemplated by this Agreement, and (ii) the equity commitment letter, dated as of July 22, 2007, between Parent and Cerberus Capital Management, L.P. (the “Equity Financing Commitments” and together with the Debt Financing Commitments, the “Financing Commitments”), pursuant to which Cerberus Capital Management, L.P. has committed to invest the amount set forth therein (the “Equity Financing” and together with the Debt Financing, the “Financing”). None of the Financing Commitments has been amended or modified prior to the date of this Agreement, and the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded in any respect. The Financing Commitments are in full force and effect and constitute the legal, valid and binding obligations of each of Parent, Merger Sub and the other parties thereto. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as expressly set forth in the Financing Commitments or that relate to market “flex” provisions. The aggregate proceeds to be disbursed pursuant to the agreements contemplated by the Financing Commitments will be sufficient for Parent and the Surviving Corporation to pay the aggregate Merger Consideration and to pay all estimated related fees and expenses, including payment of all amounts required to be paid by or on behalf of Parent as contemplated by Article II of this Agreement and any required refinancings or repayments of existing indebtedness. As of the date of this Agreement, to the best of Parent’s knowledge, no event has occurred which would result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) under the Financing Commitments, and Parent does not have any reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing will not be available to Parent on the Closing Date. Parent has fully paid any commitment fees or other fees required to be paid prior to the date of this Agreement pursuant to the Financing Commitments.

SECTION 4.8 Operations and Ownership of Parent and Merger Sub. (a) Each of Parent and Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein.

(b) As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and immediately prior to the Effective Time will be, owned by Parent. At the Closing, the Parent Group shall directly or indirectly control Parent.

SECTION 4.9 Other Investments of Parent Affiliates. No member of the Parent Group owns or controls, directly or indirectly, 5% or more of the issued common or preferred stock (or other comparable equity interest) of any person that owns, controls or operates a business that is substantially engaged in any of the equipment rental, equipment sales and ancillary servicing and maintenance and parts and supplies sales industries that is directly competitive in a material respect with any of the businesses of the Company and its subsidiaries. The term “Parent Group” shall mean the Guarantor, any of its subsidiaries, affiliates or investment funds affiliated with the Guarantor.

SECTION 4.10 Ownership of Shares. As of the date of this Agreement, none of Parent, Merger Sub or their respective affiliates owns (directly or indirectly, beneficially or of record) any Shares and none of Parent, Merger Sub or their respective affiliates holds any rights to acquire or vote any Shares except pursuant to this Agreement and the Stockholders Agreements.

SECTION 4.11 Certain Agreements. There are no Contracts between Parent, Merger Sub or the Guarantor, on the one hand, and any member of the Company’s management or directors, on the other hand, as of the date hereof that relate in any way to the Company or the transactions contemplated by this Agreement. Prior to the Board of Directors of the Company approving this Agreement, the Merger and the other transactions contemplated thereby for purposes of the applicable provisions of the DGCL, neither Parent nor Merger Sub, alone or together with any other person, was at any time, or became, an “interested stockholder” thereunder or has taken any action that would cause the restrictions on business combinations with interested stockholders set forth in Section 203 of the DGCL to be applicable to this Agreement, the Merger, or any transactions contemplated by this Agreement.

SECTION 4.12 Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement or the Merger or the transactions contemplated hereby. The vote or consent of Parent as the sole stockholder of Merger Sub is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the Merger or the transactions contemplated hereby.

SECTION 4.13 Solvency. Assuming that (a) the conditions to the obligation of Parent and Merger Sub to consummate the Merger have been satisfied or waived, (b) any written estimates, projections or forecasts prepared by the Company or its representatives and made available to Parent, Merger Sub or their representatives have been prepared in good faith based upon reasonable assumptions, and (c) the Required Financial Information fairly presents the consolidated financial condition of the Company and its subsidiaries as at the end of the periods covered thereby and the consolidated results of operations of the Company and its subsidiaries for the periods covered thereby, then immediately following the Effective Time and after giving effect to all of the transactions contemplated by this Agreement, including the Debt Financing, the payment of the aggregate consideration to which the stockholders of the Company are entitled under Article II, funding of any obligations of the Surviving Corporation or its subsidiaries which become due or payable by the Surviving Corporation and its subsidiaries in connection with, or as a result of, the Merger and payment of all related fees and expenses, the Surviving Corporation and each of its subsidiaries will not: (i) be insolvent (either because its financial condition is such that the sum of its debts, including contingent and other liabilities, is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liability on its existing debts, including contingent and other liabilities, as they mature); (ii) have unreasonably small capital for the operation of the businesses in which it is engaged or proposed to be engaged; or (iii) have incurred debts, or be expected to incur debts, including contingent and other liabilities, beyond its ability to pay them as they become due.

SECTION 4.14 No Other Information. Parent and Merger Sub acknowledge that the Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in Article III. The representations and warranties set forth in Article III are made solely by the Company, and no Representative of the Company shall have any responsibility or liability related thereto.

SECTION 4.15 Access to Information; Disclaimer. Parent and Merger Sub each acknowledges and agrees that it (a) has had reasonable access to (i) the books and records of the Company and its subsidiaries and (ii) the electronic dataroom maintained by the Company for purposes of the transactions contemplated by this Agreement, and (b) has conducted its own independent investigation of the Company and its subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any person on behalf of the Company or any of its subsidiaries, other than the representations and warranties of the Company expressly contained in Article III of this Agreement and that all other representations and warranties are specifically disclaimed.

SECTION 4.16 Guarantee. Concurrently with the execution of this Agreement, the Guarantor has delivered to the Company the Guarantee, dated as of the date hereof, in favor of the Company. The Guarantee is in full force and effect.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 5.1 Conduct of Business of the Company Pending the Merger. Between the date of this Agreement and the Effective Time, except as otherwise contemplated by this Agreement, as set forth in Section 5.1 of the Company Disclosure Schedule, as required by law or unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), (a) the business of the Company and its subsidiaries shall be conducted in its ordinary course of business consistent with past practice and the Company shall use its commercially reasonable efforts to preserve substantially intact its business organization and material business relationships and to keep available the services of the Company’s officers and employees, and (b) without limiting the foregoing, the Company shall not and shall cause its subsidiaries not to:

(i) amend, waive or otherwise change its certificate of incorporation or by-laws or any similar governing instruments;

(ii) issue, deliver, sell, pledge, dispose of or encumber any shares of capital stock, ownership interests or voting securities, or any options, warrants, convertible securities or other rights of any kind to acquire or receive any shares of capital stock, any other ownership interests or any voting securities (including but not limited to stock appreciation rights, phantom stock or similar instruments), of the Company or any of its subsidiaries (except for (A) the issuance of Shares upon the exercise of Options or in connection with other stock-based awards outstanding as of the date of this Agreement, in each case, in accordance with the terms of any Company Stock Plan, or the issuance of phantom stock units in the ordinary course of business to members of the Company’s Board of Directors pursuant to the terms of the Deferred Compensation Plan for Directors, (B) the issuance of Shares in accordance with the terms of the Preferred Stock, Company Warrants or Convertible Notes, (C) issuances in accordance with the Rights Plan or (D) the grant of Restricted Shares, Stock Units and Options (and issuances of Shares pursuant thereto) made in the ordinary course of business to attract new employees); provided, however, that with respect to the foregoing clause (D), the amounts that are or could be payable at or after the Effective Time to the holders of the securities so issued or granted shall not exceed $100,000 in the aggregate for all such persons;

(iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for any dividend or distribution by a subsidiary of the Company to the Company or another wholly owned subsidiary of the Company);

(iv) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of capital stock of the Company (except for (A) actions required by the terms of the Preferred Stock,

(B) the acquisition or withholding of Shares from holders of Company Warrants in connection with a cashless exercise of Company Warrants in accordance with the terms thereof or (C) the acquisition or withholding of Shares from employees or former employees in connection with a cashless exercise of Options or in order to pay taxes in connection with the exercise of Options or the lapse of restrictions in respect of Restricted Stock or Stock Units pursuant to the terms of a Company Plan), or reclassify, combine, split or subdivide any capital stock or other ownership interests of any of the Company’s subsidiaries;

(v) make any acquisition of (whether by merger, consolidation or acquisition of stock or substantially all of the assets), or make any investment in any interest in, any corporation, partnership or other business organization or division thereof;

(vi) sell or otherwise dispose of (whether by merger, consolidation or disposition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or otherwise encumber or subject to a Lien (other than Permitted Encumbrances) or sell or dispose of any assets, other than (A) sales or dispositions of equipment and/or inventory and other personal property and granting of Liens in the ordinary course of business or pursuant to existing Contracts or (B) other sales or dispositions of personal property of less than $30,000,000 in the aggregate;

(vii) other than in the ordinary course of business, enter into, amend, terminate, modify or waive, release or assign any material rights under any Material Contract;

(viii) authorize any material new capital expenditures which are, in the aggregate, in excess of the Company’s capital expenditure budget set forth on Section 5.1 of the Company Disclosure Schedule;

(ix) except for borrowings in the ordinary course of business under the Company’s existing credit facilities, incur or modify in any material respect in a manner adverse to the Company the terms of any material Indebtedness, or make any loans, advances or capital contributions to any other person (other than a direct or indirect wholly owned subsidiary of the Company), in each case, in excess of $10,000,000 other than any commodity, currency, sale or hedging agreements, in each case in the ordinary course of business and which can be terminated on 90 days or less notice without penalty or termination liability;

(x) except as contemplated by Section 6.6 or except to the extent required under any Company Plan or as required by applicable law, (A) increase the compensation or fringe benefits of any of its directors, officers or employees (except in the ordinary course of business consistent with past practices with respect to employees who are not directors or officers), (B) grant any severance or termination pay not provided for under any Company Plan, or (C) enter into any employment, consulting or severance agreement or arrangement with any of its present or former directors, officers or other employees irrespective of whether or not in the ordinary course of business, except for offers of employment in the ordinary course of business consistent with past practices with employees who are not directors or officers provided such employment is strictly “at will”, or (D) establish, adopt, enter into or amend in any material respect or terminate any Company Plan;

(xi) make any material change in any accounting principles, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or generally accepted accounting principles or regulatory requirements effective after the date of this Agreement with respect thereto;

(xii) other than in the ordinary course of business or as required by applicable law, (A) make any material Tax election or change any method of tax accounting, (B) enter into any settlement or compromise of any material Tax liability, (C) file any amended Tax Return with respect to any material Tax, (D) change any annual Tax accounting period, (E) enter into any closing agreement relating to any material Tax or (F) surrender any right to claim a material Tax refund;

(xiii) settle or compromise any litigation, other than settlements or compromises of litigation where the amount paid does not exceed $1,000,000 or, if greater, the total incurred case reserve amount for such matter, as of the date of this Agreement, maintained by the Company (as set forth in

Section 5.1 of the Company Disclosure Schedule): provided, that the Company shall not, and shall not permit any subsidiary to, agree to the imposition of any material restriction or other material limitation on its ability to conduct business in connection with any such settlement or compromise;

(xiv) enter into any Related Party Transaction;

(xv) convene any regular or special meeting of the stockholders of the Company other than the Stockholders Meeting;

(xvi) enter into any agreement or understanding or arrangement with respect to the voting or registration of the Company Securities other than as set forth in the Stockholders Agreements;

(xvii) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of such entity;

(xviii) shutdown any existing branch location, distribution center or corporate headquarters or similar material facility; open (or enter into any lease or purchase of real estate that contemplates the opening of) any new branch location, distribution center or corporate headquarters or similar material facility; downsize its contractor supply business (or enter into any material third-party logistics agreement in respect of such business); or enter into any agreement to lease any Owned Real Property to any third-party except in the ordinary course of business and only to the extent such lease is for a term that is less than 12 months or is terminable by the Company on not more than six 6 months’ advance notice to the third party; or

(xix) agree to take any of the actions described in Sections 5.1(b)(i) through 5.1(b)(xviii).

SECTION 5.2 Conduct of Business of Parent and Merger Sub Pending the Merger. Each of Parent and Merger Sub agrees that, between the date of this Agreement and the Effective Time, it shall not take any action that would, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement. Parent shall, promptly following execution of this Agreement, approve and adopt this Agreement in its capacity as sole stockholder of Merger Sub and deliver to Company evidence of its vote or action by written consent approving and adopting this Agreement in accordance with applicable law and the certificate of incorporation and bylaws of Merger Sub.

SEC TION 5.3 No Control of Other Party’s Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its subsidiaries’ respective operations.

ARTI CLE VI

ADDITIONAL AGREEMENTS

SECTION 6.1 Stock holders Meeting. The Company, acting through its Board of Directors, shall (a) as soon as reasonably practicable following the date of this Agreement, take all action necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving and adopting this Agreement (the “Stockholders Meeting”), (b) include in the Proxy Statement the recommendation of the Board of Directors that the stockholders of the Company vote in favor of the adoption of this Agreement (the “Recommendation”) and (c) use its reasonable best efforts to obtain the Company Requisite Vote; provided that with respect to the foregoing clauses (b) and (c) the Board of Directors of the Company may fail to make or may withdraw, modify or change the Recommendation and/or may fail to use such efforts if (i) it shall have determined in good faith, after consultation with outside legal counsel to the Company, that such action is required in order for the Board of Directors of the Company to act in a manner consistent with its fiduciary duties under applicable law and (ii) it notifies Parent in writing of its intention to take such action at least three (3) business days prior to taking such action, specifying in reasonable detail the reasons therefor (which notice shall include, if such action is taken in connection with a Superior Proposal, the notice required by Section 6.5(e)). Notwithstanding anything to the contrary contained in this Agreement, unless this Agreement is terminated in accordance with Section 8.1(d)(iii) (and subject to compliance with Section 6.5(e)), the Company, regardless of whether the Board of Directors of the Company has approved, endorsed or recommended an Acquisition Proposal or has withdrawn, modified or amended the Recommendation, but in compliance with the DGCL, will call, give notice of, convene and hold the Stockholders Meeting as soon as reasonably practicable after the date of this Agreement and will submit this Agreement for adoption by the stockholders of the Company at the Stockholders Meeting.

SECTION 6. 2 Proxy Statement. As soon as reasonably practicable following the date of this Agreement, the Company shall, with the assistance of Parent, prepare and file with the SEC the Proxy Statement. Parent, Merger Sub and the Company will cooperate with each other in the preparation of the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company shall not file the preliminary Proxy Statement, or any amendment or supplement thereto, without providing Parent a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by the Company). The Company shall use its reasonable best efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof and to cause the Proxy Statement in definitive form to be cleared by the SEC and mailed to the Company’s stockholders as promptly as reasonably practicable following filing with the SEC. The Company agrees to consult with Parent prior to responding to SEC comments with respect to the preliminary Proxy Statement or any amendment or supplement thereto. Each of Parent, Merger Sub and the Company agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading. The Company shall as soon as reasonably practicable notify Parent of the receipt of any comments from the SEC with respect to the Proxy Statement and any request by the SEC for any amendment to the Proxy Statement or for additional information and shall provide Parent with copies of all written correspondence between it and the SEC and its staff relating to the Proxy Statement.

SECTION 6.3 Resignation of Directors. At the Closing, the Company shall deliver to Parent evidence reasonably satisfactory to Parent of the resignation of all directors of the Company and, as specified by Parent reasonably in advance of the Closing, all directors of each subsidiary of the Company, in each case, effective at the Effective Time.

SECTION 6.4 Access t o Information; Confidentiality. (a) From the date hereof to the Effective Time or the earlier termination of this Agreement, upon reasonable prior written notice, the Company shall, and shall use its reasonable best efforts to cause its subsidiaries, officers, directors and employees to, afford the officers, employees, auditors, consultants and other authorized representatives of Parent reasonable access, consistent with applicable law, at all reasonable business hours to its officers, employees, properties, offices, and other facilities and to all books and records, and shall furnish Parent with all financial, operating and other data and information as Parent, through its officers, employees or authorized representatives, may from time to time reasonably request (which access shall include the provision of such data, periodic and other reports and other information as is reasonably necessary to facilitate Parent’s ability to conduct transition planning and to remain informed regarding material aspects of the business and operations of the Company and its subsidiaries, including monthly and quarterly operating reports in the form currently prepared by the Company). Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by such employees of their normal duties. In addition, the Company shall use its reasonable best efforts to furnish to Parent copies of any filing it intends to make with the SEC reasonably in advance of such filing. Neither the Company nor any of its subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice its rights or the rights of any of its officers, directors or employees, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement; provided, however, that in the event that the Company relies on this sentence to withhold access or disclosure, the Company shall, to the extent permitted by law and the protection of such attorney-client privilege, notify Parent of the nature of the withheld information.

(b) Each of Parent and Merger Sub will hold and treat and will cause its officers, employees and other representatives to hold and treat in confidence all documents and information concerning the Company and its subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated May 7, 2007, between the Company and Cerberus Capital Management, L.P. (the “Confidentiality Agreement”) which Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

(c) No investigation by any party or its representatives shall affect the representations, warranties, covenants, agreements, rights or remedies of the parties set forth herein.

SECTION 6.5 Acquisition Proposals.

(a) Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. New York City time on August 31, 2007 (the “No-Shop Period Start Date”), the Company and its subsidiaries and their respective Representatives shall have the right to, directly or indirectly: (i) initiate, solicit and encourage, whether publicly or otherwise, the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may reasonably be expected to lead to, any Acquisition Proposal, including by way of providing access to non-public information pursuant to (but only pursuant to) an executed confidentiality agreement on terms no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement and it being understood that the Company may enter into a confidentiality agreement without a standstill provision or with a standstill provision less favorable to the Company if it waives or similarly modifies the standstill provision in the Confidentiality Agreement); provided that the Company shall promptly provide to Parent and Merger Sub any material non-public information concerning the Company or its subsidiaries that is provided to any person given such access which was not previously provided or made available to Parent and Merger Sub; and (ii) enter into and maintain or continue discussions or negotiations with respect to Acquisition Proposals or otherwise facilitate any inquiries, proposals, discussions or negotiations with respect to Acquisition Proposals. Within 24 hours following the No-Shop Period Start Date, the Company shall notify Parent of (x) the number of Acquisition Proposals theretofore received by the Company and not expressly withdrawn, (y) the material terms and conditions of each such Acquisition Proposal, and the identity of each person making any such Acquisition Proposal (each, an “Interested Person”), and any documents and related written correspondence provided in connection therewith (including any amendments and modifications to the foregoing) and (z) the identity of each Interested Person that has, prior to the No-Shop Period Start Date, submitted an Acquisition Proposal which, in the reasonable judgment of the Board of Directors of the Company, satisfies the requirements of Section 6.5(d)(iv) (any such Interested Person, an “Excluded Person”), together with appropriate cross references to the Acquisition Proposal, documents and related correspondence provided by or on behalf of each Excluded Person. Notwithstanding anything contained in this Agreement to the contrary, any Excluded Person shall cease to be an Excluded Person for all purposes under this Agreement at such time as the Acquisition Proposal made by such party is withdrawn, terminated or expires, or fails, in the reasonable judgment of the Board of Directors of the Company, to satisfy the requirements of Sections 6.5(d)(iv).

(b) Subject to Section 6.5(d), from the day immediately after the No-Shop Period Start Date, the Company shall not, nor shall the Company authorize or permit any of its subsidiaries or any of their respective

Representatives to, (i) directly or indirectly, initiate, solicit or knowingly encourage any inquiries with respect to, or the making of, any Acquisition Proposal, (ii) engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to any person relating to, an Acquisition Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal or (iv) execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to any Acquisition Proposal; provided, however, it is understood and agreed that any determination or action by the Board of Directors of the Company permitted under Section 6.5(d) or Section 6.5(e), shall not be deemed to be a breach or violation of this Section 6.5(b). Subject to Section 6.5(d) and Section 6.5(e), and except with respect to any Excluded Person, on the day immediately after the No-Shop Period Start Date: (A) the Company shall, and shall direct each of its and its subsidiaries’ Representatives to, immediately cease any solicitations, discussions or negotiations with any person (other than Parent and its affiliates) that has made or indicated an intention to make an Acquisition Proposal, in each case that exist as of the No-Shop Period Start Date; (B) the Company shall promptly request that each person (other than Parent and its affiliates) who has executed a confidentiality agreement with the Company in connection with that person’s consideration of an Acquisition Proposal return or destroy all non-public information furnished to that person by or on behalf of the Company and (C) the Company shall promptly inform its and its subsidiaries’ Representatives of the Company’s obligations under this Section 6.5 and shall instruct such Representatives to notify the Company as promptly as practicable following receipt of an Acquisition Proposal.

(c) Following the No-Shop Period Start Date, the Company shall notify Parent promptly (and in any event within 48 hours) upon receipt by the Company or any of its subsidiaries (including through a notification by their respective Representatives) of (i) any Acquisition Proposal or (ii) any request for information relating to the Company or any of its subsidiaries (other than requests for information in the ordinary course of business and unrelated to an Acquisition Proposal) or any inquiry or request for discussions or negotiations regarding any Acquisition Proposal. Following the No-Shop Period Start Date, the Company shall provide Parent promptly (and in any event within 48 hours) with the identity of any person making an Acquisition Proposal and a copy of such Acquisition Proposal, agreement, indication, inquiry or request, including any material modifications thereto (or, where no such copy is available, a description in reasonable detail of such Acquisition Proposal, indication, inquiry or request), and the Company shall keep Parent reasonably informed on a prompt basis (and in any event within 48 hours) of the status of any such Acquisition Proposal, indication, inquiry or request, and any related material communications to or by the Company or its or its subsidiaries’ Representatives. The Company shall not, and shall cause its subsidiaries not to, enter into any confidentiality agreement with any person subsequent to the date of this Agreement which prohibits the Company from providing such information to Parent.

(d) Notwithstanding anything to the contrary in Section 6.5(b), nothing contained in this Agreement shall prevent the Company or its Board of Directors from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer) or from making any legally required disclosure to stockholders with regard to an Acquisition Proposal (provided that neither the Company nor its Board of Directors may recommend any Acquisition Proposal unless permitted by this Section 6.5(d) and the Company may not fail to make, or withdraw, modify or change in a manner adverse to Parent all or any portion of, the Recommendation unless otherwise expressly permitted by this Agreement); (ii) prior to obtaining the Company Requisite Vote, providing access to its properties, books and records and providing information or data in response to a request therefor (A) by any Excluded Person or (B) by a person or group who, following the No-Shop Period Start Date, has made an Acquisition Proposal not solicited in violation of this Section 6.5 that the Board of Directors of the Company shall have determined in good faith, after consultation with its legal counsel and financial advisors, is credible and constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal and that the failure to provide such access would be inconsistent with its fiduciary duties under Delaware law, if the Board of Directors receives from the person so requesting such information an executed confidentiality agreement on terms no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement and it being understood that the Company may enter into a confidentiality agreement without a standstill provision or with a standstill provision less favorable to the Company if it waives or similarly modifies the standstill provision in the Confidentiality Agreement); (iii) prior to obtaining the Company Requisite Vote, contacting and engaging in discussions with any person or group and their respective Representatives who, following the No-Shop Period Start Date, has made an Acquisition Proposal not solicited in violation of this Section 6.5, solely for the purpose of clarifying such Acquisition Proposal and any material terms thereof and the conditions to consummation so as to determine whether such Acquisition Proposal could reasonably be expected to result in a Superior Proposal; (iv) prior to obtaining the Company Requisite Vote, contacting and engaging in any negotiations or discussions (A) with any Excluded Person or its Representatives or (B) with any person or group and their respective Representatives (which negotiations or discussions are not solely for clarification purposes) who has made an Acquisition Proposal not solicited in violation of this Section 6.5 that the Board of Directors of the Company shall have determined in good faith, after consultation with its legal counsel and financial advisors, is credible and constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal and that the failure to take such action would be inconsistent with its fiduciary duties under Delaware law; (v) prior to obtaining the Company Requisite Vote, withdrawing, modifying or changing in any adverse manner the Recommendation (which shall be permitted only to the extent permitted by Section 6.1); or (vi) prior to obtaining the Company Requisite Vote, recommending to the stockholders of the Company an Acquisition Proposal not solicited in violation of this Section 6.5 that the Board of Directors of the Company reasonably believes is credible, if and only to the extent that the Board of Directors of the Company shall have determined in good faith, after consultation with its legal counsel and financial advisors, that such Acquisition Proposal, if accepted, is reasonably capable of being consummated, taking into account legal, financial, regulatory, timing and similar aspects of the proposal and the person making the proposal, that taking such action is necessary in order for the Board of Directors to act in a manner that is consistent with its fiduciary duties under Delaware law, and that such Acquisition Proposal would, if consummated, result in a Superior Proposal.

(e) Notwithstanding anything in this Section 6.5 to the contrary, if, at any time prior to obtaining the Company Requisite Vote, the Company’s Board of Directors (i) determines in good faith, after consultation with its financial advisors and outside legal counsel, in response to an Acquisition Proposal that did not result from a material breach of Section 6.5(b), that such proposal is a Superior Proposal, and (ii) determines in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law, the Company or its Board of Directors may terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal; provided, however, that the Company shall not terminate this Agreement pursuant to this Section 6.5(e), and any purported termination pursuant to this sentence shall be void and of no force or effect, unless the Company prior to or concurrently with such termination pursuant to this Section 6.5(e) pays to Parent the Company Termination Fee payable pursuant to Section 8.2(b)(i); provided further that, the Company may not terminate this Agreement pursuant to this Section 6.5(e) unless (x) it notifies Parent in writing of its intention to take such action at least three (3) business days prior to taking such action, specifying the material terms of such Superior Proposal and identifying the person(s) making such Superior Proposal, and (y) Parent does not make, after being provided with reasonable opportunity to negotiate with the Company and its and its subsidiaries’ Representatives, within three (3) business days of receipt of such written notification, an offer that the Board of Directors of the Company determines, in good faith after consultation with its legal and financial advisors, results in the applicable Acquisition Proposal no longer being a Superior Proposal.

(f) For purposes of this Agreement, the following terms shall have the meanings assigned below:

(i) “Acquisition Proposal” means any inquiry, proposal or offer from any person or group of persons (other than Parent, Merger Sub or their respective affiliates) relating to any direct or indirect acquisition or purchase of a business that constitutes 25% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole, or 25% or more of any class or series of Company Securities, any tender offer or exchange offer that if consummated would result in any

Person or group of Persons beneficially owning 25% or more of any class or series of capital stock of the Company, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any subsidiary or subsidiaries of the Company whose business constitutes 25% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole).

(ii) “Representatives” means the officers, directors, employees, agents, advisors (including investment bankers and legal advisors), affiliates and other representatives of a person.

(iii) “Superior Proposal” means an Acquisition Proposal involving (A) assets that generate more than 50% of the consolidated total revenues, or (B) assets that constitute more than 50% of the consolidated total assets of the Company and its Subsidiaries or (C) more than 50% of the total voting power of the equity securities of the Company, in each case that the Board of Directors of the Company in good faith determines would, if consummated, result in a transaction that is more favorable from a financial point of view to the stockholders of the Company than the transactions contemplated hereby (x) after receiving the advice of a financial advisor (who shall be a nationally recognized investment banking firm) and (y) after taking into account all such factors and matters deemed relevant in good faith by the Board of Directors of the Company, including legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory, timing and other aspects (including the conditions to the acquiror’s obligations) of such proposal and the transactions contemplated hereby.

SECTION 6.6 Emp loyment and Employee Benefits Matters. (a) For purposes of this Section 6.6, the term “Company Employees” shall mean Company Employees who are employed by the Company or its subsidiaries on a full-time basis at the Effective Time, excluding any employee whose employment is the subject of a collective bargaining agreement (it being understood that to the extent required by any collective bargaining agreement, Parent shall assume and honor all obligations (including severance) arising under such collective bargaining agreements for employees covered by such collective bargaining agreements).

(b) Parent shall cause the Surviving Corporation and each of its subsidiaries (i) following the Effective Time, to provide compensation (including salary, bonus, commission and other cash incentive compensation) to Company Employees, which in the reasonable discretion of Parent is no less favorable in the aggregate than compensation provided to similarly situated employees employed by similarly situated businesses, subject to the right of Parent, the Surviving Corporation and its subsidiaries in their reasonable discretion to review and modify compensation from time to time, and (ii) until December 31, 2008, to provide Company Employees health and medical benefits that are not materially less favorable in the aggregate than those provided by the Company under the Company Plans; provided that no provision of this Section 6.6 shall give any Company Employee any right to continued employment or impair in any way the right of the Surviving Corporation or any of its subsidiaries to terminate the employment of any Company Employees. Nothing herein shall, from and after the Effective Time, prevent the Surviving Corporation and its subsidiaries from amending or terminating any Company Plan to the extent permitted by such Company Plan (or not precluded by such Company Plan) or interfere with the right or obligation of the Surviving Corporation or its subsidiaries to make such changes as are necessary to conform with applicable law, or restrict the Surviving Corporation or its subsidiaries from making normal and reasonable increases in employee costs for benefit coverages or such other changes as Parent determines, in Parent’s reasonable discretion, to be appropriate or desirable.

(c) As of and after the Effective Time, Parent shall cause the Surviving Corporation to give Company Employees full credit for purposes of eligibility and vesting and benefit accruals (but not for purposes of benefit accruals under any defined benefit pension plans), under any employee compensation and incentive plans, benefit (including vacation) plans, programs, policies and arrangements maintained for the benefit of Company Employees as of and after the Effective Time by Parent, its subsidiaries or the Surviving Corporation for the Company Employees’ service with the Company, its subsidiaries and their predecessor entities (each, a “Parent

Plan”) to the same extent recognized by the Company immediately prior to the Effective Time; provided, however, that pre-Effective Time service of a Company Employee need not be recognized with respect to the benefits provided by a Parent Plan to the extent that such Parent Plan is not a successor to or replacement of a Company Plan. With respect to each Parent Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), Parent shall cause the Surviving Corporation or its subsidiaries to (i) cause there to be waived any pre-existing condition or eligibility limitations and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Company Employees under similar plans maintained by the Company and its subsidiaries immediately prior to the Effective Time to the extent that such conditions, limitations or claims would have been recognized under a corresponding Company Plan.

(d) From and after the Effective Time, Parent shall cause the Surviving Corporation and its subsidiaries to honor, in accordance with its terms, (x) each existing employment, change in control, severance and termination protection plan, policy or agreement of or between the Company or any of its subsidiaries and any officer, director or employee of that company, and (y) all obligations pursuant to outstanding restoration plans, programs or agreements, bonus plans or programs, bonus deferral plans, vested and accrued benefits under any employee benefit plan, program or arrangement (and any amounts deferred thereunder) of the Company or its subsidiaries and similar employment compensation and benefit arrangements and agreements in effect as of the date hereof and continued through the Effective Time or implemented subsequent to the date hereof in accordance with Section 5.1 and continued through the Effective Time, in each case to the extent legally binding on the Company or any of its subsidiaries.

(e) Parent shall cause the Surviving Corporation and each of its subsidiaries, for a period commencing at the Effective Time and ending ninety days thereafter, to not effectuate a “plant closing” or “mass layoff” as those terms are defined in WARN affecting in whole or in part any site of employment, facility, operating unit of the Surviving Corporation or any subsidiary, without complying in all material respects with the applicable requirements of WARN.

(f) The provisions of this Section 6.6 are solely for the benefit of the parties to this Agreement, and no current or former employee (including any beneficiary or dependent thereof) or any other person shall be regarded for any purpose as a third-party beneficiary of the Agreement and nothing herein shall be construed as an amendment to any Company Plan for any purpose. Nothing contained herein shall preclude the Surviving Corporation or any subsidiary from terminating the employment of any Company Employee at any time and for any reason. Neither Parent, the Surviving Corporation nor any subsidiary of the Surviving Corporation shall be obligated to provide any equity-based compensation to any Company Employee.

SECTION 6.7 Directors’ and Officers’ Indemnification and Insurance. (a) Without limiting any additional rights that any person may have under any indemnification agreement, employment agreement or Company Plan, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, except as set forth on Section 6.7(a) of the Company Disclosure Schedule, to the full extent permitted by applicable law, Parent shall, or shall cause the Surviving Corporation to, indemnify and hold harmless each present (as of the Effective Time) and former officer, director or employee of the Company and its subsidiaries (the “Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (each, a “Proceeding”) to which an Indemnified Party is or becomes a party or with respect to which an Indemnified Party is or becomes otherwise involved (including as a witness), arising out of or pertaining to the fact that the Indemnified Party is or was an officer, director, employee, fiduciary or agent of the Company or any of its subsidiaries (including any Proceeding arising out of or pertaining to this Agreement and the transactions and actions contemplated hereby), whether such Proceeding is commenced, or any claim or matter therein is asserted or claimed, prior to, at or after the Effective Time. Except as set forth on Section 6.7(a) of the Company Disclosure Schedule, in the event of any such Proceeding (x) each Indemnified Party will be entitled to advancement from Parent or the Surviving Corporation of fees, costs and expenses (including reasonable attorney’s fees and disbursements) incurred in connection with and prior to the final disposition of such Proceedings, such fees, costs and expenses (including reasonable attorney’s fees and disbursements) to be advanced within ten business days of receipt by Parent from the Indemnified Party of a request therefor; provided that any person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification, (y) neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any Proceeding in which indemnification could be sought by such Indemnified Party (which term for purposes of this clause (y) only shall include only those persons who are officers, directors or employees of the Company or any of its subsidiaries as of the date of this Agreement) hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Proceeding or such Indemnified Party otherwise consents, and (z) the Surviving Corporation shall cooperate in the defense of any such matter.

(b) The certificate of incorporation and by-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers than those set forth in Exhibit A and Exhibit B hereto, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals.

(c) Prior to the Effective Time, the Company shall use its reasonable best efforts to purchase a six-year prepaid “tail policy” on terms and conditions (in both amount and scope) providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby (the “Tail Policy”); provided, however, that if the cost of the Tail Policy exceeds 300% of the last annual premium paid by the Company prior to the date of this Agreement with respect to its current policies of directors’ and officers’ liability insurance, then (x) the Company shall consult with Parent prior to purchasing the Tail Policy and (y) without Parent’s prior written consent, the Company shall not purchase the Tail Policy prior to the date that is twenty days prior to the anticipated Closing Date. In the event that the Company is unable to purchase a Tail Policy as provided in the preceding sentence, Parent shall have the right, but not the obligation, to purchase, prior to the Effective Time, the Tail Policy. If neither Parent nor the Company has purchased a Tail Policy, Parent shall maintain, or shall cause the Surviving Corporation to maintain, at no expense to the beneficiaries, in effect for six years from the Effective Time the current policies of the directors’ and officers’ liability insurance maintained by the Company (provided that Parent or the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not less advantageous to any beneficiary thereof) with respect to matters existing or occurring at or prior to the Effective Time and from insurance carriers with comparable credit ratings; provided, however, that after the Effective Time, Parent shall not be required to pay with respect to such insurance policies in respect of any one policy year annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date of this Agreement, but in such case shall purchase as much coverage as reasonably practicable for such amount. The Company represents that the last annual premium of the Company prior to the date hereof is as set forth in Section 6.7(c) of the Company Disclosure Schedule. Parent agrees to honor and perform under, and to cause the Surviving Corporation’s to honor and perform under, all indemnification agreements entered into by the Company or any of its subsidiaries prior to the date of this Agreement.

(d) Notwithstanding anything herein to the contrary, if an Indemnified Party is a party to or is otherwise involved (including as a witness) in any Proceeding (whether arising before, at or after the Effective Time) on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.7 shall continue in effect until the final disposition of such Proceeding.

(e) This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives. The rights to indemnification and advancement and the other rights provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to law, contract or otherwise.

(f) In the event that the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or Parent, as the case may be, shall succeed to the obligations set forth in Section 6.6 and this Section 6.7.

SECTION 6.8 Further Action; Efforts. (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, (i) each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable, including requesting early termination of the HSR waiting period, and (ii) Parent shall, with the assistance of the Company, prepare a request for an Advance Ruling Certificate pursuant to Section 102 of the Competition Act (Canada) and shall file such request as promptly as practicable and in any event within ten business days of the date hereof and each party shall supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the Competition Act (Canada) and take all other actions necessary, proper or advisable to cause the exemption from, or expiration or termination of the waiting period under Part IX of the Competition Act (Canada) including, if an Advance Ruling Certificate is not issued within 30 days of the filing of the request therefor, the filing of notification materials as promptly as possible thereafter. Parent and the Company shall each bear one-half of the filing fees associated with all filings under the HSR Act and Foreign Antitrust Laws.

(b) Subject to all applicable confidentiality requirements and all applicable laws, each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, in connection with the efforts referenced in Section 6.8(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, use its best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party reasonably informed of any communication received by such party from, or given by such party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other U.S. or foreign Governmental Entity and of any communication received or given in connection with any proceeding by a private party, in each case in connection with any Antitrust Law relating to the transactions contemplated hereby; and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any other Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Entity or other person, give the other party the opportunity to attend and participate in such meetings and conferences, in each case in connection with any Antitrust Law relating to the transactions contemplated hereby; provided, however, that no party hereto shall be required to provide any other party with copies of confidential documents or information included in its filings and submissions under the HSR Act or Foreign Antitrust Law, provided, further, that a party hereto may request entry into a joint defense agreement as a condition to providing any such materials and that, upon receipt of that request, the parties shall work in good faith to enter into a joint defense agreement to create and preserve attorney-client privilege in a form and in substance mutually acceptable to the parties. For purposes of this Agreement, “Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, including the Competition Act (Canada).

(c) In furtherance and not in limitation of the covenants of the parties contained in Sections 6.8(a) and (b), if any objections are asserted with respect to the transactions contemplated hereby under any Antitrust Law or if any suit is instituted (or threatened to be instituted) by the FTC, the DOJ or any other applicable Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any Antitrust Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby, each of Parent, Merger Sub and the Company shall use its best efforts to resolve any such objections or suits so as to permit consummation of the transactions contemplated by this Agreement, including, in order to resolve such objections or suits which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger or the other transactions contemplated hereby, selling, holding separate or otherwise disposing of or conducting its business in a manner which would resolve such objections or suits or agreeing to sell, hold separate or otherwise dispose of or conduct its business in a manner which would resolve such objections or suits or permitting the sale, holding separate or other disposition of, any of its assets or the assets of its subsidiaries or the conducting of its business in a manner which would resolve such objections or suits. Without excluding other possibilities, the transactions contemplated by this Agreement shall be deemed to be materially delayed if unresolved objections or suits delay or could reasonably be expected to delay the consummation of the transactions contemplated hereby beyond the date which is the earlier of six months from the date of this Agreement and one month from the date of the Stockholders Meeting.

(d) Subject to the obligations under Section 6.8(c), in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, (i) each of Parent, Merger Sub and the Company shall cooperate in all respects with each other and use its respective best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, and (ii) Parent and Merger Sub must defend, at their cost and expense, any action or actions, whether judicial or administrative, in connection with the transactions contemplated by this Agreement.

SECTION 6.9 Public Announcements. Each of the Company, Parent and Merger Sub agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the Company and Parent (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by law or the rules or regulations of any applicable United States securities exchange or regulatory or governmental body to which the relevant party is subject, wherever situated, in which case the party required to make the release or announcement shall use its commercially reasonable efforts to provide the other party reasonable time to comment on such release or announcement in advance of such issuance, it being understood that the final form and content of any such release or announcement, to the extent so required, shall be at the final discretion of the disclosing party.

SECTION 6.10 Parent Financing.

(a) Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Debt Financing on the terms and conditions described in the Debt Financing Commitments, including reasonable best efforts to (i) maintain in effect the Financing Commitments, (ii) satisfy on a timely basis all conditions applicable to Parent and Merger Sub to obtaining the Financing (including by consummating the Equity Financing at or prior to the Closing), (iii) enter into definitive agreements with respect thereto on terms and conditions contained in the Debt Financing

Commitments or consistent in all material respects with the Debt Financing Commitments, including any “flex” provisions, or on other terms that would not materially and adversely impact the ability of Parent or Merger Sub to timely consummate the transactions contemplated hereby, and (iv) consummate the Financing at or prior to the Closing. Parent shall not, and shall not permit Merger Sub to, agree to or permit any amendment, supplement or other modification of, or waive any of its rights under, any Financing Commitment or any definitive agreements related to the Financing, in each case, without the Company’s prior written consent (which consent shall not be unreasonably withheld or delayed), except any such amendment, supplement or other modification to the Debt Financing Commitments that would not reasonably be expected to prevent, materially impede or materially delay the consummation of the Debt Financing or the transactions contemplated by this Agreement (it being understood that, subject to the requirements of this sentence, such amendment, supplement or other modification of the Debt Financing Commitments may provide for the assignment of a portion of the Debt Financing Commitment to additional agents or arrangers and the granting to such persons of approval rights as are customarily granted to additional agents or arrangers) shall be permitted hereunder without the Company’s prior written consent. Upon any such amendment, supplement or modification of the Debt Financing Commitments in accordance with this Section 6.10(a), Parent shall provide a copy thereof to the Company and the term “Debt Financing Commitments” shall mean the Debt Financing Commitments as so amended, supplemented or modified.

(b) In the event all or any portion of the Debt Financing becomes unavailable on the terms and conditions described in or contemplated by the Debt Financing Commitments for any reason, Parent shall use its reasonable best efforts to arrange to obtain, as promptly as practicable following the occurrence of such event but no later than the last day of the Marketing Period, alternative financing from alternative sources (the “Alternative Financing”) in an amount sufficient to consummate the transactions contemplated by this Agreement which would not reasonably be expected to prevent, materially impede or materially delay the consummation of the Debt Financing or the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, in the event that (x) all or any portion of the Debt Financing structured as High Yield Financing has not been consummated, (y) all closing conditions contained in Article VII have been satisfied or waived (other than those contained in Sections 7.2(c) and 7.3(c)) and (z) the Bridge Financing described in or contemplated by the Debt Financing Commitments (or Alternative Financing obtained in accordance with this Section 6.10(b)) is available on terms and conditions described in or contemplated by the Debt Financing Commitments (or replacements thereof in accordance with this Section 6.10(b)), then Parent shall consummate, or cause to be consummated, and shall use, or cause to be used, the proceeds of such Bridge Financing (or such Alternative Financing) to replace such High Yield Financing no later than the last day of the Marketing Period. For purposes of this Agreement, “Marketing Period” shall mean the first period of 25 consecutive business days after the date hereof throughout which (1) Merger Sub shall have the Required Financial Information that the Company is required to provide to Merger Sub pursuant to Section 6.10(d) and (2) the closing conditions set forth in Section 7.1 shall be satisfied and nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 7.2(a) and 7.2(b) to fail to be satisfied assuming the Closing were to be scheduled for any time during such 25-day period.

(c) Parent shall give the Company prompt written notice of any material breach by any party of the Debt Financing Commitments (or commitments for any Alternative Financing obtained in accordance with Section 6.10(b)) of which Parent becomes aware or any termination of the Debt Financing Commitments (or commitments for any Alternative Financing obtained in accordance with Section 6.10(b)). Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Debt Financing (or Alternative Financing obtained in accordance with Section 6.10(b)).

(d) During the period from the date hereof through the Closing Date, the Company shall provide to Parent and Merger Sub, and shall cause its subsidiaries to, and shall use its reasonable best efforts to cause the respective officers, employees, Representatives and advisors, including legal and accounting, of the Company and its subsidiaries to, provide to Parent and Merger Sub all cooperation reasonably requested by Parent that is necessary, proper or advisable in connection with the Financing and the other transactions contemplated by this

Agreement, including the following: (i) participation in meetings, presentations, road shows, due diligence sessions and sessions with rating agencies; (ii) assisting with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with the Financing; provided, however, that any private placement memoranda or prospectuses in relation to high yield debt or equity securities need not be issued by the Company or any of its subsidiaries; provided further, that any such memoranda or prospectuses shall contain disclosure and financial statements with respect to the Company or the Surviving Corporation reflecting the Surviving Corporation and/or its subsidiaries as the obligor(s); (iii) using reasonable best efforts to furnish Parent and Merger Sub and their Financing sources with financial and other pertinent information regarding the Company as may be reasonably requested by Parent, including all financial statements and financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act and of type and form customarily included in private placement memoranda relating to private placements under Rule 144A of the Securities Act (including, to the extent applicable with respect to such financial statements, the report of the Company’s auditors thereon and the related management’s discussion and analysis of financial condition and results of operations), to consummate the offerings of debt securities contemplated by the Debt Financing Commitments at the time during the Company’s fiscal year such offerings will be made (information required to be delivered pursuant to this clause (iii), the “Required Financial Information”); (iv) using reasonable best efforts to obtain accountants’ comfort letters, legal opinions, surveys and title insurance reasonably requested by Parent; (v) facilitating the entrance into one or more credit or other agreements satisfactory to Parent in connection with the Debt Financing to the extent direct borrowings or debt incurrences by the Company or its subsidiaries are contemplated by the Debt Commitment Letters, provided that neither the Company nor any of its subsidiaries shall be required to enter into any such agreement prior to the Effective Time; (vi) executing and delivering (or using reasonable best efforts to obtain from advisors), and causing its subsidiaries to execute and deliver (or using reasonable best efforts to obtain from advisors or such other persons, including officers), customary certificates (including a certificate of the chief financial officer of the Merger Sub with respect to solvency matters), accounting comfort letters and legal opinions (which may be reasoned opinions if circumstances require); (vii) facilitating the entrance into other documents and instruments relating to guarantees, the pledge of collateral and other matters ancillary to the Debt Financing as may be reasonably requested by Parent in connection with the Debt Financing and otherwise reasonably facilitating the pledge of collateral and providing of guarantees contemplated by the Debt Commitment Letter (provided that the Company and its subsidiaries shall not be required to enter into any such document or instrument prior to the Effective Time); (ix) taking all corporate actions, subject to the occurrence of the Effective Time, reasonably requested by Parent to permit the consummation of the Debt Financing and to permit the proceeds thereof to be made available to the Surviving Corporation immediately after the Effective Time; and (x) effecting (as of a time at or immediately prior to the Effective Time) any reorganization of its corporate structure reasonably requested by Parent to facilitate the Debt Financing; provided that nothing in this Section 6.10 shall require such cooperation to the extent it would interfere unreasonably with the business or operations of the Company or its subsidiaries; and provided, further, that neither the Company nor any of its subsidiaries shall (1) be required to pay any commitment or other similar fee, (2) have any liability or obligation under any loan agreement and related documents, unless and until the Closing occurs, (3) incur any other liability in connection with the Debt Financing contemplated by the Debt Financing Commitment unless and until the Closing occurs, (4) be required to cooperate with Parent in connection with the Financing to the extent it would interfere unreasonably with the business or operations of the Company or its subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by such employees of their normal duties, (5) be required to take any action that will (A) conflict with or violate the Company’s organizational documents or any laws or (B) result in the contravention of, or that would reasonably be expected to result in a violation or breach of, or a default under, any Contract to which the Company or any of its subsidiaries is a party or (6) be required to take any action pursuant to clause (x) of this Section 6.10 unless (A) Parent has agreed in connection with such reorganization to indemnify and hold the Company and its subsidiaries harmless in respect of any Tax liabilities resulting from the reorganization and (B) all of the conditions set forth in Article VII have been satisfied (or, with respect to Section 7.2, waived) and the Company has received a written notice from Parent to such effect and that Parent is prepared to proceed immediately with the Closing. The Company hereby consents to the use of its and its subsidiaries’ logos in connection with the

Debt Financing; provided that such logos are used solely in a manner that is not intended to nor reasonably likely to harm or disparage the Company or any of its subsidiaries or the reputation or goodwill of the Company or any of its subsidiaries and its or their marks. Subject to Section 8.2, Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or its subsidiaries in connection with such cooperation. Parent shall indemnify and hold harmless the Company and its subsidiaries and affiliates from and against any and all liabilities or losses suffered or incurred by them in connection with the arrangement of the Financing and any information utilized in connection therewith (other than information provided by the Company or its subsidiaries or as a result of the Company’s or any of its subsidiaries’ gross negligence or willful misconduct).

SECTION 6.11 Company Notes and Debentures Tender and Consent Solicitation.

(a) As promptly as reasonably practicable after the written request of Parent, the Company shall commence, or shall cooperate with Parent in connection with Parent’s or Merger Sub’s commencing, in each case in compliance with applicable law and SEC rules and regulations, (i) one or more offers (the “Debenture Offers”) to purchase some or all of the outstanding Company Notes and Debentures (as defined below), and (ii) one or more solicitations as part of the Debenture Offers (the “Solicitations”) of consents to amend the respective indentures governing the various Company Notes and Debentures (the “Indentures”) from the holders of not less than a majority in aggregate principal amount of the respective series of Company Notes and Debentures outstanding at the time of the Debenture Offers (the consents from each such series of such holders, the “Requisite Consents”). Notwithstanding anything herein to the contrary, such Solicitations and/or Debenture Offers shall not require any payment to be made prior to the Effective Time for the Company Notes and Debentures and/or the consents under such Solicitations.

(b) In connection with any Solicitation and/or Debenture Offer commenced by the Company upon the request of Parent hereunder, Parent shall prepare all necessary and appropriate documentation, including the offer to purchase, the terms of the consent, related letters of transmittal and other related documents and any Schedule TO or other filing with the SEC (collectively, the “Offer Documents”). All mailings to the holders of the Company Notes and Debentures in connection with any Solicitation and/or Debenture Offer or related filings with the SEC shall be subject to the prior review and comment by each of the Company and Parent and shall be reasonably acceptable to each of them. Each of Parent, Merger Sub and the Company shall cooperate, and the Company shall cause its subsidiaries to cooperate, and each of Parent, Merger Sub and the Company shall use its reasonable best efforts to cause its respective representatives to cooperate, with each other in connection with any such Solicitations and/or Debenture Offers (including the preparation of the Offer Documents) and use reasonable best efforts to cause the initial settlement of the Debenture Offers to occur simultaneously with the Effective Time; provided that neither the consummation of the Debenture Offers nor the Solicitations shall be a condition to the Closing.

(c) Upon the written request of Parent, the Company shall use its reasonable best efforts to obtain the Requisite Consents. Promptly upon receipt of Requisite Consents permitting an amendment of an Indenture governing a series of the Company Notes and Debentures and upon the request of Parent, the Company shall enter into a supplemental indenture reflecting the amendments to such Indenture approved by such Requisite Consents and shall use its reasonable best efforts to cause the indenture trustee to promptly enter into such supplemental indenture; provided that the amendments contained in such supplemental indenture shall become effective upon signing, but not operative until the Effective Time and, if applicable, the acceptance of the applicable Debenture Offer. The closing of any Debenture Offer shall be conditioned on the simultaneous occurrence of the Closing. Simultaneously with the Closing and in accordance with the terms of any Solicitation and/or Debenture Offer, if the Company shall have undertaken such Solicitation and/or Debenture Offer, Parent or Merger Sub shall provide the Company the funds necessary to consummate such Solicitation and/or Debenture Offer (including the payment of all applicable premiums, consent fees and all related fees and expenses), and the Company, if applicable, shall accept for purchase and use such funds to purchase the Company Notes and Debentures tendered in such Debenture Offer. If, at any time prior to the completion of any Debenture Offer and

Solicitation, any information in the Offer Documents should be discovered by the Company or Parent that should be set forth in an amendment or supplement to the Offer Documents so that the Offer Documents shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information shall be disseminated by the Company to the holders of the Notes. Notwithstanding anything to the contrary in this Section 6.11(c), the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable law to the extent such laws are applicable in connection with any Debenture Offer and Solicitation. To the extent that the provisions of any applicable law conflict with this Section 6.11(c), the Company shall comply with the applicable law and shall not be deemed to have breached its obligations hereunder by such compliance.

(d) If requested by Parent, the Company shall enter into one or more dealer manager agreements with such persons as Parent shall reasonably request in form and substance reasonably satisfactory to the Company. Parent shall pay (or cause to be paid) the reasonable fees and expenses of any dealer manager, information agent, depositary or other agent retained in connection with any Solicitation and/or Debenture Offer.

(e) Subject to Section 8.2, if this Agreement is terminated prior to the consummation of the Merger, Parent shall promptly reimburse the Company and any dealer-manager under any dealer-manager agreement for any out-of-pocket costs, fees and expenses incurred by the Company in connection with this Section 6.11. If the Effective Time does not occur, Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company, its Subsidiaries and their respective officers and directors, any dealer-manager and each Person, if any, who controls the Company within the meaning of Section 20 of the Exchange Act, for and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in accordance with the Debenture Offer, Solicitation, Offer Documents or any other actions taken by them in accordance with this Section 6.11; provided, however, that neither Parent nor Merger Sub shall have any obligation to indemnify and hold harmless any such person to the extent that any such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred arise from disclosure provided by the Company or any of its subsidiaries that is finally judicially determined by a court of competent jurisdiction to have contained a material misstatement or omission or arise from the gross negligence or willful misconduct of representatives of the Company or its subsidiaries.

(f) At Parent’s request, the Company shall cooperate with Parent in causing the satisfaction and discharge and/or covenant defeasance provisions of the Company Notes and Debentures and the respective Indentures pursuant to which they were issued to be satisfied on the date of the Closing; provided that Parent shall have sole responsibility for making any payments to the applicable indenture trustee and otherwise satisfying the requirements and conditions that must be satisfied in connection therewith. Parent shall pay, or shall cause to be paid, all costs incurred in connection with such satisfaction and discharge or covenant defeasance, including the reasonable fees and expenses of the Company’s outside counsel, accountants and/or financial advisors to the extent that Parent requests one or more of them to prepare or deliver any documentation required in connection therewith.

(g) As used in this Agreement, the term “Company Notes and Debentures” means, collectively, such debt instruments of the Company and its subsidiaries as shall be identified by Parent.

SECTION 6.12 Certain Transfer Taxes. Any liability arising out of any real estate transfer Tax with respect to interests in real property owned directly or indirectly by the Company or any of its subsidiaries immediately prior to the Merger, if applicable and due with respect to the Merger, shall be borne by the Surviving Corporation and expressly shall not be a liability of stockholders of the Company.

SECTION 6.13 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement, the Debt Financing Commitments and any Alternative Financing.

SECTION 6.14 Takeover Statute. If any “fair price,” “moratorium,” “business combination,” “control share acquisition” or other form of anti-takeover statute or regulation shall become applicable to the Merger or the other transactions contemplated by this Agreement after the date of this Agreement, each of the Company and Parent and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate or minimize the effects of such statute or regulation on the Merger, and the other transactions contemplated hereby. Nothing in this Section 6.14 shall be construed to permit Parent or Merger Sub to do any act that would constitute a violation or breach of, or as a waiver of any of the Company’s rights under, any other provision of this Agreement.

SECTION 6.15 Rule 16b-3. Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 6.16 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, upon obtaining knowledge of the occurrence or non-occurrence of any event that, individually or in the aggregate, would make the timely satisfaction of any of the conditions set forth in Article VII impossible or unlikely. The delivery of any notice pursuant to this Section 6.16 shall not cure any breach of any representation or warranty requiring disclosure of such matter or otherwise limit or affect the remedies available hereunder to any party receiving such notice. This Section 6.16 shall not constitute a covenant, obligation or agreement for purposes of Section 7.2(b) or 7.3(b).

SECTION 6.17 Maintenance of Listing. Prior to the Closing Date, the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws, including the rules and regulations of the New York Stock Exchange, to ensure that the Common Shares remain listed on the New York Stock Exchange at all times prior to the Closing Date and that the Company remains in compliance in all material respects with the rules and regulations of the New York Stock Exchange.

SECTION 6.18 Stockholders Agreements. The Company shall comply with its obligations under the terms of the Stockholders Agreements.

SECTION 6.19 Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors arising after the date hereof as a result of the transactions contemplated by this Agreement, and no such settlement in connection therewith shall be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld or delayed).

ARTICLE VII

CONDITIONS OF MERGER

SECTION 7.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) this Agreement shall have been approved by the stockholders of the Company by the Company Requisite Vote;

(b) no law, executive order, decree, ruling, injunction, writ, judgment or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any

Governmental Entity located or having jurisdiction within the United States or Canada which prohibits, restrains or enjoins the consummation of the Merger; and

(c) the waiting period (and any extension thereof) applicable to the Merger under the HSR Act and under the antitrust and anti-competition laws of Canada shall have been terminated or shall have expired.

SECTION 7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction (or waiver by Parent) at or prior to the Effective Time of the following conditions:

(a) the representations and warranties of the Company (i) set forth in Section 3.8(b) shall be true and correct in all respects as of the Effective Time as though made on and as of such date, and (ii) set forth in this Agreement (other than Section 3.8(b)) shall be true and correct in all respects (without giving effect to any “materiality,” “Material Adverse Effect” or similar qualifiers contained in any such representations and warranties other than those contained in any representation requiring disclosure in the Company Disclosure Schedule of a list of items qualified as to materiality) as of the Effective Time as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be so true and correct as of such specified date), except, in the case of this clause (ii), where the failure of any such representations and warranties to be so true and correct, in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect;

(b) the Company shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, it under this Agreement at or prior to the Effective Time; and

(c) Parent shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company, certifying that the conditions set forth in Sections 7.2(a) and (b) have been satisfied.

SECTION 7.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be further subject to the satisfaction (or waiver by the Company) at or prior to the Effective Time of the following conditions:

(a) the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects, in each case as of the Effective Time as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be true and correct in all material respects as of such specified date), except in either case where the failure of any such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement and would not adversely impact the payment of the Merger Consideration payable hereunder;

(b) each of Parent and Merger Sub shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Closing Date; and

(c) the Company shall have received certificates of the Chief Executive Officer or other senior executive officer of Parent, certifying that the conditions set forth in Sections 7.3(a) and (b) have been satisfied.

SECTION 7.4 Frustration of Closing Conditions. Neither the Company nor Parent may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party’s breach in any material respect of any covenant set forth in this Agreement.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

SECTION 8.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

(a) by mutual written consent of Parent, Merger Sub and the Company;

(b) by either Parent or the Company if any court of competent jurisdiction or other Governmental Entity located or having jurisdiction within the United States or Canada shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 8.1(b) shall have used such efforts as may be required pursuant to Section 6.8 to prevent, oppose and remove such restraint, injunction or other prohibition;

(c) by either Parent or the Company if the Effective Time shall not have occurred on or before the date which is six months from the date hereof (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to the party seeking to terminate if any action of such party (or, in the case of Parent, Merger Sub) or the failure of such party (or, in the case of Parent, Merger Sub) to perform any of its obligations under this Agreement required to be performed at or prior to the Effective Time has been the principal cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date and such action or failure to perform constitutes a breach of this Agreement, including pursuant to Section 6.8;

(d) by the Company:

(i) if (A) there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in this Agreement such that the conditions set forth in Section 7.3(a) or 7.3(b) would not be satisfied and, in either such case, such breach has not been cured by Parent within 30 business days after Parent’s receipt of written notice of such breach from the Company or (B) if all the conditions set forth in Sections 7.1 and 7.2 are satisfied (excluding conditions that, by their terms, cannot be satisfied until the Closing, but which would be reasonably capable of being satisfied at Closing) and Parent or Merger Sub fails to effect the Merger and/or satisfy their respective obligations under Article II; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if the Company is then in material breach of any of its covenants or agreements contained in this Agreement;

(ii) if the Merger shall not have been consummated on the business day after the final day of the Marketing Period and all of the conditions set forth in Sections 7.1 have been satisfied and nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 7.2(a) and Section 7.2(b) to fail to be satisfied assuming the Closing were to occur on the date of termination by the Company pursuant to this Section 8.1(d)(ii); or

(iii) prior to the approval of this Agreement by the stockholders of the Company, in accordance with, and subject to the terms and conditions of, Section 6.5(e);

(e) by Parent:

(i) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement such that the conditions set forth in Section 7.2(a) or 7.2(b) would not be satisfied and, in either such case, such breach has not been cured by the Company within 30 business days after the Company’s receipt of written notice of such breach from Parent;

provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e)(i) if Parent or Merger Sub is then in material breach of any of its covenants or agreements contained in this Agreement; or

(ii) if the Board of Directors of the Company (A) shall have failed to make or shall have withdrawn, modified or changed the Recommendation in a manner adverse to Parent or Merger Sub, (B) shall have failed to publicly reaffirm its adoption and recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement within ten business days of receipt of a written request by Parent to provide such reaffirmation following the public announcement of an Acquisition Proposal or an Acquisition Proposal otherwise becoming publicly known, (C) approves or recommends an Acquisition Proposal other than the Merger, (D) fails to recommend against acceptance of a tender or exchange offer for any outstanding shares of the capital stock of the Company that constitutes an Acquisition Proposal (other than by Parent or any of its affiliates), including, for these purposes, by taking no position with respect to the acceptance of such tender or exchange offer by its stockholders, within ten (10) business days after commencement, or (E) publicly announces its intention to do any of the foregoing; provided, however, that neither (x) a “stop, look and listen” communication by the Board of Directors of the Company to the stockholders of the Company in accordance with Rule 14d-9(f) of the Exchange Act, or any similar communication to the stockholders of the Company in connection with the commencement of a tender offer or exchange offer, nor (y) the taking by the Company, its Board of Directors or any of its Representatives of any of the actions permitted by Section 6.5(d)(ii)-(iv) shall be deemed to constitute a withdrawal, modification or change of the Recommendation or otherwise give rise to a right to terminate pursuant to this clause (ii); or

(f) by either Parent or the Company if, upon a vote taken thereon at the Stockholders Meeting or any postponement or adjournment thereof, this Agreement shall not have been adopted by the Company Requisite Vote.

SECTION 8.2 Effect of Termination. (a) In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and of no further force and effect, with no liability or obligation on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent or representative of such party), except as provided in Section 6.4(b), Section 6.9, the last two sentences of Section 6.10(d), Section 6.11, this Section 8.2, Section 8.3 and Article IX, which shall survive such termination; provided, however, that neither Parent nor Merger Sub shall have any obligation to pay the Special Transaction Expenses in the event that the Company Termination Fee is payable in connection with such termination; provided further, however, that, except to the extent set forth in Section 8.2(e), nothing herein shall relieve any party from liability for any breach of this Agreement. For purposes of this Agreement, the term “Special Transaction Expenses” means (i) the out-of-pocket costs, fees and expenses of the Company or its subsidiaries referred to in the penultimate sentence of Section 6.10(d) and in the first sentence of 6.11(e); and (ii) the expenses incurred by the Company or its subsidiaries (A) in connection with the filing, printing and mailing of the Proxy Statement and (B) in respect of the filing fee required under the HSR Act and the Competition Act (Canada) in connection with the filings required in connection with the Merger. The parties acknowledge and agree that, subject to Section 8.2(e), nothing in this Section 8.2 shall be deemed to affect their right to specific performance under Section 9.10.

(b) In the event that:

(i) this Agreement is terminated by the Company pursuant to Section 8.1(d)(iii) or by Parent pursuant to Section 8.1(e)(ii); or

(ii) (A) at any time after the date of this Agreement and prior to the taking of a vote to approve this Agreement at the Stockholders Meeting or any postponement or adjournment thereof an Acquisition Proposal shall have been made directly to the Company’s stockholders or any person shall have publicly announced an intention to make an Acquisition Proposal, or an Acquisition Proposal shall have otherwise become publicly known, and in each case such Acquisition Proposal shall have not been withdrawn at least ten business days prior to (x) such taking of a vote to approve this Agreement or (y) the date of termination of this Agreement pursuant to Section 8.1(e)(i), (B) following the occurrence of an event described in the preceding clause (A), this Agreement is terminated by either Parent or the Company pursuant to Section 8.1(f) or by Parent pursuant to Section 8.1(e)(i) and (C) within twelve months after such termination, the Company shall have entered into an agreement-in-principle or agreement for, or shall have consummated, any Acquisition Proposal (whether or not such Acquisition Proposal was the same Acquisition Proposal referred to in the foregoing clause (A)) (provided that for the purpose of this Section 8.2(b)(ii), all references in the definition of the term Acquisition Proposal to “25% or more” will be deemed to be references to “more than 50%”);

then in any such event under clause (i) or (ii) of this Section 8.2(b), the Company shall pay to Parent the Company Termination Fee (as defined below), (x) at or prior to the time of termination in the case of a payment required to be made pursuant to clause (i) of this Section 8.2(b) as a result of a termination pursuant to Section 8.1(d)(iii), (y) as promptly as reasonably practicable in the case of a payment required to be made pursuant to clause (i) of this Section 8.2(b) as a result of a termination pursuant to Section 8.1(e)(ii) (and, in any event, within two business days following such termination), and (z) upon the earlier of the Company’s entering into an agreement providing for, or consummating, an Acquisition Proposal in the case of a payment required to be made pursuant to clause (ii) of this Section 8.2(b), it being understood that such payment shall be payable in all cases by wire transfer of same day funds and that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion. “Company Termination Fee” shall mean an amount equal to $100,000,000, except in the event that this Agreement is terminated by the Company pursuant to Section 8.1(d)(iii) to enter into a definitive agreement with respect to a Superior Proposal prior to the No-Shop Period Start Date (or, in the event that an Acquisition Proposal constitutes a Superior Proposal as of the No-Shop Period Start Date, the first day following the No-Shop Period Start Date that such Acquisition Proposal has failed to constitute a Superior Proposal for a continuous three business day period), in which case the Company Termination Fee shall mean an amount equal to $40,000,000 so long as the financing, if any, for such Superior Proposal is covered by binding commitment letters for debt and equity sufficient to cover the entire purchase price (to the extent payable in cash) and all other consideration and expenses necessary to consummate such Superior Proposal.

(c) In the event that this Agreement is terminated by the Company pursuant to Section 8.1(d)(i) or Section 8.1(d)(ii), then Parent shall pay $100,000,000 (the “Parent Termination Fee”) to the Company or as directed by the Company as promptly as reasonably practicable (and, in any event, within two business days following such termination), payable by wire transfer of same day funds. For the avoidance of doubt, in no event shall Parent be obligated to pay, or cause to paid, the Parent Termination Fee on more than one occasion.

(d) Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement. In the event that the Company shall fail to pay the Company Termination Fee when due or Parent shall fail to pay the Parent Termination Fee when due, the Company or Parent, as the case may be, shall reimburse the other party for all reasonable costs and expenses actually incurred or accrued by such other party (including reasonable fees and expenses of counsel) in connection with any action (including the filing of any lawsuit) taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid to the date of actual payment.

(e) Notwithstanding anything to the contrary in this Agreement, including with respect to Sections 7.4 and 9.10, (i) the Company’s right to terminate this Agreement in compliance with the provisions of Sections 8.1(d)(i) and (ii) and its right to receive the Parent Termination Fee pursuant to Section 8.2(c) or the guarantee thereof pursuant to the Guarantee, and (ii) Parent’s right to terminate this Agreement pursuant to Section 8.1(e)(i)

and (ii) and its right to receive the Company Termination Fee pursuant to Section 8.2(b) shall, in each case, be the sole and exclusive remedy, including on account of punitive damages, of (in the case of clause (i)) the Company and its subsidiaries against Parent, Merger Sub, the Guarantor or any of their respective affiliates, stockholders, general partners, limited partners, members, managers, directors, officers, employees or agents (collectively “Parent Related Parties”) and (in the case of clause (ii)) Parent and Merger Sub against the Company or its subsidiaries, affiliates, stockholders, directors, officers, employees or agents (collectively “Company Related Parties”), for any and all loss or damage suffered as a result thereof, and upon any termination specified in clause (i) or (ii) of this Section 8.2(e) and payment of the Parent Termination Fee or Company Termination Fee, as the case may be, none of Parent, Merger Sub, Guarantor or any of their respective Parent Related Parties or the Company or any of the Company Related Parties shall have any further liability or obligation of any kind or nature relating to or arising out of this Agreement or the transactions contemplated by this Agreement as a result of such termination. The parties acknowledge and agree that the Parent Termination Fee and the Company Termination Fee constitute liquidated damages and are not a penalty and shall be the sole and exclusive remedy for recovery by the Company and its subsidiaries or Parent and Merger Sub, as the case may be, in the event of the termination of this Agreement by the Company in compliance with the provisions of Section 8.1(d)(i) or (ii) or Parent pursuant to Section 8.1(e)(i) and (ii), including on account of punitive damages. In no event, whether or not this Agreement has been terminated pursuant to any provision hereof, shall Parent, Merger Sub, Guarantor or the Parent Related Parties, either individually or in the aggregate, be subject to any liability in excess of the Parent Termination Fee for any or all losses or damages relating to or arising out of this Agreement or the transactions contemplated by this Agreement, including breaches by Parent or Merger Sub of any representations, warranties, covenants or agreements contained in this Agreement, and in no event shall the Company seek equitable relief or seek to recover any money damages in excess of such amount from Parent, Merger Sub, Guarantor or any Parent Related Party or any of their respective Representatives.

SECTION 8.3 Expenses. Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby (except that, subject to Section 8.2(a), expenses (x) incurred in connection with the filing, printing and mailing of the Proxy Statement and (y) in respect of the filing fee required under the HSR Act and the Competition Act (Canada) in connection with the filings required in connection with the Merger shall, in each case, be shared equally by Parent and the Company).

SECTION 8.4 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time, whether before or after adoption of this Agreement by the stockholders of the Company; provided, however, that, after adoption of this Agreement by the stockholders of the Company, no amendment may be made which by law or in accordance with the rules and regulations of the New York Stock Exchange requires the further approval of the stockholders of the Company without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto and specifically referencing this Agreement.

SECTION 8.5 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby and specifically referencing this Agreement. The failure of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.1 Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (b) this Article IX.

SECTION 9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Parent or Merger Sub:

c/o Cerberus Capital Management, L.P.

299 Park Avenue

New York, NY 10171

Attention: General Counsel

Facsimile: (212) 891-1540

with a copy (which shall not constitute notice) to:

c/o Cerberus Capital Management, L.P.

299 Park Avenue

New York, NY 10171

Attention: Steven F. Mayer

Facsimile: (310) 826-9203

Attention: Lisa Gray

Facsimile: (646) 885-3427

with an additional copy (which shall not constitute notice) to:

Lowenstein Sandler PC

65 Livingston Avenue

Roseland, NJ 07068

Attention: Peter H. Ehrenberg

                 Robert G. Minion

Facsimile: (973) 597-2400

(b)	if to the Company:

United Rentals, Inc.

Five Greenwich Office Park

Greenwich, CT 06831

Attention: General Counsel

Facsimile: (203) 622-6080

with an additional copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Gary Horowitz

Facsimile: (212) 455-2502

SECTION 9.3 Certain Definitions. For purposes of this Agreement, the term:

(a) “affiliate” of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

(b) “beneficial owner” with respect to any Shares means a person who shall be deemed to be the beneficial owner of such Shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants, options or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares (and the term “beneficially owned” shall have a corresponding meaning);

(c) “business day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law to close in New York, New York;

(d) “control” (including the terms “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

(e) “generally accepted accounting principles” means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case, as applicable, as of the time of the relevant financial statements referred to herein;

(f) “Guarantor” means Cerberus Partners, L.P.

(g) “Indebtedness” means without duplication, (i) any indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any obligations under capitalized leases with respect to which the Company or any of its subsidiaries is liable as obligor, guarantor or otherwise, (iv) obligations in respect of outstanding letters of credit against which funds have been drawn, (v) obligations in respect of commodity, currency, sale or hedging agreements, and (vi) obligations to assume, guarantee or endorse, or otherwise as an accommodation become responsible for (including any “keep well” or similar agreement to maintain the financial statement condition of another person) any of the foregoing types of obligations on behalf of any person other than the Company or any of its subsidiaries; provided that Indebtedness shall not include intercompany Indebtedness;

(h) “industries in which the Company or its subsidiaries operate” means the equipment rental, equipment sales and ancillary servicing and maintenance and parts and supplies sales industries.

(i) “knowledge” (i) with respect to the Company means the actual knowledge of any of the persons listed in Section 9.3(h) of the Company Disclosure Schedule and (ii) with respect to Parent or Merger Sub means the actual knowledge of any of the officers of Parent;

(j) “person” or “Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

(k) “subsidiary” or “subsidiaries” of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

SECTION 9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

SECTION 9.5 Entire Agreement; Assignment. This Agreement (including the Exhibits hereto and the Company Disclosure Schedule), the Confidentiality Agreement, the Guarantee and the Stockholders Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the other parties, except that Parent may assign all or any of its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Parent after providing written notice thereof to the Company at least five business days prior to such assignment; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder or under the Guarantee.

SECTION 9.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, other than (a) with respect to the provisions of Section 6.7 which shall inure to the benefit of the persons or entities benefiting therefrom who are intended to be third-party beneficiaries thereof, (b) at and after the Effective Time, the rights of the holders of Shares to receive the Merger Consideration in accordance with the terms and conditions of this Agreement and (c) at and after the Effective Time, the rights of the holders of Options, Restricted Shares and Stock Units to receive the payments contemplated by the applicable provisions of Section 2.2(a), (b) and (c), in each case, at the Effective Time in accordance with the terms and conditions of this Agreement.

SECTION 9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law principles thereof).

SECTION 9.8 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.9 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 9.10 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, (a) Parent and Merger Sub shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement by the Company and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which such party is entitled at law or in equity and (b) the Company shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement by Parent or Merger Sub or to enforce specifically the terms and provisions of this Agreement and the Guarantee to prevent breaches of or enforce compliance with those covenants of Parent or Merger Sub that require Parent or Merger Sub to (i) use its reasonable best efforts to obtain the Financing and satisfy the conditions to closing set forth in Section 7.1 and Section 7.3, including the covenants set forth in Section 6.8 and Section 6.10 and (ii) consummate the transactions contemplated by this Agreement, if in the case of this clause (ii), the Financing (or Alternative Financing obtained in accordance with Section 6.10(b)) is available to be drawn down by Parent pursuant to the terms of the applicable agreements but is not so drawn down solely as a result of Parent or Merger Sub refusing to do so in breach of this Agreement. The provisions of this Section 9.10 shall be subject in all respects to Section 8.2(e) hereof, which Section shall govern the rights and obligations of the parties hereto (and of the Guarantor, the Parent Related Parties, and the Company Related Parties) under the circumstances provided therein.

SECTION 9.11 Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction is vested in the federal courts, any court of the United States located in the State of Delaware and (d) consents to service of process being made through the notice procedures set forth in Section 9.2. Without limiting other means of service of process permissible under applicable law, each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.2 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

SECTION 9.12 Waiver of Jury trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 9.13 Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. References to dollars of “$” are to United States of America dollars. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

RAM HOLDINGS, INC.

By:	/s/ Steven F. Mayer
Name: Steven F. Mayer Title: President

RAM ACQUISITION CORP.

By:	/s/ Steven F. Mayer
Name: Steven F. Mayer Title: President

UNITED RENTALS, INC.

By:	/s/ Michael Kneeland
Name: Michael Kneeland Title: Chief Executive Officer

Annex B

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of July 22, 2007 (this “Agreement”), is made by and among RAM Holdings, Inc., a Delaware corporation (“Parent”), RAM Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), United Rentals, Inc., a Delaware corporation (the “Company”) solely for purposes of Sections 4.2, 4.3, 5.1(b) and Article VI, and each of the entities set forth on Schedule A hereto (each a “Stockholder” and collectively the “Stockholders”).

RECITALS

WHEREAS, simultaneously with the execution of this Agreement, Parent, Merger Sub and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”; all capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Merger Agreement), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”);

WHEREAS, each Stockholder is the record and beneficial owner of the number of shares of Common Stock and/or the number and class of shares of Preferred Stock set forth next to such Stockholder’s name on Schedule A hereto (with respect to each Stockholder, such Stockholder’s “Subject Shares” and, together with any shares of Common Stock or Preferred Stock acquired after the date hereof, whether upon the exercise of warrants, options, conversion of convertible securities or otherwise, such Stockholder’s “Shares”); and

WHEREAS, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, Parent and Merger Sub have requested that the Stockholders agree, and each of the Stockholders has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

VOTING AGREEMENT

Section 1.1 Voting Agreement.  (a) Each Stockholder hereby agrees to vote (or cause to be voted) in person or by proxy, all Shares that such Stockholder is entitled to vote at the time of any vote, at any meeting of the stockholders of the Company, and at any adjournment thereof, at which the Merger Agreement (or any amended version thereof) and the Merger are submitted for the consideration and vote of the stockholders of the Company, or in connection with any written consent of the stockholders of the Company with respect to matters set forth in this Section 1.1, in favor of the adoption of the Merger Agreement and any transactions contemplated thereby, including the Merger, and any actions reasonably required in furtherance thereof requiring a vote of the Company stockholders. Any such vote will be cast or consent will be given in accordance with the procedures applicable thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

(b) Each Stockholder hereby agrees that it shall vote its Shares against, and shall not provide consents to, the approval of any Acquisition Proposal.

(c) From and after the time of the No-Shop Period Start Date, each Stockholder shall not, nor shall it authorize or permit any director, officer, employee or any investment banker, attorney or other advisor or representative of, such Stockholder (collectively, the “Stockholder Representatives”) to, directly or indirectly, (A) knowingly initiate, solicit or encourage any Acquisition Proposal, or (B) participate or engage in any discussions or negotiations with, or provide any information to, any person making any Acquisition Proposal. From and after the time of the No-Shop Period Start Date, each Stockholder shall immediately cease and terminate, and shall cause its Stockholder Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any persons conducted heretofore with respect to an Acquisition Proposal. Notwithstanding anything to the contrary in this Agreement, (x) if the Company, its subsidiaries or any of their respective Representatives has provided information to or entered into discussions or negotiations with, in each case in compliance with the provisions of Section 6.5 of the Merger Agreement, any person or persons (including any Excluded Person) in response to an Acquisition Proposal made by such person or persons (including any Excluded Person), then each Stockholder and its Stockholder Representatives may provide information to and engage in discussions or negotiations with such person or persons (including any Excluded Person) as and to the extent that the Company, its subsidiaries or their respective Representatives is permitted to do so pursuant to the terms of the Merger Agreement and (y) each Stockholder shall be permitted to comply with its disclosure obligations under applicable law. Notwithstanding the foregoing, the provisions of this Section 1.1(c) shall not apply in any respect to J.P. Morgan Partners (BHCA), L.P. and its Stockholder Representatives.

Section 1.2 Appraisal Rights.  Each Stockholder hereby waives, and agrees not to exercise or assert, any appraisal or similar rights under Section 262 of the Delaware General Corporation Law in connection with the Merger.

Section 1.3 Grant of Proxy.  Solely in the event of a failure by a Stockholder to vote its Shares in accordance with its obligations in Sections 1.1(a) and/or 1.1(b) of this Agreement, upon such event each such Stockholder (i) hereby irrevocably grants to, and appoints, Parent and each of its president, vice president and secretary in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such officer of Parent, each of them individually, its irrevocable proxy and attorney-in-fact (with full power of substitution and resubstitution) to vote the Shares as indicated in Sections 1.1(a) and/or 1.1(b) of this Agreement, (ii) hereby affirms that the irrevocable proxy set forth in this Section 1.3 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement, (iii) except as otherwise provided for herein, hereby (a) affirms that the irrevocable proxy is coupled with an interest and (b) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the General Corporation Law of the State of Delaware and (iv) hereby revokes any and all previous proxies or powers of attorney with respect to such Stockholder’s Shares. To the extent the proxy set forth in this Section 1.3 becomes effective, the vote of the proxyholder shall control in any conflict between the vote by the proxyholder of Shares and a vote by a Stockholder of Shares.

Section 1.4 No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent, Merger Sub or the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares. Subject to the terms of this Agreement, all rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholders, and Parent, Merger Sub and the Company shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholders in the voting of any of the Shares, except as otherwise specifically provided herein, or in the performance of the Stockholders’ duties or responsibilities as stockholders of the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

Each Stockholder, severally and not jointly, hereby represents and warrants to Parent that:

Section 2.1 Organization; Authorization.  Such Stockholder is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware has the requisite authority to execute and deliver this Agreement, to fulfill and perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. Such Stockholder has all necessary authorizations for the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a legally valid and binding agreement of such Stockholder enforceable by Parent against such Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors’ rights generally.

Section 2.2 Non-Contravention.  Other than the filing by a Stockholder of any reports with the Securities and Exchange Commission required by law or compliance with the HSR Act and Foreign Antitrust Laws, the execution, delivery and performance of this Agreement by such Stockholder do not and shall not (i) violate any organizational documents of such Stockholder, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any person, entity or governmental authority, or (iv) violate any other agreement, arrangement or instrument to which such Stockholder is a party or by which such Stockholder is bound, except in the case of clauses (ii), (iii) or (iv) for any such violations or failures to obtain consents or other actions that would not prevent or materially delay the performance by such Stockholder of its obligations under this Agreement.

Section 2.3 Ownership of Subject Shares.  Such Stockholder is the record and beneficial owner of the Subject Shares set forth beside such Stockholder’s name on Schedule A, free and clear of any liens, pledges or encumbrances (including any restriction on the right to vote or otherwise dispose of the Subject Shares), other than pursuant to this Agreement, the Merger Agreement, under applicable federal or state securities laws or pursuant to any policies of the Company and such Stockholder has good and valid title to such Subject Shares. Except for this Agreement, none of the Subject Shares is subject to any proxy, voting trust, power-of-attorney or other agreement, arrangement or instrument with respect to the voting of such Subject Shares. As of the date hereof, such Stockholder does not own any other securities of the Company other than the Subject Shares set forth beside such Stockholder’s name on Schedule A.

Section 2.4 Certain Agreements with the Company.  Effective upon consummation of the Merger, and only in the event the Merger is consummated, the agreements listed on Schedule B hereto shall terminate in all respects and be of no further force or effect.

Section 2.5 Matters Related to Preferred Stock.  (a) Such Stockholder consents to the amendment, dated the date hereof, of the Rights Plan solely with respect to the Merger Agreement and the Merger.

(b) Effective upon consummation of the Merger, and only in the event the Merger is consummated, such Stockholder agrees that

(i) the treatment of the Preferred Stock contemplated by the Merger Agreement shall not constitute an Extraordinary Dividend (as defined in the Certificate of Designation of Perpetual Convertible Preferred Stock, Series C (the “Series C Designation”) and Certificate of Designation of Perpetual Convertible Preferred Stock, Series D (the “Series D Designation” and together with the Series C Designation, the “Designations”));

(ii) no Non-Approved Change in Control or Start Date (each as defined in the Designations) has occurred nor will one occur as a result of the execution and delivery of the Merger Agreement or this Agreement or the consummation of the transactions contemplated by the Merger Agreement or hereunder;

(iii) there are no dividends owed by the Company to the Stockholders, whether declared or undeclared or accrued and unpaid;

(iv) neither the Conversion Price in respect of the Series C Preferred Stock (as defined in the Series C Designation), nor the Conversion Price in respect of the Series D Preferred Stock (as defined in the Series D Designation) has been adjusted or changed since the original issuance of the Series C Preferred Stock or the Series D Preferred Stock, as the case may be, nor will such an adjustment or change result from the consummation of the transactions contemplated by the Merger Agreement or this Agreement;

(v) to the extent any default under the Designations exists, each Stockholder hereby irrevocably waives any rights such Stockholder has or may acquire, whether at law or in equity, as a result of such default; and

(vi) no action contemplated by the Merger Agreement shall constitute a default under the Designations (whether with notice, the passing of time or both).

(c) For the avoidance of doubt, except as expressly provided herein with respect to the transactions contemplated by the Merger Agreement, nothing in this Agreement shall be deemed to prevent each Stockholder from enforcing its rights under the Designations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant to each Stockholder that:

Section 3.1 Organization; Authorization. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has the requisite authority to execute and deliver this Agreement, to fulfill and perform its obligations hereunder and to consummate the transactions contemplated hereby. Each of Parent and Merger Sub has all necessary authorizations for the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a legal, valid and binding agreement of each of Parent and Merger Sub enforceable by each Stockholder against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws and equitable principles relating to or limiting creditors’ rights generally.

Section 3.2 Non-Contravention. Other than the filing by Parent or Merger Sub of any reports with the Securities and Exchange Commission required by law or compliance with the HSR Act and Foreign Antitrust Laws, the execution, delivery and performance of this Agreement by Parent and Merger Sub does not and shall not (i) violate any organizational documents of Parent, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any person, entity or governmental authority or (iv) violate any other agreement, arrangement or instrument to which Parent or Merger Sub is a party or by which it is bound, except in the case of clauses (ii), (iii) or (iv) for any such violations or failures to obtain consents or other actions that would not prevent or materially delay the performance by Parent or Merger Sub of its obligations under this Agreement.

ARTICLE IV

EFFECT OF MERGER

Section 4.1 Effect on the Shares. Each Stockholder hereby agrees and acknowledges that (a) subject to the terms and conditions of the Merger Agreement and Section 5.3 of this Agreement, at the Effective Time, (i) each share of Series C Preferred Stock owned by such Stockholder and issued and outstanding (and not converted into Common Stock prior to the Effective Time) immediately prior to the Effective Time shall be automatically converted into the right to receive an amount in cash equal to the Series C Preferred Stock Merger Consideration, (ii) each share of Series D Preferred Stock owned by such Stockholder and issued and outstanding (and not converted into Common Stock prior to the Effective Time) immediately prior to the Effective Time shall be automatically converted into the right to receive an amount in cash equal to the Series D Preferred Stock Merger Consideration, and (iii) each share of Common Stock owned by such Stockholder and issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive an amount in cash equal to the Common Stock Merger Consideration, and (b) at the Effective Time, such Stockholder shall have no other rights with respect to the Shares other than the right to receive such Series C Preferred Stock Merger Consideration, Series D Preferred Stock Merger Consideration or Common Stock Merger Consideration, as applicable, subject to and in accordance with the terms of the Merger Agreement and Section 5.3 of this Agreement.

Section 4.2 Notice. This Agreement shall constitute the notice with respect to the Merger Agreement and the transactions contemplated thereby that may be required to be provided to the Stockholders pursuant to the Designations.

Section 4.3 Company Acknowledgment. The Company hereby acknowledges and agrees to this Agreement and the transactions contemplated by this Agreement, and the entering into of this Agreement by each Stockholder, and Parent and Merger Sub.

ARTICLE V

COVENANTS

Section 5.1 No Transfers. (a) Except pursuant to the terms of the Merger Agreement, such Stockholder shall not, without the prior written consent of Parent which may not be unreasonably withheld, directly or indirectly, (i) grant any proxies or enter into any voting trust, power-of-attorney or other agreement or arrangement with respect to the voting of any Shares, other than any proxies, voting trusts or voting agreements or arrangements that are not inconsistent with the voting obligations of such Stockholder contained in this Agreement, or (ii) sell, assign, transfer, pledge, encumber, or otherwise dispose of (including by merger, consolidation or otherwise by operation of law) (collectively, a “Transfer”), or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer of, any Shares; provided, however, that as a condition to any consent of Parent to any of the actions described in clause (i) or (ii) above, (x) the person receiving the proxy or entering into any voting trust, power-of-attorney or other agreement or arrangement with respect to any voting of any Shares during the term of this Agreement or (y) the transferee in respect of such Transfer or who receives the rights under any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer of any Shares, agrees in writing, in an instrument reasonably acceptable to Parent, to be bound by this Agreement as a Stockholder. Notwithstanding the foregoing, each Stockholder may convert its shares of Series C Preferred Stock or Series D Preferred Stock into Common Stock (which resulting shares of Common Stock would remain subject to the terms of this Agreement as “Shares”).

(b) Each Stockholder shall not request that the Company or its transfer agent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder’s Shares and hereby consents to the entry of stop transfer instructions by the Company of any transfer of such Stockholder’s

Subject Shares (and Shares if any additional Shares are acquired), unless such transfer is made in compliance with this Agreement. The Company shall not recognize any purported transfer of Shares in violation of this Agreement.

(c) In the event of a stock dividend or distribution, or any change in the Common Stock or Preferred Stock by reason of any stock dividend or distribution, or any change in the Common Stock or Preferred Stock by reason of any stock dividend, split-up, recapitalization, reclassification, combination, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged. Each Stockholder shall be entitled to receive any cash dividend paid by the Company with respect to the Shares during the term of this Agreement until the Effective Time.

Section 5.2 Additional Shares. Each of the Stockholders agrees, while this Agreement is in effect, to notify Parent promptly in writing of the number of any additional shares of capital stock of the Company or any right to acquire capital stock of the Company acquired by such Stockholder, if any, after the date hereof.

Section 5.3 Timing of Payment. On account of the Stockholders agreeing to the treatment of the Preferred Stock as contemplated by the Merger Agreement and waiving their rights in respect of redemption of the Preferred Stock as provided in the Designations in connection with the Merger Agreement, Parent hereby agrees that, notwithstanding any provision to the contrary in the Merger Agreement, Parent shall pay (or cause to be paid) concurrent with the Effective Time the Common Stock Merger Consideration, the Series C Preferred Stock Merger Consideration and the Series D Preferred Stock Merger Consideration to each Stockholder for the shares of Common Stock, Series C Preferred Stock or Series D Preferred Stock that are owned by each such Stockholder as reflected on Schedule A hereto, or as to which a Stockholder notifies Parent in accordance with Section 5.2 hereof, by wire transfer in immediately available funds pursuant to wire transfer instructions provided by each such Stockholder to Parent prior to the Effective Time. Parent’s obligations under this Section 5.3 to each Stockholder are subject to its receipt from a Stockholder prior to the Effective Time of fully executed letters of transmittal in a form provided by Parent that is reasonable and customary for the Common Stock and a form that is reasonable and customary for the Preferred Stock (“Letters of Transmittal”). Parent agrees to deliver or cause to be delivered to each Stockholder, not less than 10 full calendar days prior to the Effective Time, one or more Letters of Transmittal to be completed by each such Stockholder. Notwithstanding the foregoing, in the event that Parent fails to deliver such Letters of Transmittal to a Stockholder within such 10 full calendar day period, such Stockholder shall not be obligated to complete such Letters of Transmittal as a condition of receiving the respective Merger Consideration concurrent with the Effective Time as provided in this Section 5.3.

Section 5.4 Resignation of Directors. Immediately prior to the Effective Time, the Stockholders holding the Series C Preferred Stock shall cause each person who is then elected solely by the holders thereof to the Company’s Board of Directors to resign by delivery of a written letter of resignation in form and substance reasonably satisfactory to Parent, which resignation shall become effective immediately upon the Effective Time, and shall deliver each such written resignation to Parent at the Closing.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Termination. Unless the parties otherwise agree in writing, this Agreement shall automatically terminate and be null and void and have no effect upon the earliest to occur of (i) the mutual written consent of Parent and each of the Stockholders, (ii) the Effective Time, (iii) the termination of the Merger Agreement in accordance with its terms, (iv) six months after the date hereof and (v) at each Stockholder’s option (but only with respect to such Stockholder), upon written notice by such Stockholder to Parent and Merger Sub from and after any amendment, waiver or modification to the terms of the Merger Agreement that (a) changes the form of, or decreases the amount of, or alters the timing of payment from what is set forth in the Merger Agreement of, the Common Stock Merger Consideration, the Series C Preferred Stock Merger Consideration or the Series D Preferred Stock Merger Consideration or (b) otherwise materially and adversely affects such Stockholder in its capacity as a holder of Preferred Stock; provided that Article VI shall survive any such termination; and, provided, further, that Section 5.3 shall survive any termination of this Agreement described in clause (ii) above. Nothing in this Section 6.1 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement.

Section 6.2 Amendments. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.

Section 6.3 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 6.4 Successors and Assigns; No Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Parent may assign its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Parent without such consent to which it assigns its obligations under the Merger Agreement after providing written notice to the Stockholders thereof at least five business days prior to such assignment; and provided, further, that no such assignment shall relieve the assigning party of its obligations hereunder. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 6.5 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement and all other matters related to or arising from this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware (without giving effect to any conflicts of law principles that would cause laws of another jurisdiction to apply). Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the courts of the State of Delaware and any Federal court located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the State of Delaware and any Federal court located in the State of Delaware and (iv) consents to service of process being made through the notice procedures set forth in Section 6.8. Without limiting other means of service of process permissible under applicable law, each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. certified or registered mail to the respective addresses set forth in Section 6.8 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.6 Counterparts; Effectiveness. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

Section 6.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provisions is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 6.8 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	if to Parent or Merger Sub:

c/o Cerberus Capital Management, L.P.

299 Park Avenue

New York, NY 10171

Attention: General Counsel

Facsimile: (212) 891-1540

with an additional copy (which shall not constitute notice) to:

c/o Cerberus Capital Management, L.P.

299 Park Avenue

New York, NY 10171

Attention: Steven F. Mayer

Lisa Gray

Facsimile: (646) 885-3427

with an additional copy (which shall not constitute notice) to:

Lowenstein Sandler PC

65 Livingston Avenue

Roseland, NJ 07068

Attention: Peter H. Ehrenberg

Robert G. Minion

Facsimile: (973) 597-2400

(ii)	if to the Company:

United Rentals, Inc.

Five Greenwich Office Park

Greenwich, CT 06831

Attention: General Counsel

Facsimile: (203) 622-6080

with an additional copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Gary Horowitz

Facsimile: (212) 455-2502

(iii)	if to the Stockholders:

c/o Apollo Investment Fund IV, L.P.

9 West 57th Street

New York, NY 10019

Attention: Andrew Africk

Facsimile: (212) 515-3288

and

c/o CCMP Capital Advisors, LLC

245 Park Avenue, 16th Floor

New York, New York 10167

Attention: Richard Jansen

Facsimile: (917) 464-9569

with an additional copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

1625 Eye Street, NW

Washington, D.C. 20006

Attention: David G. Pommerening

Facsimile: (202) 383-5414

Section 6.9 Interpretation. When reference is made in this Agreement to Articles, Sections or Schedules, such reference shall be to an Article, Section or Schedule to this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed in each case to be followed by the words “without limitation.” The words “hereof”, “herein”, “hereby” and “hereunder” and words of similar import mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Reference to any agreement (including this Agreement), document or instrument shall mean such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The word “or” shall not be exclusive. Terms defined in the singular have a comparable meaning when used in the plural, and vice versa. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

Section 6.10 Action by Stockholder Capacity Only; Relationship Among Stockholders. (a) Each of Parent, Merger Sub and the Company acknowledge that each Stockholder has entered into this Agreement solely in its capacity as the record owner of the Subject Shares (and not in any other capacity, including without limitation, any capacity as a director of the Company) and nothing herein shall limit or affect any actions taken by such Stockholder or its designee, or require such Stockholder or its designee to take any action, in its or his capacity as a director of the Company, including without limitation to disclose information acquired solely in its or his capacity as a director of the Company, and any actions taken (whatsoever), or failure to take any actions (whatsoever), by it or him in such capacity shall not be deemed to constitute a breach of this Agreement.

(b) Each Stockholder is signing this Agreement severally, and not jointly. Each Stockholder agrees that it shall not assert or bring any claims against any other Stockholder, under any circumstance, for any matter whatsoever arising out of this Agreement.

Section 6.11 Entire Agreement. This Agreement, the Merger Agreement and the other agreements contemplated hereby or thereby (including all exhibits and schedules hereto and thereto) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

Section 6.12 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Except as otherwise set forth herein, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 6.13 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

RAM Holdings, Inc.

By:	/s/ Steven F. Mayer
Name: Steven F. Mayer Title: President

RAM Acquisition Corp.

By:	/s/ Steven F. Mayer
Name: Steven F. Mayer Title: President

Solely for purposes of Sections 4.2, 4.3, 5.1(b) and Article VI:

United Rentals, Inc.

By:	/s/ Michael Kneeland
Name: Michael Kneeland Title: Chief Executive Officer

Apollo Investment Fund IV, L.P.

By:	Apollo Advisors IV, L.P., its General Partner

By:	Apollo Capital Management IV, Inc., its General Partner

By:	/s/ Andrew Africk
Name: Andrew Africk Title: Vice President

Apollo Overseas Partners IV, L.P.

By:	Apollo Advisors IV, L.P., its General Partner

By:	Apollo Capital Management IV, Inc., its General Partner

By:	/s/ Andrew Africk
Name: Andrew Africk Title: Vice President

J.P. Morgan Partners (BHCA), L.P.

By:	CCMP Capital Advisors, LLC, as attorney in fact

By:	/s/ Christopher Behrens
Name: Christopher Behrens Title: Managing Director

SCHEDULE A

OWNERSHIP OF SUBJECT SHARES

Number of Shares	Class	Owner of Record
1,750,611	Common Stock	Apollo Investment Fund IV, L.P.

284,726	Series C Perpetual Convertible Preferred Stock	Apollo Investment Fund IV, L.P.

94,726	Series D-1 Perpetual Convertible Preferred Stock	Apollo Investment Fund IV, L.P.

93,889	Common Stock	Apollo Overseas Partners IV, L.P.

15,274	Series C Perpetual Convertible Preferred Stock	Apollo Overseas Partners IV, L.P.

5,274	Series D-1 Perpetual Convertible Preferred Stock	Apollo Overseas Partners IV, L.P.

5,252	Series D-1 Perpetual Convertible Preferred Stock	J.P. Morgan Partners (BHCA), L.P.

44,748	Series D-2 Perpetual Convertible Preferred Stock	J.P. Morgan Partners (BHCA), L.P.

SCHEDULE B

CERTAIN AGREEMENTS

1.	Agreement dated, September 28, 2001, among United Rentals, Inc., Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., and Chase Equity Associates, L.P. relating to the exchange of Series A Perpetual Convertible Preferred Stock for Series C Perpetual Convertible Preferred Stock and the exchange of Series B Perpetual Convertible Preferred Stock for Series D Perpetual Convertible Preferred Stock

2.	Preferred Stock Purchase Agreement, dated December 21, 1998, among United Rentals, Inc., Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P.

3.	Preferred Stock Purchase Agreement, as amended, dated June 28, 1999, among United Rentals, Inc., Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P.

4.	Registration Rights Agreement, dated December 21, 1998, among Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Bradley S. Jacobs and United Rentals, Inc.

5.	Amended and Restated Registration Rights Agreement, among the Company, Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., and Chase Equity Associates, L.P. (Exhibit D of the United Rentals, Inc. Proxy Statement dated July 22, 1999)

6.	Any agreement between or among a Stockholder and United Rentals, Inc. or any of its subsidiaries respecting (i) registration of securities under securities laws, or (ii) the purchase or exchange of securities of United Rentals, Inc. or any of its subsidiaries

Annex C

WARRANT HOLDERS AGREEMENT

THIS WARRANT HOLDERS AGREEMENT, dated as of July 22, 2007 (this “Agreement”), is made by and among RAM Holdings, Inc., a Delaware corporation (“Parent”), RAM Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), the several holders of warrants for Common Stock of the Company that are parties hereto (each, a “Holder” and, collectively, the “Holders”), and, solely for the purposes of Section 2.1, Section 2.3(a), Section 2.7 and Article III hereof, United Rentals, Inc., a Delaware corporation (the “Company”).

WHEREAS, Parent, Merger Sub and the Company are, concurrently with the execution and delivery of this Agreement, entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”; capitalized terms used without definition herein have the meanings assigned to them in the Merger Agreement), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”);

WHEREAS, as of the date hereof, each Holder is the record and beneficial owner of warrants to purchase the number of shares of Common Stock set forth on Schedule I hereto opposite such Holder’s name (with respect to each such Holder, such Holder’s “Warrants”);

WHEREAS, as of the date hereof, in addition to the shares of Common Stock subject to the Warrants, each Holder is the record and beneficial owner of the number of shares of Common Stock set forth on Schedule II hereto opposite such Holder’s name (with respect to each such Holder, excluding shares of Common Stock subject to the Warrants, such Holder’s “Existing Common Shares”);

WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent and Merger Sub have required that the Holders agree, and the Holders have agreed, to enter into this Agreement; and

WHEREAS, among other things, the Holders, Parent, Merger Sub and the Company desire to set forth their agreement with respect to the exercise of the Warrants prior to the Effective Time of the Merger and the voting of Common Stock with respect to the Merger, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I.

REPRESENTATIONS AND WARRANTIES OF EACH HOLDER

Each Holder hereby, severally and not jointly, represents and warrants to Parent and Merger Sub as follows on the date hereof and at the Effective Time:

Section 1.1 Authorization; Validity of Agreement; Necessary Action. Such Holder has full power and authority to execute and deliver this Agreement, to perform such Holder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Holder of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by such Holder and no other actions or proceedings on the part of such Holder are necessary to authorize the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Holder, and, assuming this Agreement constitutes a valid and binding obligation of Parent, Merger Sub and the Company, constitutes a valid and binding obligation of such Holder, enforceable against it in accordance with its terms.

Section 1.2 Warrants and Existing Shares. (a) Such Holder is the beneficial and record owner of the Warrants set forth opposite such Holder’s name on Schedule I hereto. Such Holder is the beneficial owner of the

Existing Common Shares set forth opposite such Holder’s name on Schedule II hereto. Such Holder has sole power of disposition and sole power to agree to all of the matters set forth in this Agreement with respect to all of such Holder’s Warrants and Existing Common Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. Such Holder has good title to its Warrants and Existing Common Shares, free and clear of all liens, pledges, encumbrances and claims of any kind or nature. Such Holder does not own, of record or beneficially, any warrants to purchase capital stock of the Company other than the Warrants set forth opposite such Holder’s name on Schedule I hereto.

Section 1.3 Agreements with the Company. Such Holder is not a party to any registration rights agreement with the Company, or any agreement pertaining to such Holder’s ownership of the Warrants, the Existing Common Shares or the Common Stock issuable upon consummation of the Warrants (the “Warrant Shares” and together with the Existing Common Shares and any other shares of Common Stock acquired by the Holders prior to the Effective Time, the “Shares”), which will survive the consummation of the Merger.

Section 1.4 Exercise Price. The exercise price of each Warrant listed on Schedule I is $10 per share and the number of shares of Common Stock underlying each such Warrant is included in the description of such Warrant on Schedule I hereto.

ARTICLE II.

EXERCISE OF WARRANTS; COVENANTS

Section 2.1 Exercise of the Warrants. Each Holder hereby agrees and acknowledges that during the period between the date hereof and the expiration of the Warrant, and in any event prior to the Effective Time, it will exercise (and in the discretion of the Holder on a “cashless” basis) in accordance with the terms of the Warrants each Warrant owned by such Holder and issued and outstanding on the date hereof so that at the Effective Time, such Holder shall no longer be the owner of any such Warrants. The Company acknowledges and agrees that it will accept notices of exercise from the Holders of the Warrants and upon receipt of such notices shall issue the number of shares of Common Stock issuable upon exercise of such Warrants and that such shares shall be duly authorized, fully paid and non-assessable and free of any lien or encumbrance created by the Company. The parties hereto agree that upon issuance, the Warrant Shares shall be Common Stock entitled to receive Common Stock Merger Consideration in connection with the Merger.

Section 2.2 Notice. This Agreement shall constitute any and all notice that may be required or contemplated to be provided to the Holders pursuant to the Warrants (or any agreements or instruments relating thereto) in respect of the transactions contemplated by the Merger Agreement or this Agreement, and each Holder acknowledges and agrees that the Company is not required to provide, and hereby irrevocably waives any right to receive, any other notice to the Holders of the matters contemplated by the Merger Agreement or hereunder.

Section 2.3 Transfers. (a) Each Holder, severally and not jointly, hereby agrees, while this Agreement is in effect, and except as contemplated hereby or pursuant to the Merger Agreement, not to sell, transfer, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, pledge, encumbrance, assignment or other disposition of, any of such Holder’s Warrants or Shares or any interest in such Holder’s Warrants or Shares, in each case including by merger or otherwise by operation of law, except (i) to Parent or Merger Sub, (ii) to a third-party which executes a joinder agreement, in form and substance reasonably satisfactory to Parent, to be bound by each of the terms of this Agreement as if a party hereto, (iii) with the prior written consent of Parent or (iv) in accordance with Section 2.3(b). The Company shall not recognize any purported transfer of Warrants or Shares in violation of this Agreement.

(b) Notwithstanding the foregoing, this Agreement shall not restrict the Holders from selling Shares for value (x) in market transactions or (y) in Restricted Size Private Transactions. For purposes of this Agreement, the term “Restricted Size Private Transactions” shall mean privately negotiated sales of Common Stock by one or more Holders to a purchaser which, when aggregated with other such sales by the Holders to such purchaser and each “affiliate” (as such term is defined in Rule 405 of the Securities and Exchange Commission) of such purchaser on or after the date hereof, do not involve more then 2,500,000 shares of Common Stock (as adjusted for any subsequent stock split, stock dividend, recapitalization or similar transaction). For avoidance of doubt, no purchaser pursuant to this Section 2.3(b) shall be subject to any of the provisions of this Agreement.

Section 2.4 Agreement to Vote. Each Holder hereby agrees, severally and not jointly, that such Holder shall, and, subject to Section 2.3, shall cause the holder of record on any applicable record date to, from time to time, at the request of Parent, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of the Company, however called, or in connection with any written consent of the holders of Common Stock (a) if a meeting is held, appear at such meeting or otherwise cause all of such Holder’s issued Shares to be counted as present thereat for purposes of establishing a quorum, and (b) vote or consent (or cause to be voted or consented), in person or by proxy, all such Shares, and any other securities of the Company (whether acquired heretofore or hereafter) entitled to vote thereon or consent thereto that are beneficially owned or held of record by such Holder or as to which such Holder has, directly or indirectly, the right to vote or direct the voting, (i) in favor of the approval and adoption of the Merger Agreement, as the Merger Agreement may be modified or amended from time to time in a manner not materially adverse to the Holders, (ii) against any other Acquisition Proposal, and (iii) in favor of the Merger and any action required in furtherance thereof.

Section 2.5 Grant of Proxy. In furtherance and not in limitation of the foregoing, each Holder hereby irrevocably grants to, and appoints, Parent and each of Steven Mayer and Lisa Gray in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to be an officer of Parent, and any other designee of Parent, each of them individually, its irrevocable proxy and attorney-in-fact (with full power of substitution and resubstitution) to vote such Holder’s Shares as indicated in Section 2.4. Each Holder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Holder’s execution and delivery of this Agreement. Each Holder hereby affirms that the irrevocable proxy set forth in this Section 2.5 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Holder under this Agreement. Except as otherwise provided for herein, each Holder hereby (a) affirms that the irrevocable proxy is coupled with an interest, (b) ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof and (c) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the General Corporation Law of the State of Delaware. Each Holder hereby revokes any and all previous proxies or powers of attorney with respect to such Holder’s Shares. For avoidance of doubt, no purchaser pursuant to Section 2.3(b) shall be subject to this Section 2.5.

Section 2.6 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares of any Holder. Subject to the terms of this Agreement, all rights, ownership and economic benefits of and relating to the Holders’ Shares shall remain vested in and belong to the Holders, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Holders in the voting of any of the Holders’ Shares, except as otherwise provided herein, or in the performance of the Holders’ duties or responsibilities as stockholders of the Company.

Section 2.7 Company Obligations Regarding Exercises. Upon receipt of a properly executed notice of exercise of any Warrants submitted to the Company by the Holders prior to the expiration thereof and prior to the Effective Time, the Company shall issue the number of shares of Common Stock issuable upon exercise of such Warrants, shall assure that such shares are duly authorized, fully paid and non-assessable and free of any lien or encumbrance created by the Company and such shares shall be entitled to all the rights and privileges of outstanding shares of Common Stock.

ARTICLE III.

MISCELLANEOUS

Section 3.1 Termination. This Agreement shall terminate and no party shall have any rights or duties hereunder upon the termination of the Merger Agreement pursuant to Section 8.1 thereof. In addition to the foregoing, Parent may terminate this Agreement in the event that any of the Holders’ representations contained herein shall be untrue. Nothing in this Section 3.1 shall relieve or otherwise limit any party of liability for breach of this Agreement.

Section 3.2 Several Obligations; Capacity. (a) The representations, warranties, covenants, agreements and conditions of this Agreement applicable to the Holders are several and not joint.

(b) The obligations of the Holders hereunder are several and not joint and the covenants and agreements of the Holders herein are made only in their capacity as holders of Warrants and Shares, and not as directors or officers.

Section 3.3 Further Assurances. From time to time, at the other party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

Section 3.4 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered or sent as provided above or by facsimile or telecopier, as follows:

(a) If to Parent or Merger Sub:

c/o Cerberus Capital Management, L.P.

299 Park Avenue

New York, NY 10171

Attention: General Counsel

Facsimile: (212) 891-1540

with a copy (which shall not constitute notice) to:

c/o Cerberus Capital Management, L.P.

299 Park Avenue

New York, NY 10171

Attention: Steven F. Mayer

Facsimile: (310) 826-9203

Attention: Lisa Gray

Facsimile: (646) 885-3427

with an additional copy (which shall not constitute notice) to:

Lowenstein Sandler PC

65 Livingston Avenue

Roseland, NJ 07068

Attention: Peter H. Ehrenberg

Robert G. Minion

Facsimile: (973) 597-2400

(b) If to any of the Holders, to it at the address set forth under its name on Schedule I hereto.

(c) If to the Company:

United Rentals, Inc.

Five Greenwich Office Park

Greenwich, CT 06831

Attention: General Counsel

Facsimile: (203) 622-6080

with an additional copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Gary Horowitz

Facsimile: (212) 455-2502

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (i) in the case of personal delivery, nationally recognized overnight courier or registered or certified mail, on the date of such delivery and (ii) in the case of facsimile or telecopier or electronic mail, upon confirmed receipt.

Section 3.5 Interpretation. When a reference is made in this Agreement to Articles, Sections or Schedules, such reference shall be to an Article, Section or Schedule to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The word “herein” and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Reference to any agreement (including this Agreement), document or instrument shall mean such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. Terms defined in the singular have a comparable meaning when used in the plural, and vice versa. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

Section 3.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible. Notwithstanding the foregoing, if the Company shall for any reason, upon receipt of a properly executed notice of exercise submitted to the Company prior to the expiration of any Warrants held by the Holders and prior to the Effective Time, fail to issue the number of shares of Common Stock issuable upon exercise of such Warrants or if such shares are for any reason not duly authorized, fully paid and non-assessable and free of any lien or encumbrance created by the Company or if such shares are for any reason not entitled to all the rights and privileges of outstanding shares of Common Stock, then this Agreement shall be null and void ab initio.

Section 3.7 Entire Agreement; No Third Party Beneficiaries. This Agreement, the Merger Agreement and the other agreements contemplated hereby or thereby (including all exhibits and schedules hereto and thereto) constitute the entire agreement and supersedes all prior agreements and understandings (other than the

Confidentiality Agreement), both written and oral, among the parties with respect to the subject matter hereof and thereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 3.8 Amendments; Assignment. This Agreement may not be amended except by written agreement by all the parties. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties, and any purported assignment without such consent shall be void; provided that Parent may assign its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent without such consent.

Section 3.9 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Except as otherwise set forth herein, all rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

Section 3.10 Governing Law; Enforcement; Waiver of Jury Trial. This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York without regard to the conflicts of law principles thereof. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court of the Southern District of New York or any state court located in New York County, State of New York, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than any federal court of the Southern District of New York or any state court located in New York County, State of New York, and (d) consents to service of process being made through the notice procedures set forth in Section 3.4. Without limiting other means of service of process permissible under applicable law, each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 3.4 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 3.12 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

IN WITNESS WHEREOF, Parent, Merger Sub, the Company and each of the Holders have caused this Agreement to be signed by their respective officers or other authorized person thereunto duly authorized as of the date first written above.

Bradley S. Jacobs

/s/ Bradley S. Jacobs
Bradley Jacobs LLC

By:	/s/ Bradley S. Jacobs
Name: Bradley S. Jacobs Title: Managing Member

Bradley Jacobs (1997) LLC

By:	/s/ Bradley S. Jacobs
Name: Bradley S. Jacobs Title: Managing Member

RAM HOLDINGS, INC.

By:	/s/ Steven F. Mayer
Name: Steven F. Mayer Title: President

RAM ACQUISITION CORP.

By:	/s/ Steven F. Mayer
Name: Steven F. Mayer Title: President

UNITED RENTALS, INC.

By:	/s/ Michael Kneeland
Name: Michael Kneeland Title: Chief Executive Officer

Schedule I

Name and Address	Warrants for Shares of Common Stock
Bradley S. Jacobs c/o Paul Weiss Rifkind Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019 Attn: Martin Flumenbaum, Esq. Facsimile: 212-757-3990	Warrant dated September 12, 1997 to purchase 400,000 shares of common stock, as amended December 4, 2003

Bradley Jacobs LLC c/o Paul Weiss Rifkind Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019 Attn: Martin Flumenbaum, Esq. Facsimile: 212-757-3990	Warrant dated September 12, 1997 to purchase 1,646,000 shares of common stock, as amended December 4, 2003

Bradley Jacobs (1997) LLC c/o Paul Weiss Rifkind Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019 Attn: Martin Flumenbaum, Esq. Facsimile: 212-757-3990	Warrant dated September 12, 1997 to purchase 1,625,000 shares of common stock, as amended December 4, 2003

Schedule II

Name	Existing Common Shares	[1]
Bradley S. Jacobs	1,411,481

Bradley Jacobs LLC	500,000

Bradley Jacobs (1997) LLC	—

[1]	Excludes shares of Common Stock subject to Warrants.

Annex D

OPINION OF UBS SECURITIES LLC

July 22, 2007

The Board of Directors

United Rentals, Inc.

Five Greenwich Office Park

Greenwich, Connecticut 06831

Dear Members of the Board:

We understand that United Rentals, Inc., a Delaware corporation (“United Rentals” or the “Company”), is considering a transaction whereby RAM Holdings, Inc., a Delaware corporation (“RAM”) which is owned by affiliates of Cerberus Capital Management, L.P. (“Cerberus”), will merge RAM Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of RAM (“Sub”), with and into the Company. Pursuant to the terms of an Agreement and Plan of Merger dated as of July 22, 2007, among RAM, the Company and Sub (the “Agreement”), the Company will become a wholly owned subsidiary of RAM (the “Transaction”). Pursuant to the terms of the Agreement:

(a) the issued and outstanding shares of the common stock of the Company, par value $0.01 per share, (“Company Common Stock”), will be converted into the right to receive, for each share of Company Common Stock, $34.50 in cash (the “Common Stock Consideration”);

(b) the issued and outstanding shares of Perpetual Convertible Preferred Stock, Series C, par value $0.01 per share, (“Company Series C Preferred Stock”) will be converted into the right to receive, for each share of Company Series C Preferred Stock, an amount in cash equal to the sum of (i) $1,000 (the “Liquidation Preference”), plus (ii) an amount equal to 6.25% of the Liquidation Preference, compounded annually from January 7, 1999 to the consummation of the Transaction, plus (iii) all accrued and unpaid dividends, if any, as of the consummation of the Transaction, all as more specifically provided for in the Agreement; and

(c) the issued and outstanding shares of Perpetual Convertible Preferred Stock, Series D, par value $0.01 per share, (“Company Series D Preferred Stock”) will be converted into the right to receive, for each share of Company Series D Preferred Stock, an amount in cash equal to the sum of (i) the Liquidation Preference, plus (ii) an amount equal to 6.25% of the Liquidation Preference, compounded annually from September 30, 1999 to the consummation of the Transaction, plus (iii) all accrued and unpaid dividends, if any, as of the consummation of the Transaction, all as more specifically provided for in the Agreement; and

The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the Company Common Stock (other than affiliated shareholders who also own Company Series C Preferred Stock or Company Series D Preferred Stock) of the Common Stock Consideration to be received by such holders of the Company Common Stock in the Transaction.

UBS Securities LLC (“UBS”) has acted as financial advisor to the Company in connection with the Transaction and will receive a fee for its services which is wholly contingent upon consummation of the Transaction. In the past, UBS and its affiliates have provided investment banking and other services to the Company and Cerberus and their respective affiliates, including affiliated shareholders of the Company and Cerberus, unrelated to the proposed Transaction, for which UBS and its affiliates have received compensation. In addition, UBS or an affiliate is a participant in credit facilities of the Company and certain affiliates of Cerberus for which it has received and continues to receive fees and interest payments. In the ordinary course of business, UBS, its successors and affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of the Company and/or securities of Cerberus’ affiliates and, accordingly, may at any time hold a long or short position in such securities. Without limiting the foregoing, UBS or an affiliate owns warrants to purchase Company Common Stock for its own account.

Our opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available with respect to the Company or the Company’s underlying business decision to effect the Transaction. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the terms, other than the Common Stock Consideration to the extent expressly specified herein, of the Agreement or any related documents or the form of the Transaction. Without limiting the foregoing, we express no opinion as to the consideration to be paid or received in respect of the Company Series C Preferred Stock or Company Series D Preferred Stock. In rendering this opinion, we have assumed, with your consent, (i) RAM and the Company will comply with all the material terms of the Agreement, and (ii) the Transaction will be consummated in accordance with the terms of the Agreement without any adverse waiver or amendment of any material term or condition thereof. We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on the Company or the Transaction.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and historical financial information relating to the Company; (ii) reviewed certain internal financial information and other data relating to the businesses and financial prospects of the Company that were provided to us by the management of the Company and not publicly available, including financial forecasts and estimates prepared by management of the Company; (iii) reviewed certain estimates of cost reduction opportunities prepared by the management of the Company and an outside consultant that were provided to us by the Company and not publicly available; (iv) conducted discussions with members of the senior management of the Company concerning the businesses and financial prospects of the Company; (v) reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant; (vi) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions we believe to be generally relevant; (vii) reviewed current and historical market prices of Company Common Stock; (viii) reviewed the Agreement; and (ix) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate. At your request, we have contacted third parties to solicit indications of interest in a possible Transaction with the Company and held discussions with certain of these parties prior to the date hereof.

In connection with our review, with your consent, we have not assumed any responsibility for independent verification of any of the information provided to or reviewed by us for the purpose of this opinion and have, with your consent, relied on such information being complete and accurate in all material respects. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts, estimates and cost reduction opportunities referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and such cost reduction opportunities. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Common Stock Consideration to be received by holders of Company Common Stock (other than affiliated shareholders who also own Company Series C Preferred Stock or Company Series D Preferred Stock) in the Transaction is fair, from a financial point of view, to such holders.

This opinion is provided for the benefit of the Board of Directors in connection with, and for the purpose of, its evaluation of the Transaction.

Very truly yours, /s/ UBS Securities LLC
UBS SECURITIES LLC

D-2

Annex E

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal Rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

☐ ■
UNITED RENTALS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael J. Kneeland and Roger Schwed, and each of them singly, each with full power of substitution and resubstitution, proxies to vote at the special meeting of stockholders of United Rentals, Inc. (the “Company”) to be held on October 19, 2007 at 10:00 a.m., local time, and at any adjournment or postponement thereof, all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side, and in the proxies’ discretion upon such other matters as may come before the meeting.

The undersigned hereby revokes any proxy previously given and acknowledges receipt of the notice of special meeting and proxy statement, dated September 19, 2007. This proxy is solicited on behalf of the board of directors. This proxy is revocable and the shares represented by this proxy will be voted as directed by the undersigned. The board of directors of United Rentals, Inc. recommends a vote “FOR” proposals 1 and 2. If this proxy is signed and returned and does not specify a vote on a proposal, the proxy will be voted in accordance with the recommendations of the board of directors with respect to such proposal. If any other business is properly presented at the special meeting, this proxy, if properly executed, will be voted by those named in this proxy at their discretion. As of the date of the proxy statement, the board of directors did not know of any other business to be presented at the special meeting.

(Continued and to be signed on the reverse side)

■ 14475 ■

SPECIAL MEETING OF STOCKHOLDERS OF

UNITED RENTALS, INC.

UNITED RENTALS, INC.

Five Greenwich Office Park

Greenwich, Connecticut 06831

October 19, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. - OR -
IN PERSON - You may vote your shares in person by attending the Special Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT

AND “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY AND APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
		1.	Adoption of the Agreement and Plan of Merger, dated as of July 22, 2007, by and among United Rentals, Inc., RAM Holdings, Inc., and RAM Acquisition Corp., as it may be amended from time to time.	☐	☐	☐

		2.	Adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of proposal number 1 if there are insufficient votes at the time of such adjournment to approve proposal number 1.	☐	☐	☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY AND APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES, AS APPLICABLE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	This proxy must be signed exactly as the name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Stockholders and Proxy Statement for the 2007 Special Meeting of Stockholders.

SPECIAL MEETING OF STOCKHOLDERS OF

UNITED RENTALS, INC.

UNITED RENTALS, INC.

Five Greenwich Office Park

Greenwich, Connecticut 06831

October 19, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided.  ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT

AND “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY AND APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
		1.	Adoption of the Agreement and Plan of Merger, dated as of July 22, 2007, by and among United Rentals, Inc., RAM Holdings, Inc., and RAM Acquisition Corp., as it may be amended from time to time.	☐	☐	☐

		2.	Adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of proposal number 1 if there are insufficient votes at the time of such adjournment to approve proposal number 1.	☐	☐	☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY AND APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES, AS APPLICABLE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	This proxy must be signed exactly as the name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Stockholders and Proxy Statement for the 2007 Special Meeting of Stockholders.